UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CRH MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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CRH MEDICAL CORPORATION

Suite 578 – 999 Canada Place

Vancouver, British Columbia, Canada V6C 3E1

March 19, 2021

Dear Fellow CRH Securityholder:

On February 6, 2021, CRH Medical Corporation (“CRH” or the “Company”), entered into an Arrangement Agreement with WELL Health Technologies Corp. (“WELL”), WELL Health Acquisition Corp., a wholly owned subsidiary of WELL, and 1286392 B.C. Ltd, a wholly owned subsidiary of WELL (as amended by the Amending Agreement, dated as of March 18, 2021, and as it may be further amended from time to time, the “Arrangement Agreement”). Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the issued and outstanding common shares in the capital of the Company (“CRH shares”), pursuant to a plan of arrangement to be approved by the Supreme Court of British Columbia in accordance with Section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”). If the Arrangement is completed, CRH shareholders will be entitled to receive US$4.00 in cash (without interest and less any applicable withholding taxes) for each CRH share that they own immediately prior to completion of the Arrangement.

A special meeting of CRH securityholders will be held on April 16, 2021, at 9:00 a.m., Vancouver time (the “CRH meeting”), to vote on certain matters related to the Arrangement. At the CRH meeting, holders of CRH shares, holders of outstanding options to purchase CRH shares (“CRH options”) and holders of outstanding share units with respect to CRH shares (“CRH RSUs”) (collectively, “CRH securityholders”) will be asked to vote on a special resolution to approve the Arrangement (the “Arrangement Resolution”). In addition, CRH shareholders will be asked to vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement (the “Compensation Proposal”). The CRH meeting will be held in a virtual format conducted via live audio webcast online at https://web.lumiagm.com/281719465. Notice of the CRH meeting, and the related proxy statement and management information circular (“proxy statement”), are enclosed.

The accompanying proxy statement gives you detailed information about the CRH meeting and the Arrangement, and includes a copy of the Arrangement Agreement as Annex B and the proposed plan of arrangement as Annex C. We encourage you to read the proxy statement (including the Arrangement Agreement and all other annexes thereto) carefully.

CRH’s board of directors (the “CRH Board”), following the unanimous recommendation of a special committee consisting solely of independent directors (the “Special Committee”), unanimously determined that the Arrangement is in the best interests of CRH and fair to CRH shareholders and that the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to CRH shareholders and unanimously approved the execution, delivery and performance of the Arrangement Agreement and the consummation of the transactions contemplated thereby. The Special Committee and the CRH Board made their determinations after consultation with their legal and financial advisors and consideration of a number of factors, as more fully described in the accompanying proxy statement.

The CRH Board unanimously recommends that CRH securityholders vote FOR the approval of the Arrangement Resolution and unanimously recommends that CRH shareholders vote FOR the Compensation Proposal.

YOUR VOTE IS VERY IMPORTANT. The Arrangement cannot be completed unless the Arrangement Resolution is approved by the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting voting as a single class and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions. For more information on Multilateral Instrument 61-101, please see the section entitled “The Arrangement—Canadian Securities Law Matters,” beginning on page 59 in the accompanying proxy statement.

Whether or not you plan to virtually attend the CRH meeting, please vote as soon as possible. If you hold your CRH securities in your name as a registered CRH securityholder, you may vote by submitting your proxy by telephone or via the Internet, or by completing, dating and signing the enclosed Form of Proxy and returning it in the accompanying reply envelope. Specific instructions for registered CRH securityholders who wish to use Internet or telephone voting procedures are included on the enclosed Form of Proxy and in the accompanying proxy statement. Registered CRH securityholders who attend the CRH meeting may revoke their proxies and vote at the CRH meeting. If your CRH securities are held in the name of a broker, bank or other nominee, please follow the voting instructions furnished by your broker, bank or other nominee.

CRH securityholders who have questions or need assistance with voting their CRH securities should contact Laurel Hill Advisory Group (“Laurel Hill”), CRH’s proxy solicitor, by telephone at 1-877-452-7184 (North American Toll Free) or 1-416-304-0211 (Outside North America), or by email at assistance@laurelhill.com.

The CRH Board appreciates your continuing support of the Company.

Sincerely,

Ian Webb
Lead Director

Neither the Securities and Exchange Commission nor any state, provincial or territorial securities commission has approved or disapproved the Arrangement, passed upon the merits or fairness of the Arrangement or passed upon the adequacy or accuracy of the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated March 19, 2021, and is first being mailed to CRH securityholders on or about March 19, 2021.

CRH MEDICAL CORPORATION

Suite 578 – 999 Canada Place

Vancouver, British Columbia, Canada V6C 3E1

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS

To Be Held On April 16, 2021

Dear CRH Securityholder:

PLEASE TAKE NOTICE that a special meeting (the “CRH meeting”) of securityholders of CRH Medical Corporation, a corporation existing under the laws of the Province of British Columbia (“CRH” or the “Company”), will be held in a virtual format conducted via live audio webcast online at https://web.lumiagm.com/281719465 on April 16, 2021, at 9:00 a.m. Vancouver time.

Out of an abundance of caution, to proactively deal with the unprecedented health impact of COVID-19, and to mitigate risks to the health and safety or our communities, shareholders, employees and other stakeholders, we will hold our CRH meeting in a virtual only format, which will be conducted via live audio webcast. Holders of common shares in the capital of the Company (“CRH shares”), holders of outstanding options to purchase CRH shares (“CRH options”) and holders of outstanding share units with respect to CRH shares (“CRH RSUs”) (collectively, “CRH securityholders”) will have an equal opportunity to participate at the CRH meeting online regardless of their geographic location.

Registered CRH securityholders as of the record date indicated below and their duly appointed proxyholders can attend the CRH meeting online by going to https://web.lumiagm.com/281719465, where they can participate, vote, or submit questions during the CRH meeting’s live webcast. CRH securityholders whose securities are held in “street name” by a broker, bank or other nominee and who have not been duly appointed as a proxyholder will be able to attend the CRH meeting as guests, but guests will not be able to vote at the CRH meeting. CRH strongly encourages securityholders who wish to attend and participate in the meeting to carefully read and follow the procedures described in this proxy statement to ensure they can attend and participate in the virtual meeting online at https://web.lumiagm.com/281719465.

The CRH meeting will be held for the following purposes:

1. To consider, pursuant to an interim order of the Supreme Court of British Columbia, dated as of March 10, 2021 (the “Interim Order”) and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Annex A to the accompanying proxy statement and management information circular (the “proxy statement”), to approve an arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) pursuant to the Arrangement Agreement, dated as of February 6, 2021, as amended by the Amending Agreement, dated as of March 18, 2021 (as it may be further amended from time to time, the “Arrangement Agreement”), between CRH, WELL Health Technologies Corp., a corporation existing under the laws of the Province of British Columbia (“WELL”), WELL Health Acquisition Corp., a corporation existing under the laws of the Province of British Columbia and a wholly owned subsidiary of WELL, and 1286392 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly owned subsidiary of WELL, subject to the terms and conditions of which WELL (through its subsidiaries) will acquire all of the outstanding CRH shares.

2. To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement (the “Compensation Proposal”).

3. To act upon other business as may properly come before the CRH meeting and any and all adjourned or postponed sessions thereof.

The record date for the determination of CRH securityholders entitled to notice of and to vote at the CRH meeting is the close of business on March 17, 2021. Accordingly, only registered CRH securityholders as of that date will be entitled to notice of and to vote at the CRH meeting or any adjournment or postponement thereof. CRH shareholders will be entitled to one vote on each of the Arrangement Resolution and the Compensation Proposal for each CRH share held as of the record date for the CRH meeting, and CRH optionholders and CRH RSU holders will be entitled to one vote on the Arrangement Resolution for each CRH share subject to CRH options and CRH RSUs held as of the record date for the CRH meeting (regardless of whether then vested or unvested). A list of our registered CRH securityholders will be available at our principal executive and registered offices at Suite 578 – 999 Canada Place, Vancouver, British Columbia V6C 3E1 during ordinary business hours for ten days prior to the CRH meeting.

Please read the accompanying proxy statement carefully, as it sets forth details of the proposed Arrangement and other important information related to the Arrangement and the other matters to be considered at the CRH meeting.

The Arrangement Resolution must be approved by the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting voting as a single class, and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions. Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting.

CRH’s board of directors unanimously recommends that CRH securityholders vote FOR the approval of the Arrangement Resolution and unanimously recommends that CRH shareholders vote FOR the Compensation Proposal.

Your vote is very important. Whether or not you expect to attend the CRH meeting we urge you to vote your shares as promptly as possible.

If you hold your CRH securities in your name as a registered CRH securityholder, you may vote by submitting your proxy by telephone or via the Internet, or by completing, dating and signing the enclosed Form of Proxy and returning it in the accompanying reply envelope. Specific instructions for registered CRH securityholders who wish to use Internet or telephone voting procedures are included on the enclosed Form of Proxy and in the accompanying proxy statement. You may also return your completed, dated and signed Form of Proxy to Computershare Investor Services Inc. (“Computershare”), by fax at 1-866-249-7775 (within Canada & the United States) and 1-416-263-9524 (international), or by mail to Computershare Trust Company of Canada, Proxy Dept., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. Your telephone, Internet, mail or facsimile vote must be received by 9:00 a.m. on April 14, 2021 in order to be counted at the CRH meeting.

If your CRH securities are held in the name of a broker, bank or other nominee, please follow the voting instructions furnished by your broker, bank or other nominee.

If you would like a person, other than the management nominees identified on your Form of Proxy or Voting Instruction Form, to attend and participate online at the CRH meeting as your proxy and vote your CRH securities, including if you are a beneficial CRH securityholder whose securities are held in “street name” by a broker, bank or other nominee and you wish to appoint yourself as proxyholder to attend, participate in and vote online at the CRH meeting, you must register such proxyholder with Computershare after having submitted your Form of Proxy or Voting Instruction Form identifying such proxyholder. Failure to register the proxyholder will result in the proxyholder not receiving a username. Without a username, proxyholders will not be able to attend, participate in or vote at the meeting. To register a proxyholder, CRH securityholders must visit http://www.computershare.com/CRHMedical and provide Computershare with their proxyholder’s contact information, so that Computershare may provide the proxyholder with a username via email.

Pursuant to the Interim Order, registered CRH shareholders will have dissent rights with respect to the Arrangement under Sections 237 to 247 of the BCBCA, as amended by the Plan of Arrangement, the Interim

Order and the final order of the Supreme Court of British Columbia approving the Arrangement. For more information, see the section entitled “Dissent Rights,” beginning on page 95 of the accompanying proxy statement, as well as Annex F and Annex G to the accompanying proxy statement.

By Order of the CRH Board of Directors,

Ian Webb
Lead Director

Vancouver, British Columbia

March 19, 2021

ABOUT THIS PROXY STATEMENT

This document, which is referred to as this “proxy statement,” constitutes a proxy statement of CRH under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and an information circular under the Business Corporations Act (British Columbia) with respect to the special meeting of CRH securityholders described herein, which is being held to consider and vote on certain proposals related to the proposed acquisition of CRH by WELL.

CRH has supplied all information relating to CRH, and WELL has supplied, and CRH has not independently verified, all of the information relating to WELL and its affiliates contained in this proxy statement. You should rely only on the information contained in or incorporated by reference into this proxy statement (including the annexes attached hereto) to vote your securities at the CRH meeting. We have not authorized anyone to provide you with information that is different from what is contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated March 19, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and you should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. The mailing of this proxy statement does not create any implication to the contrary. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction where, or to or from any person to whom or from whom, it is unlawful to make such proxy solicitation.

To facilitate the reading of this proxy statement, we have included below a glossary of certain terms and phrases used throughout this proxy statement. Unless otherwise indicated or as the context otherwise indicates, when used in this proxy statement:

•	“Amalco” means the entity formed pursuant to the amalgamation of the Purchaser and Finco as part of the Arrangement, as further described herein;

•	“Amending Agreement” means the Amending Agreement, dated as of March 18, 2021, among CRH and the WELL parties;

•	“Arrangement” means the arrangement of CRH contemplated by the Arrangement Agreement, pursuant to which WELL (through its subsidiaries) will acquire all of the outstanding CRH shares;

•

“Arrangement Agreement” means the Arrangement Agreement, dated as of February 6, 2021, among CRH and the WELL parties, including all schedules annexed thereto, as amended by the Amending Agreement, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which attached as Annex B to this proxy statement;

•	“BCBCA” means the Business Corporations Act (British Columbia);

•	“beneficial CRH shareholder” means a CRH shareholder who is not a registered CRH shareholder;

•	“Canaccord Genuity” means Canaccord Genuity LLC;

•	“Citi” means Citigroup Global Markets Inc.;

•	“Computershare” means Computershare Investor Services Inc.;

•	“Court” means the Supreme Court of British Columbia;

•	“CRH,” the “Company,” “we,” “our” or “us” refer to CRH Medical Corporation;

•	“CRH Board” means the board of directors of CRH, as the same is constituted from time to time;

•	“CRH meeting” means the special meeting of CRH securityholders, to which this proxy statement relates, including any adjournment or postponement thereof;

•	“CRH options” means the outstanding options to purchase CRH shares granted under CRH’s option plan;

•	“CRH RSUs” means the outstanding share units with respect to CRH shares granted under CRH’s share unit plans;

•	“CRH securities” means collectively, the CRH shares, CRH options and CRH RSUs;

•	“CRH securityholders” means the holders of one or more CRH shares, CRH options or CRH RSUs;

•	“CRH shares” means the common shares in the capital of CRH, as constituted from time to time;

•	“CRH shareholders” means the holders of one or more CRH shares;

•	“DOJ” means the Antitrust Division of the U.S. Department of Justice;

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	“Final Order” means the final order of the Court approving the Arrangement, pursuant to Section 291 of the BCBCA (as it may be amended);

•	“Finco” means 1286392 B.C. Ltd., a wholly owned subsidiary of WELL;

•	“FTC” means the U.S. Federal Trade Commission;

•	“Interim Order” means the interim order of the Court with respect to the Arrangement, dated as of March 10, 2021 (as it may be amended), a copy of which is attached as Annex G to this proxy statement;

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“Plan of Arrangement” means the plan of arrangement of CRH, implementing the Arrangement (as it may be amended), a copy of which is attached as Annex C to this proxy statement;

•	“Purchaser” means WELL Health Acquisition Corp., a wholly owned subsidiary of WELL;

•	“registered CRH shareholder” means a registered holder of CRH shares as recorded in the shareholder register of CRH maintained by Computershare;

•

“Special Committee” means the special committee of the CRH Board, comprised of independent directors, constituted to consider the transactions contemplated by the Arrangement Agreement and related matters;

•	“TSX” means the Toronto Stock Exchange;

•	“WELL” means WELL Health Technologies Corp.;

•	“WELL parties” means, collectively, WELL, Purchaser and Finco; and

•	“WELL shares” means the common shares of WELL, as constituted from time to time.

We publish our consolidated financial statements in U.S. dollars. All references in this proxy statement to “dollars” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data of CRH contained in this proxy statement and in the documents incorporated by reference in this proxy statement have been prepared in accordance with accounting principles generally accepted in the United States of America, or “GAAP”, which differs in certain material respects from financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. These differences are not described in this proxy statement or the documents incorporated by reference in this proxy statement.

Unless the context otherwise requires, references to a number of CRH options refer to the number of CRH shares subject to outstanding CRH options.

Except as otherwise provided herein, all descriptions of the Arrangement and the effects of the Arrangement assume that CRH shareholders do not exercise dissent rights under the BCBCA. A summary of CRH shareholders’ dissent rights can be found in the section of this proxy statement entitled “Dissent Rights,” beginning on page 95.

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the CRH Meeting and the Arrangement,” highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement (including the annexes attached hereto) and the other documents to which this proxy statement refers you for a more complete understanding of the Arrangement and the other matters being considered at the CRH meeting. You may obtain additional information without charge by following the instructions in “Where You Can Find More Information.”

The CRH Meeting (page 16)

Date, Time, Place and Purpose (page 16)

The CRH meeting is scheduled to be held in a virtual format conducted via live audio webcast as follows:

Date: April 16, 2021

Time: 9:00 a.m., Vancouver time

Website: https://web.lumiagm.com/281719465

At the CRH meeting, CRH securityholders will be asked to vote on a special resolution to approve the Arrangement (which we refer to as the “Arrangement Resolution”), and CRH shareholders will be asked to vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement (which we refer to as “Compensation Proposal”). Completion of the Arrangement is conditioned on the approval of the Arrangement Resolution.

Record Date; Voting Rights (page 16)

Only registered CRH securityholders as of the close of business on March 17, 2021, the record date for the CRH meeting, are entitled to notice of, and to vote at, the CRH meeting. As of the record date, there were approximately 71,620,447 CRH shares, approximately 979,687 CRH options and approximately 3,286,562 CRH RSUs issued and outstanding and entitled to vote.

CRH shareholders are entitled to one vote on each of the Arrangement Resolution and the Compensation Proposal for each CRH share held as of the record date for the CRH meeting, and CRH optionholders and CRH RSU holders are entitled to one vote on the Arrangement Resolution for each CRH share subject to CRH options and CRH RSUs held as of the record date for the CRH meeting (regardless of whether then vested or unvested).

Vote Required for Approval (page 16)

The votes required for each proposal are as follows:

•

Approval of the Arrangement Resolution requires the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting voting as a single class and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions.

•

Approval of the Compensation Proposal, which is an advisory (non-binding) vote, requires the affirmative vote of a majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting.

Abstentions, broker non-votes (if any) and CRH securities which are not voted will have no effect on outcome of the vote to approve the Arrangement Resolution or the Compensation Proposal.

Voting by CRH’s Directors and Executive Officers (page 17)

As of March 17, 2021, the record date for the CRH meeting, the directors and executive officers of CRH held and are entitled to vote, in the aggregate, CRH shares representing approximately 2.1% of the outstanding CRH shares and CRH securities representing approximately 6.3% of the outstanding CRH securities. Each director and executive officer of CRH has agreed to vote all of their CRH securities in favour of the Arrangement Resolution, subject to the terms and conditions of certain voting agreements with the Purchaser, as further described under “The Arrangement—Voting Agreements” beginning on page 64. CRH currently expects that each of these individuals will vote all of their CRH securities in favour of both the Arrangement Resolution and the Compensation Proposal.

Parties to the Arrangement Agreement (page 25)

CRH is a British Columbia corporation focused on providing gastroenterologists with innovative services and products for the treatment of gastrointestinal diseases. WELL is a British Columbia corporation with the overarching goal to consolidate and modernize primary healthcare assets using digital technologies and processes that improve patient experience, operational efficiency and overall care performance. The Purchaser and Finco are both British Columbia corporations formed for the purpose of consummating the Arrangement and are owned and controlled by WELL.

CRH and the WELL parties have agreed that WELL may designate an alternative entity (in lieu of the Purchaser/Amalco) to be the acquiror of CRH in the Arrangement, provided that (i) such entity is a wholly owned subsidiary of WELL (directly or indirectly), (ii) the substitution of such alternate party does not, in the opinion of CRH acting reasonably, result in adverse consequences to CRH or any CRH securityholder, and (iii) such alternate party is legally formed and CRH is notified of WELL’s intentions prior to the CRH meeting. In such event, some or all of the Purchaser’s and Amalco’s rights and obligations under the Arrangement Agreement, the Plan of Arrangement and the related financing arrangements described herein may be assigned to such alternate party, and the Plan of Arrangement may be further amended to fully effect the foregoing.

WELL has advised us that none of the WELL parties nor any of their affiliates or any other person acting jointly or in concert with any of them, beneficially owns or controls, or will prior to the effective date of the Arrangement beneficially own or control, any CRH securities.

The Arrangement (page 27)

Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the outstanding CRH shares at a price of $4.00 per share, pursuant to a Plan of Arrangement. As a result of the Arrangement, CRH will become an indirect wholly owned subsidiary of WELL and will cease to be a publicly traded company.

CRH Board and Special Committee Recommendations (page 34)

The Special Committee, which consisted solely of independent directors of CRH, unanimously determined that the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to CRH shareholders and that the Arrangement is in the best interests of the Company, and unanimously recommended to the CRH Board that the Arrangement Agreement be approved and that the Board recommend that CRH shareholders vote in favour of the Arrangement.

The CRH Board, following the unanimous recommendation of the Special Committee, unanimously determined that the Arrangement is in the best interests of CRH and fair to CRH shareholders and that the consideration to be received by the CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to the CRH shareholders and unanimously approved the execution, delivery and performance of the Arrangement Agreement and the consummation of the transactions contemplated thereby.

The Special Committee and the CRH Board made their determinations after consultation with their legal and financial advisors and consideration of a number of factors, as more fully described in “The Arrangement—Reasons for the Arrangement” beginning of page 34.

The CRH Board unanimously recommends that CRH securityholders vote FOR the approval of the Arrangement Resolution and unanimously recommends that CRH shareholders vote FOR the Compensation Proposal.

Opinion of the Company’s Financial Advisor (page 44)

Canaccord Genuity is acting as a financial advisor to CRH in connection with the Arrangement. At a meeting of the Special Committee and the CRH Board held on February 4, 2021 to evaluate the Arrangement, Canaccord Genuity delivered to the Special Committee and the CRH Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 4, 2021, to the effect that, as of that date and based upon and subject to certain assumptions, limitations and qualifications set forth in the written opinion, the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to CRH shareholders.

The full text of Canaccord Genuity’s opinion is attached to this proxy statement as Annex E. The description of Canaccord Genuity’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. CRH shareholders are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to the Special Committee, was only one of many factors considered by the Special Committee and the CRH Board in their evaluation of the Arrangement and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received under the Arrangement by CRH shareholders. Canaccord Genuity’s opinion is not intended to, and does not, constitute advice or a recommendation to any CRH securityholder as to whether such holder should vote their CRH securities in favour of the Arrangement or how such securityholder should otherwise act on any other matter with respect to the Arrangement.

Canaccord Genuity’s opinion does not address the relative merits of the Arrangement as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Arrangement. Canaccord Genuity’s opinion was necessarily based on securities, economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord Genuity as of, February 4, 2021, the date of its opinion. Subsequent developments may affect the conclusions expressed in Canaccord Genuity’s opinion, and Canaccord Genuity assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

Pursuant to an engagement letter between CRH and Canaccord Genuity, CRH agreed to pay Canaccord Genuity a fee of $500,000 for its financial advisory services in connection with the Arrangement, all of which was payable upon delivery of Canaccord Genuity’s opinion and none of which is contingent upon completion of the Arrangement. In addition, the Company has agreed to reimburse Canaccord Genuity for certain expenses and to indemnify Canaccord Genuity and related persons against various liabilities, including certain liabilities under applicable securities laws.

Interests of the Company’s Directors and Executive Officers in the Arrangement (page 51)

In considering the recommendation of the CRH Board that you vote FOR the Arrangement Resolution, CRH securityholders should be aware that certain of CRH’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of CRH securityholders generally, including accelerated vesting of equity awards, potential cash severance and other termination benefits, “golden parachute” excise tax indemnification, transaction bonuses, committee service fees and the provision of indemnification and insurance arrangements. The Special Committee and CRH Board were aware of these interests and considered them, among other matters, in reaching their decisions to recommend approval of and to approve the Arrangement Agreement and to recommend that CRH securityholders vote in favour of approving the Arrangement Resolution.

Regulatory Approvals (page 61)

Under the HSR Act and the rules promulgated thereunder, the Arrangement may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period under the HSR Act has expired or been terminated. CRH and WELL each filed its Notification and Report form with respect to the Arrangement with the FTC and DOJ on February 22, 2021.

Financing of the Arrangement (page 62)

In connection with the Arrangement, WELL issued subscription receipts of Finco for, in the aggregate, C$302.5 million, pursuant to a private placement with subscription agreements entered into by a group of institutional and individual investors. Such issuance was completed on February 17, 2021, and the proceeds thereof were deposited in escrow for use in connection with completion of the Arrangement. In addition, the Purchaser has entered into commitment letters with Canadian Imperial Bank of Commerce and HSBC Bank Canada, pursuant to which such banks have committed to provide to the Purchaser certain debt financing in connection with the Arrangement, subject to the terms and conditions of such commitment letter.

CRH anticipates that the total funds needed to complete the Arrangement (including the funds to pay CRH shareholders and to pay certain CRH optionholders and CRH RSU holders the amounts due to them under the Arrangement Agreement, as well as to repay certain existing indebtedness of CRH), will be funded through a combination of the foregoing equity financing, debt financing and cash-on-hand of CRH and WELL.

The completion of the Arrangement is not conditioned upon WELL’s or the Purchaser’s receipt of financing.

Material U.S. Federal Income Tax Consequences (page 65)

The Arrangement will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. Holder (as defined in “The Arrangement—Material U.S. Federal Income Tax Consequences”). Your receipt of cash in exchange for your CRH shares in the Arrangement generally will cause you to recognize capital gain or loss for U.S. federal income tax purposes measured by the difference, if any, between the amount of cash you receive in the Arrangement and your adjusted tax basis in your CRH shares if you hold CRH shares as a capital asset on the effective date of the Arrangement.

Material Canadian Federal Income Tax Consequences (page 68)

A Canadian resident who holds CRH shares as capital property will generally recognize a capital gain (or capital loss) for Canadian federal income tax purposes equal to the amount by which the amount of cash received for such CRH shares under the Arrangement exceeds (or is less than) such holder’s adjusted cost base of the CRH shares and any reasonable costs of disposition. Any capital gain realized by a non-resident CRH shareholder upon such holder’s disposition of CRH shares generally will not be subject to Canadian federal income taxation unless such CRH shares constitute “taxable Canadian property,” within the meaning of the Income Tax Act (Canada) (the “Tax Act”), to such non-resident holder and do not constitute “treaty-protected property,” within the meaning of the Tax Act.

The Arrangement Agreement (page 72)

Share Consideration (page 73)

If the Arrangement is completed, CRH shareholders will be entitled to receive $4.00, without interest and less any applicable withholding taxes, for each CRH share that they own as of immediately prior to Arrangement.

Treatment of CRH Equity Awards (page 74)

Upon consummation of the Arrangement, each CRH option and CRH RSU outstanding immediately prior to the effective time of the Arrangement will be treated as follows:

•

Vested CRH Options. Each outstanding CRH option that has vested prior the effective time of the Arrangement will be deemed to be assigned to CRH in exchange for a cash payment equal to the difference between $4.00 and the exercise price for such option (net of any applicable withholding tax).

•

Unvested CRH Options. Each outstanding CRH option that has not vested prior to effective time of the Arrangement will be acquired by WELL in exchange for an option to acquire WELL shares (a “WELL option”). Except as otherwise required to be adjusted by applicable law, each such WELL option issued in exchange for a CRH option will (i) entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH option, multiplied by 0.652 (rounded down to the nearest whole share), and (ii) have an exercise price per WELL share equal to the exercise price per CRH share pursuant to the exchanged CRH option, divided by 0.652 (rounded up to the nearest whole cent).

•

CRH RSUs – 2014 Plan and Former Employees. Each outstanding CRH RSU granted under CRH’s 2014 share unit plan and each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that does not remain employed by CRH when the Arrangement is completed will be deemed to be assigned to CRH in exchange for $4.00 in cash (net of any applicable withholding tax).

•

CRH RSUs – Continuing Employees. Each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that remains employed when the Arrangement is completed will be acquired by WELL in exchange for a restricted stock unit of WELL (a “WELL RSU”). Except as otherwise required to be adjusted by applicable law, each such WELL RSU issued in exchange for a CRH RSU will entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH RSU, multiplied by 0.652 (rounded down to the nearest whole share).

Any such WELL options and WELL RSUs issued in exchange for CRH options or CRH RSUs will be subject to WELL’s existing omnibus equity plan and will generally have the same terms, conditions, expiration date and vesting schedule as applied to the exchanged CRH option or CRH RSU. No fractional WELL options or WELL RSUs will be issued. Instead, the total number of WELL shares underlying the WELL options or WELL RSUs otherwise issuable to any holder in connection with Arrangement will be rounded down to the nearest whole number.

Restrictions on Solicitations of Other Offers (page 83)

Under the Arrangement Agreement, we are subject to certain non-solicitation covenants that restrict our ability to solicit third-party proposals, provide information to third parties and engage in discussions with third parties. The restriction is subject to a “fiduciary-out” provision that allows us, subject to certain procedural requirements, to provide information and participate in discussions with respect to acquisition proposals submitted by third parties not in violation of the non-solicitation covenants and with respect to which the CRH Board determines in good faith, after consultation with outside counsel and financial advisors, that (1) such acquisition proposal constitutes or could reasonably be expected to result in a “superior proposal” (as described in “The Arrangement Agreement—Restrictions on Solicitations of Other Offers,” beginning on page 83), and (2) engaging in such discussions or negotiations would not be inconsistent with its fiduciary duties.

Change of CRH Board Recommendation (page 86)

The Arrangement Agreement generally requires the CRH Board to recommend that CRH securityholders vote in favour of the Arrangement and restricts the CRH Board from withdrawing, modifying or qualifying such recommendation in a manner adverse to the Purchaser. Any failure by the CRH Board to make such recommendation or any such change in such recommendation (including a failure to publicly reaffirm such recommendation within a specified timeframe after a request by the Purchaser to do so) will generally result in the Purchaser having a right to terminate the Arrangement Agreement and receive a termination fee from CRH, as further described in “The Arrangement Agreement—Termination of the Arrangement Agreement,” beginning on page 91, and “The Arrangement Agreement—Termination Fees,” beginning on page 93. CRH has the right to terminate the Arrangement Agreement to enter into a binding written agreement with respect to a superior proposal, subject to compliance with the non-solicitation provisions and related procedural requirements in the Arrangement Agreement, and if the Arrangement Agreement is so terminated, the CRH Board may also change its recommendation.

The Arrangement Agreement does not prevent the CRH Board from making a change in recommendation as a result of the Purchaser having suffered a “Material Adverse Effect” (as described in “The Arrangement Agreement—Representations and Warranties,” beginning on page 75) or in response to events other than an acquisition proposal, if the CRH Board, acting in good faith and upon the advice of its legal advisors, otherwise determines that the failure to take such action would be inconsistent with the exercise of its fiduciary duties.

Conditions to the Arrangement (page 90)

Consummation of the Arrangement is subject to the satisfaction or waiver of certain closing conditions, including, among other things:

•

approval of the Arrangement by at least (i) two-thirds of the votes cast by CRH shareholders, (ii) two-thirds of the votes cast by all CRH securityholders, voting as a single class, and (iii) a simple majority of the votes cast by CRH shareholders, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions;

•	obtaining the necessary Interim Order and Final Order of the Court;

•	the absence of certain legal restraints prohibiting the consummation of the Arrangement;

•	the expiration or termination of the applicable waiting period under the HSR Act;

•	the absence of a “Material Adverse Effect” on CRH (as described in “The Arrangement Agreement—Representations and Warranties,” beginning on page 75);

•	dissent rights not having been exercised with respect to more than five percent of the outstanding CRH shares; and

•	the absence of certain breaches or termination of the voting agreements between the Purchaser and CRH’s directors and officers.

The obligation of each of CRH and the Purchaser to consummate the Arrangement is also conditioned upon the other party’s representations and warranties being true and correct and the other party having performed its obligations under the Arrangement Agreement (in each case, subject to certain materiality qualifications).

Termination of the Arrangement Agreement (page 91)

The Arrangement Agreement may be terminated at any time prior to its effective time as follows (notwithstanding any approval of the Arrangement Agreement or the Arrangement Resolution by the CRH securityholders and/or by the Court, as applicable, but subject to certain restrictions on a party’s right to terminate in the event of certain breaches of the Arrangement Agreement):

•	by mutual written agreement of CRH and the Purchaser;

•	by either CRH or the Purchaser, if:

•	the consummation of the Arrangement does not occur on or before June 30, 2021, or such later date as may be agreed to in writing by the Parties;

•

any law or order is enacted or made applicable that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins CRH or the Purchaser from consummating the Arrangement and such law or order shall have become final, binding and non-appealable; or

•	the requisite approval of CRH shareholders and CRH securityholders shall not have been obtained at the CRH meeting in accordance with the Interim Order;

•	by the Purchaser, if:

•

prior to the effective time of the Arrangement, (i) except as permitted by the Arrangement Agreement, the CRH Board changes its recommendation that securityholders vote in favour of the Arrangement Resolution (including by failing to publicly reaffirm such recommendation within a specified timeframe after a request by the Purchaser to do so); (ii) the CRH Board or a committee thereof approves or recommends any alternative acquisition proposal; or (iii) CRH breaches the non-solicitation covenants in the Arrangement Agreement;

•	there is a breach of the Arrangement Agreement on the part of CRH that would cause the conditions to the Arrangement not to be satisfied; or

•

the Purchaser has been notified in writing by CRH of a proposed agreement with respect to an alternative acquisition proposal, and either: (i) the Purchaser does not deliver an amended Arrangement proposal within six business days of delivery of the proposed agreement to the Purchaser; or (ii) the Purchaser delivers an amended Arrangement proposal but the CRH Board determines that the acquisition proposal provided in the Proposed Agreement continues to be a superior proposal in comparison to the amended Arrangement terms offered by the Purchaser; and

•	by CRH, if:

•	there is a breach of the Arrangement Agreement on the part of the Purchaser that would cause the conditions to the Arrangement not to be satisfied; or

•

prior to the approval of the Arrangement Resolution, the CRH Board authorizes CRH to enter into a binding written agreement with respect to a superior proposal, subject to compliance with the non-solicitation provisions and related procedural requirements in the Arrangement Agreement in all respects.

Termination Fees (page 93)

In connection with a termination of the Arrangement Agreement under certain circumstances specified in the Arrangement Agreement, CRH must pay a termination fee of C$10,000,000 to the Purchaser. These circumstances include, among others, if the Arrangement Agreement is terminated by CRH to enter into an agreement with respect to a superior proposal or by the Purchaser as a result of a change of recommendation by the CRH Board or a material breach by CRH of its non-solicitation covenants. The Purchaser is required to pay CRH a termination fee equal to C$10,000,000 in the event of certain material breaches of its representations, warranties or covenants.

Dissent Rights (page 95)

The Interim Order provides that each registered CRH shareholder may exercise dissent rights with respect to the Arrangement in accordance with Sections 237 to 247 of the BCBCA, as amended by the Plan of Arrangement, the Interim Order and the Final Order. Each registered CRH shareholder who duly exercises such dissent rights will be entitled to be paid the fair value of all, but not less than all, of the CRH shares held by the CRH shareholder, determined as at the point in time immediately before the Arrangement Resolution is approved by the CRH shareholders, provided that the holder duly dissents to the Arrangement Resolution and the Arrangement becomes effective. To exercise the dissent rights, a registered CRH shareholder must dissent with respect to all CRH shares of which it is registered and beneficial owner. Registered CRH shareholders who wish to dissent must deliver a written notice of objection to the Arrangement Resolution, which must be received by CRH, c/o Blake, Cassels & Graydon LLP, 595 Burrard Street, Suite 2600, Vancouver, British Columbia, V7X 1L3, Fax: (604) 631-3309, Attention: Alexandra Luchenko, not later than 5:00 p.m. (Vancouver time) on April 14, 2021, or two business days prior to any adjournment or postponement of the CRH meeting. Such notice of dissent must strictly comply with the requirements of Section 242 of the BCBCA as modified by the Plan of Arrangement, the Interim Order and the Final Order. Any failure by a CRH shareholder to fully comply with the provisions of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order, may result in the loss of the holder’s dissent rights. Beneficial CRH shareholders who wish to exercise dissent rights must cause each registered CRH shareholder holding their CRH shares to deliver the notice of dissent or, alternatively, make arrangements to become a registered CRH shareholder.

Market Price of CRH Shares (page 98)

The CRH shares trade on NYSE American under the symbol CRHM and on the TSX under the symbol CRH. The closing sale price of CRH shares on the NYSE American on February 5, 2021, the last trading day prior to the announcement of the Arrangement, was $2.18 per share. The $4.00 per share to be paid for each CRH share in the Arrangement represents a premium of approximately 83% to the NYSE American closing price on February 5, 2021 and a premium of approximately 65% to the 90-calendar-day volume-weighted average price of CRH shares on the NYSE American through February 5, 2021. The closing sale price of CRH shares on the NYSE American on March 17, 2021, the latest practicable trading day before the date of this proxy statement, was $3.93 per share.

The closing sale price of CRH shares on the TSX on February 5, 2021, the last trading day prior to the announcement of the transaction, was C$2.78 per share. The $4.00 to be paid for each CRH share in the Arrangement, or C$5.1108 based on the Bank of Canada closing exchange rate on February 5, 2021, represents a premium of approximately 84% to the TSX closing price on February 5, 2021 and a premium of approximately 61% to the 90-calendar-day volume-weighted average price of CRH shares on the TSX through February 5, 2021. The closing sale price of CRH shares on the TSX on March 17, 2021, the most recent practicable trading day before the date of this proxy statement, was C$4.88 per share.

You are encouraged to obtain current market quotations for the CRH shares in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE CRH MEETING AND THE ARRANGEMENT

The following questions and answers are intended to address briefly some commonly asked questions regarding the Arrangement Agreement, the Arrangement and the CRH meeting. These questions and answers do not address all questions that may be important to you as a CRH securityholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement (including the annexes to this proxy statement), which you should read carefully.

Q.	What is the Arrangement?

A.

On February 6, 2021, CRH entered into an Arrangement Agreement with WELL, the Purchaser and Finco, which was amended on March 18, 2021. Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the outstanding CRH shares pursuant to a Plan of Arrangement. If the Arrangement is completed, CRH will become an indirect wholly owned subsidiary of WELL, and CRH shares will no longer be publicly traded.

Q.	Why am I receiving this document?

A.

You are receiving this proxy statement because you were a CRH securityholder as of the record date for the CRH meeting. The Arrangement cannot be completed unless, among other things, the Arrangement is approved by CRH shareholders and CRH securityholders as described in this proxy statement. CRH is holding the CRH meeting to obtain this approval and consider certain other matters related to the Arrangement required by applicable law.

Q.	What do I need to do now?

A.	This proxy statement contains important information about the Arrangement and the CRH meeting, and you should read it carefully and in its entirety.

Even if you plan to attend the CRH meeting, we urge you to vote as soon as possible by following the instructions included on the enclosed Form of Proxy.

Q.	What will CRH shareholders receive in the Arrangement?

A.

If the Arrangement is completed, CRH shareholders will be entitled to receive $4.00 in cash, without interest and less any applicable withholding taxes, for each CRH share that they own as of immediately prior to the effective time of the Arrangement.

Q.	If I’m a CRH shareholder, how will I receive the consideration for my shares? Where should I send in my share certificates?

A.

If you are a registered CRH shareholder, you have received or will receive a letter of transmittal with detailed instructions for exchanging your shares for the consideration to which you are entitled under the Arrangement Agreement. If your CRH shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for your consideration. Please do NOT enclose or return your share certificate(s) with your Form of Proxy.

Q.	What will happen to CRH options and CRH RSUs in the Arrangement?

A.	For information regarding treatment of outstanding CRH options and CRH RSUs, see “The Arrangement Agreement—Treatment of CRH Equity Awards,” beginning on page 74.

Q.	When is the Arrangement expected to be completed?

A.

We are working toward completing the Arrangement as quickly as possible, and we anticipate that it will be completed in the second quarter of 2021. In order to complete the Arrangement, we must obtain the requisite approval of CRH shareholders and CRH securityholders as described in this proxy statement and the other closing conditions under the Arrangement Agreement must be satisfied or waived (as permitted by the Arrangement Agreement).

Q.	When and where is the CRH meeting?

A.	The CRH meeting will be held in a virtual format conducted via live audio webcast online at https://web.lumiagm.com/281719465 on April 16, 2021, at 9:00 a.m. Vancouver time.

Q.	What matters will be voted on at the CRH meeting?

A.

CRH securityholders will be asked to vote on a special resolution to approve the Arrangement, and CRH shareholders will be asked to vote to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement.

Q.	How does the CRH Board recommend that I vote on the proposals?

A.	The CRH Board unanimously recommends that you vote FOR approval of the Arrangement Resolution and FOR the Compensation Proposal.

Q.	What vote is required for CRH securityholders to approve the proposals?

A.

Approval of the Arrangement Resolution requires the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting voting as a single class and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions.

Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting.

Q.	How do CRH’s directors and officers intend to vote?

A.

Our directors and executive officers who, as of the record date for the CRH meeting, collectively owned approximately 2.1% of the issued and outstanding CRH shares and approximately 6.3% of the issued and outstanding CRH securities, have agreed to vote all of their CRH securities in favour of the Arrangement Resolution, subject to the terms and conditions of certain voting agreements with the Purchaser, as further described under “The Arrangement—Voting Agreements” on page 64. CRH currently expects that each of these individuals will vote all of their CRH securities in favour of both the Arrangement Resolution and the Compensation Proposal.

Q.	Who is entitled to vote at the CRH meeting?

A.

Only registered CRH securityholders holding CRH securities as of the close of business on March 17, 2021, the record date for the CRH meeting, are entitled to vote at the CRH meeting. As of the record date, there were approximately 71,620,447 CRH shares, 979,687 CRH options and 3,286,562 CRH RSUs issued and outstanding.

CRH shareholders are entitled to one vote on each of the Arrangement Resolution and the Compensation Proposal for each CRH share held as of the record date for the CRH meeting, and CRH optionholders and CRH RSU holders are entitled to one vote on the Arrangement Resolution for each CRH share subject to CRH options and CRH RSUs held as of the record date for the CRH meeting (regardless of whether then vested or unvested).

Q.	Who can attend the CRH meeting?

A.

Registered CRH securityholders as of the record date and their duly appointed proxyholders can attend the CRH meeting online by going to https://web.lumiagm.com/281719465 where they can participate, vote, or submit questions during the CRH meeting’s live webcast. CRH securityholders whose securities are held in “street name” by a broker, bank or other nominee and who have not been duly appointed as a proxyholder will be able to attend the CRH meeting as guests, but guests will not be able to vote at the CRH meeting. CRH strongly encourages securityholders who wish to attend and participate in the meeting to carefully read and follow the procedures described in “The CRH Meeting—Attending the CRH Meeting,” beginning on page 20, to ensure they can attend and participate in the virtual meeting online.

Q.	Who is soliciting my vote?

A.

This proxy solicitation is being made on behalf of the CRH Board. Proxies may be solicited by CRH directors, officers and employees by personal interview, mail, e-mail, telephone, facsimile or other means of communication, but such persons will not be specially compensated for such service. In addition, we have retained Laurel Hill Advisory Group to assist in the solicitation. We will pay Laurel Hill C$50,000 in the aggregate, plus out-of-pocket expenses, for its assistance. In addition, we will indemnify Laurel Hill against any losses arising out of that firm’s proxy soliciting services on our behalf. We will also request that brokers, banks and other nominees forward proxy solicitation material to the beneficial owners of CRH shares that such nominees hold of record, and we will reimburse them for their reasonable out-of-pocket expenses. CRH shall bear all of the costs associated with the solicitation.

Q.	How do I vote?

A.	Carefully review and follow the voting instructions below based on whether you are a registered or beneficial CRH securityholder.

•	Registered CRH securityholder: Your CRH securities are registered in your name.

•	Beneficial CRH securityholder: Your CRH securities are held through a broker, bank or other nominee.

Registered CRH Securityholders

Registered CRH securityholders may vote their CRH securities without attending the CRH meeting by choosing one of the following methods to submit a proxy:

•

By Mail or Facsimile: Complete, date and sign the enclosed Form of Proxy and return it in the accompanying reply envelope. You may also return your Form of Proxy by mail to Computershare at 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, or by fax at 1-866-249-7775 (within Canada & the United States) and 1-416-263-9524 (international).

•	By Telephone: Call the telephone number listed on the enclosed Form of Proxy.

•	By Internet: Log onto the website indicated on the enclosed Form of Proxy.

Computershare must receive your proxy by 9:00 a.m. (Vancouver time) on April 14, or 48 hours (excluding Saturdays, Sundays and holidays) before the CRH meeting is reconvened if the CRH meeting is adjourned or postponed. Late proxies may be accepted by the Chairman of the CRH meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy

Registered CRH securityholders and duly appointed proxyholders may also attend and vote virtually at the CRH meeting by following the instructions under “The CRH Meeting—Attending the CRH Meeting—Registered CRH Shareholders” beginning on page 20. Even if you plan to virtually attend the CRH meeting, CRH recommends that you vote in advance using one of the methods described above so that your vote will be counted if you later decide not to attend the CRH meeting.

Beneficial CRH Securityholders

If you hold your CRH securities in a stock brokerage account or if your CRH securities are held by a bank or other nominee (that is, in “street name”), you must provide the registered holder of your securities with instructions on how to vote your securities. Please follow the voting instructions provided by your broker, bank or other nominee to vote your CRH securities. For additional information on voting any CRH securities for which you are not the registered holder, please see “The CRH Meeting—Voting Procedures—Beneficial CRH Securityholders,” beginning on page 18.

Any beneficial CRH securityholder wishing to attend and to vote at the CRH meeting online will first need to be appointed as a proxyholder. Please see “The CRH Meeting—Attending the CRH Meeting—Beneficial CRH Securityholders,” beginning on page 21, for more information.

Q.	How do I change my vote?

A.	If you are a registered CRH securityholder, you have the right to change your vote or revoke your proxy at any time before the vote is taken at the CRH meeting. You can do this:

•	by contacting our Corporate Secretary’s office at (425) 658-0151;

•

by attending the CRH meeting and voting online at https://web.lumiagm.com/281719465 (your attendance at the CRH meeting will not, by itself, revoke your proxy; you must vote online at the CRH meeting); or

•	by timely submitting a later-dated proxy by telephone, Internet, mail or facsimile.

If you hold your CRH shares in “street name” through a broker, bank or other nominee, you can change your vote by contacting your broker, bank or other nominee in sufficient time prior to the CRH meeting to arrange to change the vote, and if necessary, revoke the proxy.

Q.	Can I vote by telephone or electronically?

A.

If you hold your CRH securities in your name as a registered CRH securityholder, you may vote by telephone or electronically through the Internet by following the instructions included with your Form of Proxy. If your CRH shares are held by your broker, bank or other nominee, often referred to as held in “street name,” please check your nominee’s voting instruction form or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically.

Q.	If my CRH shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my CRH shares for me?

A.

Your broker, bank or other nominee will be permitted to vote your CRH shares held in “street name” only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your CRH shares. Absent specific instructions from the beneficial owner of such CRH shares, banks, brokerage firms or other nominees are not empowered to vote those CRH shares. If you do not instruct your broker, bank or other nominee to vote your CRH shares, your CRH shares will not be voted and will not have an effect on the approval of the Arrangement Resolution or the Compensation Proposal.

Q.	What do I do if I receive more than one Form of Proxy or set of voting instructions?

A.

If you hold CRH securities in “street name,” and directly as a registered CRH securityholder, or if you otherwise hold your CRH securities through multiple accounts, you may receive more than one Form of Proxy and/or set of voting instructions relating to the CRH meeting. These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your CRH securities are voted.

Q.	How are votes counted?

A.

CRH securityholders may vote “FOR” or “AGAINST” with respect to the Arrangement Resolution, and CRH shareholders may vote “FOR” or “AGAINST” with respect to the Compensation Proposal. Abstentions and securities that are not voted will have no effect on the outcome of the vote to approve the Arrangement Resolution or the Compensation Proposal.

If you sign and return your Form of Proxy, but do not mark the boxes showing how you wish to vote on any particular proposal, your CRH securities will be voted in accordance with the recommendation of the CRH Board.

Q.	Who will count the votes?

A.	A representative of our transfer agent, Computershare, will count the votes and act as scrutineer.

Q.	How can I obtain additional information about CRH?

A.

We will provide a copy of our most recent Annual Report on Form 10-K (excluding certain of its exhibits) and other filings made with the SEC and the Canadian securities commissions, without charge, to any CRH securityholder who makes a written request to Investor Relations, CRH Medical Corporation, Suite 578 – 999 Canada Place, Vancouver, British Columbia V6C 3E1; or an oral request to (339) 970-2846. Our Annual Report on Form 10-K and other filings made with the SEC and the Canadian securities commissions also may be accessed by Internet on the SEC’s website at http://www.sec.gov, on the Canadian Securities Administrators’ website at http://www.sedar.com or on the Company’s website at http://investors.crhsystem.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not, and shall not be deemed to be, incorporated by reference in, or made part of, this proxy statement.

For a more detailed description of the information available, please refer to “Where You Can Find More Information” on page 102.

Q.	Who can help answer my questions?

A.

If you have additional questions about the Arrangement after reading this proxy statement, please call our proxy solicitor, Laurel Hill, toll-free at 1-877-452-7184 (1-416-304-0211 outside of North America) or by email at assistance@laurelhill.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information included or incorporated by reference into this proxy statement constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward looking statements include all statements that are not statements of historical fact, including, without limitation, any statements regarding the effects of the Arrangement, the expected financing for the Arrangement, the timetable for obtaining the requisite regulatory, securityholder and Court approvals and clearances with respect to the Arrangement and for completing the Arrangement, the expected benefits of the Arrangement, and CRH’s, WELL’s or the combined company’s future operations, financial or operating results or dividend policy, as well as any other expectations, projections or illustrative examples of financial measures for future periods or other future events. Forward-looking statements are generally identifiable by use of the words “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “continue,” “endeavor,” “strive,” “aim,” “may,” “will,” “should,” “could,” “outlook,” and variations of such words, and similar expressions.

Forward-looking statements are based on the current expectations of CRH management (and with respect to information regarding WELL, are based on the current expectations of WELL management) regarding future events and performance as of the date of this proxy statement and involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include:

•	the risk that CRH shareholders and securityholders do not approve the Arrangement;

•	the risk that the regulatory clearances and Court approvals required for the Arrangement may be delayed or not obtained, or are obtained subject to conditions that are not anticipated;

•	the possibility that other conditions to the completion of the Arrangement will not be satisfied on a timely basis, or at all;

•	the risk that the financing necessary for the completion of the Arrangement is unavailable at the closing of the Arrangement;

•	the risk that the parties may be unable to achieve the anticipated benefits of the Arrangement within the expected time-frame, or at all;

•	the risk that unexpected costs will be incurred in connection with the completion of the Arrangement and/or the integration of CRH with WELL;

•	the inherent uncertainties involved in the estimates and judgments used in the preparation of financial projections and forecasts and the providing of estimates of financial measures;

•

uncertainties with respect to CRH’s and WELL’s ability to successfully implement and achieve our and their respective business strategies, including, in the case of CRH, our anticipated growth through acquisitions and the integration of recently acquired businesses and realization of synergies;

•	the possibility that CRH and WELL will be unable to retain key personnel;

•

the risk of disruption from the announcement, pendency and/or completion of the Arrangement, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;

•	uncertainties related to developments in the COVID-19 pandemic and its impact on CRH’s and WELL’s operations and the completion of the Arrangement; and

•

uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations and the competitive environment in which CRH and WELL operate.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by CRH in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are available on the SEC’s website at http://www.sec.gov or on the Company’s website at https://investors.crhsystem.com. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

THE CRH MEETING

This proxy statement is being furnished in connection with the solicitation of proxies by the CRH Board for use at the CRH meeting described below, which is being held to consider and vote on certain proposals related to the Arrangement.

Date, Time and Place of the CRH Meeting

The CRH meeting is scheduled to be held in a virtual format conducted via live audio webcast as follows:

Date: April 16, 2021

Time: 9:00 a.m., Vancouver time

Website: https://web.lumiagm.com/281719465

Proposals to be Considered at the CRH Meeting

At the CRH meeting, CRH securityholders will be asked to vote on a special resolution to approve the Arrangement, and CRH shareholders will be asked to vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement. Completion of the Arrangement is conditioned on the approval of the Arrangement Resolution. For more information on these proposals, see “The Proposals,” beginning on page 23.

Record Date

We have fixed the close of business on March 17, 2021 as the record date for the CRH meeting, and only registered CRH securityholders on the record date are entitled to vote at the CRH meeting. On the record date, there were approximately 71,620,447 CRH shares, 979,687 CRH options and 3,286,562 CRH RSUs issued and outstanding and entitled to vote.

Voting Rights; Quorum

CRH shareholders are entitled to one vote on each of the Arrangement Resolution and the Compensation Proposal for each CRH share held as of the record date for the CRH meeting, and CRH optionholders and CRH RSU holders are entitled to one vote on the Arrangement Resolution for each CRH share subject to CRH options and CRH RSUs held as of the record date for the CRH meeting (regardless of whether then vested or unvested). CRH shareholders will also be entitled to one vote on any other matter that may properly coming before the CRH meeting.

A quorum for the transaction of business at the CRH meeting is two shareholders, or one or more proxyholders representing two shareholders, or one shareholder and a proxyholder representing another shareholder and in any such case, such shareholders or proxyholders in attendance at the CRH meeting must hold or represent in the aggregate at least 25% of the eligible vote. In the event that a quorum is not present at the CRH meeting, it is expected that the CRH meeting will be adjourned or postponed to solicit additional attendance. Abstentions are counted as present for the purpose of determining whether a quorum is present. Because brokers, banks and other nominees do not have the authority to vote on any of the proposals at the CRH meeting absent specific instructions from the beneficial owner, CRH securities held by brokers, banks or other nominees for which no voting instructions have been provided are not counted as present for the purpose of determining whether a quorum is present.

Vote Required for Approval

The Arrangement Resolution must be approved by the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting, voting as a single class, and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions. For the proposal to approve the Arrangement Resolution, you may vote FOR or AGAINST.

Approval of the Compensation Proposal, which is an advisory (non-binding) vote, requires the affirmative vote of not less than half of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting. For the Compensation Proposal, you may vote FOR or AGAINST.

Abstentions and CRH securities which are not voted will have no effect on the outcome of the vote to approve the Arrangement Resolution or the Compensation Proposal.

Broker Non-Votes

Under applicable rules and regulations of the NYSE American, brokers, banks or other nominees have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. A “broker non-vote” occurs on an item when a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of securityholders but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares, and the beneficial owner fails to provide the nominee with such instructions. Because all of the proposals to be considered at the CRH meeting are “non-routine” matters for purposes of broker voting, CRH does not expect any broker non-votes at the CRH meeting. Broker non-votes, if any, will have no effect on the outcome of the vote to approve the Arrangement Resolution or the Compensation Proposal.

Voting by CRH Directors and Officers

As of March 17, 2021, the record date for the CRH meeting, the directors and executive officers of CRH held and are entitled to vote, in the aggregate, approximately 1,524,101 CRH shares, representing approximately 2.1% of the issued and outstanding CRH shares entitled to vote, and approximately 4,801,288 CRH securities, representing approximately 6.3% of the issued and outstanding CRH securities entitled to vote. Each director and executive officer of CRH has agreed to vote all of their CRH securities in favour of the Arrangement Resolution, subject to the terms and conditions of certain voting agreements with the Purchaser, as further described under “The Arrangement—Voting Agreements” on page 64. CRH currently expects that each of these individuals will vote all of their CRH securities in favour of both the Arrangement Resolution and the Compensation Proposal.

Voting Procedures

Please carefully review and follow the voting instructions below based on whether you are a registered or beneficial CRH securityholder.

•	Registered CRH securityholder: Your CRH securities are registered in your name.

•	Beneficial CRH securityholder: Your CRH securities are held through a broker, bank or other nominee.

Registered CRH Securityholders

Registered CRH securityholders may vote their CRH securities without attending the CRH meeting by choosing one of the following methods to submit a proxy:

•

By Mail or Facsimile: Complete, date and sign the enclosed Form of Proxy and return it in the accompanying reply envelope. You may also return your Form of Proxy by mail to Computershare at 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, or by fax at 1-866-249-7775 (within Canada & the United States) and 1-416-263-9524 (international).

•	By Telephone: Call the telephone number listed on the enclosed Form of Proxy and follow the voice prompts using the control number located on your Form of Proxy.

•	By Internet: Log onto the website indicated on the enclosed Form of Proxy and follow the prompts using the control number located on your Form of Proxy.

Computershare must receive your proxy by 9:00 a.m. (Vancouver time) on April 14, 2021, or 48 hours (excluding Saturdays, Sundays and holidays) before the CRH meeting is reconvened if the CRH meeting is adjourned or postponed. Late proxies may be accepted by the Chairman of the CRH meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

Registered CRH securityholders and duly appointed proxyholders may also virtually attend and vote at the CRH meeting by following the instructions under “—Attending the CRH Meeting—Registered CRH Securityholders” below. Even if you plan to attend the CRH meeting, CRH recommends that you vote in advance using one of the methods described above so that your vote will be counted if you later decide not to attend the CRH meeting.

Beneficial CRH Securityholders

The information set forth in this section is of significant importance to many CRH securityholders as a substantial number of CRH securityholders do not hold their CRH securities in their own names.

Beneficial CRH securityholders should note that only proxies submitted by CRH securityholders whose names appear on the records of the Company will be recognized and acted upon at the CRH meeting. If CRH securities are listed in an account statement provided to a CRH securityholder by a broker, then, in almost all cases, those CRH securities will not be registered in the CRH securityholder’s name on the records of the Company. Such CRH securities will more likely be registered under the name of an intermediary, typically the CRH securityholder’s broker or an agent of that broker. In Canada, many such CRH securities are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc.), which company acts as a nominee for many Canadian brokerage firms. In the United States, many such CRH securities are registered under the name of Cede & Co. (the nominee name for The Depository Trust Company). which acts as a nominee for many U.S. brokerage firms. At the CRH meeting, CRH securities held by brokers (or their agents or nominees) on behalf of a broker’s client may only be voted (for or against either proposal) in accordance with instructions received from the beneficial CRH securityholder.

Securities regulatory policies require brokers and other intermediaries to seek voting instructions from beneficial CRH securityholders in advance of securityholders’ meetings. Each broker or intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial CRH securityholders in order to ensure that their CRH securities are voted at the meeting. Often the Form of Proxy or Voting Instruction Form supplied to a beneficial CRH securityholder by its broker is identical to the Form of Proxy provided by the Company to the registered CRH securityholders. However, its purpose is limited to instructing the registered CRH securityholder (i.e., the broker or intermediary) how to vote on behalf of the beneficial holder.

Most brokers delegate responsibility for obtaining instructions from clients to Broadridge in the United States and in Canada. Broadridge mails a Voting Instruction Form in lieu of a proxy provided by the Company. The Voting Instruction Form will name the same persons as the Company’s proxy to represent your CRH securities at the meeting. The completed Voting Instruction Form must be returned as provided in the form. Alternatively, beneficial CRH securityholders who receive a Voting Instruction Form from Broadridge will generally be able to vote by phone or Internet by following the instructions on the Voting Instruction Form. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of the CRH securities to be represented at the meeting and the appointment of any CRH securityholder’s representative.

The Company may utilize Broadridge’s QuickVoteTM system to assist CRH securityholders with voting their securities. Certain beneficial CRH securityholders who have not objected to the Company knowing who they are

(non-objecting beneficial owners) may be contacted by Laurel Hill, which is soliciting proxies on behalf of the CRH Board, to conveniently obtain a vote directly over the phone.

A beneficial CRH securityholder who receives a Voting Instruction Form or Form of Proxy cannot use that form to vote directly at the CRH meeting. The Voting Instruction Form or Form of Proxy must be returned following the instructions set out on the form well in advance of the meeting in order to have the securities voted at the CRH meeting on your behalf.

Accordingly, each beneficial CRH securityholder should:

•	carefully review the Voting Instruction Form or Form of Proxy and voting procedures that the securityholder’s broker, agent, nominee or other intermediary has furnished with this proxy statement; and

•	provide instructions as to the voting of the securityholder’s CRH securities in accordance with those voting procedures.

Any beneficial CRH securityholder wishing to attend and to vote at the CRH meeting online will first need to be appointed as a proxyholder. Please see “—Attending the CRH Meeting—Beneficial CRH Securityholders” below for more information.

Revocation of Proxies

If you are a registered CRH securityholder, you have the right to change your vote or revoke your proxy at any time before the vote is taken at the CRH meeting. You can do this:

•	by contacting our Corporate Secretary’s office at (425) 658-0151;

•

by attending the CRH meeting and voting online at https://web.lumiagm.com/281719465 (your attendance at the CRH meeting will not, by itself, revoke your proxy; you must vote online at the CRH meeting); or

•	by timely submitting a later-dated proxy by telephone, Internet, mail or facsimile.

If you hold your CRH shares in “street name” through a broker, bank or other nominee, you can change your vote by contacting your broker, bank or other nominee in sufficient time prior to the CRH meeting to arrange to change the vote, and if necessary, revoke the proxy.

Rights of Shareholders Who Wish to Dissent

Pursuant to the Interim Order, registered CRH shareholders will have dissent rights with respect to the Arrangement under Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order. See the section entitled “Dissent Rights,” beginning on page 95.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the CRH Board. Proxies may be solicited by CRH directors, officers and employees by personal interview, mail, e-mail, telephone, facsimile or other means of communication, but such persons will not be specially compensated for such service. In addition, we have retained Laurel Hill to assist in the solicitation. We will pay Laurel Hill C$50,000 in the aggregate, plus out-of-pocket expenses, for its assistance. In addition, we will indemnify Laurel Hill against any losses arising out of that firm’s proxy soliciting services on our behalf. We will also request that brokers, banks and other nominees forward proxy solicitation material to the beneficial owners of CRH shares that such nominees hold of record, and we will reimburse them for their reasonable out-of-pocket expenses. CRH shall bear all of the costs associated with the solicitation.

Appointment of Proxyholder

As noted above, if you do not attend CRH meeting, you can still make your vote(s) count by appointing someone who will attend and act as your proxyholder at the CRH meeting. You can appoint the persons named in the enclosed Form of Proxy, who are directors or officers of CRH. Alternatively, you can appoint any other person to attend the CRH meeting as your proxyholder. Such other person need not be a CRH securityholder.

You can appoint a person other than the persons named in the enclosed Form of Proxy to act as your proxyholder by completing a Form of Proxy that appoints an alternative proxyholder and returning it by mail or facsimile, or by submitting a proxy that appoints an alternative proxyholder via the Internet, as described above under “—Voting Procedures.” You must also register such proxyholder with Computershare after having submitted your proxy identifying such proxyholder, as further described below under “—Attending the CRH Meeting.” Failure to register the proxyholder will result in the proxyholder not receiving a username to attend the CRH meeting. Without a username, proxyholders will not be able to attend, participate in or vote at the meeting.

If you return your signed Form of Proxy or submit a proxy via the Internet but do not fill a name in the space provided for the appointment of an alternative proxyholder, the persons named in the Form of Proxy are appointed to act as your proxyholder. Regardless of who you appoint as your proxyholder, you can either instruct that person or company how you want to vote or you can let that person or company decide for you, as further described below.

Instructing your Proxyholder and Exercise of Discretion by your Proxyholder

You may indicate how you wish your proxyholder to vote your CRH securities when you submit your proxy. To do this, simply mark the appropriate box on the enclosed Form of Proxy before returning it, or submit your specific voting choices by telephone or by Internet following the instructions on the enclosed Form of Proxy. If you do this, your proxyholder must vote your CRH securities in accordance with the instructions you have given. To vote your CRH securities, your proxyholder must attend the CRH meeting.

If you submit a proxy but do not give any instructions as to how to vote on a particular issue to be decided at the CRH meeting, your proxyholder can vote your CRH securities as he or she thinks fit. If you have appointed the persons designated in the enclosed Form of Proxy as your proxyholder they will, unless you give contrary instructions, vote your CRH shares at the CRH meeting in accordance with the recommendations of the CRH Board on each of the Arrangement Resolution and the Compensation Proposal.

Further details about these matters are set out in this proxy statement. The enclosed Form of Proxy gives the persons named on the form the authority to use their discretion in voting on amendments or variations to matters identified on the notice of meeting.

Attending the CRH Meeting

Please carefully review and follow the instructions below for attending the CRH meeting based on whether you are a registered CRH securityholder (or proxyholder) or a beneficial CRH securityholder.

Registered CRH Securityholders

Registered CRH securityholders and duly appointed proxyholders may virtually attend the CRH meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. Registered CRH securityholders and duly appointed proxyholders attending the CRH meeting online must remain connected to the internet at all times during the meeting in order to vote when balloting commences. It is your responsibility to ensure that you remain connected to the Internet for the duration of the meeting.

Registered CRH securityholders and duly appointed proxyholders wishing to attend and to vote virtually at the Meeting should follow these steps:

(1)

Log into https://web.lumiagm.com/281719465 on the date of the CRH meeting at least 15 minutes before the start of the meeting. You should allow ample time to check into the virtual meeting and to complete the related procedures.

(2)	Click on “I have a Login”.

(3)

Enter your 15-digit Control Number as your username (located on your Form of Proxy or in the email notification you received), or if you are a proxyholder, enter your user ID number or username, which Computershare will have provided to you by email following registration, as referenced below.

(4)	Enter the Password: crh2021 (case sensitive).

Registered CRH securityholders who have duly appointed a proxyholder to attend and vote at the CRH meeting online MUST register the appointed proxyholder with Computershare by visiting http://www.computershare.com/CRHMedical on or before 9:00 a.m. (Vancouver time) on April 14, 2021. Computershare will ask for the appointed proxyholder’s contact information and will send such appointed proxyholder a user ID number or username via email shortly after this deadline and then may proceed with the steps above to log into the virtual CRH meeting.

Beneficial CRH Securityholders

Beneficial CRH securityholders wishing to attend and to vote at the CRH meeting online or appoint a person (who need not be a securityholder) to attend and act for him, her or it and on his, her or its behalf must follow these steps:

(1)

Appoint yourself or the desired person to act on your behalf as a proxyholder. Beneficial CRH securityholders who wish to attend the CRH meeting online via the live audio webcast must enter their own names in the blank space on the Voting Instruction Form or Form of Proxy provided to them and return the same to their broker, bank or other nominee (or the nominee’s agent) in accordance with the instructions provided by such broker, bank or other nominee.

(2)

Register with Computershare. Beneficial CRH securityholders must register themselves or the appointed proxyholder with Computershare by visiting http://www.computershare.com/CRHMedical on or before 9:00 a.m. (Vancouver time) on April 14, 2021. Computershare will ask for the beneficial securityholder’s or appointed proxyholder’s contact information and will send such securityholder or appointed proxyholder a user ID number or username via email shortly after this deadline.

(3)

Log into https://web.lumiagm.com/281719465 on the date of the CRH meeting at least 15 minutes before the start of the meeting. You should allow ample time to check into the virtual meeting and to complete the related procedures.

(4)	Click on “I have a Login”.

(5)	Enter your user ID number or username, which Computershare will have provided to you by email, and enter the Password: crh2021 (case sensitive).

Notwithstanding the foregoing, beneficial CRH securityholders located in the United States will generally have to first obtain a valid legal proxy from their intermediary and will need to submit such legal proxy to Computershare at 8th Floor North Tower, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or by email at: uslegalproxy@computershare.com. For further details, a beneficial CRH securityholder located in the United States should contact his, her or its intermediary directly. Additionally, requests for registration from beneficial CRH securityholders located in the United States that wish to attend and vote at the CRH meeting online must be deposited with Computershare by visiting

http://www.computershare.com/CRHMedical on or before 9:00 a.m. (Vancouver time) on April 14, 2021. Once such legal proxy is deposited with Computershare in accordance with these instructions, such securityholder should receive from Computershare a user ID number or username via email shortly after this deadline and may then proceed with following instructions 3, 4 and 5 above.

If a beneficial CRH securityholder does not comply with these requirements, such beneficial CRH securityholder will be able to attend the CRH meeting online as a guest but will not be able to vote or ask questions at the meeting online.

Other Business

We are not currently aware of any business to be acted upon at the CRH meeting other than the matters discussed in this proxy statement. If other matters do properly come before the CRH meeting, or at any adjournment or postponement of the CRH meeting, the persons named on the enclosed Form of Proxy gives will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the Form of Proxy with respect to such matters.

Questions and Additional Information

If you have more questions about the Arrangement or how to vote your CRH securities, or if you need additional copies of this proxy statement or the enclosed Form of Proxy, please call our proxy solicitor, Laurel Hill, toll-free at 1-877-452-7184 (1-416-304-0211 outside of North America) or by email at assistance@laurelhill.com.

Availability of Documents

The reports and opinions referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested shareholder.

THE PROPOSALS

Item 1.	The Arrangement Resolution

At the CRH meeting, CRH securityholders will be asked to consider, and if deemed advisable, to pass, with or without variation, a special resolution to approve the Arrangement, the full text of which is attached as Annex A to this proxy statement.

Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the outstanding CRH shares pursuant to the Plan of Arrangement. This proxy statement provides a detailed description of the Arrangement and the Arrangement Agreement, and CRH urges securityholders to carefully read this proxy statement (including the annexes attached hereto) and the other documents referred to in this proxy statement in their entirety. A copy of the Arrangement Agreement is attached as Annex B to this proxy statement, and a copy of the Plan of Arrangement is attached as Annex C to this proxy statement.

Approval of the Arrangement Resolution by CRH securityholders is required for completion of the Arrangement. The Arrangement Resolution must be approved by the affirmative vote of not less than (1) two-thirds of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, (2) two-thirds of the votes cast by all of the CRH securityholders present or represented by proxy at the CRH meeting voting as a single class and (3) a simple majority of the votes cast by CRH shareholders present or represented by proxy at the CRH meeting, excluding votes cast by directors, senior officers and certain other related parties of CRH whose votes must be excluded pursuant to Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions. Each CRH shareholder is entitled to one vote on each of the Arrangement Resolution for each CRH share held by such shareholder as of the record date for the CRH meeting, and each CRH optionholder and CRH RSU holder is entitled to one vote on the Arrangement Resolution for each CRH share subject to any CRH options and CRH RSUs held by such holder as of the record date for the CRH meeting (regardless of whether then vested or unvested). A failure to vote or to instruct a broker or other nominee how to vote, as well as abstentions, will have no effect on the outcome of the vote on the Arrangement Resolution, assuming a quorum is present.

The CRH Board unanimously recommends that CRH securityholders vote FOR approval of the Arrangement Resolution.

Item 2.	The Compensation Proposal

Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that CRH provide CRH shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable by CRH to its named executive officers in connection with the Arrangement, which compensation is disclosed in “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement—Golden Parachute Compensation,” beginning on page 55, including the footnotes to the table set forth therein.

Accordingly, at the CRH meeting, CRH shareholders will be asked to consider, and if deemed advisable, to pass, the following resolution to approve such compensation on an advisory (non-binding) basis:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT the shareholders of CRH Medical Corporation approve, on a nonbinding, advisory basis, the compensation that will or may become payable to CRH’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Arrangement Agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of the Company’s Directors and Executive Officers in the Arrangement—Golden Parachute Compensation” in CRH’s proxy statement for the special meeting of securityholders.”

CRH shareholders should note that this proposal is not a condition to completion of the Arrangement, and as an advisory vote, the result will not be binding on CRH, the CRH Board or WELL. Accordingly, regardless of the outcome of the advisory vote, if the Arrangement is completed, CRH’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Arrangement in accordance with the terms and conditions applicable to those payments.

Approval of the Compensation Proposal, which is an advisory (non-binding) vote, requires the affirmative vote of a majority of the CRH shareholders. Each CRH shareholder is entitled to one vote for each CRH share that is held by such shareholder as of the record date for the CRH meeting. CRH optionholders and CRH RSU holders are not entitled to vote on the Compensation Proposal. A failure to vote or to instruct a broker or other nominee how to vote, as well as abstentions, will have no effect on the outcome of the vote on the Compensation Proposal, assuming a quorum is present.

The CRH Board unanimously recommends that CRH securityholders vote FOR the Compensation Proposal.

THE PARTIES TO THE ARRANGEMENT

CRH Medical Corporation

CRH is a North American company focused on providing on providing gastroenterologists (“GIs”) with innovative services and products for the treatment of gastrointestinal (“GI”) diseases. In 2014, CRH acquired a full service gastroenterology anesthesia company, Gastroenterology Anesthesia Associates (“GAA”), which provides anesthesia services for patients undergoing endoscopic procedures. CRH has complemented this transaction with twenty-nine additional acquisitions of GI anesthesia companies since GAA.

CRH’s goal is to establish itself as the premier provider of innovative products and essential services to GIs throughout the United States. The Company’s CRH O’Regan System distribution strategy focuses on physician education, patient outcomes, and patient awareness. The CRH O’Regan System is a single use, disposable, hemorrhoid banding technology that is safe and highly effective in treating hemorrhoid grades I – IV. CRH distributes the CRH O’Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to physicians, allowing CRH to create meaningful relationships with the physicians it serves.

CRH shares are listed on the NYSE American, trading under the symbol “CRHM,” and on the TSX, trading under the symbol “CRH.” For additional information concerning CRH, see “Where You Can Find More Information” on page 102.

CRH’s principal executive office is located at Suite 578 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, and its telephone number at that location is (604) 633-1440.

WELL Health Technologies Inc.

WELL is an omni-channel digital health company whose aim is to positively impact health outcomes by leveraging technology to empower and support patients and doctors. WELL operates 20 healthcare clinics located in British Columbia, 5 medical clinics in the province of Quebec and 2 medical clinics in the state of California, provides digital Electronic Medical Records (“EMR”) software and services to over 2,200 medical clinics with over 10,700 medical practitioners across Canada, operates telehealth services in Canada and the United States, and is a provider of digital health applications, billing and cybersecurity related technology solutions. WELL’s overarching goal is to consolidate and modernize primary healthcare assets using digital technologies and processes that improve patient experience, operational efficiency and overall care performance.

WELL shares are listed on the TSX, trading under the symbol “WELL.” For additional information concerning WELL, see Annex I to this proxy statement.

The principal executive office of WELL is located at Suite 200, 322 Water Street, Vancouver, British Columbia, V6B 1B6, and its telephone number at that location is (604) 628-7266.

WELL Health Acquisition Corp.

The Purchaser is a British Columbia corporation and a wholly owned subsidiary of WELL, which was formed for the purpose of completing the Arrangement. CRH and the WELL parties have agreed that WELL may designate an alternative entity (in lieu of the Purchaser/Amalco) to be the acquiror of CRH in the Arrangement, provided that (i) such entity is a wholly owned subsidiary of WELL (directly or indirectly), (ii) the substitution of such alternate party does not, in the opinion of CRH acting reasonably, result in adverse consequences to CRH or any CRH securityholder, and (iii) such alternate party is legally formed and CRH is notified of WELL’s intentions prior to the CRH meeting. In such event, some or all of the Purchaser’s and Amalco’s rights and obligations under the Arrangement Agreement, the Plan of Arrangement and the related financing arrangements described in this proxy statement may be assigned to such alternate party, and the Plan of Arrangement may be further amended to fully effect the foregoing.

The principal executive office of the Purchaser is located at Suite 200, 322 Water Street, Vancouver, British Columbia, V6B 1B6, and its telephone number at that location is (604) 628-7266.

1286392 B.C. Ltd.

Finco is a British Columbia corporation and a wholly owned subsidiary of WELL, which was formed for the purpose of financing the Arrangement. In connection with the Arrangement, WELL issued subscription receipts of Finco for, in the aggregate, C$302.5 million, pursuant to a private placement. Such issuance was completed on February 17, 2021 and the proceeds thereof were deposited in escrow for use in connection with completion of the Arrangement. Such proceeds are expected to be combined with certain committed debt financing and WELL’s and CRH’s existing cash-on-hand to fully finance the Arrangement, as further described in “The Arrangement—Financing of the Arrangement,” beginning on page 62.

In conjunction with completion of the Arrangement, each subscription receipt will automatically convert into one common share of Finco. Immediately thereafter, Finco and the Purchaser will amalgamate and continue as one corporation under the BCBCA, and each common share of Finco (other than shares held by WELL) will be exchanged for one WELL share. The entity formed upon such amalgamation will be a wholly owned subsidiary of WELL.

The principal executive office of Finco is located at Suite 200, 322 Water Street, Vancouver, British Columbia, V6B 1B6, and its telephone number at that location is (604) 628-7266.

WELL has advised us that none of the WELL parties nor any of their affiliates or any other person acting jointly or in concert with any of them, beneficially owns or controls, or will prior to the effective date of the Arrangement beneficially own or control, any CRH securities.

THE ARRANGEMENT

This discussion of the Arrangement is qualified by reference to the Arrangement Agreement (including the Amending Agreement), which is attached to this proxy statement as Annex B. You should read the entire Arrangement Agreement carefully as it is the legal document that governs the Arrangement.

General Description of the Arrangement

On February 6, 2021, CRH entered into the Arrangement Agreement with WELL, the Purchaser and Finco, which was amended on March 18, 2021. Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the issued and outstanding shares of CRH at a price of $4.00 per CRH share, pursuant to the Plan of Arrangement. As further described below, upon completion of the Arrangement, CRH will become an indirect wholly owned subsidiary of WELL, and shares of CRH will no longer be publicly traded.

Background to the Arrangement

The following chronology summarizes the key meetings and events that led to the signing of the Arrangement Agreement. This chronology does not purport to catalogue every conversation of or among members of the CRH Board, members of the Special Committee, CRH’s representatives, WELL’s representatives and other parties. Other than as described below, there have been no material contacts between CRH and WELL in the past two years. For purposes of this section, references to the “Arrangement Agreement” generally refer the original Arrangement Agreement as executed on Feburary 6, 2021.

The CRH Board and CRH management regularly evaluate CRH’s historical performance, future growth prospects, business alternatives and overall strategic direction as part of their ongoing evaluation of developments in the marketplace and consideration of opportunities to strengthen the Company’s business and enhance shareholder value. As part of this evaluation, the CRH Board has, from time to time, considered a variety of potential strategic alternatives, including the continuation of CRH’s business plan as an independent company, modifications to CRH’s strategy and product suite, potential expansion opportunities into new business lines through acquisitions and combinations of CRH with other businesses, a potential divestiture of the CRH O’Regan business, and the potential sale of CRH.

On January 29, 2019, as part of such ongoing review of strategic alternatives, the CRH Board retained Canaccord Genuity as its exclusive financial advisor in connection with the Company’s exploration of potential business combination transactions (the “M&A Program”). In connection with such engagement, Canaccord Genuity was instructed by the CRH Board to proactively seek out a transformative transaction, such as a merger with or acquisition of the Company by a comparably sized or larger company, in order to maximize shareholder value, and to work with the Company’s management and professional advisors to bring such a transaction to completion. In connection with the foregoing, the CRH Board determined that there was benefit to designating one independent director to liaise with management and the Company’s outside financial advisor to facilitate communications between the CRH Board and any proposed acquirors, without the need to communicate through management. The CRH Board authorized Mr. Todd Patrick to take on such role, and there was discussion of whether Mr. Patrick should be given additional compensation in consideration of the expected time and other commitments that would be required of Mr. Patrick in fulfilling such role. The Board determined to defer the approval of any additional compensation until such time as a transaction occurred.

In the year following Canaccord Genuity’s engagement, Canaccord Genuity assisted the Company in identifying possible transaction counterparties and in the course of that process, the Company entered into confidentiality and standstill agreements with, and provided certain diligence materials to, a number of parties. Such agreements generally contained customary standstill provisions that, among other things, prohibited each counterparty, for a period of between six and eighteen months, from making a proposal to acquire the Company or seeking any waiver of the standstill provisions without the prior written consent of the CRH Board, which standstill provisions would generally terminate prior to their expiration in the event the Company entered into a definitive agreement to be acquired, among other circumstances. The majority of such standstill provisions expired or terminated during 2019 and 2020, and any then-remaining standstill provision of such agreements terminated automatically upon the Company’s announcement of its entry into the Arrangement Agreement.

In connection with the foregoing process, CRH ultimately received non-binding indicative offers to acquire the Company from five parties during 2019. After additional discussions with such parties, only one party, which is referred to herein as “Party A,” continued to express an interest in pursuing a transaction at that time. WELL was not contacted by Canaccord Genuity and did not otherwise participate in the foregoing process.

On November 1, 2019, the Company received a non-binding letter of intent from Party A, containing a preliminary, non-binding proposal to acquire the Company for $4.50 per share in cash.

In the week following the Company’s receipt of such proposal, Party A was provided with additional diligence materials and a draft of a potential arrangement agreement with respect to the proposed transaction. Representatives of CRH requested that Party A revert to the Company with confirmation of its proposed price and any significant outstanding issues, after its review of such materials.

On November 11, 2019, Party A delivered to the Company a supplemental letter to confirm its valuation of $4.50 per share, which remained preliminary and subject to the completion of customary acquisition due diligence on CRH, and provided an overview of the material and significant business issues relating to the draft arrangement agreement that had been made available to Party A, including matters relating to financing, non-solicitation, termination fees, closing conditions, operating covenants and regulatory covenants.

On November 14, 2019, CRH and Party A entered into an exclusivity agreement, pursuant to which CRH agreed not to solicit or participate in discussions regarding any competing transaction for a period ending on December 4, 2019.

Over the following weeks, Party A continued to conduct due diligence on the Company, and representatives of CRH, including Mr. Patrick, Dr. Tushar Ramani, the Company’s chief executive officer, and representatives of Canaccord, continued to discuss the potential terms of a transaction with Party A, including the price and certain financing matters. In the course of such discussions, Party A indicated that in light of various factors, it was no longer able to offer a price of $4.50 per share, and indicated that any transaction would need to be at a significantly lower price. CRH and Party A were not thereafter able to come to mutual agreement on an appropriate valuation of the Company.

On December 18, 2019, Party A terminated its discussions with the Company.

In January 2020, following the termination of negotiations with Party A, the CRH Board approved a special one-time payment to payment to Mr. Patrick in the amount of $150,000, as compensation for the work undertaken on behalf of the Company in pursuing a transaction during the 2019 M&A Program.

In April 2020, the Company and Canaccord Genuity terminated Canaccord Genuity’s engagement as exclusive financial advisor to the Company. In connection with such termination, the Company and Canaccord Genuity agreed to continue Canaccord Genuity’s engagement with respect to rendering an opinion as to the fairness from a financial point of view to the Company or its shareholders, as appropriate, of the consideration to be received in a business combination (if any), and agreed that if the Company required such an opinion in any future transaction, Canaccord Genuity would be given the first opportunity to provide it.

On May 18, 2020, CRH entered into an engagement agreement for a renewed M&A Program with Citi, pursuant to which Citi was engaged to act as the Company’s financial advisor in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a significant portion of the business, assets or securities of the Company, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, minority investment or partnership, collaborative venture or otherwise, or any other extraordinary corporate transaction involving the Company. Pursuant to the engagement agreement, the Company agreed that Citi would be entitled to receive certain fees payable upon delivery of an opinion (if requested by the Company) and consummation of any transaction. The Company also agreed to reimburse Citi for certain out-of-pocket expenses incurred by it in connection with its engagement and to indemnify Citi against certain liabilities that may arise out of its engagement. In connection with the Arrangement, Citi is entitled under such engagement agreement to receive a transaction fee of $6.3 million, all of which is payable upon completion of the Arrangement.

Citi worked with CRH through the summer and fall of 2020 to prepare for a renewed M&A Program to identify and approach possible transaction counterparties. In preparation for the new program, which was intended to commence in earnest in January 2021, the Company prepared a package of materials and a virtual data room to support the program, with input and assistance from Citi. Mr. Patrick continued to serve as the designated independent director for purposes of liaising with management and the Company’s outside financial advisor to facilitate communications between the CRH Board and any proposed acquirors in connection with the M&A Program.

On November 14, 2020, prior to Citi’s commencement of an outreach process in connection with the planned M&A Program, Mr. Ammar Shah, Director of M&A of WELL, contacted Mr. Richard Bear, the Company’s chief financial officer, to set up a call to introduce WELL.

On November 16, 2020, Mr. Bear spoke with Mr. Shah, who provided Mr. Bear with an overview of WELL’s business and indicated that the chief executive officer of WELL, Mr. Hamed Shahbazi, was interested in a discussion on collaboration opportunities. Mr. Shah and Mr. Bear did not discuss a potential acquisition of the Company by WELL. Following the call, Mr. Shah and Mr. Bear set up a call with the chief executive officers of their respective companies.

On November 19, 2020, there was a conference call between Messrs. Shahbazi, Shah, Ramani and Bear, in which the representatives of CRH and WELL provided introductions and an overview of CRH’s and WELL’s respective businesses and goals. The parties also discussed potential areas of partnership opportunities between the two businesses, including the idea of a combination. The parties did not discuss any specific structure or terms of a potential transaction.

On November 21, 2020, Mr. Shahbazi contacted Dr. Ramani to state that WELL planned to begin modeling a potential transaction, and would keep Dr. Ramani apprised so that the parties could continue discussions.

Over the following weeks, Messrs. Shahbazi, Shah, Ramani and Bear had various discussions regarding CRH’s business, to allow WELL to gain a better understanding of CRH, based on publicly available information.

On December 2, 2020, at a regularly scheduled meeting of the CRH Board, Dr. Ramani provided an update to the CRH Board about the inquiry that had been received from WELL and the preliminary discussions between the parties being undertaken to support WELL’s review and analysis of the Company. The CRH Board expressed its support for continued discussion with WELL and exploration of a potential transaction opportunity.

On December 15, 2020, CRH and WELL entered into a confidentiality and standstill agreement to allow the parties to exchange non-public information and discuss a potential transaction. Following their entry into a such agreement, CRH provided WELL certain limited non-public financial and operating data to allow WELL to gain a better understanding of CRH’s business.

On December 18, 2020, Mr. Shahbazi contacted Dr. Ramani to inform him that WELL intended to submit a proposal to acquire CRH. Although they did not discuss a price or specific transaction terms, Dr. Ramani informed Mr. Shahbazi that the CRH Board would consider any proposal presented and cautioned that any proposed transaction should have a high degree of closing certainty.

On December 21, 2020, Dr. Ramani introduced Mr. Shahbazi by email to a representative of Citi, to permit Citi and Mr. Shahbazi to discuss the Company’s business prospects and market in support of a potential acquisition proposal.

On December 22, 2020, a representative of Citi and Mr. Shahbazi held a conference call to speak about the Company’s business. They did not discuss the terms of a potential transaction.

Also on December 22, 2020, unrelated to any discussions with WELL, CRH announced that it had received notice from its largest customer, United Digestive, advising that United Digestive did not intend to renew certain professional services agreements set to expire on October 31, 2021.

On December 23, 2020, WELL delivered to Dr. Ramani a draft non-binding letter of intent setting out the material terms of a possible transaction that WELL might be willing to pursue with CRH, subject to completion of satisfactory due diligence, and asking for CRH to agree to work exclusively with WELL for a 45-day period. The letter proposed a price of $4.00 per CRH share in cash, representing an 82% premium to the trading price of the CRH shares relative to the closing price following the United Digestive announcement on December 22, and a 46% premium to the trading price prior to the United Digestive announcement. Dr. Ramani promptly delivered the draft letter to Mr. Patrick, who in turn delivered the draft letter to the full CRH Board.

On December 24, 2020, in light of WELL’s submission of a proposal to acquire CRH, Dr. Ramani introduced Mr. Shahbazi to Mr. Patrick, the independent director who had been designated to facilitate communications between the CRH Board and any proposed acquirors in connection with the M&A Program.

Also on December 24, 2020, Mr. Patrick and Mr. Shahbazi held a call to meet each other. During such call and additional calls in the following days, Mr. Shahbazi provided Mr. Patrick with information on WELL’s interest in CRH and additional information regarding WELL’s proposal, including preliminary views on financing. Mr. Patrick indicated that he would discuss WELL’s proposal with the CRH Board.

On December 28, 2020, the full CRH Board met in order to discuss the non-binding letter of intent received from WELL, with representatives of Citi and Blake, Cassels & Graydon LLP (“Blakes”), Canadian legal counsel to CRH, in attendance. The CRH Board discussed the merits of the proposal, including whether the proposed price was sufficient to warrant further discussions with WELL, as well as the relative advantages and disadvantages of further engagement or disengagement with WELL. The members of the CRH Board observed, among other things, that the indicative purchase price in WELL’s non-binding proposal was a significant premium to the then-current trading price and also to the trading price prior to the United Digestive announcement. Blakes reviewed with the CRH Board the corporate duties applicable to directors in considering a sale of a corporation, among other matters. Citi advised the CRH Board on the relative merits of the offer from a financial perspective, and there was a discussion regarding the universe of potential competing buyers and the likelihood that any of them could transact in a timely fashion, and if so, on terms that would be competitive with or superior to the proposal from WELL.

Also at the CRH Board meeting on December 28, 2020, the independent directors, including Mr. Patrick, met without the presence of management, and with Citi and Blakes present, to discuss the recent developments and to discuss WELL’s proposal. The directors determined to form a special committee to evaluate the transaction, which would exclude Mr. Patrick, in light of his role in leading the M&A Program and the potential payments he could receive as compensation therefor, and directed legal counsel to prepare a formal resolution confirming the formation of the Special Committee and setting its mandate. The Special Committee, consisting of Mr. Ian Webb, Mr. Brian Griffin and Dr. David Johnson, then met without Mr. Patrick and engaged in a discussion regarding WELL’s proposal and other strategic alternatives available to CRH in light of recent developments in CRH’s business and discussed in detail the alternatives available, including deferring entering into exclusive negotiations with WELL until such time as a comprehensive market check of all potential acquirors was completed. The Special Committee discussed the risks of such a process, including the risk of losing WELL’s offer, prolonged management distraction, the risk that information regarding such a process leaks and the possibility that competitors could use their knowledge of a sales process to harm CRH’s business. At the conclusion of the meeting, the Special Committee confirmed that the Company should provide due diligence access to WELL and authorized Mr. Patrick to negotiate and sign, on behalf of the Company, the letter of intent proposed by WELL, including granting exclusivity to WELL, but instructed Citi to, in the meantime, reach out to a limited number of potential acquirors for the Company identified in its sale process preparations during the fall and provide them with materials necessary to evaluate the Company on an expedited basis before WELL’s exclusivity period began.

Also on December 28, 2020, following the conclusion of the CRH Board meeting, Mr. Patrick provided Mr. Shahbazi with feedback on WELL’s draft letter of intent. Among other things, Mr. Patrick requested that the exclusivity period be shortened to roughly a 30-day period, ending January 31, 2021, and stated that obtaining financing could not be a condition to closing; rather WELL must secure the financing required to fund the purchase price prior to signing of any definitive agreement. He noted that although CRH had not changed the price of $4.00 in the draft letter of intent, CRH was expecting that WELL would increase the price after being able to conduct additional diligence. Mr. Patrick also communicated that additional details regarding the financing of the proposed transaction would be required before the letter of intent could be signed by CRH.

Beginning on December 28, 2020 and continuing through January 5, 2021, Citi contacted approximately ten potential acquirors of the Company, including Party A and certain other parties who had expressed interest in the Company during the 2019 M&A Program, to explore whether such parties would be interested in a potential acquisition of the Company. In response to such outreach, Party A indicated that it would not be interested in pursuing a transaction at a price that could be competitive, and declined to have further discussions. The Company entered into confidentiality and standstill agreements with four other parties, each of whom was provided with materials necessary to support their determination of value for the Company, but none of such parties ultimately submitted an offer for the Company. Such confidentiality and standstill agreements generally contained customary standstill provisions that among other things, prohibited each counterparty, for a period of between one and two years, from making a proposal to acquire the Company or seeking any waiver of the standstill provisions without the prior written consent of the CRH Board, which standstill provisions terminated automatically upon the Company’s announcement of its entry into the Arrangement Agreement.

During the period from December 29, 2020 to January 5, 2021, Mr. Patrick, Dr. Ramani and a representative of Citi had a number of additional discussions with Mr. Shahbazi about the potential transaction. During these discussions, Mr. Patrick again indicated that CRH believed WELL would be able to support a higher price after additional diligence, and suggested that CRH may be open to consideration consisting partially of WELL shares if a higher price could be achieved. Mr. Shahbazi indicated that he did not believe a cash/stock combination structure would change the price WELL was able to offer. The parties also discussed in detail the proposed financing for the transaction, the potential timing of diligence completion and execution of a transaction and other matters.

On January 4, 2020, WELL was given access to the Company’s virtual data room, and was invited to initiate the necessary confirmatory due diligence in connection with the transaction.

On January 5, 2020, WELL provided the Company with a revised non-binding letter of intent, confirming its offer price of $4.00 per share in cash, which remained subject to the completion of additional due diligence. The revised letter of intent requested that CRH provide WELL with exclusivity for approximately a 30-day period, ending February 5, 2021.

Also on January 5, 2020, WELL provided the Company with “highly confident” letters from each of Eight Capital and Stifel Nicolaus Canada Inc. with respect to a $300 million or greater equity financing.

On January 6, 2021 the Company executed the letter of intent in respect of the proposed transaction.

Over the course of the next several weeks, CRH responded to due diligence inquiries from WELL and added materials to its virtual data room in response thereto, while WELL and its advisors conducted substantial due diligence on CRH. WELL also held due diligence meetings with CRH management.

On January 15, 2021, on behalf of CRH, Blakes delivered an initial draft of the Arrangement Agreement to Citi, who in turn delivered it to Torys LLP (“Torys”), counsel to WELL in connection with the Arrangement.

Over the following weeks, the parties and their respective advisors negotiated the Arrangement Agreement. In connection therewith, Mr. Patrick, and a representative of Citi had a number of additional discussions with Mr. Shahbazi about the potential transaction. During these discussions, the parties discussed, among other things, whether the Company would be permitted to have a “go-shop” period under the Arrangement Agreement to solicit interest after signing of a definitive agreement, treatment of equity awards in the transaction, and the need for delivery of firm commitment letters with respect to the financing for the transaction.

On January 21, 2021 Torys, on behalf of WELL, provided a revised draft of the Arrangement Agreement to Blakes, on behalf of CRH. This revised draft included, among other things, deletion of the Company’s “go-shop” provision.

On January 25, 2021, representatives of Blakes and Torys held a call to discuss certain issues in the draft Arrangement Agreement that had been received by Blakes on January 21, including, among other things, the treatment of employee equity awards, regulatory approvals in connection with the transaction, the proposed non-solicitation provisions, and the need for certainty of closing, including WELL’s ability to provide concrete financing commitments.

On January 29, 2021, the full CRH Board met by videoconference to discuss and consider WELL’s proposal, with representatives of CRH management, Citi, Blakes and the Company’s U.S. counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), in attendance. A representative of Blakes discussed with the CRH Board the current draft of the Arrangement Agreement, including a discussion of key points remaining to be resolved. Following the full CRH Board meeting, the Special Committee met to consider and discuss the transaction. At this meeting, the Special Committee determined to retain Canaccord Genuity for the purposes of providing an independent opinion as to the fairness to CRH shareholders, from a financial point of view, of the consideration to be received by CRH shareholders pursuant to the proposed Arrangement Agreement. The Special Committee also provided feedback to the Company’s advisors with respect to certain terms of the draft Arrangement Agreement and the Special Committee’s position with respect thereto.

Also on January 29, 2021, Blakes, on behalf of CRH, sent revisions on the draft Arrangement Agreement to Torys, on behalf of WELL, reflecting the direction given by the Special Committee. From this time until execution of the Arrangement Agreement, Blakes and Torys exchanged multiple drafts of the Arrangement Agreement.

On January 31, 2021, Torys, on behalf of WELL, sent to Blakes, on behalf of CRH, an initial draft of a proposed voting and support agreement for execution by CRH’s directors and officers in connection with the execution of the Arrangement Agreement.

On February 2, 2021, Blakes, on behalf of CRH, sent Torys, on behalf of WELL, a draft of the disclosure letter to the Arrangement Agreement, as well as feedback on the draft voting and support agreement. From this time until execution of the Arrangement Agreement, Blakes and Torys exchanged multiple drafts of such disclosure letter.

On February 3, 2021, WELL sent CRH a copy of certain equity commitment documentation with respect to WELL’s proposed equity financing for the transaction, including subscription agreements signed by a number of investors totalling over C$180 million. WELL also provided a copy of the near final form of the proposed debt commitment letter with Canadian Imperial Bank of Commerce and HSBC Bank Canada, noting that WELL’s counsel was working on finalizing the commitment letter by February 4.

On February 4, 2021, the full CRH Board met by videoconference to discuss and consider WELL’s proposal, including the current drafts of the Arrangement Agreement and the other transaction agreements, with representatives of CRH management, Citi, Canaccord Genuity, Blakes and Skadden in attendance. At the meeting, a representative of Blakes summarized the principal terms of the proposed Arrangement Agreement and the other transaction agreements. Representatives of Citi reviewed with the CRH Board a presentation prepared by Citi, which summarized, among other things, WELL’s proposal and Citi’s financial analyses of WELL’s proposal. Representatives of Canaccord Genuity reviewed with the CRH Board a presentation prepared by Canaccord Genuity, which summarized, among other things, WELL’s proposal and Canaccord Genuity’s financial analyses of WELL’s proposal. At the conclusion of its presentation, Canaccord Genuity rendered an oral opinion to the CRH Board and the Special Committee to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed and limitations on the scope of the review undertaken in its opinion, the consideration of $4.00 per CRH share to be received by CRH shareholders pursuant to the Arrangement Agreement was fair, from a financial point of view, to such shareholders.

Following the full CRH Board meeting, the Special Committee met to review the current negotiating positions and concluded that agreement on the terms of a definitive Arrangement Agreement was likely going to be possible in the coming days. The Special Committee took the opportunity to revisit the benefits of widening the process to contact other potential strategic and financial buyers prior to entering into the Arrangement Agreement with WELL and concluded that the potential benefit was outweighed by the negative factors of widening the process, including the risk of losing WELL’s offer, information leaks and the possibility that competitors could use their knowledge of a sales process to harm CRH’s business. Having received the advice of the Company’s financial and legal advisors, the Special Committee concluded that the provisions of the proposed Arrangement Agreement, including the termination fee applicable to a superior proposal, would allow any third party that may be interested in acquiring CRH reasonable time to do so with reasonable additional cost. At the conclusion of the meeting, it was determined to continue to work toward finalization of the Arrangement Agreement in the form discussed at the meeting with the additional points directed by the Special Committee.

Also on February 4, 2020, Mr. Patrick called Mr. Shahbazi to discuss the termination fee that would need to be payable by WELL to the Company in the event of certain breaches of the Arrangement Agreement, given the importance of closing certainty to CRH. During their discussions, Mr. Shahbazi indicated his agreement to a termination fee of $10 million.

Also on February 4, 2021, WELL sent CRH the proposed final form of the debt commitment letter with Canadian Imperial Bank of Commerce and HSBC Bank Canada with respect to a $150 million revolving credit facility. Between February 4 and February 6, 2021, WELL also continued to provide the Company with copies of additional executed subscription agreements in connection with its proposed equity financing, with subscription agreements for a total of over C$295 million being delivered prior to execution of the Arrangement Agreement.

On February 5, 2021, WELL and CRH entered into an amendment to their letter of intent to extend the exclusivity period from February 5, 2021 until February 6, 2021.

On February 6, 2021, the full CRH Board met again by videoconference, with representatives of CRH management, Citi, Blakes and Skadden in attendance. Representatives of Blakes provided an update on the changes to the proposed Arrangement Agreement and other transaction agreements made since the prior meeting and reviewed the timeline for completion of the Arrangement Agreement and announcement of the transaction. Representatives of Blakes also relayed that Canaccord Genuity had advised that the changes to the draft Arrangement Agreement did not change the analysis or opinion of Canaccord Genuity delivered on February 4, 2021.

The Special Committee then met separately to review the status of negotiations and the proposed Arrangement Agreement and to poll each member for their view on whether or not it was appropriate and in the best interests of the Company to proceed with the proposed transaction. Following discussion, each of the Special Committee members expressed his support for a transaction with WELL, based on the terms set out in the draft Arrangement Agreement and the other transaction agreements. The Special Committee then unanimously approved a resolution to (1) recommend to the CRH Board that the CRH Board accept the oral fairness opinion from Canaccord Genuity, (2) advise the CRH Board that the Special Committee has unanimously determined that the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, and that the Arrangement is in the best interests of the Company, (3) recommend to the CRH Board that the Arrangement Agreement be approved substantially in the form circulated to the Special Committee and (4) recommend to the CRH Board that the CRH Board recommend that the CRH securityholders vote in favour of the Arrangement.

Following such expression of support by the Special Committee, the full CRH Board reconvened with management in attendance. After considering the proposed terms of the Arrangement Agreement and the other transaction agreements, and having received the advice of the CRH Board’s financial and legal advisors, the CRH Board unanimously (1) determined that the Arrangement is fair to the CRH shareholders, (2) determined that it was advisable and in the best interests of CRH to enter into the Arrangement Agreement, (3) approved the execution, delivery and performance of the Arrangement Agreement and the consummation of the transactions contemplated thereby and (4) resolved to recommend approval of the arrangement resolution by the CRH securityholders. The CRH Board also authorized a special stipend of $350,000 to be paid to Mr. Patrick as compensation for his extensive efforts leading the renewed M&A Program and culminating in the Arrangement Agreement, contingent upon CRH shareholders approving the Arrangement.

Also on February 6, 2021, after the CRH Board meeting concluded, CRH and the WELL parties executed the Arrangement Agreement. On February 8, 2021, CRH and WELL each issued a press release announcing the Arrangement Agreement and describing the Arrangement.

In the weeks following execution of the Arrangement Agreement, representatives of CRH and the WELL parties began discussing potential technical amendments to the Plan of Arrangement in accordance with each party’s covenant under the Arrangement Agreement to make any amendment required to the Plan of Arrangement to allow WELL or any affiliate thereof to obtain the benefit of paragraph 88(1)(d) of the Tax Act, provided such amendment does not result in adverse consequences to CRH or any CRH securityholder.

On March 18, 2021, a result of the foregoing discussions, CRH and the WELL parties entered into the Amending Agreement, which amended the Arrangement Agreement to, among other things, (i) permit WELL to designate an alternative entity (in lieu of the Purchaser/Amalco) to be the acquiror of CRH, provided such entity is a wholly owned subsidiary of WELL (directly or indirectly), that the substitution of such alternate party does not, in the opinion of CRH acting reasonably, result in adverse consequences to CRH or any CRH securityholder, and that such alternate party is legally formed and CRH is notified of WELL’s intentions prior to the CRH meeting, (ii) change the order of certain steps in the Arrangement, and (iii) implement certain other tax-structuring related changes to the Plan of Arrangement, which do not impact the effect or tax consequences of the Arrangement for CRH securityholders. The Amending Agreement also amended the original Arrangement Agreement to clarify that the requisite approval for the Arrangement Resolution will include the minority approval required under Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, as required under the Interim Order.

Reasons for the Arrangement; Recommendation of the CRH Board

At a meeting of the Special Committee held on February 6, 2021, the Special Committee unanimously approved a resolution to (1) recommend to the CRH Board that the CRH Board accept the oral fairness opinion from Canaccord Genuity, (2) advise the CRH Board that the Special Committee has unanimously determined that the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, and that the Arrangement is in the best interests of the Company, (3) recommend to the CRH Board that the Arrangement Agreement be approved substantially in the form circulated to the Special Committee and (4) recommend to the CRH Board that the CRH Board recommend that the CRH securityholders vote in favour of the Arrangement.

At a meeting of the CRH Board held on February 6, 2021, the CRH Board unanimously (1) determined that the Arrangement is in the best interests of CRH and fair to CRH shareholders, (2) determined that the consideration to be received by the CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to the CRH shareholders, (3) approved the execution, delivery and performance of the Arrangement Agreement and the consummation of the transactions contemplated thereby and (4) resolved to recommend that CRH securityholders vote FOR approval of the Arrangement Resolution.

In evaluating the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement, including the Arrangement, the CRH Board and the Special Committee consulted with CRH’s management and legal and financial advisors and considered a variety of factors with respect to the Arrangement and the other transactions contemplated by the Arrangement Agreement, including the factors described below (not necessarily in order of importance):

•

the CRH Board and the Special Committee’s knowledge and understanding of CRH and the industry in which CRH operates, and the CRH Board’s review of CRH’s business, strategy, current and projected financial condition, current earnings and earnings prospects;

•

the CRH Board and the Special Committee’s knowledge of the M&A market, including as a result of the various strategic transactions CRH had engaged in since 2017 and as a result of CRH’s discussions with potential buyers;

•	the increasing competition, consolidation and other challenges in the healthcare industry and the likely effect thereof on the business, operations, financial condition and prospects of CRH;

•

the risks associated with CRH’s execution of its strategy as an independent, publicly traded company, including the uncertainty related to CRH’s ability to complete acquisitions, achieve organic case growth and rates for the services provided; and

•	the nature and amount of consideration offered in the Arrangement, as well as the terms and conditions of the Arrangement Agreement.

In the course of reaching its determination, the CRH Board and the Special Committee considered various substantive factors and benefits of the Arrangement, each of which the CRH Board and the Special Committee believed, and continues to believe, supported its decision, including (not necessarily in order of importance):

•

that the $4.00 per CRH share consideration exceeded the price at which CRH shares have traded in the prior 52-week and three year periods and represented a premium of approximately (1) 83% to the NYSE American closing price and (2) 84% to the TSX closing price (based on the Bank of Canada closing exchange rate on February 5, 2021) on February 5, 2021, the last trading day prior to the announcement of the Arrangement, as well as a premium of approximately (1) 65% to the 90-calendar-day volume-weighted average price of CRH shares on the NYSE American and (2) 61% to the 90-calendar-day volume-weighted average price of CRH shares on the TSX (based on the Bank of Canada closing exchange rate on February 5, 2021) prior to the date the Arrangement Agreement was executed;

•

that the $4.00 per CRH share consideration implied a total enterprise value of approximately (1) 8.5 times CRH’s estimated 2021 adjusted operating EBITDA attributable to shareholders of $43.9 million, including the contribution of United Digestive and (2) 11.1 times CRH’s estimated 2021 adjusted operating EBITDA attributable to shareholders of $33.6 million, excluding the contribution of United Digestive, compared to the average forward multiple of adjusted operating EBITDA attributable to shareholders at which CRH shares have traded since 2019 of approximately 7.0 times;

•

the CRH Board and the Special Committee’s belief that it was unlikely that the trading price of CRH shares would, in the near to medium term, yield greater value to CRH shareholders compared to the consideration to be received by CRH shareholders pursuant to the Arrangement, based on the risks of CRH not executing its strategic plan as described in further detail below;

•

the CRH Board and the Special Committee’s belief that $4.00 per CRH share was the highest price that WELL was willing to pay to acquire 100% of the CRH shares, and that the terms of the Arrangement Agreement were the most favorable that WELL would be willing to agree to, which belief was based on, among other things, the extensive negotiations with WELL and its counsel, and the final terms of the Arrangement Agreement, all as detailed above under “—Background to the Arrangement”;

•

the fact that despite a significant effort to identify a transformative transaction, including a possible acquisition, and the proactive outreach program undertaken following receipt of the indicative offer from WELL, as described under “—Background to the Arrangement” above, the Company had not elicited an offer to acquire the Company comparable to the offer provided by WELL or at all;

•

the CRH Board and the Special Committee’s belief that there was not a significant likelihood that another potential buyer would be interested in acquiring 100% of CRH shares at a price in excess of $4.00 per CRH share, based on the CRH Board’s knowledge and experience;

•

the fact that the consideration to be received by CRH shareholders pursuant to the Arrangement is payable entirely in cash and provides CRH shareholders with immediate liquidity and certainty of value for their investment, and removes the risks and volatility associated with owning shares of CRH as an independent, publicly traded company;

•	the near-term, medium-term and long-term risks associated with execution of CRH’s strategic plan as an independent, publicly traded company, including:

•	industry trends affecting the healthcare industry as a whole, including pressure on pricing; and

•	increased competition and consolidation in the healthcare industry and the fact that CRH faces significant competition from companies with greater size and resources;

•	the challenges CRH has faced, largely as a result of the volatility of the markets in which it operates, in projecting future performance and meeting analysts’ and investors’ quarterly expectations;

•	the CRH Board and the Special Committee’s belief that the Arrangement Agreement offered reasonable assurances as to the likelihood of consummation of the Arrangement, based on:

•	the fact that the Arrangement Agreement is not subject to a financing condition;

•

the fact that WELL has committed equity and debt financing for the Arrangement, and that CRH is entitled to receive a reverse termination fee of $10,000,000 from WELL if the Arrangement Agreement is terminated under certain circumstances (see “The Arrangement Agreement—Termination Fees”); and

•

the likelihood of satisfying all conditions precedent to the closing of the transaction within the timeframe set out in the Arrangement Agreement, including by June 30, 2021, or such later date as may be agreed to in writing by the parties;

•	the financial analysis of Citi presented to the CRH Board and the Special Committee;

•	the financial analysis of Canaccord Genuity presented to the CRH Board and the Special Committee in connection with the delivery by Canaccord Genuity of its fairness opinion as described below; and

•

the opinion of Canaccord Genuity to the effect that, as of the date of their opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of their review undertaken as set forth in their opinion, the consideration to be received by CRH shareholders pursuant to the Arrangement was fair, from a financial point of view, to CRH shareholders, which opinion is more fully described in the section “—Opinion of the Company’s Financial Advisor”).

In addition, the CRH Board and the Special Committee also considered various procedural factors and terms of the Arrangement Agreement, each of which each of the CRH Board and the Special Committee believed, and continues to believe, supported its decision, including (not necessarily in order of importance):

•

that the Special Committee met regularly without management to consider WELL’s proposals, and that negotiation of the Arrangement Agreement and other transaction agreements was conducted under the oversight of the Special Committee;

•

that the Special Committee retained Canaccord Genuity as its own independent financial advisor, on a fixed-fee basis and received an opinion from Canaccord Genuity as to the fairness, from a financial point of view, to CRH shareholders of the consideration to be received by CRH shareholders pursuant to the Arrangement;

•

that WELL was prohibited under the terms of its confidentiality agreement with CRH from engaging in discussions or entering into agreements or arrangements of any kind with CRH employees (including executive officers) regarding compensation arrangements of any kind without the prior written consent of the CRH Board, and WELL did not seek permission for (nor did the CRH Board permit) such discussions, agreements or arrangements to take place;

•

that the Arrangement Agreement allows the CRH Board and the Special Committee to engage in discussions or negotiations with respect to an unsolicited, bona fide acquisition proposal at any time if the CRH Board, acting in good faith after consultation with its financial and legal advisors, determines that the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (see “The Arrangement Agreement—Restrictions on Solicitations of Other Offers”);

•

that the Arrangement Agreement allows the CRH Board to change its recommendation supporting the Arrangement and terminate the Arrangement Agreement to enter into a superior proposal, subject to compliance with the non-solicitation provisions and related procedural requirements in the Arrangement Agreement (see “The Arrangement Agreement—Change of CRH Board Recommendation; Termination in Connection with a Superior Proposal”);

•	that completion of the Arrangement will be subject to a judicial determination by the Court that the Arrangement is fair and reasonable;

•

that the Arrangement Agreement must be approved by no less than two-thirds of the votes cast by CRH shareholders and CRH securityholders present in person or represented by proxy at the CRH Meeting; and

•

that CRH shareholders that do not vote in favor of the Arrangement Resolution and follow certain prescribed procedures described in this proxy statement will, if the Arrangement is consummated, be entitled to dissent under the BCBCA and seek fair value for their shares.

The CRH Board and the Special Committee also considered a variety of risks and other potentially negative factors concerning the Arrangement Agreement and the Arrangement, including (not necessarily in order of importance):

•

that CRH shareholders will no longer participate in future earnings or growth of CRH and will not benefit from any appreciation in value of CRH to the extent that those benefits exceed the benefits reflected in the consideration to be received by CRH shareholders pursuant to the Arrangement;

•

the potential risk of diverting management attention and resources from the operation of CRH’s business, including other strategic opportunities and operational matters, while working toward the completion of the Arrangement;

•	the potential negative effect on CRH’s business, including its relationships with employees, suppliers, channel partners and customers, of the pendency of the Arrangement;

•	the restrictions on the conduct of CRH’s business prior to completion of the Arrangement;

•

the risk that the financing contemplated by Arrangement Agreement for the consummation of the Arrangement might not be obtained and CRH’s potential inability to obtain specific performance to require WELL to complete the Arrangement if the financing is not then available;

•

the risk that the Arrangement may not be completed despite the parties’ efforts or that completion of the Arrangement may be unduly delayed, even if the Arrangement Resolution is approved by CRH securityholders, including the possibility that conditions to the parties’ obligations to complete the Arrangement may not be satisfied, and the potential resulting disruptions to CRH’s business;

•	the conditions to the Purchaser’s obligation to complete the Arrangement and the rights of the Purchaser to terminate the Arrangement Agreement in certain circumstances;

•

the limitations contained in the Arrangement Agreement on CRH’s ability to solicit additional acquisition proposals from third parties, as well as the fact that if the Arrangement Agreement is terminated in certain circumstances, CRH must pay a termination fee to (or as directed by) WELL (see “The Arrangement Agreement—Termination Fees”);

•

that the consideration to be received by CRH shareholders in the Arrangement is expected to be taxable for U.S. federal income tax purposes and Canadian federal income tax purposes (See “—Material U.S. Federal Income Tax Consequences” and “—Material Canadian Federal Income Tax Consequences”); and

•

that CRH’s directors and officers may have interests in the Arrangement that are different from, or in addition to, those of other CRH shareholders (see “—Interests of the Company’s Directors and Executive Officers in the Arrangement”).

The CRH Board and the Special Committee concluded that the potential negative factors associated with the acquisition of CRH by WELL were outweighed by the potential benefits that the CRH Board and the Special Committee expect CRH and the CRH securityholders to achieve as a result of the Arrangement. Accordingly, the Special Committee recommended approval of, and the CRH Board approved, the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement, including the Arrangement.

In considering the recommendation of the CRH Board that CRH securityholders vote FOR the Arrangement Resolution, CRH securityholders should be aware that certain directors and executive officers of CRH have interests in the Arrangement that are different from, or in addition to, any interests they might have solely as a CRH securityholder (see “—Interests of the Company’s Directors and Executive Officers in the Arrangement” beginning on page 51).

The foregoing discussion of factors considered by the CRH Board and the Special Committee is not meant to be exhaustive, but includes the material factors considered by the CRH Board and the Special Committee in approving or recommending approval of the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement, including the Arrangement. The CRH Board and the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the members of the CRH Board and the Special Committee made their respective determinations based on the totality of the information presented to them, including the input from CRH’s management and advisors, and the judgments of individual members of the CRH Board and the Special Committee may have been influenced to a greater or lesser degree by different factors. The CRH Board and the Special Committee did not undertake to make any specific determinations as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The CRH Board and the Special Committee based their determinations on the totality of the information presented.

The CRH Board unanimously recommends that CRH securityholders vote FOR the Arrangement Resolution.

Certain Unaudited Prospective Financial Information

General Note Regarding Certain Unaudited Prospective Financial Information

In connection with CRH’s exploration of a potential sale of CRH and evaluation of the Arrangement, CRH senior management prepared certain non-public, unaudited financial projections and forecasts of CRH’s standalone performance for the fiscal years ending December 31, 2020 through December 31, 2025 (the “forecasts”), which are summarized below. As further described below, CRH senior management provided certain of such forecasts to Citi, Canaccord Genuity, the Special Committee, the CRH Board, WELL and certain other potential acquirers of CRH.

CRH does not, as a matter of course, publicly disclose financial forecasts as to future performance, earnings or other results, given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The forecasts are included in this proxy statement solely to give security holders access to non-public information that was provided to the Special Committee, the CRH Board and CRH’s financial advisors in the course of evaluating the Arrangement, and are not intended to influence the decision of any CRH securityholder regarding whether to vote in favor of the Arrangement Resolution or any other proposal at the CRH meeting. The inclusion of the forecasts in this proxy statement should not be regarded as an indication that CRH or any recipient of such information considered or consider the forecasts to necessarily reflect actual future events, and the forecasts should not be considered as such. Neither CRH nor any of its affiliates, advisors or representatives has made or makes any representation to any CRH securityholder or any other person regarding the ultimate performance of CRH compared to the information contained in the forecasts, and similarly, CRH has made no representation to WELL, in the Arrangement Agreement or otherwise, concerning the forecasts.

The forecasts were prepared for internal use and to assist CRH’s financial advisors with their financial analyses of CRH and the Arrangement and were not prepared with view toward public disclosure. Accordingly, they do not necessarily comply with GAAP or the guidelines published by the SEC or Canadian securities commissions or established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of CRH’s senior management, were prepared on a reasonable basis, reflecting estimates and judgments of CRH’s senior management that they believed were reasonable at the time the forecasts were prepared, taking into account the relevant information available to them at the time. Neither CRH’s independent auditors, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the forecasts, and none of them have expressed any opinion or any other form of assurance on the forecasts or their achievability, and they assume no responsibility for, and disclaim any association with, the forecasts.

CRH uses certain financial measures in the forecasts that are not prepared in accordance with GAAP, such as EBITDA (in total and broken down as attributable to non-controlling interests and shareholders of the Company), adjusted operating EBITDA attributable to shareholders and unlevered free cash flow. While CRH believes that such measures provide useful supplemental information in analyzing its financial results, there are limitations associated with the use of such financial measures. Such non-GAAP measures as used by CRH may not be directly comparable to similarly titled measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Because financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the forecasts presented herein, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, such forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, the CRH Board or CRH’s financial advisors in connection with the Arrangement. Accordingly, no reconciliation of the financial measures included in the forecasts is provided in this proxy statement.

The forecasts constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those predicted, including those described in “Cautionary Note Regarding Forward-Looking Statements,” beginning on page 14, and should be read with caution. Although presented with numerical specificity, the forecasts were based on numerous assumptions and estimates with respect to industry performance and competition, general business, economic, regulatory, political, market and financial conditions, and other future events, including assumptions and estimates related to CRH’s future investments and strategies and ability to achieve its strategic objectives, as well as other matters specific to CRH’s business, all of which are inherently uncertain and difficult to predict and many of which are beyond the control of CRH. Key material assumptions underlying the forecasts include, without limitation, that:

•

There are no material changes to the United States laws and regulations that regulate payments for medical services or other material changes in the laws, regulations and regulatory interpretations applicable to CRH’s business;

•	The tax laws, including corporate tax rates, remain unchanged relative to such laws (including such rates) as in effect on January 1, 2020;

•	Revenue from both anesthesia services and product sales recover from the impacts of the COVID-19 pandemic in 2021;

•	There is no anesthesia services revenue or EBITDA contribution from United Digestive following the expiration of United Digestive’s services agreements with CRH on October 31, 2021;

•

Anesthesia services same-facility cases and rate per case for locations currently in operation, excluding facilities associated with United Digestive, as well as product sales, grow over the forecast years; and

•

CRH continues to make significant investments in each of the forecast years for the acquisition of anesthesia service providers at an average multiple of ~4.5x adjusted operating EBITDA attributable to shareholders, and acquired anesthesia services providers grow post-acquisition.

In addition, the forecasts were prepared assuming CRH remains a stand-alone public company and do not give effect to the Arrangement, including the impact of negotiating or executing the Arrangement Agreement, the expenses that have been and may be incurred in connection with consummating the Arrangement, the potential synergies that may be achieved as a result of consummation of the Arrangement, potential changes in any business or strategic decision or actions that may be undertaken by WELL following consummation of the Arrangement, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Arrangement. The forecasts also do not take into account the effect on CRH of any possible failure of the Arrangement be consummated.

The forecasts were prepared by CRH’s senior management based on information available at the time the forecasts were prepared and do not take into account any circumstances or events occurring after the date they were prepared. For example, as noted above, the forecasts assumed that there would be no anesthesia services revenue or EBITDA contribution from United Digestive following the expiration of United Digestive’s current services agreements with CRH on October 31, 2021 (in light of the notice that had been received by CRH in December 2020 that United Digestive did not intend to renew its services agreements with CRH following their expiration), and the forecasts do not take into account that on February 23, 2021, following the preparation of the forecasts and CRH’s entry into the Arrangement Agreement, CRH entered into a new five-year exclusive management services agreement with United Digestive that will be effective November 1, 2021, which agreement is expected to allow CRH to retain a material portion of the EBITDA earned by CRH under the current services agreements. Further, given that the forecasts cover multiple years, by their nature, they become less predictive with each successive year. Except to the extent required by applicable securities laws, CRH expressly disclaims any responsibility to update or otherwise revise the forecasts to reflect circumstances existing after the date when they were prepared or the occurrence of future events, even in the event that any or all of the assumptions underlying the forecasts are shown to be inappropriate.

In light of the foregoing factors and the uncertainties inherent in the forecasts, security holders are cautioned not to place undue reliance on the forecasts. There can be no assurance that such forecasts will be an accurate prediction of future events, and they should not be relied on as such. Actual results may differ materially from those shown in the forecasts.

The forecasts included in this proxy statement should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding CRH included in this proxy statement and in its other public filings with the SEC, including CRH’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CRH High-Growth Case

CRH management prepared certain forecasts in the fall of 2020 for distribution to potential acquirers in connection with CRH’s planned sale process. In addition to the assumptions described under “—General Note Regarding Certain Unaudited Prospective Financial Information,” beginning on page 39, such forecasts were based on various assumptions concerning, among other things, CRH’s ability to deploy capital at an increased rate to drive additional growth through acquisitions and CRH’s achievement of accelerated organic growth, primarily through growth in its anesthesia services business resulting from the potential heightened demand for such services in light of certain shifting healthcare norms and the possibility of certain rate increases in future years. In light of the subsequent notice received by CRH that CRH’s largest customer, United Digestive, did not intend to renew its services agreements with CRH, such forecasts were updated in December 2020 solely to remove any revenue or EBITDA contribution from United Digestive following the expiration of such service agreements in the fourth quarter of 2021. In this proxy statement, we refer to such forecasts, including the revisions to reflect the removal of United Digestive revenue and EBITDA contributions, as the “CRH High-Growth Case.” The CRH High-Growth Case was provided to WELL and to four other potential acquirers of CRH who entered into confidentiality agreements with CRH as a result of Citi’s outreach to potential acquirers between December 28, 2020 and January 5, 2021, as well as to Citi and Canaccord Genuity.

The following table summarizes selected data from the CRH High-Growth Case, including management’s estimates of revenue, EBITDA (in total and broken down as attributable to non-controlling interests and shareholders of the Company) and adjusted operating EBITDA attributable to shareholders for the periods presented. The following estimates of unlevered free cash flow (pre- and post-acquisition of anesthesia service providers) were derived by Citi based on the CRH High-Growth Case and other estimates provided by CRH management.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Revenue	$164.0	$179.7	$223.1	$267.4	$314.6
EBITDA(1)	$65.7	$79.9	$106.3	$132.8	$161.2
Attributable to NCI	$23.3	$31.4	$39.6	$47.5	$55.6
Attributable to Shareholders	$42.3	$48.4	$66.7	$85.3	$105.7
Adjusted Operating EBITDA Attributable to Shareholders(2)	$45.1	$51.2	$69.5	$88.1	$108.5
Unlevered Free Cash Flow(3)
Pre-Acquisition of Anesthesia Service Providers	$41.8	$42.3	$50.4	$65.4	$81.2
Post-Acquisition of Anesthesia Service Providers	$6.8	$2.3	$10.4	$25.4	$41.2

(1)

EBITDA is a non-GAAP measure defined by the Company as operating earnings before interest, taxes, depreciation and amortization. Total EBITDA, as presented in the table above, was calculated by subtracting from revenue (i) the cost of revenue (excluding book depreciation and amortization (“D&A”)) and (ii) selling, general and administrative expense (“SG&A”) (excluding book D&A). Management’s estimates of these items, as used in such calculation, are listed in table below.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Cost of Revenue (Excluding Book D&A)	$83.8	$86.1	$102.9	$120.4	$138.8
SG&A (Excluding Book D&A)	$14.6	$13.7	$13.9	$14.2	$14.6
Book D&A	$69.4	$38.3	$42.9	$49.8	$49.1

Together, the foregoing cost of revenue (excluding book D&A), SG&A (excluding book D&A) and book D&A comprise the Company’s estimated GAAP operating expenses for the applicable periods.

EBITDA is also broken down in the table above as attributable to non-controlling interests (“NCI”) and shareholders of the Company. NCI reflects the ownership interests of persons holding non-controlling interests in non-wholly owned subsidiaries of the Company.

(2)

Adjusted operating EBITDA is a non-GAAP measure defined by the Company as operating earnings before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses, asset impairment charges, and other non-recurring expenses plus other income related to government assistance. Adjusted operating EBITDA attributable to shareholders excludes the portion of the Company’s adjusted operating EBITDA attributable to NCI.

For the forecast periods in the table above, adjusted operating EBITDA attributable to shareholders was calculated by subtracting from total EBITDA the portion of the Company’s EBITDA attributable to NCI, and adding (i) stock based compensation and (ii) acquisition expense. Management’s estimates of these items, as used in such calculation, are listed in table below. Asset impairment charges, other non-recurring expenses and other income related to government assistance were estimated at zero for such periods.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Stock-Based Compensation	$2.7	$2.7	$2.7	$2.7	$2.7
Acquisition Expense	$0.1	$0.1	$0.1	$0.1	$0.1

(3)

Unlevered free cash flow is a non-GAAP measure. Unlevered free cash flow (pre-acquisition of anesthesia service providers), as derived by Citi, was calculated by subtracting from EBITDA attributable to shareholders (i) taxes (assuming an effective tax rate of 25%), (ii) change in net working capital and (iii) capital expenditures. Unlevered free cash flow (post-acquisition of anesthesia service providers), as derived by Citi, was calculated by further subtracting anesthesia practice acquisitions from the foregoing. Management’s estimates of these items, as used in such calculations, are listed in table below.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Cash Taxes	—	$4.4	$11.5	$15.1	$19.2
Change in Net Working Capital	$0.4	$1.6	$4.7	$4.7	$5.2
Capital Expenditures	$0.1	$0.1	$0.1	$0.1	$0.1
Anesthesia Practice Acquisitions	$35.0	$40.0	$40.0	$40.0	$40.0

CRH Normalized Case

CRH management prepared certain additional forecasts in January 2021. In addition to the assumptions described under “—General Note Regarding Certain Unaudited Prospective Financial Information” beginning on page 39, such forecasts assumed levels of investment in acquisitions, product sale growth and anesthesia services growth based on and substantially consistent with levels and trends observed by CRH in its prior financial periods. In this proxy statement, we refer to such forecasts as the “CRH Normalized Case.” The CRH Normalized Case was provided to Citi and Canaccord Genuity, and after discussion with CRH’s financial advisors, and taking into account, among other things, the then-current business, economic, regulatory, political, market and financial conditions in the industry and geographies in which CRH operates, CRH management approved the CRH Normalized Case for use by Canaccord Genuity in connection with rendering its opinion described in “—Opinion of the Company’s Financial Advisor” beginning on page 44. The CRH Normalized Case was also provided to the Special Committee and the CRH Board.

The following table summarizes selected data from the CRH Normalized Case, including management’s estimates of revenue, EBITDA (in total and broken down as attributable to non-controlling interests and shareholders of the Company), and adjusted operating EBITDA attributable to shareholders for the periods presented. The following estimates of unlevered free cash flow were derived by Citi and Canaccord Genuity, respectively (as indicated below), based on the CRH Normalized Case and other estimates provided by CRH management.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Revenue(1)	$159.9	$160.8	$184.7	$207.1	$229.6
EBITDA(2)	$63.6	$68.0	$81.3	$92.8	$104.2
Attributable to NCI	$22.4	$27.3	$31.8	$35.7	$39.6
Attributable to Shareholders	$41.2	$40.7	$49.5	$57.1	$64.6
Adjusted Operating EBITDA Attributable to Shareholders(1)(3)	$43.9	$43.5	$52.3	$59.9	$67.5
Unlevered Free Cash Flow (Citi)(4)
Pre-Acquisition of Anesthesia Service Providers	$41.4	$38.0	$39.0	$45.6	$51.7
Post-Acquisition of Anesthesia Service Providers	$16.4	$13.0	$14.0	$20.6	$26.7
Unlevered Free Cash Flow (Canaccord Genuity)(5)	$45.1	$34.3	$39.0	$45.6	$51.7

(1)

For purposes of Citi’s and Canaccord Genuity’s respective financial analyses, the CRH Normalized Case also included estimated revenue and estimated adjusted operating EBITDA attributable to shareholders for the year ended December 31, 2020 of $106.2 million and $28.8 million, respectively. Such numbers were based on the Company’s preliminary financial statements for such period at the time the CRH Normalized Case was prepared, which were still in the process of being audited. For information on the CRH’s actual results for the year ended December 31, 2020, see CRH’s latest Annual Report on Form 10-K, filed on March 16, 2021.

(2)

EBITDA is a non-GAAP measure defined by the Company as operating earnings before interest, taxes, depreciation and amortization. Total EBITDA, as presented in the table above, was calculated by subtracting from revenue (i) the cost of revenue (excluding book D&A) and (ii) SG&A (excluding book D&A). Management’s estimates of these items, as used in such calculation, are listed in table below.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Cost of Revenue (Excluding Book D&A)	$81.7	$78.9	$89.1	$99.5	$110.1
SG&A (Excluding Book D&A)	$14.6	$13.9	$14.3	$14.8	$15.3
Book D&A	$68.4	$34.5	$35.8	$39.4	$35.4

Together, the foregoing cost of revenue (excluding book D&A), SG&A (excluding book D&A) and book D&A comprise the Company’s estimated GAAP operating expenses for the applicable periods.

EBITDA is also broken down in the table above as attributable to NCI and shareholders of the Company. NCI reflects the ownership interests of persons holding non-controlling interests in non-wholly owned subsidiaries of the Company.

(3)

Adjusted operating EBITDA is a non-GAAP measure defined by the Company as operating earnings before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses, asset impairment charges, and other non-recurring expenses plus other income related to government assistance. Adjusted operating EBITDA attributable to shareholders excludes the portion of the Company’s adjusted operating EBITDA attributable to NCI.

For the forecast periods in the table above, adjusted operating EBITDA attributable to shareholders was calculated by subtracting from total EBITDA the portion of the Company’s EBITDA attributable to NCI, and adding (i) stock based compensation and (ii) acquisition expense. Management’s estimates of these items, as used in such calculation, are listed in table below. Asset impairment charges, other non-recurring expenses and other income related to government assistance were estimated at zero for such periods.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Stock-Based Compensation	$2.7	$2.7	$2.7	$2.7	$2.7
Acquisition Expense	$0.1	$0.1	$0.1	$0.1	$0.1

(4)

Unlevered free cash flow is a non-GAAP measure. Unlevered free cash flow (pre-acquisition of anesthesia service providers), as derived by Citi, was calculated by subtracting from EBITDA attributable to shareholders (i) taxes (assuming an effective tax rate of 25% and the utilization of a 2021E tax credit in 2022E), (ii) change in net working capital and (iii) capital expenditures. Unlevered free cash flow

(post-acquisition of anesthesia service providers), as derived by Citi, was calculated by further subtracting anesthesia practice acquisitions from the foregoing. Management’s estimates of these items, as used in such calculation, are listed in table below.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Cash Taxes	—	$2.8	$8.0	$9.3	$10.5
Change in Net Working Capital	$(0.3)	$(0.2)	$2.4	$2.1	$2.3
Capital Expenditures	$0.1	$0.1	$0.1	$0.1	$0.1
Anesthesia Practice Acquisitions	$25.0	$25.0	$25.0	$25.0	$25.0

(5)

Unlevered free cash flow is a non-GAAP measure. Unlevered free cash flow, as derived by Canaccord Genuity, was calculated by tax-effecting non-GAAP operating income to CRH shareholders (calculated as EBITDA attributable to CRH shareholders, less tax D&A) by subtracting taxes (assuming an effective rate of 25%), and then adding tax D&A, subtracting changes in non-cash net working capital and subtracting capital expenditures. Management’s estimates of these items, as used in such calculation, are listed in table below.

	For the Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Tax D&A	$56.0	$14.8	$17.3	$19.9	$22.5
Cash Tax Expense (Refund)	$(3.7)	$6.5	$8.0	$9.3	$10.5
Change in Net Working Capital	$(0.3)	$(0.2)	$2.4	$2.1	$2.3
Capital Expenditures	$0.1	$0.1	$0.1	$0.1	$0.1

Opinion of the Company’s Financial Advisor

Canaccord Genuity is acting as a financial advisor to the Company in connection with the Arrangement. At a meeting of the Special Committee and the CRH Board held on February 4, 2021 to evaluate the Arrangement, Canaccord Genuity delivered to the Special Committee and the CRH Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 4, 2021, to the effect that, as of that date and based upon and subject to certain assumptions, limitations and qualifications set forth in the written opinion, the consideration to be received by CRH shareholders pursuant to the Arrangement is fair, from a financial point of view, to CRH shareholders.

The full text of Canaccord Genuity’s opinion is attached to this proxy statement as Annex E. The description of Canaccord Genuity’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. CRH shareholders are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to the Special Committee, was only one of many factors considered by the Special Committee and the CRH Board in their evaluation of the Arrangement and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received under the Arrangement by CRH shareholders. Canaccord Genuity’s opinion is not intended to, and does not, constitute advice or a recommendation to any CRH securityholder as to whether such holder should vote their CRH securities in favour of the Arrangement or how such securityholder should otherwise act on any other matter with respect to the Arrangement.

In connection with rendering the opinion described above and performing its related financial analyses, Canaccord Genuity, among other things:

•	reviewed an execution copy of the Arrangement Agreement (including accompanying disclosure schedules) to be dated February 6, 2021;

•	reviewed the Company’s audited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended December 31, 2019 and December 31, 2018;

•

reviewed the Company’s unaudited interim condensed consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended September 30, 2020 and September 30, 2019, June 30, 2020 and June 30, 2019, and March 31, 2020 and March 31, 2019;

•	reviewed recent press releases, reports and other publicly available documents filed by the Company with the SEC;

•	discussed with the Company’s senior management the Company’s financial condition, the industry and its future business prospects;

•

reviewed financial results and projections provided by the Company’s management for the fiscal years 2020 through 2025, ending December 31, respectively, and had discussions with the Company’s management surrounding longer-term business and growth prospects of the Company, including capital requirements to achieve said growth prospects;

•	reviewed certain other internal financial, operational and corporate information prepared or provided by the Company’s senior management;

•	discussed with the Company’s legal counsel certain legal matters including with respect to the Arrangement Agreement;

•

reviewed select public market trading statistics and relevant financial information in respect of the Company, as well as other comparable public entities considered by Canaccord Genuity to be relevant;

•

reviewed representations contained in certificates, addressed to Canaccord Genuity and dated the date of such opinion, from senior officers of the Company as to the completeness and accuracy of the information upon which such opinion was based and certain other matters; and

•	reviewed such other corporate, industry and financial market information, investigations and analyses as Canaccord Genuity considered necessary or appropriate at the time and in the circumstances.

In connection with its review and arriving at its opinion, Canaccord Genuity did not independently verify any of the foregoing information, assumed that all such information was complete and accurate in all material respects, and relied on representations of Company management that they were not aware of any facts that would make the information provided to Canaccord Genuity by the Company or its representatives for the purpose of preparing such opinion misleading. With respect to the CRH Normalized Case forecasts, which were relied upon by Canaccord Genuity in arriving at its opinion with the Company’s consent, Canaccord Genuity assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management. Canaccord Genuity also assumed that the Arrangement will be consummated substantially in accordance with the terms set forth in the copy of the Arrangement Agreement reviewed by it, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to Canaccord Genuity’s analysis.

Canaccord Genuity’s opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of February 4, 2021, the date of the opinion, and the conditions and prospects, financial and otherwise, of the Company and its subsidiaries, as they were reflected in the information described above and as they were represented to Canaccord Genuity in discussions with management of the Company. It should be understood that subsequent developments may affect the conclusions expressed in the opinion, and Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting the opinion that may come to Canaccord Genuity’s attention after the date of the opinion or to otherwise update, revise or reaffirm its opinion. Canaccord Genuity has not been requested to conduct and has not conducted, nor has Canaccord Genuity relied upon, any independent formal valuation or appraisal of the Company, or any of its securities or assets, and its opinion should not be construed as such. Canaccord Genuity also has not evaluated the solvency of any party to the Arrangement Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, Canaccord Genuity has assumed, with the Company’s consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company provided to Canaccord Genuity.

Canaccord Genuity’s opinion is limited to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received under the Arrangement by CRH shareholders, and Canaccord

Genuity did not express any opinion as to the fairness of the Arrangement to the holders of any other class of securities, creditors or other constituencies of the Company. Canaccord Genuity’s opinion did not address the relative merits of the Arrangement as compared to other business strategies or transactions that might be available to the Company, nor did it address the underlying business decision of the Company to proceed with the Arrangement or any view on any other term or aspect of the Arrangement Agreement. Canaccord Genuity is not a legal, accounting, regulatory or tax expert and relied on the assessments made by the Company and its advisors with respect to such matters. Canaccord Genuity has not considered, and expressed no opinion as to, the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the consideration to be paid to CRH shareholders pursuant to the Arrangement.

Summary of Financial Analysis

The following is a summary of the material financial analyses performed by Canaccord Genuity in connection with rendering its opinion dated February 4, 2021 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord Genuity’s financial analyses.

Selected Public Companies Analysis

Canaccord Genuity performed an analysis using a selected group, which attempts to imply the value of a company by comparing it to identified companies that are publicly traded. For purposes of this analysis, Canaccord Genuity identified the following group of nine publicly traded healthcare services and products companies that share similar business characteristics to the Company based on operational and/or financial metrics, which are referred to as the “selected public companies.” The selected public companies consisted of:

•	AMN Healthcare Services, Inc.

•	MEDNAX, Inc.

•	RadNet, Inc.

•	Akumin Inc.

•	Cross Country Healthcare, Inc.

•	Viemed Healthcare, Inc.

•	Utah Medical Products, Inc.

•	Protech Home Medical Corp.

•	Pro-Dex, Inc.

Based on its review of the relevant metrics for each of the selected public companies, Canaccord Genuity calculated, for each of the selected public companies, the implied enterprise value as a multiple of adjusted operating EBITDA attributable to shareholders, which is referred to in this section as “adjusted EBITDA” (calculated as operating earnings before interest, taxes, depreciation and amortization, stock-based compensation, and excluding non-controlling interests), for the last twelve month period ended September 30, 2020 (“9/30 LTM”) and for estimated calendar year 2020 (“2020E”) and estimated calendar year 2021 (“2021E”). For purposes of this analysis, Canaccord calculated the implied enterprise value for each of the selected companies by multiplying the number of fully diluted outstanding shares of the applicable company by that company’s closing share price on February 3, 2021, and adding the book value of that company’s debt and subtracting cash and cash equivalents. In calculating the implied enterprise value and adjusted EBITDA metrics for the selected public companies, Canaccord Genuity utilized information regarding the selected public companies obtained from filings with the SEC, the Capital IQ database and other public sources. Based on this information, Canaccord Genuity calculated multiples for the selected public companies as follows:

Company	Enterprise Value /Adjusted EBITDA
	9/30 LTM	2020E	2021E
AMN Healthcare Services, Inc.	14.1x	13.7x	13.6x
MEDNAX, Inc.	11.5x	12.3x	10.9x
RadNet, Inc.	11.6x	11.6x	9.0x
Akumin Inc.	8.5x	8.1x	7.0x
Cross Country Healthcare, Inc.	12.6x	12.5x	12.1x
Viemed Healthcare, Inc.	9.8x	9.9x	12.6x
Utah Medical Products, Inc.	13.2x	13.2x	N/A
Protech Home Medical Corp.	12.6x	11.4x	8.6x
Pro-Dex, Inc.	15.7x	15.7x	13.4x

Based on the analyses and review of the multiples of the selected public companies, Canaccord Genuity selected a representative range of enterprise value to 9/30 LTM adjusted EBITDA multiples of 11.5x–13.2x, a representative range of enterprise value to 2020E adjusted EBITDA multiples of 11.4x–13.2x, and a representative range of enterprise value to 2021E adjusted EBITDA multiples of 8.9x–12.8x, which were derived from the data points for the selected public companies set forth in the tables above based upon the application of its professional judgment.

Canaccord Genuity then calculated ranges of implied enterprise values of the Company by applying these multiples to the Company’s estimated adjusted EBITDA for the relevant periods (based on CRH’s public filings, with respect to the 9/30 LTM adjusted EBITDA, and the CRH Normalized Case forecasts for 2020E and 2021E adjusted EBITDA). Based on information provided by Company management, Canaccord Genuity also adjusted 2021E adjusted EBITDA to exclude any contribution from CRH’s customer United Digestive in 2021E (as the Company had publicly announced on December 22, 2020 that the current services agreements with United Digestive will expire on October 31, 2021 and that United Digestive had given notice that it did not intend to renew), and calculated a range of implied enterprise values of the Company accounting for the loss of United Digestive by applying the representative range of enterprise value to 2021E adjusted EBITDA multiples to such adjusted 2021E adjusted EBITDA. Canaccord then subtracted the Company’s net debt of $70.2 million at December 31, 2020, as provided by Company management, from such implied enterprise values to calculate ranges of implied equity values for the Company and then calculated ranges for the implied per share equity value of CRH shares based on the number of fully diluted CRH shares outstanding as of February 2, 2021 of 75.5 million (calculated using the treasury stock method). The following table summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Median
9/30 LTM Adjusted EBITDA	$3.09-$3.69	$3.46
2020E Adjusted EBITDA	$3.41-$4.11	$3.75
2021E Adjusted EBITDA	$4.26-$6.52	$5.77
2021E Adjusted EBITDA, as adjusted to exclude United Digestive	$3.04-$4.77	$4.19

Canaccord Genuity compared these ranges to (i) the closing price of CRH shares on the NYSE American on February 3, 2021, the last trading day prior to the date of its opinion, of $2.18 per CRH share and (ii) the consideration payable to CRH shareholders under the Arrangement Agreement of $4.00 per CRH share.

Selected Precedent Transactions Analysis

Canaccord Genuity performed a precedent transactions analysis, which attempts to imply the value of a company based on publicly available financial terms of selected transactions. Canaccord Genuity selected the precedent transactions listed below based on the similarity of products offered and markets served by the target company as compared to the Company based upon its professional judgment, as well as the financial position and other relevant financial metrics of the target companies. Each of these transactions was publicly announced on or before February 3, 2021.

Based on its review of the relevant metrics for each of the precedent transactions, Canaccord Genuity calculated the implied enterprise value of the applicable target company based on the consideration paid in the transaction as multiple of the target company’s adjusted EBITDA (calculated as operating earnings before interest, taxes, depreciation and amortization, stock-based compensation, and excluding non-controlling interests) over the last twelve month period ended prior to the announcement of the applicable transaction (the “LTM adjusted EBITDA”) for each of the precedent transactions for which public information was available. For purposes of this analysis, Canaccord Genuity utilized information regarding the precedent transactions obtained from filings with the SEC and other public sources. The results of these calculations for each of the select precedent transactions are set forth below:

Announcement Date	Target	Acquiror	Implied Enterprise Value ($ in millions)	Enterprise Value / LTM Adj. EBITDA
October 2, 2020	American Renal Associates	Innovative Renal Care	$854.8	9.8x
January 27, 2020	NovaBone Products	Halma	$137.0	N/A
November 5, 2019	Soliant Health	Olympus Partners	$612.0	11.3x
April 30, 2019	Advanced Medical Personnel Services	AMN Healthcare	$220.0	3.3x
April 17, 2019	Certain Assets of AngioDynamics	Medline Industries	$167.5	5.6x
June 11, 2018	Envision Healthcare	KKR & Co.	$9,531.3	10.5x
April 21, 2018	Sound Inpatient Physicians	OptumHealth	$2,150.0	N/A
July 6, 2017	Ob Hospitalist Group	Gryphon Investors	N/A	N/A
June 13, 2017	Advantage RN	Cross Country Healthcare	$88.0	8.8x
January 9, 2017	Surgical Care Affiliates	Optum	$3,415.6	17.0x
October 31, 2016	Team Health Holdings	The Blackstone Group	$6,071.7	13.7x
June 15, 2016	Envision Healthcare Holdings	AmSurg	$7,977.0	12.7x
September 14, 2015	Medical Innovations Group	Cantel Medical	$80.1	10.5x
August 4, 2015	IPC Healthcare	Team Health Holdings	$1,569.9	20.0x
June 24, 2014	Sound Inpatient Physicians	Fresenius Medical Care	$750.0	N/A
June 13, 2014	Symbion	Surgery Partners	$792.0	10.1x
June 10, 2014	Phoenix Physicians	EmCare	$170.0	15.9x
May 29, 2014	Sheridan Healthcare	AmSurg	$2,350.0	12.2x

Canaccord Genuity selected a representative range of enterprise value to LTM adjusted EBITDA multiples of 9.9x-13.4x, derived from the data points for the precedent transactions set forth in the tables above based upon the application of its professional judgment. Canaccord Genuity then calculated a range of implied enterprise values of the Company by applying these multiples to the Company’s estimated adjusted EBITDA for the twelve month period ended December 31, 2020 (as reflected in the CRH Normalized Case). Canaccord Genuity then subtracted the Company’s net debt of 70.2 million at December 31, 2020, as provided by Company management, from such implied enterprise values to calculate a range of implied equity values for the Company, and then calculated a range for the implied per share equity value of CRH shares based on the number of fully diluted CRH shares outstanding of 75.5 million as of February 2, 2021 (calculated using the treasury stock method). The following table summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Median
2020E Adjusted EBITDA	$2.84-$4.18	$3.23

Canaccord Genuity compared this range to (i) the closing price of CRH shares on the NYSE American on February 3, 2021, the last trading day prior to the date of its opinion, of $2.18 per CRH share and (ii) the consideration payable to CRH shareholders under the Arrangement Agreement of $4.00 per CRH share.

Discounted Cash Flow Analysis

Canaccord Genuity performed an indicative discounted cash flow analysis of the Company to derive an implied per share equity value range for CRH shares based on the Company as a stand-alone entity. For purposes of this analysis, Canaccord Genuity utilized the CRH Normalized Case forecasts for the calendar years 2021 through 2025 provided by the Company’s management and calculated projected unlevered free cash flows for each of such years by tax-effecting operating income to CRH shareholders, which excludes operating income related to non-controlling interests, adding depreciation and amortization, subtracting changes in non-cash net working capital and subtracting capital expenditures.

A range of implied enterprise values for the Company was determined by Canaccord Genuity using the sum of the present value of the Company’s projected unlevered free cash flows from January 1, 2021 to December 31, 2025 and the present value of an illustrative range of terminal values of the Company as of December 31, 2025. In calculating the illustrative range of terminal values of the Company, Canaccord Genuity applied a perpetual growth rate range of 1.0%—3.0% to the terminal year unlevered free cash flow estimated to be generated by the Company of approximately $51.7 million. Canaccord Genuity selected this perpetual growth rate range based on the application of Canaccord Genuity’s professional judgment and experience and taking into account, among other things, expectations regarding inflation and the long-term growth rate of the U.S. economy. The projected unlevered free cash flows from January 1, 2021 to December 31, 2025 and illustrative terminal values were discounted to present values as of January 31, 2021 at a discount rate range of 16.0% – 18.0%, which was selected, upon the application of Canaccord Genuity’s professional judgment and experience, to reflect the Company’s estimated range of weighted average cost of capital, based in part on the Company’s capital structure, cost of debt and tax rate, and the capital asset pricing model, which included assumptions relating to equity risk premium, size risk premium, risk free rate and a beta for the Company.

Canaccord Genuity then subtracted the Company’s net debt of $70.2 million at December 31, 2020, as provided by Company management, from such implied enterprise values to calculate a range of implied equity values for the Company, and then calculated a range for the implied per share equity value of CRH shares based on the number of fully diluted CRH shares outstanding of 75.5 million as of February 2, 2021 (calculated using the treasury stock method). This discounted cash flow analysis indicated an implied per share equity value range for CRH shares of $2.82 to $3.71, as compared to (i) the closing price of CRH shares on the NYSE American on February 3, 2021, the last trading day prior to the date of the opinion, of $2.18 per CRH share and (ii) the consideration payable to CRH shareholders under the Arrangement Agreement of $4.00 per CRH share.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord Genuity’s opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Arrangement.

Canaccord Genuity prepared these analyses for purposes of providing its opinion to the Special Committee and CRH Board as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be paid to CRH shareholders pursuant to the Arrangement Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, the WELL parties, Canaccord Genuity or any other person assumes responsibility if future results are materially different from those forecast.

The consideration payable to CRH shareholders under the Arrangement Agreement was determined through negotiations between the Company and WELL and was approved by the CRH Board. Canaccord Genuity provided advice to the Special Committee and CRH Board during these negotiations. Canaccord Genuity, however, did not recommend any specific amount of consideration to the Company, the Special Committee or the CRH Board or recommend that any specific amount of consideration constituted the only appropriate consideration for the Arrangement.

Canaccord Genuity and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Canaccord Genuity and its affiliates may acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the WELL parties, certain of their respective affiliates and any other company that may be involved in the Arrangement, as well as provide investment banking and other financial services to such companies.

Canaccord Genuity and its affiliates in the past have provided and currently are providing investment banking and/or other financial services to the Company and its affiliates. During the 24 months preceding the date on which Canaccord Genuity was first contacted by the Company in respect of the Arrangement, such services included acting as exclusive financial advisor to CRH in connection with CRH’s exploration of potential business combination transactions pursuant to an engagement letter entered into on January 29, 2019 (as amended, the “2019 engagement letter”). Such engagement letter was subsequently amended effective April 17, 2020 to terminate Canaccord Genuity’s engagement as the Company’s exclusive financial advisor but continue Canaccord Genuity’s engagement with respect to rendering an opinion as to the fairness from a financial point of view to the Company or its shareholders, as appropriate, of the consideration to be received in a business combination (if any), with such engagement to continue until September 30, 2021. Because no transaction was completed prior to the termination of Canaccord Genuity’s engagement as the Company’s exclusive financial advisor under the 2019 engagement letter, Canaccord Genuity did not receive any fees in connection with such engagement, and Canaccord Genuity is not entitled to receive any fees under the 2019 engagement letter upon the consummation of any other transaction, including the Arrangement. In addition, Canaccord Genuity and its affiliates in the past have provided investment banking and/or other financial services to WELL and its affiliates.

During the 24 months preceding the date on which Canaccord Genuity was first contacted by the Company in respect of the Arrangement, such services included co-manager roles in equity financings, for which Canaccord Genuity received compensation from WELL and its affiliates in an aggregate amount of approximately $300,000. Canaccord Genuity may also provide investment banking and financial advisory services to the Company, WELL or their respective affiliates in the future for which Canaccord Genuity may receive compensation.

The Special Committee selected Canaccord Genuity as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Arrangement. Pursuant to an engagement agreement, dated as of January 30, 2021, the Company engaged Canaccord Genuity to provide certain financial advisory services in connection with the Arrangement, including the delivery of a fairness opinion as described above. Pursuant to the terms of the engagement letter, the Company agreed to pay Canaccord Genuity a fee of $500,000, all of which was payable upon delivery of Canaccord Genuity’s opinion and none of which is contingent upon completion of the Arrangement. In addition, the Company has agreed to reimburse Canaccord Genuity for certain expenses and to indemnify Canaccord Genuity and related persons against various liabilities, including certain liabilities under applicable securities laws.

Canaccord Genuity’s opinion was one of the many factors considered by the Special Committee and the CRH Board in its evaluation of the Arrangement and should not be viewed as determinative of the views of the Special Committee or the CRH Board with respect to the Arrangement.

Interests of the Company’s Directors and Executive Officers in the Arrangement

In considering the recommendation of the CRH Board that you vote FOR the Arrangement Resolution, CRH securityholders should be aware that certain of CRH’s directors and executive officers have interests in the Arrangement that are different from, and/or in addition to, the interests of CRH securityholders generally. These interests are described in more detail below, and with respect to our named executive officers, are individually quantified in the table under “—Golden Parachute Compensation,” beginning on page 55. The Special Committee and CRH Board were aware of these interests and considered them, among other matters, in reaching their decisions to recommend approval of and to approve the Arrangement Agreement and to recommend that CRH securityholders vote in favour of approving the Arrangement Resolution.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

The effective date of the Arrangement is June 30, 2021, which is the assumed date of the completion of the Arrangement solely for purposes of the disclosure in this section (the “Change in Control Date”);

•

The employment of each CRH executive officer will have been terminated by CRH without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Change in Control Date;

•	To the extent determined based on the actual level of performance, the performance metrics applicable to annual bonuses will have been achieved at the target level of performance;

•	The potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code.

For purposes of this disclosure, CRH’s named executive officers are: Tushar Ramani, Chief Executive Officer; Richard Bear, Chief Financial Officer; and James Kreger, President, CRH Anesthesia. CRH does not have any executive officers who are not named executive officers.

As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.

Treatment and Quantification of Director and Executive Officer Equity Awards

As further described under “The Arrangement Agreement—Treatment of CRH Equity Awards,” beginning on page 74, the Arrangement provides that upon consummation of the Arrangement, each CRH option and CRH RSU outstanding immediately prior to the effective time of the Arrangement will be treated as set forth below.

Treatment of Vested CRH Options

At the effective time of the Arrangement, each outstanding CRH option that has vested prior to the effective time of the Arrangement will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the difference between $4.00 and the exercise price for such option (net of any applicable withholding tax).

Treatment of Unvested CRH Options

At the effective time of the Arrangement, each outstanding CRH option that has not vested prior to effective time of the Arrangement will be acquired by WELL in exchange for a replacement WELL option. Except as otherwise required to be adjusted by applicable law, each such WELL option issued in exchange for a CRH option will (i) entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH option, multiplied by 0.652 (rounded down to the nearest whole share), and (ii) have an exercise price per WELL share equal to the exercise price per CRH share pursuant to the exchanged CRH option, divided by 0.652 (rounded up to the nearest whole cent). Any such WELL options issued in exchange for CRH options will be subject to WELL’s existing omnibus equity plan and will generally have the same terms, conditions, expiration date and vesting schedule as applied to the exchanged CRH option.

Treatment of CRH RSUs – 2014 Plan and Former Employees

At the effective time of the Arrangement, each outstanding CRH RSU granted under CRH’s 2014 share unit plan and each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that does not remain employed by CRH when the Arrangement is completed will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to $4.00 (net of any applicable withholding tax).

Treatment of CRH RSUs – Continuing Employees

At the effective time of the Arrangement, each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that remains employed when the Arrangement is completed will be acquired by WELL in exchange for a replacement WELL RSU. Except as otherwise required to be adjusted by applicable law, each such WELL RSU issued in exchange for a CRH RSU will entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH RSU, multiplied by 0.652 (rounded down to the nearest whole share). Any such WELL RSUs issued in exchange for CRH RSUs will be subject to WELL’s existing omnibus equity plan and will generally have the same terms, conditions, expiration date and vesting schedule as applied to the exchanged CRH RSU.

Quantification of Unvested CRH Equity Awards

At the effective time of the Arrangement, each outstanding CRH RSU that is held by a non-employee member of the CRH Board will vest (if unvested) and will be exchanged for a cash payment from CRH equal to $4.00 (net of any applicable withholding tax) in the manner described under “—Treatment of CRH RSUs—2014 Plan and Former Employees” above. Based on the assumptions described under “—Certain Assumptions” on page 51, the estimated aggregate amounts that would become payable to CRH’s four non-employee directors in respect of their unvested CRH RSUs is $520,000. However, depending on when the effective time of the Arrangement occurs, certain of these CRH equity awards may vest in accordance with their terms prior to the effective time of the Arrangement.

Each outstanding CRH RSU held by Messrs. Bear and Kreger that was granted under CRH’s 2014 share unit plan will vest and become payable at the effective time of the Arrangement. Mr. Ramani does not hold any CRH RSUs granted under CRH’s 2014 share unit plan. In the event that a CRH named executive officer is terminated by CRH without cause or the named executive officer terminates for good reason, in either case, within one year following the effective time of the Arrangement, each then outstanding CRH RSU held by such named executive officer that was granted under CRH’s 2017 share unit plan will vest and each then outstanding and unvested CRH option held by Mr. Ramani will vest and become exercisable. Mr. Ramani is the only named executive officer who holds unvested CRH options.

See “—Golden Parachute Compensation,” beginning on page 55 for an estimate of the amounts that would become payable to each CRH named executive officer in respect of his unvested CRH equity awards.

Employment Agreements

CRH has entered into employment agreements with each of its named executive officers. Such employment agreements entitle our named executive officers to certain payments in connection with the consummation of the Arrangement or in connection with certain terminations of employment on or following the consummation of the Arrangement, each as discussed below.

See “—Golden Parachute Compensation,” beginning on page 55 for an estimate of the amounts that would become payable to each CRH named executive officer under his employment agreement with CRH.

Tushar Ramani

CRH’s employment agreement with Dr. Ramani provides that he will receive a liquidity event bonus of $5,000,000, based on the $4.00 per CRH share consideration payable in the Arrangement (the “Liquidity Event Bonus”). The Liquidity Event Bonus will vest and become payable at the effective time of the Arrangement, based on Dr. Ramani’s continued employment through such time or, if earlier, upon his termination of employment by CRH without cause or by him for good reason, in either case, within 180 days prior to the effective time of the Arrangement.

CRH’s employment agreement with Dr. Ramani further provides for the following severance benefits upon a termination of employment by CRH without cause or by him for good reason: (i) a lump sum equal to the sum of (x) 12 months’ base salary plus (y) one additional month of base salary for each year of completed service with CRH up to a total of six months’ base salary; (ii) a prorated annual bonus based on the actual level of performance and payable at the same time as other bonuses to executives who did not terminate employment with CRH; and (iii) up to 18 months of COBRA coverage at the cost of CRH. The foregoing severance benefits are not conditioned upon the execution of a release of claims in favor of CRH. Mr. Ramani is subject to a restrictive covenant agreement with CRH that provides for post-termination noncompetition and nonsolicitation covenants with a one year duration.

Richard Bear

CRH’s employment agreement with Mr. Bear provides for the following severance benefits upon a termination of employment by CRH without cause within 13 months following the effective time of the Arrangement, by him for good reason within 13 months following the effective time of the Arrangement, or by him for any reason within 30 days following the 12 month anniversary of the effective time of the Arrangement: (i) a lump sum equal to 24 months’ base salary; (ii) a lump sum equal to two times the average annual bonus paid to Mr. Bear in the previous two years; and (iii) up to 18 months of COBRA coverage at the cost of CRH.

CRH’s employment agreement with Mr. Bear further provides that CRH will indemnify him in respect of any excise tax imposed under Section 4999 of the Code or any comparable federal, state or local excise taxes.

The foregoing severance benefits are not conditioned upon the execution of a release of claims in favor of CRH. Mr. Bear is subject to a restrictive covenant agreement with CRH that provides for post-termination noncompetition and nonsolicitation covenants with a one year duration.

James Kreger

CRH’s employment agreement with Mr. Kreger provides for the following severance benefits upon a termination of employment by CRH without cause, by him for good reason, or in connection with the completion of the Arrangement: (i) 12 months’ salary continuation, (ii) a prorated annual bonus based on the actual level of performance and payable at the same time as other bonuses to executives who did not terminate employment with CRH and (iii) up to 12 months of COBRA coverage at the cost of CRH. The foregoing severance benefits are not conditioned upon the execution of a release of claims in favor of CRH. Mr. Kreger is subject to a restrictive covenant agreement with CRH that provides for post-termination noncompetition and nonsolicitation covenants with a one year duration.

Compensatory Arrangements After Closing

Prior to the execution of the Arrangement Agreement, WELL was prohibited under the terms of its confidentiality agreement with CRH from engaging in any discussion or entering into any agreement or arrangement with CRH employees (including executive officers) regarding compensation arrangements of any kind without the prior written consent of the CRH Board. During this period, WELL did not seek permission from the CRH Board to have such discussions or enter into such agreements or arrangements nor were such discussions, agreements or arrangements permitted by the CRH Board.

While WELL expects Dr. Ramani and the CRH leadership team to operate CRH following the completion of the Arrangement, as of the date of this proxy statement, none of CRH’s executive officers has entered into any agreement with WELL or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, WELL or one or more of its affiliates. Prior to or following the completion of the Arrangement, however, some or all of CRH’s executive officers may discuss or enter into agreements with WELL regarding employment with, or the right to purchase or participate in the equity of, WELL or one or more of its affiliates.

Non-Employee Director Success Bonus

The CRH Board granted one of its non-employee directors, Todd Patrick, a special stipend of $350,000, the payment of which is contingent upon CRH shareholders approving the Arrangement. The special stipend recognizes the significant time and effort that Mr. Patrick expended to enable CRH to enter into the Arrangement Agreement. If CRH shareholders approve the Arrangement, the special stipend will be paid to Mr. Patrick immediately prior to the effective time of the Arrangement.

Compensation of the Special Committee

The Special Committee consists of three independent members of the CRH Board: Mr. Ian Webb, Mr. Brian Griffin and Dr. David Johnson. In connection with the formation of the Special Committee on January 29, 2021, and in consideration of the expected time and other commitments that would be required of Special Committee members, the CRH Board approved the payment of the following compensation for each member of the Special Committee: (i) a one-time retainer of $30,000 and (ii) a meeting fee of $1500 (for each Special Committee meeting attended by such member in person) or $750 (for each Special Committee meeting attended by such member by phone). These fees are not dependent on the completion of the Arrangement or any other transaction, or on the Special Committee’s or the CRH Board’s approval of, or recommendations with respect to, the Arrangement or any other transaction.

Indemnification and Insurance

Pursuant to the terms of the Arrangement Agreement, CRH directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Arrangement. Such indemnification and insurance coverage is further described in “The Arrangement Agreement—Indemnification and Insurance,” on page 89.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K under the U.S. Securities Act of 1933, as amended, the table below sets forth the compensation that is based on, or otherwise relates to, the Arrangement that will or may become payable to each named executive officer of CRH in connection with the Arrangement. For additional details regarding the terms of the payments and benefits described below, see the discussion under “The Arrangement Agreement—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 51, which is incorporated herein.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of Arrangement. For purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

The effective date of the Arrangement is June 30, 2021, which is the assumed date of the completion of the Arrangement solely for purposes of the disclosure in this section (the “Change in Control Date”);

•

The employment of each named executive officer will have been terminated by CRH without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Change in Control Date;

•	To the extent determined based on the actual level of performance, the performance metrics applicable to annual bonuses will have been achieved at the target level of performance;

•	The potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code.

Although Edward Wright, CRH’s former Chief Executive Officer, is considered a named executive officer for purposes of this disclosure, Mr. Wright does not hold any unvested CRH equity awards and he does not otherwise have any interests in the transactions contemplated by the Arrangement Agreement except insofar as he may hold CRH shares.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Tushar Ramani	5,758,767	4,665,800	36,000	—	10,460,567
Richard Bear	1,123,200	2,844,000	36,000	—	4,003,200
James Kreger	330,115	1,406,000	24,000	—	1,809,632

(1)

Cash. Represents (i) Dr. Ramani’s Liquidity Event Bonus of $5,000,000 and (ii) severance payable to each named executive officer upon a termination of employment by CRH without cause or by the named executive officer pursuant to the named executive officer’s employment agreement with CRH. The Liquidity Event Bonus is a “single-trigger” payment, which means that it will become payable solely as a result of the completion of the Arrangement. The severance payable under the employment agreements to each named executive officer constitute “double-trigger” payments, which means that the amounts will only become payable in connection with a qualifying termination of employment. For further details regarding the Liquidity Event Bonus and the severance amounts that may become payable to CRH’s named executive officers, see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement—Employment Agreements,” beginning on page 52. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Liquidity Event Bonus ($)	Cash Severance ($)	Prorated Annual Bonus ($)
Tushar Ramani	5,000,000	624,867	133,900
Richard Bear	—	1,123,200	—
James Kreger	—	330,115	49,517

(2)

Equity. Represents the value of the unvested CRH options, the value of the unvested RSUs granted under CRH’s 2014 share unit plan and the value of the unvested RSUs granted under CRH’s 2017 share unit plan held by each named executive officer. The unvested CRH options and the unvested RSUs granted under CRH’s 2017 share unit plan will vest and become exercisable, as applicable, upon a termination of employment by CRH without cause or by the named executive officer for good reason, in either case, within one year following the effective time of the Arrangement. The amounts payable in respect of the unvested CRH options and the unvested RSUs upon a qualifying termination of employment are “double-trigger” payments, which means that the amounts will become payable upon a qualifying termination of employment within one year following the effective time of the Arrangement. The unvested RSUs granted under CRH’s 2014 share unit plan will vest upon the effective time of the Arrangement and in accordance with the terms of the Arrangement Agreement. The amounts payable in respect of the unvested RSUs granted under CRH’s 2014 share unit plan are “single-trigger” payments, which means that they will become payable solely as a result of the completion of the Arrangement. For further details regarding the treatment of the unvested CRH options and the unvested RSUs, see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement—Treatment and Quantification of Director and Executive Officer Equity Awards,” beginning on page 51. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Unvested CRH Options		Unvested CRH RSUs (2014 Plan)		Unvested CRH RSUs (2017 Plan)
	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Total ($)
Tushar Ramani	250,000	305,800	—	—	190,000	4,360,000	4,665,800
Richard Bear	—	—	580,000	2,320,000	131,000	524,000	2,844,000
James Kreger	—	—	250,000	1,000,000	101,500	406,000	1,406,000

(3)

Perquisites. Represents the value of COBRA continuation benefits at the cost of CRH under the employment agreements between CRH and its named executive officers. The COBRA continuation benefits are “double-trigger” payments, which means that the amounts will become payable only on a qualifying termination of employment. For further details regarding COBRA continuation benefits that may become payable to CRH’s named executive officers, see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement—Employment Agreements,” beginning on page 52.

(4)

Tax Reimbursement. While Mr. Bear is entitled under the existing terms of his employment agreement to be indemnified by CRH in respect of any excise tax imposed under Section 4999 of the Code or any comparable federal, state or local excise taxes, Mr. Bear is not expected to incur any excise tax under Section 4999 or any comparable tax in connection with the effective time of the Arrangement. For further details regarding Mr. Bear’s excise tax indemnity, see “The Arrangement—Interests of the Company’s Directors and Executive Officers in the Arrangement—Employment Agreements,” beginning on page 52.

Certain Other Compensation Matters

Securities Authorized for Issuance under Equity Compensation Plans

The share option plan of CRH approved by CRH shareholders on June 8, 2009, the share unit plan approved by the CRH shareholders on June 19, 2014 and the share unit plan approved by the CRH shareholders on June 8, 2017 (as amended with amendments approved by CRH shareholders on June 11, 2020) are the only equity compensation plans of the Company. The following table sets forth summary information relating to our equity compensation plans as of December 31, 2020.

Plan category	Number of CRH shares to be issued upon exercise of outstanding options and share units (a)	Weighted-average exercise price of outstanding options ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	4,266,249	$1.69	1,826,096
Equity compensation plans not approved by securityholders	—	—	—
Total	4,266,249	$1.69	1,826,096

Indebtedness of Directors and Officers

None of the directors or executive officers of the Company, nor any associate of any of such persons, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed financial year.

Certain Effects of the Arrangement

If the Arrangement is completed, all of the equity interests in CRH will be transferred to WELL or one of its subsidiaries, and in exchange, CRH securityholders will be entitled to the consideration set forth in “The Arrangement Agreement—Share Consideration,” on page 73, and “The Arrangement Agreement—Treatment of CRH Equity Awards,” beginning on page 74, as applicable. Following the completion of the Arrangement, WELL (and its subsidiaries) will be the sole beneficiary of our future earnings and growth, if any, and the sole person entitled to vote on corporate matters affecting CRH. Similarly, WELL will also bear the risks of ongoing operations, including the risks of any decrease in our value, after the Arrangement.

The CRH shares are currently registered under the Exchange Act and listed and traded on the NYSE American under the symbol “CRHM.” CRH is also a reporting issuer in the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario and the CRH shares are listed on the TSX under the symbol “CRH.” As a result of the Arrangement, the CRH shares will cease to be listed and traded on the NYSE American and the TSX, and sales of CRH shares in the public market will no longer be available. In addition, registration of the CRH shares under the Exchange Act will be terminated, CRH will cease to file reports with the SEC, and CRH will no longer be a reporting issuer in any Canadian province.

Effects on the Company if the Arrangement is Not Completed

If the Arrangement Resolution is not approved by CRH securityholders or if the Arrangement is not completed for any other reason, CRH securityholders will not receive any payment for their CRH securities in connection with the Arrangement. Instead, CRH will remain an independent public company, the CRH shares will continue to be listed and traded on the NYSE American and the TSX and continue to be registered under the Exchange Act, CRH will continue to file reports with the SEC, and CRH will continue to be a reporting issuer in the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

In addition, if the Arrangement is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that CRH securityholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory and market conditions. Furthermore, if the Arrangement is not completed, and depending on the circumstances that caused the Arrangement not to be completed, the price of CRH shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of CRH shares would return to the price at which they trade as of the date of this proxy statement. Accordingly, if the Arrangement is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your CRH securities.

From time to time, the CRH Board will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of CRH, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance CRH shareholder value. If the Arrangement Resolution is not approved by CRH securityholders or if the Arrangement is not consummated for any other reason, there can be no assurance that any other transaction acceptable to CRH will be offered, or that the business, prospects or results of operations of CRH will not be adversely impacted.

Upon termination of the Arrangement Agreement under specified circumstances, CRH will be required to pay WELL a termination fee of $10 million. Similarly, WELL will be required to pay CRH a termination fee of $10 million if the Arrangement Agreement is terminated under different specified circumstances. For more information on such termination fees, see “The Arrangement Agreement—Termination Fees,” beginning on page 93.

Court Approval of the Arrangement

The Arrangement requires Court approval. On March 10, 2021, CRH obtained the Interim Order, which provides for the calling and holding of the CRH meeting, dissent rights for registered CRH shareholders and other procedural matters. Copies of the Interim Order and the Notice of Hearing of Petition are attached hereto as Annex G and Annex H, respectively.

Subject to the approval of the Arrangement Resolution by CRH securityholders at the CRH meeting, the hearing in respect of the final order of the Court approving the Arrangement (which is referred to herein as the “Final Order”) is currently anticipated to take place on April 20, 2021 in the Court at 800 Smithe Street, Vancouver, British Columbia. Any CRH securityholder who wishes to appear, or to be represented, and to present evidence or arguments may do so, subject to filing with the Court and serving upon the Corporation a response in the form prescribed by the Supreme Court Civil Rules (British Columbia), together with any evidence or materials that such party intends to present to the Court on or before 4:00 p.m. (Vancouver time) on April 16, 2021. Service of such notice shall be effected by service upon the solicitors for the Corporation: Blake, Cassels & Graydon LLP, Suite 2600 – 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Attention: Alexandra Luchenko. In the event that the hearing is postponed, adjourned or rescheduled, then, subject to further order of the Court, only those persons having previously served a Notice of Appearance in compliance with the Interim Order will be given notice of the postponement, adjournment or rescheduled date.

The Court has broad discretion under the BCBCA when making orders with respect to arrangements. The Court will consider, among other things, the fairness of the Arrangement. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled, then, subject to further order of the Court, only those persons having previously served a Response to Petition in compliance with the Interim Order will be given notice of the postponement, adjournment or rescheduled date.

The WELL options and WELL RSUs issuable in exchange for certain CRH options and CRH RSUs pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof. The Court has been advised that the Final Order, if granted, will constitute the basis for an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) thereof, with respect to the issuance of such WELL options and WELL RSUs to CRH optionholders and CRH RSU holders, as applicable, pursuant to the Arrangement.

It is a condition to completion of the Arrangement that the Final Order be in form and substance acceptable to the both CRH and the Purchaser, each acting reasonably, and not set aside or modified in a manner unacceptable to CRH and the Purchaser, acting reasonably, on appeal or otherwise. Assuming the Final Order is granted in accordance with the Arrangement Agreement and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived (to the extent permitted under the Arrangement Agreement), then the Final Order and related documents, in the form prescribed by the BCBCA, will be filed with the British Columbia Registrar of Companies. Notwithstanding the approval by CRH securityholders of the Arrangement Resolution, CRH reserves the right not to proceed with the Arrangement in accordance with the terms of the Arrangement Agreement.

U.S. Securities Law Matters

The WELL options and WELL RSUs issuable in exchange for certain CRH options and CRH RSUs pursuant to the Arrangement have not been and will not be registered under the Securities Act or any state securities laws, and will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof and exemptions under applicable state securities laws. Section 3(a)(10) of the Securities Act exempts the issuance of any security issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court granted the Interim Order on March 10, 2021 and, subject to the approval of the Arrangement by CRH securityholders and satisfaction of certain other conditions, a hearing on the Arrangement is anticipated to take place on April 20, 2021. For more information, see “—Court Approval of the Arrangement,” beginning on page 57.

Section 3(a)(10) of the Securities Act does not exempt the issuance of securities upon the exercise of securities that were previously issued pursuant to the Section 3(a)(10) of the Securities Act. As a result, the WELL shares issuable upon exercise of the WELL options issued in exchange for certain CRH options pursuant to the Arrangement may not be issued in reliance upon Section 3(a)(10) of the Securities Act and may only be exercised pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws or pursuant to a registration statement under the Securities Act.

The enforcement by CRH securityholders and WELL securityholders of civil liabilities under United States federal and state securities laws may be affected adversely by the fact that CRH and WELL are organized under the laws of British Columbia, Canada, being a jurisdiction outside the United States, that some of the officers and directors of each of CRH and WELL are residents of countries other than the United States and that some of the assets of each of CRH and WELL are located outside the United States. As a result, it may be difficult for CRH securityholders and WELL securityholders in the United States to effect service of process within the United States upon CRH or WELL or their respective directors or officers or to realize, against them, upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States. In addition, CRH securityholders and WELL securityholders in the United States should not assume that the courts of Canada (i) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.

The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of WELL options and WELL RSUs upon completion of the Arrangement. All holders of such securities are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable securities legislation.

Canadian Securities Law Matters

CRH is a reporting issuer in the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, and accordingly is subject to the applicable securities laws of such provinces that have adopted Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“MI-61-101”). MI 61-101 governs transactions that raise the potential for conflicts of interest and is intended to ensure equality of treatment among securityholders.

The protections of MI 61-101 generally apply to issuer bids, insider bids, related party transactions and business combinations. MI 61-101 provides that, in certain circumstances, including where a “related party” of an issuer is entitled to receive a “collateral benefit” in connection with an arrangement or any other transaction where the interest of a holder of an equity security of the issuer may be terminated without the holder’s consent (such as the Arrangement), such transaction may be considered a “business combination” for the purposes of MI 61-101 and subject to minority approval requirements.

As further described below, because one of CRH’s officers will receive a collateral benefit in connection with the Arrangement within the meaning of MI 61-101, the Arrangement is a “business combination” that is subject the minority approval requirements described under “—Minority Approval” below.

Collateral Benefit Analysis

Under MI 61-101 a “related party” of CRH includes, among others, (i) directors and senior officers of CRH, (ii) persons who beneficially own or control voting securities of CRH carrying more than 10% of the voting rights attached to all our outstanding voting securities, and (iii) holders of a sufficient number of any securities of CRH to materially affect control of CRH. A “collateral benefit,” as defined in MI 61-101, includes any benefit that a related party of CRH is entitled to receive, directly or indirectly, as a consequence of the Arrangement, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancements in benefits related to past or future services as an employee, director or consultant of CRH. However, such a benefit will not constitute a “collateral benefit” if certain conditions are satisfied, as further described below.

Under MI 61-101, a benefit received by a related party of CRH is not considered to be a “collateral benefit” if the benefit is received solely in connection with the related party’s services as an employee, director or consultant of CRH or an affiliated entity and (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the Arrangement, (ii) the conferring of the benefit is not, by its terms, conditional on the related party supporting the Arrangement in any manner, (iii) full particulars of the benefit are disclosed in disclosure document for the transaction, and (iv) (A) at the time the Arrangement was agreed to, the related party and its associated entities beneficially owned or exercised control or direction over less than 1% of the issued and outstanding securities of each class of equity securities of CRH (the “1% Exception”) or (B) an independent committee of CRH determines that the value of the benefit to be received by the related party is less than 5% of the amount of consideration it expects to be entitled to receive under the terms of the Arrangement in exchange for equity securities owned by the party (the “5% Exception”).

Pursuant to the terms of CRH’s 2014 share unit plan, CRH’s Chief Financial Officer Richard Bear is entitled to accelerated vesting of his CRH RSUs in connection with the consummation of the Arrangement. For the purposes of MI 61-101, Richard Bear is a related party. Given that Richard Bear does not meet the 1% Exception or the 5% Exception, Richard Bear will receive a collateral benefit in connection with the Arrangement within the meaning of MI 61-101 as a result of the accelerated vesting of his CRH RSUs. Accordingly, the Arrangement is a “business combination” and minority approval is required under MI 61-101, and the 368,000 votes attaching to the CRH shares held by Richard Bear will be excluded from the minority approval vote, as required under MI 61-101.

Pursuant to the terms of his employment agreement, CRH’s Chief Executive Office Tushar Ramani is entitled to a bonus payment of $5,000,000 in connection with the consummation of the Arrangement. For the purposes of MI 61-101, Tushar Ramani is a related party. However, Tushar Ramani meets the 1% Exception. Accordingly, the bonus payment to which Tushar Ramani is entitled does not constitute a collateral benefit under MI 61-101, and he will be entitled to participate in the minority approval vote.

Pursuant to the terms of CRH’s 2014 share unit plan, CRH’s President James Kreger is entitled to accelerated vesting of his CRH RSUs granted under the CRH’s 2014 share unit plan in connection with the consummation of the Arrangement. However, James Kreger meets the 1% Exception. Accordingly, the accelerated vesting to which James Kreger is entitled does not constitute a collateral benefit under MI 61-101, and he will be entitled to participate in the minority approval vote.

Todd Patrick, a director of CRH, is entitled to a success fee of US$350,000 for his role representing the CRH Board in investigation of potential acquirers of CRH. For the purposes of MI 61-101, Todd Patrick is a related party. However, Todd Patrick meets the 1% Exception. Accordingly, the success fee to which Todd Patrick is entitled does not constitute a collateral benefit under MI 61-101, and he will be entitled to participate in the minority approval vote.

Pursuant to the terms of his share unit grant, Brian Griffin, a director of CRH, is entitled to accelerated vesting of 25,000 CRH RSUs granted under CRH’s 2017 share unit plan. For the purposes of MI 61-101, Brian

Griffin is a related party. However, Brian Griffin meets the 1% Exception. Accordingly, the accelerated vesting to which Brian Griffin is entitled does not constitute a collateral benefit under MI 61-101, and he will be entitled to participate in the minority approval vote.

In addition, employment agreements with certain officers provide that in the event that an officer’s employment is terminated within a specified period of time in connection with a change of control, the officer is entitled to receive certain enhanced severance benefits. The severance benefits payable to executive officers pursuant to the employment agreements upon a qualifying termination of employment may be considered to be “collateral benefits” received by the applicable officers of CRH for the purposes of MI 61-101. No qualifying termination is currently contemplated pursuant to the Arrangement. In addition, except as disclosed above in respect of Richard Bear, the CRH Board has determined that the applicable officers of CRH, and their associated entities, would each meet the 1% Exception. Accordingly, such officers will not be considered to have a “collateral benefit” under MI 61-101 as a result of severance benefits payable pursuant to the employment agreements upon a qualifying termination of employment.

See “—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 51, and “—Golden Parachute Compensation,” beginning on page 55, for more detailed information regarding the benefits and other payments to be received by each of CRH’s executive officers and directors in connection with the Arrangement.

Minority Approval

MI 61-101 requires that, in addition to any other required security holder approval, a business combination is subject to “minority approval” of every class of equity securities of the issuer in which the interest of a securityholder would be terminated as a consequence of the transaction, in each case voting separately as a class.

In relation to the Arrangement, the “minority approval” required is approval of the Arrangement Resolution by the affirmative vote of a majority of the votes attached to the CRH shares held by CRH shareholders present in person or represented by proxy at the CRH meeting, excluding for this purpose votes attached to CRH shares held by (i) CRH, (ii) “interested parties” (which includes any related party of CRH as the time the Arrangement was agreed to that is entitled to receive a collateral benefit as a consequence of the Arrangement), (iii) any related party of an interested party and (iv) any person that is acting jointly or in concert with a person referred to in clause (ii) or (iii) in respect of the Arrangement.

To the knowledge of the directors and senior officers of CRH after reasonable inquiry, as at the date of this proxy statement, the CRH shareholders whose votes are required to be excluded for purposes of “minority approval” in accordance with MI 61-101, as described above, beneficially owned, or exercised control or direction over, an aggregate of 368,000 CRH shares.

Regulatory Approvals

HSR Act

Under the HSR Act and the rules promulgated thereunder, the Arrangement may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period under the HSR Act has expired or been terminated. CRH and WELL each filed its notification and report form with respect to the Arrangement with the FTC and the DOJ on February 22, 2021.

At any time before or after the Arrangement is completed, and notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC could take action under U.S. federal antitrust laws in opposition to the Arrangement, including seeking to enjoin completion of the Arrangement, seeking the divestiture of assets of CRH, WELL or their respective subsidiaries or imposing restrictions on the combined company’s post-merger operations. In addition, U.S. state attorneys general could take such action under state antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin completion of the Arrangement or permitting completion subject to regulatory concessions or conditions. Private parties also may seek to take legal action under the U.S. federal or state antitrust laws under some circumstances.

Other Regulatory Matters

Though not a condition to the consummation of the Arrangement, United States and Canadian federal, state and provincial laws and regulations may require that CRH, WELL or their respective subsidiaries obtain approvals or certificates of need from, file new license and/or permit applications with, and/or provide notices to, applicable governmental authorities in connection with the Arrangement.

Financing of the Arrangement

CRH anticipates that the total funds needed to complete the Arrangement (including the funds to pay CRH shareholders and to pay certain CRH optionholders and CRH RSU holders the amounts due to them under the Arrangement Agreement, as well as to repay (if necessary) certain existing indebtedness of CRH), which is expected to be approximately $376 million, will be funded through a combination of some or all of the following:

•	Equity financing through the issuance of subscription receipts of Finco, in an aggregate amount of C$302.5 million.

•	Debt financing in the form of a $150 million revolving credit facility.

•	WELL’s and CRH’s cash-on-hand.

The completion of the Arrangement is not conditioned upon WELL’s or the Purchaser’s receipt of financing.

The Purchaser is required under the Arrangement Agreement to use its commercially reasonable efforts to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the financing set forth in the debt and equity financing agreements described below. If for any reason all or any portion of such financing becomes unavailable on the terms and conditions of such financing agreements or from the financing sources contemplated thereby, the Purchaser is required to notify CRH thereof and use its reasonable commercial efforts to arrange and obtain alternative equity financing from alternative sources as promptly as practicable following the occurrence of such event and in an amount sufficient to consummate the Arrangement, and notify CRH of any such replacement financing For additional information on the covenants of the Purchaser under the Arrangement Agreement with respect to the financing of the Arrangement, see “The Arrangement Agreement—Financing Covenants,” beginning on page 81.

Equity Financing

In connection with the Arrangement, on February 17, 2021, WELL issued subscription receipts of Finco for, in the aggregate, C$302.5 million, pursuant to a private placement. Such issuance was completed pursuant to certain subscription agreements entered into by a group of institutional and individual investors, including Mr. Li Ka-shing, and the proceeds thereof were deposited in escrow for use in connection with completion of the Arrangement.

Pursuant to the terms of the subscription agreements, the proceeds of such issuance (together with all interest and other income thereon) will be released from escrow to Finco upon satisfaction of the following conditions on or prior to June 30, 2021:

•

written confirmation from WELL that all conditions to the completion of the Arrangement have been satisfied or waived, other than the release of such escrowed funds and the closing of the Arrangement, each of which will be completed forthwith upon release of such escrowed funds;

•

the distribution of the common shares of Finco underlying the subscription receipts and the WELL shares to be issued in exchange for the underlying shares pursuant to the Arrangement being exempt from applicable prospectus and registration requirements of applicable securities laws; and

•	the delivery of a written notice from Finco to the subscription receipt agent confirming that the above conditions have been satisfied or waived.

Upon satisfaction of the above conditions on or before June 30, 2021, each subscription receipt will automatically be converted without payment of any additional consideration or any further action by the holder thereby for one common share of Finco. Immediately thereafter, Finco and the Purchaser will amalgamate and continue as one corporation under the BCBCA, and each common share of Finco (other than shares held by WELL) will be exchanged for one WELL share. The entity formed upon such amalgamation will be a wholly owned subsidiary of WELL.

In the event that the above conditions are not satisfied or waived (to the extent permitted) on or before June 30, 2021, the subscription receipt holders will, on June 30, 2021, be entitled to receive the aggregate subscription price for their subscription receipts, plus their pro rata portion of the interest earned thereon pursuant to the terms of the subscription agreements, and the subscription receipts will be cancelled without any further action on the part of the subscription receipt holders. To the extent that the escrowed funds are not sufficient to fund such payments, Finco and WELL will be responsible for any shortfall.

Debt Financing

In connection with the entry into the arrangement agreement, the Purchaser has entered into a commitment letter with Canadian Imperial Bank of Commerce (“CIBC”) and HSBC Bank Canada (“HSBC”). Pursuant to the commitment letter, CIBC and HSBC (collectively, the “Banks”) and the Purchaser are expected to enter into definitive documentation to provide the Purchaser with a $150 million, two-year revolving credit facility, inclusive of a letter of credit sublimit in the amount of $5 million (the “Credit Facility”).

The proceeds of the Credit Facility are expected to be used (i) to partially finance the Arrangement, including the repayment (if necessary) of existing indebtedness of CRH and the transaction expenses related to the Arrangement, (ii) to finance permitted acquisitions and (iii) for working capital and general corporate purposes, in the form of revolving loans, letters of credit and overdraft loans on or after the closing date of the Credit Facility until the maturity of the Credit Facility, which is the second anniversary of the closing date. Amounts borrowed under the Credit Facility that are repaid or prepaid may be re-borrowed.

The obligations of the Banks to provide the Credit Facility are subject to a number of conditions, including:

•	the Purchaser directly owning 100% of the voting and economic interests in CRH immediately after giving effect to the transactions contemplated by the Arrangement Agreement;

•

the CRH Board and the board of directors of the Purchaser having authorized and approved the transactions contemplated by the Arrangement Agreement and CIBC, as administrative agent, having received satisfactory evidence of the same;

•

all conditions precedent (other than the payment of any portion of the purchase price being funded with proceeds of the Credit Facility) as set out in the Arrangement Agreement in substantially the same form and substance as provided to the Banks in writing as of the date of the commitment letter, having been satisfied or waived by the Purchaser, such that the Arrangement will be consummated on the closing date of the Credit Facility;

•

the Purchaser having delivered to the CIBC, as administrative agent, true and complete final copies of the Arrangement Agreement and all amendments thereto, if any, since the Arrangement Agreement was previously delivered to CIBC, and the Arrangement Agreement with such amendments being in form and substance satisfactory to the Banks;

•

the Banks having received and satisfactorily reviewed pro forma projections with respect to the Purchaser for a two year period following the closing date of the Credit Facility with an annual breakdown of covenants and projections, and the Banks being satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by the Purchaser, or requested by the Banks, that the Purchaser, after incurring the indebtedness contemplated by the Credit Facility, will be solvent, able to satisfy its obligations as they mature and remain adequately capitalized;

•

there not having occurred or become known any material adverse change or any condition or event that could reasonably be expected to result in a “Material Adverse Effect” with respect to CRH (as described in “The Arrangement Agreement—Representations and Warranties,” beginning on page 75);

•

the Banks having received a detailed Quality of Earnings report, prepared by KPMG or another nationally recognized accounting firm and acceptable to the Banks, of CRH for the fiscal year ended December 31, 2020, in form and substance acceptable to the Banks;

•

the Banks having received satisfactory evidence (including supporting schedules and other data) that, after giving pro forma effect to the transactions contemplated by the Arrangement Agreement, the total leverage ratio of the Purchaser will not exceed 3.25:1.00;

•

no law or regulation being applicable in the judgment of the Banks that restrains, prevents or imposes material adverse conditions upon any component of the transactions contemplated by the Arrangement Agreement or the financing thereof, including the Credit Facility;

•

the Banks being satisfied with their business, financial, accounting, tax, legal, insurance, ownership, corporate governance and environmental due diligence as well as third party due diligence, including, but not limited to, a quality of earnings report, tax review and insurance review; and

•	the Banks having received such other legal opinions, corporate documents and other instruments and/or certificates as the Banks may reasonably request.

As of the date of this proxy statement, the commitment letter remains in effect, and WELL has not notified us of any plans to utilize financing in lieu of the financing described above. The documentation governing the debt financing contemplated by the commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Voting Agreements

In connection with CRH’s execution of the Arrangement Agreement, each director and officer of CRH, including Messrs. Patrick, Webb, Johnson, Ramani, Griffin, Bear and Kreger, entered into a voting and support agreement with the Purchaser (each, a “voting agreement”). Pursuant to the voting agreements, and subject to the terms conditions thereof, such directors and officers have agreed, among other things:

•

to vote their CRH securities in favour of the Arrangement Resolution and any other matter that would reasonably be expected to facilitate the Arrangement, and against any matter that would reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement;

•	not to exercise any dissent rights or make any statements against the Arrangement;

•

not to solicit, encourage or knowingly facilitate any inquiries, proposals or offers regarding or that may reasonably be expected to lead to an acquisition proposal, or engage in any discussions or negotiations or take certain other actions with respect thereto;

•	immediately cease any existing discussions or negotiations with respect to any acquisition proposal;

•	not to requisition or join in the requisition of any meeting of CRH shareholders for the purpose of considering any resolution without the prior written consent of the Purchaser; and

•	not to transfer any of their CRH securities (except upon the exercise or settlement of equity awards);

The voting agreements are binding on CRH’s directors and officers only in their capacities as CRH securityholders and not in their capacities as directors and officers of the Company, and nothing in the voting agreements limits or restricts the parties from properly fulfilling their fiduciary duties as directors and officers of the Company.

The voting agreements will terminate upon the earliest of: (i) the occurrence of a change in recommendation by the CRH Board (including if the CRH Board fails to recommend that CRH securityholders vote in favour of the Arrangement Resolution, or withdraws, amends, modifies or qualifies such recommendation in a manner adverse to the Purchaser, or fails to publicly reaffirm such recommendation within five business days (and in any case prior to the CRH meeting) after a request by the Purchaser to do so), (ii) termination of the Arrangement Agreement in accordance with its terms, and (iii) the effective time of the Arrangement. A voting agreement may be terminated by the applicable director or officer if any of the representations and warranties of the Purchaser contained therein is untrue or inaccurate in any material respect or any applicable laws are passed that makes fulfilment of the voting agreement illegal or otherwise prohibited.

As of March 17, 2021, the record date of the CRH meeting, such directors and officers held in the aggregate, approximately 1,524,101 CRH shares, representing approximately 2.1% of the issued and outstanding CRH shares entitled to vote, and approximately 4,801,288 CRH securities, representing approximately 6.3% of the issued and outstanding CRH securities entitled to vote.

A copy of the form of voting agreement executed by all such directors and executive officers is attached as Annex D to this proxy statement. The foregoing description of the voting agreements does not purport to describe all of the terms of the voting agreements and is qualified in its entirety by reference to the complete text of the form of voting agreement attached as Annex D to this proxy statement, which is incorporated into this proxy statement by reference. We encourage you to read the form of voting agreement carefully and in its entirety because this summary may not contain all the information about the voting agreements that is important to you.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the Arrangement to U.S. Holders (as defined below) of CRH shares whose CRH shares are converted into the right to receive cash in the Arrangement. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders or to any particular holder of CRH shares in light of such holder’s particular facts and circumstances. For purposes of this discussion, we use the term “U.S. Holder” to mean a beneficial owner of CRH shares that holds such CRH shares as a capital asset (generally, property held for investment) and that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	a corporation (or any entity or arrangement treated as a corporation) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds CRH shares, the tax treatment of a partner in such partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding CRH shares is urged to consult his, her or its own tax advisor.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative decisions of the Internal Revenue Service (the “IRS”), each as of the date hereof and each of which is subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion applies only to beneficial owners of CRH shares who are U.S. Holders and hold CRH shares as capital assets within the meaning of the Code, and it does not apply to CRH shares received in connection with the exercise of CRH options, CRH RSUs, or otherwise as compensation, CRH shareholders who hold an equity interest, directly, indirectly or constructively, in the Purchaser or an affiliate of the Purchaser after the Arrangement, CRH shareholders who hold, directly, indirectly or constructively, 10% or more of the total combined voting power or of the total value of the stock of the Company, or certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities (or investors therein), mutual funds, traders in securities who elect the mark-to-market method of accounting, CRH shareholders subject to the alternative minimum tax, U.S. expatriates or CRH shareholders who are former U.S. citizens or long-term U.S. residents, CRH shareholders that have a functional currency other than the U.S. dollar, CRH shareholders other than U.S. Holders (except as expressly noted below in respect of backup withholding), CRH shareholders required to report income no later than when such income is reported on an “applicable financial statement,” or CRH shareholders who hold CRH shares as part of a hedge, straddle or a constructive sale or conversion transaction or other risk reduction or integrated transaction). In addition, this discussion does not address CRH shareholders (i) that are a resident, or are deemed to be a resident, in Canada for purposes of the Tax Act, (ii) that use or hold, or are deemed to use or hold, CRH shares in connection with carrying on a business in Canada, (iii) whose CRH shares constitute “taxable Canadian property” (as defined in the Tax Act) at the time of disposition, or (iv) that have a permanent establishment in Canada for purposes of the U.S.-Canada Tax Convention.

This discussion does not address the receipt of cash in connection with warrants or the cancellation of CRH options, CRH RSUs, or any matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local, non-U.S. or other tax laws or any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

Subject to the discussions below under the heading “—Passive Foreign Investment Company Considerations,” the exchange of CRH shares for cash in the Arrangement will be a taxable transaction to U.S. Holders, including any U.S. Holder that properly exercises dissent rights, for U.S. federal income tax purposes. In general, a U.S. Holder whose CRH shares are converted into the right to receive cash in the Arrangement (or in connection with the exercise of dissent rights) will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to CRH shares in the Arrangement (or in connection with the exercise of dissent rights) and the U.S. Holder’s adjusted tax basis in such CRH shares (other than, with respect to the exercise of dissent rights, amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income).

Gain or loss will be determined separately for each block of CRH shares (i.e., CRH shares acquired at the same time and cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. Holder’s holding period for such CRH shares is more than one year at the time of the consummation of the Arrangement. Long-term capital gains of noncorporate U.S. Holders, including individuals, generally are eligible for preferential rates of taxation. There are significant limitations on the deductibility of capital losses.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a “passive foreign investment company” (a “PFIC”) for any taxable year, if after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, or gains on the disposition of certain minority interests), or (b) at least 50% of the average value of its assets consists of assets that produce, or are held for the production of, “passive income.” To the Company’s knowledge, the Company is not, and has never been, a PFIC. If the Company were classified as a PFIC for any taxable year during which a U.S. Holder held CRH shares, such classification could result in adverse tax consequences to such U.S. Holder, and U.S. federal income tax consequences of the receipt of cash by such U.S. Holder in exchange for CRH shares different than those described above might apply. These consequences could include having gains realized on the receipt of cash in exchange for CRH shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to their disposition of CRH shares in connection with the Arrangement.

Backup Withholding and Information Reporting

Backup withholding of tax (currently at a rate of 24%) may apply to cash payments received by a non-corporate U.S. Holder in the Arrangement, unless the U.S. Holder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other U.S. Holders), certifies, under penalties of perjury, that such number is correct, and otherwise complies with the backup withholding rules. U.S. Holders should complete, date and sign the IRS Form W-9 included as part of the letter of transmittal and return it to the depositary and paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Certain non-U.S. CRH shareholders receiving payments at an address in the United States may be required to provide a valid Form W-8BEN, W-8BEN-E or other applicable Form W-8 to avoid backup withholding. Failure to provide a correct, completed and signed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, may subject a CRH shareholder to U.S. federal income tax withholding on any payments made to such CRH shareholder pursuant to the Arrangement. All CRH shareholder are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding requirements and to determine which form should be used to avoid backup withholding.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Payments received in the Arrangement will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the Arrangement. Because individual circumstances may differ, each CRH shareholder is urged to consult the CRH shareholder’s tax advisor regarding the applicability of the rules discussed above to the CRH shareholder and the particular tax effects to the CRH shareholder of the Arrangement in light of such CRH shareholder’s particular circumstances, the application of state, local, non-U.S., and other tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of CRH RSUs or CRH options, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans. U.S. Holders who own, directly, indirectly or constructively, 10% or more of the total combined voting power or the total value of the stock of the Company should consult with their tax advisors regarding the tax consequences to them and the effect of any election under Section 338(g) of the Code that may be made by the Purchaser or any of its affiliates with respect to the Company or any of its subsidiaries in connection with the consummation of the Arrangement, as well as any alternatives for mitigating any adverse tax consequences to such CRH shareholders potentially resulting therefrom (including the desirability of selling their CRH shares prior to the consummation of the Arrangement).

Material Canadian Federal Income Tax Consequences

The following is a general summary of the principal Canadian federal income tax consequences in respect of the Arrangement generally applicable to a CRH shareholder who is the beneficial owner of CRH shares and who, for the purposes of the Tax Act and at all relevant times, holds such CRH shares as capital property, deals at arm’s length and is not affiliated with either CRH or Amalco, and disposes of CRH shares to Amalco under the Arrangement (“Holder”). CRH shares will generally be capital property to a Holder unless the Holder holds such CRH shares in the course of carrying on a business of buying or selling securities or acquired such CRH shares in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Holders who are resident in Canada and whose CRH shares might not otherwise be considered capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the CRH shares and all other “Canadian securities” as defined in the Tax Act owned by such Holder in the taxation year in which the election is made and in all subsequent taxation years deemed to be capital property. Such holders should consult their own tax advisors regarding whether an election under subsection 39(4) is available and advisable in their particular circumstances.

This summary does not address the tax consequences to a holder who is a beneficial owner of CRH options, or CRH RSUs. Such holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof, and CRH’s understanding, based on publicly available materials published in writing prior to the date hereof, of the current administrative practices of the Canada Revenue Agency (“CRA”). This summary also takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the Tax Proposals will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax consequences described herein. Consequently, Holders may wish to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their CRH shares pursuant to the Arrangement, having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.

This summary is not applicable to a Holder (i) that is a “financial institution” as defined in the Tax Act for the purposes of the “mark-to-market” rules, (ii) that is a “specified financial institution” as defined in the Tax Act, (iii) an interest in which would be a “tax shelter investment” within the meaning of the Tax Act, (iv) who has acquired CRH shares on the exercise of an employee stock option, (v) who reports “Canadian tax results” within the meaning of section 261 of the Tax Act in a currency other than Canadian currency; or (vi) that has entered into a “derivative forward agreement” or “synthetic disposition agreement” as those terms are defined in the Tax Act in respect of the CRH shares. Such Holders should consult their own tax advisors.

This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representations with respect to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Consequently, Holders may wish to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their CRH shares pursuant to the Arrangement, having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.

Currency Conversion

For the purposes of the Tax Act, all amounts must be expressed in Canadian dollars including the adjusted cost base and proceeds of disposition. Amounts denominated in U.S. dollars must be converted into Canadian dollars based upon the exchange rates as determined in accordance with the Tax Act.

Holders Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for purposes of the Tax Act (a “Resident Holder”).

Disposition of CRH Shares Under the Arrangement

Generally, a Resident Holder who disposes of CRH shares to Amalco under the Arrangement will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received by the Resident Holder for such CRH shares under the Arrangement, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such CRH shares immediately before the disposition and any reasonable costs of disposition. The tax treatment of capital gains and capital losses is discussed in greater detail below under the heading “—Capital Gains and Losses”.

Capital Gains and Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Generally, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in such taxation year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward indefinitely and deducted in any subsequent taxation year against net taxable capital gains realized by the Resident Holder in such years in the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a CRH share may be reduced by the amount of any dividends received or deemed to be received at or before such time on the CRH share, subject to and in accordance with the provisions of the Tax Act. Similar rules may apply where the CRH share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may apply should consult their own tax advisors.

Capital gains realized by individuals or trusts, other than certain trusts, may give rise to minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the potential application of the alternative minimum tax.

Additional Refundable Tax

A Resident Holder that is throughout the year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains and interest income.

Dissenting Resident Holders

As described under “Dissent Rights,” a Resident Holder who has validly exercised that Resident Holder’s dissent right under the Arrangement (“Resident Dissenting Holder”) will be considered to have disposed of such Holder’s CRH shares to Amalco and will be entitled to receive a payment from Amalco of an amount equal to the fair value of the CRH shares held by such Resident Dissenting Holder.

Generally, a Resident Dissenting Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received from Amalco on the disposition of the CRH shares, less any interest awarded by the Court, exceeds (or is less than) the adjusted cost base to the Resident Dissenting Holder of such CRH shares immediately before the disposition and any reasonable costs of disposition. The tax consequences as described above under “—Holders Resident in Canada—Capital Gains and Losses,” on page 69, will apply to the taxation of capital gains and losses to a Resident Dissenting Holder.

Any interest awarded by a Court must be included in the dissenting Resident Dissenting Holder’s income for the purposes of the Tax Act.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act, and at all relevant times, is not and has not been a resident or deemed to be a resident of Canada and does not use or hold, and is not deemed to use or hold, the CRH shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is (i) an insurer carrying on business in Canada and elsewhere or (ii) an “authorized foreign bank,” as defined in the Tax Act.

Disposition of CRH Shares Under the Arrangement

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain, or entitled to deduct any capital loss, realized on the disposition of CRH shares to Amalco under the Arrangement unless such CRH shares constitute “taxable Canadian property” to the Non-Resident Holder and do not constitute “treaty-protected property” within the meaning of Tax Act.

Provided the CRH shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX), a CRH share will generally not be taxable Canadian property to a Non-Resident Holder at the time of disposition unless, at any time during the 60 month period immediately preceding the disposition of the CRH shares, the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, partnerships in which the Non-Resident Holder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships or any combination of the foregoing, owned 25% or more of the issued shares of any class or series in the capital of CRH; and (ii) more than 50% of the fair market value of the CRH shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the forgoing, a CRH share may be deemed to be taxable Canadian property for purposes of the Tax Act in certain circumstances.

Even if the CRH shares are taxable Canadian property to a Non-Resident Holder at the time of disposition, a taxable capital gain resulting from the disposition of the CRH shares will not be included in computing the Non-Resident Holder’s income for the purposes of the Tax Act if the CRH shares constitute “treaty-protected property.” CRH shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty to which Canada is a signatory, be exempt from tax under Part I of the Tax Act. In the event that CRH shares constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, the tax consequences as described above under “—Holders Resident in Canada—Disposition of CRH Shares Under the Arrangement,” on page 68 will generally apply. A Non-Resident Holder who disposes of taxable Canadian property that is not treaty protected property should consult its own tax adviser, including with regard to any Canadian income tax reporting requirement arising from the Arrangement.

Dissenting Non-Resident Holders

As described under “Dissent Rights,” a Non-Resident Holder who has validly exercised that Non-Resident Holder’s dissent right under the Arrangement (“Non-Resident Dissenting Holder”) will be considered to have disposed of such Holder’s CRH shares to Amalco and will be entitled to receive a payment from Amalco of an amount equal to the fair value of the Non-Resident Dissenting Holder’s CRH shares. A Non-Resident Dissenting Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition received from Amalco on the disposition of the CRH shares, less any interest awarded by the Court, exceed (or are less than) the adjusted cost base to the Non-Resident Dissenting Holder of such CRH shares immediately before the disposition and any reasonable costs of disposition. The taxation of capital gains and losses is described above under “—Holders Not Resident in Canada—Disposition of CRH Shares Under the Arrangement,” on page 70.

A Non-Resident Dissenting Holder will not be subject to Canadian withholding tax on any amount of interest that is awarded by a court provided such interest is not “participating debt interest” (as defined in the Tax Act).

Certain Relationships Between WELL and CRH

There are no material relationships between WELL or any of its affiliates, on the one hand, and CRH or any of its affiliates, on the other hand, other than in respect of the Arrangement Agreement and those arrangements described above under “—Background to the Arrangement,” beginning on page 27, “ —Voting Agreements,” beginning on page 64, “—Interests of the Company’s Directors and Executive Officers in the Arrangement,” beginning on page 51, and “—Financing of the Arrangement,” beginning on page 62.

Accounting Treatment

WELL prepares its accounting statements in accordance with International Financial Reporting Standards (“IFRS”). The Arrangement is anticipated to be accounted for as a business combination, using the acquisition method under IFRS.

THE ARRANGEMENT AGREEMENT

This section of the proxy statement describes the material provisions of the Arrangement Agreement but does not purport to describe all of the terms of the Arrangement Agreement. The following summary is qualified in its entirety by reference to the complete text of the Arrangement Agreement (including the Amending Agreement), which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Arrangement Agreement because it is the legal document that governs the Arrangement. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC and the Canadian securities commissions, as described in the section entitled “Where You Can Find More Information” below.

Explanatory Note Regarding the Arrangement Agreement

The Arrangement Agreement and this summary are included to provide you with information regarding the Arrangement Agreement’s material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC and the Canadian securities commissions (as described in the section entitled “Where You Can Find More Information” on page 102) may supplement, update or modify the factual disclosures about the Company contained in the Arrangement Agreement. The representations, warranties and covenants made in the Arrangement Agreement by the Company and the WELL parties were made solely to the parties to, and solely for the purposes of, the Arrangement Agreement and as of specific dates and were qualified by and subject to important limitations agreed to by the Company and the WELL parties in connection with negotiating the terms of the Arrangement Agreement. In particular, in your review of the representations and warranties contained in the Arrangement Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Arrangement Agreement may have the right not to consummate the Arrangement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Arrangement Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and the Canadian securities commissions and in some cases were qualified by the matters contained in the confidential disclosure letter executed by CRH and delivered to the Purchaser concurrently with the execution of the Arrangement Agreement, which disclosures were not reflected in the Arrangement Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement, which subsequent information may not be fully reflected in the Company’s public disclosures except as required by law. For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should be read only in conjunction with the other information provided elsewhere in this proxy statement and in the Company’s public reports filed with the SEC and the Canadian securities commissions.

The Arrangement

Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the outstanding CRH shares pursuant to the Plan of Arrangement. As a result of the Arrangement, CRH will become an indirect wholly owned subsidiary of WELL and will cease to be a publicly traded company.

The Arrangement will become effective on the first business day following the date on which all of the conditions precedent to the completion of the Arrangement described under the heading “—Conditions to the Arrangement,” beginning on page 90, have been satisfied or waived (other than those conditions which cannot, by their terms, be satisfied until the effective date of the Arrangement, but subject to satisfaction or waiver of such conditions as of the effective date), or on such other date as may be mutually agreed by CRH and the WELL parties.

CRH or the Purchaser may terminate the Arrangement Agreement prior to the consummation of the Arrangement in some circumstances, whether before or after the approval of the Arrangement Resolution by CRH securityholders. Additional details on termination of the Arrangement Agreement are described in “—Termination of the Arrangement Agreement,” beginning on page 91.

Amalgamation of Finco and The Purchaser

As part of the Arrangement, immediately prior to the transfer of CRH securities as further described below, Finco and the Purchaser will be amalgamated and continued as one corporation under the BCBCA. The entity formed upon such amalgamation is sometimes referred to herein as “Amalco.” Upon completion of such amalgamation, Amalco will be a wholly owned subsidiary of WELL.

Share Consideration

Upon consummation of the Arrangement, each CRH share issued and outstanding immediately before the Arrangement will be transferred to Amalco, and each holder thereof, other than CRH shareholders who have properly demanded and perfected dissent rights, will be entitled to receive $4.00 in cash, without interest and less any applicable withholding taxes, per CRH share that such holder owns. Because the consideration will be payable in U.S. dollars, the value of the consideration expressed in Canadian dollars will fluctuate.

After the Arrangement is effective, each holder of CRH shares as of immediately before the Arrangement (other than CRH shares for which dissent rights have been properly exercised) will no longer have any rights with respect to the CRH shares, except for the right to receive the foregoing consideration upon surrender of such shares as described under “—Payment for CRH Shares,” beginning on page 73. For more information on the exercise of dissent rights, see “Dissent Rights,” beginning on page 95.

Payment for CRH Shares

Before the consummation of the Arrangement, the Purchaser will designate a trust company, bank or other financial institution for the purpose of, among other things, exchanging CRH shares for the share consideration described above (the “Depositary”). The Purchaser will, following receipt by CRH of the Final Order and in any event prior to or at the effective time of the Arrangement, deposit, or cause to be deposited, in escrow with the Depositary sufficient funds to satisfy the share consideration payable to the CRH shareholders pursuant to the Plan of Arrangement (other than CRH shareholders exercising dissent rights and who have not withdrawn their notice of objection).

Upon the consummation of the Arrangement and the settlement of transfers that occurred prior to the effective time of the Arrangement, we will close our stock ledger. After that time, there will be no further transfer of CRH shares.

If you are a registered CRH shareholder, you have received or will receive a Letter of Transmittal and instructions advising you how to surrender your certificates or book-entry shares in exchange for the consideration to which you are entitled under the Arrangement Agreement. The Depositary will pay you your consideration after you have (1) surrendered your certificates to the Depositary (or, if the applicable CRH shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such CRH shares on a book-entry account statement), and (2) provided to the Depositary your signed Letter of Transmittal and any other items reasonably requested by the Depositary.

Interest will not be paid or accrue in respect of any consideration payable under the Arrangement Agreement. In addition, WELL, the Purchaser, Amalco, CRH and the Depositary will be entitled to deduct and withhold from any consideration payable to any person under the Arrangement Agreement, and from all dividends, interest or other amounts payable to any person, such amounts as any of them is required to deduct and withhold therefrom under any provision of applicable tax laws. Any amounts so deducted and withheld such amounts will be treated for all purposes as having been paid to the person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate governmental authority.

YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE DEPOSITARY WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED FORM OF PROXY.

The transmittal instructions will tell you what to do if you have lost your share certificate, or if it has been stolen or destroyed. You will have to give a bond satisfactory to the Purchaser and the Depositary in such amount as the Purchaser and the Depositary may direct, or otherwise indemnify the Purchaser and the Depositary, in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made against the Purchaser or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed, and you will otherwise have to take such actions as may be required by the articles and notice of articles of the Purchaser.

If any cash deposited with the Depositary for consideration is not properly claimed by a former CRH shareholder within six years following the effective date of the Arrangement, then the consideration that such former CRH shareholder was entitled to receive under the Arrangement Agreement shall be automatically cancelled without any repayment of capital in respect thereof and the consideration to which such former CRH shareholder was entitled shall be delivered to the Purchaser by the Depositary.

Treatment of CRH Equity Awards

Upon consummation of the Arrangement, each CRH option and CRH RSU outstanding immediately prior to the effective time of the Arrangement will be treated as follows:

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Vested CRH Options. Each outstanding CRH option that has vested prior the effective time of the Arrangement will be deemed to be fully vested and exercisable, and will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the difference between $4.00 and the exercise price for such option (net of any applicable withholding tax).

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Unvested CRH Options. Each outstanding CRH option that has not vested prior to effective time of the Arrangement will be acquired by WELL in exchange for a replacement WELL option. Except as described below, each such WELL option issued in exchange for a CRH option will (i) entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH option, multiplied by 0.652 (rounded down to the nearest whole share), and (ii) have an exercise price per WELL share equal to the exercise price per CRH share pursuant to the exchanged CRH option, divided by 0.652 (rounded up to the nearest whole cent). Any such WELL options issued in exchange for CRH options will be subject to WELL’s existing omnibus equity plan and will generally have the same terms, conditions, expiration date and vesting schedule as applied to the exchanged CRH option.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of an unvested CRH option for a WELL option. Therefore, in the event that the WELL Option In-The-Money Amount (as defined below) in respect of any WELL option issued in exchange for unvested CRH options as described above would exceed the “Unvested CRH Option In-The-Money Amount” (as defined below) in respect of the unvested CRH option for which it is exchanged, the number of WELL shares that may be acquired on exercise of such WELL option will be adjusted at the effective time of the Arrangement to ensure such WELL Option In-The-Money Amount does not exceed such Unvested CRH Option In-The-Money Amount, and the ratio of the amount payable to acquire such shares to the value of such shares to be acquired will be unchanged. For purposes of the foregoing, (i) the “WELL Option In-The-Money Amount” is the amount, if any, by which total fair market value (determined immediately after the effective time of the Arrangement) of the WELL shares that a holder is entitled to acquire on exercise of a WELL option exceeds the amount payable to acquire such shares, and (ii) the “Unvested CRH Option In-The-Money Amount” is the amount, if any, by which total fair market value (determined immediately prior the effective time of the Arrangement) of the CRH shares that a holder would have been entitled to acquire on exercise of an unvested CRH option, if vested, exceeds the amount payable to acquire such shares.

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CRH RSUs – 2014 Plan and Former Employees. Each outstanding CRH RSU granted under CRH’s 2014 share unit plan and each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that does not remain employed by CRH when the Arrangement is completed will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to $4.00 (net of any applicable withholding tax).

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CRH RSUs – Continuing Employees. Each outstanding CRH RSU granted under CRH’s 2017 share unit plan that is held by an employee, contractor or director of CRH that remains employed when the Arrangement is completed will be acquired by WELL in exchange for a replacement WELL RSU. Except as described below, each such WELL RSU issued in exchange for a CRH RSU will entitle the holder to acquire a number of WELL shares equal to the number of CRH shares subject to the exchanged CRH RSU, multiplied by 0.652 (rounded down to the nearest whole share). Any such WELL RSUs issued in exchange for CRH RSUs will be subject to WELL’s existing omnibus equity plan and will generally have the same terms, conditions, expiration date and vesting schedule as applied to the exchanged CRH RSU.

It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a CRH RSU for a WELL RSU. Therefore, in the event that the value of a WELL RSU issued in exchange for a CRH RSU as described above would exceed the value of the CRH RSU for which it is exchanged, the number of WELL shares that may be acquired on exercise or settlement of such WELL RSU will be adjusted at the effective time of the Arrangement to ensure the value of such WELL RSU does not exceed the value of such CRH RSU.

In addition, the Arrangement Agreement provides that that to the extent that an amount is paid to a CRH optionholder that holds vested CRH Options on the surrender or termination of his, her or its CRH options as provided above, (i) CRH will elect under subsection 110(1.1) of the Tax Act, in prescribed form, that neither CRH, nor any person who does not deal at arm’s length with CRH, will deduct in computing income for the purposes of the Tax Act, any amount in respect of such payment made to a CRH optionholder, and (ii) CRH will provide such CRH optionholder with evidence in writing of such election under subsection 110(1.1) of the Tax Act.

Representations and Warranties

The Arrangement Agreement contains representations and warranties made by us to the Purchaser and representations and warranties made by the WELL parties to us.

In the Arrangement Agreement, CRH and the WELL parties each made representations and warranties relating to, among other things:

•	corporate existence, good standing and power to enter into the Arrangement Agreement;

•	the authorization of its execution of the Arrangement Agreement;

•	the enforceability of the Arrangement Agreement;

•	the absence of conflicts with or defaults under organizational documents, other material contracts and applicable laws;

•	the absence of undisclosed litigation; and

•	the accuracy of information supplied for inclusion in this proxy statement and other documents filed with the SEC.

In the Arrangement Agreement, the WELL parties also made representations and warranties relating to, among other things:

•	the availability of the funds necessary to pay in full the consideration at the effective time of the Arrangement;

•	the debt and equity financing agreements described in “The Arrangement—Financing of the Arrangement,” beginning on page 62, and the financial commitments pursuant thereto;

•	the WELL parties’ and their affiliates’ lack of ownership of CRH securities; and

•	the status of the WELL parties under the Investment Canada Act.

CRH also made representations and warranties relating to, among other things:

•	required regulatory filings and consents and approvals of governmental entities as a result of the Arrangement;

•	the capital structure of CRH, including the number of CRH shares, CRH options and CRH RSUs outstanding;

•	the subsidiaries of CRH, including their corporate existence and good standing and CRH’s ownership of their issued and outstanding shares and other securities;

•	the qualification of CRH and its subsidiaries to do business in applicable jurisdictions;

•	receipt by us of an opinion of Canaccord Genuity;

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our audited financial statements as at and for the years ended December 31, 2019 and December 31, 2018, and our unaudited consolidated financial statements as at, and for the three, six and nine months ended, September 30, 2019, and September 30, 2020;

•	documents we have filed with the SEC and Canadian securities commissions since January 1, 2020;

•	our status as a reporting issuer in certain Canadian provinces;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of undisclosed liabilities and off-balance sheet arrangements;

•	the absence of certain changes or events since September 30, 2020, including the absence of a “Material Adverse Effect” with respect to CRH (as further described below);

•	licenses and permits required to operate our business;

•	our title to assets;

•	our material contracts;

•	our minute books and other corporate records, as well as our financial records, business information and other books and records;

•	real property leased by us and our subsidiaries;

•	our intellectual property and privacy matters;

•	tax matters;

•	employee benefit and employment matters;

•	compliance with applicable laws, including applicable health care laws, anticorruption laws, anti-money laundering laws, securities laws and stock exchange rules;

•	absence of non-arm’s length transactions;

•	our insurance policies;

•	absence of undisclosed finder’s fees; and

•	the availability of the funds necessary to pay any fees and expenses CRH may be responsible for under the Arrangement Agreement (including any termination fee).

Many of the parties’ representations and warranties are qualified by knowledge, materiality and/or a “Material Adverse Effect” standard. For purposes of the Arrangement Agreement, a “Material Adverse Effect” with respect to the Purchaser is defined to mean any one or more changes, effects, events, occurrences, circumstances, or states of fact, including any escalation in COVID-19 after the date of the Arrangement Agreement, either individually or in the aggregate, that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the Purchaser’s ability to consummate the Arrangement. A “Material Adverse Effect” with respect to CRH is defined to mean any one or more changes, effects, events, occurrences, circumstances, or states of fact, including any escalation in COVID-19 after the date of the Arrangement Agreement, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the assets, liabilities, business, operations, property, prospects, obligations or financial condition of CRH and its subsidiaries, taken as a whole, other than those resulting from any of the following:

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(the announcement, pendency or consummation of the Arrangement, or the failure to take actions as a result of any terms or conditions set forth in the Arrangement Agreement, including any loss of or change in the relationship with employees, customers, partners, licensees, licensors, suppliers or other persons having business relationships with CRH;

•	changes affecting the healthcare industry generally;

•	changes in the general political, economic, financial, currency exchange or market (including the capital, financial, credit or securities market) conditions;

•	the commencement, continuation or escalation of any war, armed hostilities, acts of terrorism, earthquakes or similar catastrophes or the incurrence of any other calamity or crisis;

•	a change or proposed change in GAAP or applicable law or the interpretation thereof;

•	any action permitted or required to be taken by the Arrangement Agreement;

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any failure to meet internal or public projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any reason (it being understood that the underlying cause or any such failure may be taken into account when determining whether a “Material Adverse Effect” has occurred unless otherwise excluded pursuant to the terms of the definition thereof);

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any change in the market price or trading volume of any securities of CRH (it being understood that the underlying cause or any such failure may be taken into account when determining whether a “Material Adverse Effect” has occurred unless otherwise excluded pursuant to the terms of the definition thereof);

•	any action, omission, effect, change, event or occurrence taken, made, caused, requested or directed in writing by or on behalf of the Purchaser; or

•	any matter fairly disclosed in the confidential disclosure letter executed by CRH and delivered to the Purchaser concurrently with the execution of the Arrangement Agreement.

However, any exception described in the second through the fifth bullet points above will apply only to the extent such matter does not have a material disproportionate effect on CRH and its subsidiaries, taken as a whole,

Conduct of Business Pending the Arrangement

We have agreed in the Arrangement Agreement that, prior to the effective date of the Arrangement, unless the Purchaser otherwise consents (such consent not to be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by the Arrangement Agreement, CRH will conduct its business and maintain its facilities in the ordinary course of business consistent with past practice and in compliance with applicable laws, and will use commercially reasonable efforts to preserve intact its present business organization, goodwill, employees, business relationships (including with customers, suppliers, distributors, licensors, partners and other persons with which CRH or any of its subsidiaries has material business relations) and its assets and properties and to perform and comply with all of its obligations under its material contracts.

Without limiting the generality of the foregoing, we have also agreed that, prior to the effective date of the Arrangement, unless the Purchaser otherwise consents (such consent not to be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by the Arrangement Agreement, CRH will not, directly or indirectly:

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issue, sell, grant, award, pledge, dispose of, encumber or agree to issue, sell, grant, award, pledge, dispose of or encumber any CRH securities or rights of any kind to acquire any securities of CRH, other than (i) pursuant to the exercise of CRH options and the vesting, in accordance with their terms, of CRH RSUs outstanding on the date of the Arrangement Agreement and (ii) pursuant to the terms of existing contractual commitments that were disclosed to the Purchaser;

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except in the ordinary course of business consistent with past practice, sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of CRH or any interest in any assets of CRH having a value greater than $100,000 in the aggregate;

•	amend or propose to amend CRH’s organizational documents or the terms of any securities of CRH;

•	split, combine, reclassify, redeem, purchase or offer to purchase or reduce the stated capital of any securities of CRH;

•	declare, set aside or pay any dividend or other distribution in respect of any CRH shares;

•	reorganize, amalgamate or merge CRH or any subsidiary of CRH with any other person;

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other than investments made in the ordinary course of CRH’s business consistent with past practice, acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any person, or make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of any property or assets of any other person for an amount greater than $100,000 in the aggregate;

•	enter into any joint venture or similar agreement, arrangement or relationship, subject to certain exceptions previously disclosed to or agreed by the Purchaser;

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except in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person or make any loans or advances;

•	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of CRH or any of its subsidiaries;

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sell, lease, dispose of, voluntarily lose the right to use, license or otherwise dispose of or transfer any assets of CRH or of any of its subsidiaries or any interest in any assets of CRH and its subsidiaries other than assets and inventory disposed of in the ordinary course consistent with past practice, subject to certain exceptions previously disclosed to or agreed by the Purchaser;

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make any capital expenditure or commit to do so, other than in the ordinary course consistent with past practice and certain capital expenditures previously agreed to by the Purchaser (provided that in the case of capital expenditures expended to address emergencies or other urgent matters involving the potential loss or damage to property or personal safety, the Purchaser’s consent will not be required where it cannot be received in a reasonably expedient manner);

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pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in certain financial statements of CRH or incurred in the ordinary course of business consistent with past practice;

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waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of business consistent with past practice, (i) any existing contractual rights in respect of any material assets, (ii) any material permit, lease or concession or a material contract or other document, or (iii) any other material legal rights or claims;

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waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing licence, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

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make any loans, advances or capital contributions to, or investments in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any other person other than a subsidiary in the ordinary course of business or in respect of financings in the ordinary course consistent with past practice;

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prepay any long-term indebtedness before its scheduled maturity or create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof in any amount, other than (i) for operating costs and other costs incurred in the ordinary course consistent with past practice, (ii) to pay legal fees and financial advisory fees to Canaccord Genuity and other costs in respect of the Arrangement, or (iii) any other capital expenditures not prohibited by the Arrangement Agreement;

•	grant any lien (other than certain permitted liens) on any assets of the CRH or its subsidiaries other than in the ordinary course consistent with past practice;

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enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments other than in the ordinary course consistent with past practice;

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make any bonus or profit sharing distribution or similar payment of any kind (including any grants of CRH options or CRH RSUs), except as may be required by the terms of any written employment contract and employee plans in place as of the date of the Arrangement Agreement, subject to certain exceptions previously disclosed to or agreed by the Purchaser;

•	make any material change in the CRH’s methods of accounting, except as required by GAAP or pursuant to written instructions, comments or orders of a governmental authority;

•	commence any litigation or waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations in excess of an amount of $100,000 in the aggregate;

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abandon or fail to diligently pursue any application for any material company authorizations, leases, permits or registrations or take any action, or fail to take any action, that would reasonably be expected to lead to the termination of any material company authorizations, leases, permits or registrations;

•	enter into or amend any contract with any broker, finder or investment banker;

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increase the benefits payable or to become payable to its directors and advisors or materially increase the benefits payable or to become payable to its officers, enter into or materially modify any employment, severance or similar agreements or arrangements with, or grant any material bonuses, salary increases, severance or termination pay to, any officer or director of CRH, other than as required pursuant to the terms of agreements already entered into or in the ordinary course of business consistent with past practice; or

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in the case of employees who are not officers or directors of CRH, take any action, other than in the ordinary course of business consistent with past practice, with respect to the grant of any material bonuses, salary increases, severance or termination pay or with respect to any material increase of benefits payable in effect on the date of the Arrangement Agreement.

In addition, prior to the effective date of the Arrangement, unless the Purchaser otherwise consents (such consent not to be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by the Arrangement Agreement, we have agreed that:

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we will not establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any of our employee benefit plans or any agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers, current or former employees of CRH or any person providing management services to CRH;

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we will use all reasonable commercial efforts to cause our current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless replacement policies meeting certain criteria are effective simultaneously therewith;

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we will provide the Purchaser with prompt notice of certain events, including any Material Adverse Effect with respect to CRH, and copies of any communication from any governmental authority or from any person alleging such person’s consent is required in connection with the Arrangement and of any filing or proceedings affecting CRH or its subsidiaries or that relate to the Arrangement;

•

we will not enter into or renew any contract containing certain material restrictions on our business or that would reasonably be expected to materially delay or prevent the consummation of the Arrangement;

•

with respect to tax matters, we will (i) duly and timely file all tax returns, (ii) timely withhold, collect, remit and pay all taxes which are to be withheld, collected, remitted or paid to the extent due and payable, (iii) not make or rescind any material express or deemed election relating to taxes, (iv) not make a request for a tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to taxes, (v) not settle or compromise any claim, audit or controversy relating to taxes for an amount greater than $100,000, and (vi) not file any amended tax return involving a material amount of additional taxes or change any of our methods of reporting income, deductions or accounting for income tax purposes, except as may be required by applicable laws; and

•	we will not authorize or propose, or enter into or modify any contract to do any of the matters prohibited by any of the foregoing provisions of the Arrangement Agreement.

Cooperation; Efforts to Complete the Arrangement

Each of CRH and the Purchaser has agreed to perform all obligations required to be performed it under the Arrangement Agreement, co-operate with the other party in connection therewith and do all such other acts and things as may be necessary in order to consummate and make effective the transactions contemplated by the Arrangement Agreement, including, among other things:

•

performing in all material respects all of the obligations required to be performed by it pursuant to Article 2 of the Arrangement Agreement, including its applicable obligations relating to obtaining the Interim Order and the Final Order, the holding of the CRH meeting, the preparation and filing of this proxy statement, the preparation of other filings and documents in connection with the Arrangement and the issuance of certain announcements and shareholder communications;

•	using its commercially reasonable efforts to obtain and assist the other party in obtaining all required regulatory approvals;

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using commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings (i) in the case of CRH, against CRH relating to the Arrangement, and (ii) in the case of the Purchaser, against the Purchaser challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated thereby; and

•	using commercially reasonable efforts to satisfy all conditions precedent in the Arrangement Agreement.

Without limiting the foregoing obligations, CRH has further agreed to:

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use its commercially reasonable efforts to obtain as soon as practicable all consents of third parties (provided, that, except as otherwise expressly set forth in the Arrangement Agreement, no such consents will be conditions to the completion of the Arrangement);

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use reasonable commercial efforts to obtain voting agreements in the form executed by CRH’s directors and executive officers from any CRH shareholder who holds greater than 5% of the issued and outstanding CRH shares;

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use commercially reasonable efforts to effect all necessary or advisable registrations, filings and submissions of information required by governmental authorities from CRH relating to the Arrangement;

•	promptly address and remedy, to Purchaser’s satisfaction, any identified failure of CRH or any of its subsidiaries to be in compliance with applicable laws (if any non-compliance is so identified);

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use commercially reasonable efforts to, upon reasonable consultation with the Purchaser, oppose, lift or rescind any injunction or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement;

•

use commercially reasonable efforts to obtain and deliver to the Purchaser evidence of the resignation, effective as of the effective time of the Arrangement, of those directors of CRH and its subsidiaries designated by the Purchaser to CRH;

•

not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement; and

•	use commercially reasonable efforts to take all steps set forth in the Interim Order.

Financing Covenants

Without limiting its obligations described under “—Cooperation; Efforts to Complete the Arrangement,” beginning on page 80, the Purchaser has further agreed to, and to cause its applicable subsidiaries to use their respective commercially reasonable efforts to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the financing set forth in the debt and equity financing agreements described in “The Arrangement—Financing of the Arrangement,” beginning on page 62 as promptly as practicable after the date of the Arrangement Agreement, on or substantially on the terms set forth therein.

In addition, if for any reason all or any portion of such financing becomes unavailable on the terms and conditions of such financing agreements or from the financing sources contemplated thereby, the Purchaser will notify CRH thereof and use its reasonable commercial efforts to arrange and obtain alternative equity financing from alternative sources as promptly as practicable following the occurrence of such event and in an amount sufficient to consummate the Arrangement, and notify CRH of any such replacement financing. The Purchaser has further agreed to keep CRH informed on a reasonably current basis in reasonable detail of such financings, provide to CRH copies of any material amendments related thereto and provide to CRH prompt written notice of:

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any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to any such financing agreement;

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the receipt of any notice or written communication from any party to any such financing agreement or other definitive agreement or document related to such financing with respect to any actual or threatened material breach, default, withdrawal, termination or repudiation of any provision of such financing agreement;

•	any material dispute or disagreement between or among a WELL party and any of the other parties to any such financing agreement; and

•

Purchaser becoming aware of any fact, circumstance, event or other reason that would reasonably be expected to result in Finco or the Purchaser, as applicable, not being able to timely obtain all or any portion of such financing on the terms, in the manner or from the financing sources contemplated by such financing agreements.

It is not a condition to completion of the Arrangement or any of the Purchaser’s obligations under the Arrangement Agreement that the WELL parties obtain financing pursuant to any or all of such financing agreements or from any other source for or related to any of the transactions contemplated by the Arrangement Agreement.

Governmental Approvals

Subject to the terms and conditions of the Arrangement Agreement, each of CRH and the WELL parties has agreed to use its reasonable commercial efforts to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Arrangement Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary or appropriate filings, consents, waivers, approvals, authorizations, permits or orders from all governmental authorities or other persons. The parties also agreed to make, or cause to be made:

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within 10 business days of the date of the Arrangement Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Arrangement Agreement; and

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as soon as practicable after the date of the Arrangement Agreement, all other filings and authorizations required under applicable law in connection with the transactions contemplated by the Arrangement Agreement.

Each party further agreed to supply, as promptly as reasonably practicable, and subject to appropriate confidentiality measures, any information and documentary material that may be reasonably required by the other party in order to make the required filings, and such additional information and documentary material that may be requested by a governmental authority under applicable law in connection with the transactions contemplated by the Arrangement Agreement, and to use its reasonable commercial efforts to take or cause to be taken all other actions necessary, proper or advisable, consistent with the terms of the Arrangement Agreement, to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations or approvals, as applicable, as required under applicable law as soon as reasonably practicable.

In furtherance of the foregoing, the Purchaser is required to use its reasonable commercial efforts to avoid the entry of or have lifted, vacated, reversed or terminated any impediment to closing of the Arrangement so as to enable the parties to consummate the transactions contemplated by the Arrangement Agreement prior to June 30,

2021, including by taking certain remedial actions that may be required to obtain the necessary clearances or approvals of governmental authorities with respect to the Arrangement, except that the Purchaser is not required take any remedial action that, individually or in the aggregate, would reasonably be expected to materially impair the benefits being realized by Purchaser and its affiliates from the transactions contemplated by the Arrangement Agreement.

In addition, each of the Purchaser and CRH further agreed to, in connection with the efforts referenced above to obtain all requisite approvals and authorizations for the transactions contemplated hereby, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any governmental authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the Arrangement Agreement, and (iii) permit, subject to appropriate confidentiality measure, the other party to review any filing, submission, communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority, and to the extent permitted by such governmental authority, give the other party the opportunity to attend and participate in such meetings and conferences.

Notwithstanding anything to the contrary in the Arrangement Agreement, in no event (i) will CRH or any subsidiary of CRH be permitted to subject itself or any other person to any regulatory requirement without the prior written consent of the Purchaser (which consent may not be unreasonably withheld), or (ii) will the Purchaser, CRH or any of their respective subsidiaries be obligated to subject itself to any regulatory requirement unless such regulatory requirement is conditioned upon, and only effective as of, the closing of the Arrangement.

From the date of the Arrangement Agreement to the effective time of the Arrangement, the Purchaser has agreed that it will not take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Purchaser to consummate the transactions contemplated by the Arrangement Agreement (provided that the foregoing will not require the Purchaser to waive any condition to its obligations thereunder), or require the Purchaser to waive, or prohibit the Purchaser from exercising, any of its rights granted thereunder.

Restrictions on Solicitations of Other Offers

The Arrangement Agreement provides that, except as otherwise expressly provided in the Arrangement Agreement, CRH will not, directly or indirectly, and shall not permit any person to:

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make, solicit, assist, initiate, encourage, engage in, respond to or otherwise facilitate (including by way of furnishing or providing access to any confidential information, properties, facilities, books or records of CRH or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or offers relating to any “acquisition proposal” (as further described below), or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by a person other than the Purchaser pursuant to the Arrangement Agreement to do or seek to do any of the foregoing;

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enter into or otherwise engage in any discussions or negotiations regarding, or furnish any information relating to CRH or offer or provide access to the business, properties, assets, books and records of CRH, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt to make or complete any acquisition proposal (but CRH may advise any person making an unsolicited acquisition proposal that such proposal does not constitute a superior proposal under the Arrangement Agreement when the CRH Board has so determined);

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withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to the Purchaser, the recommendation of the CRH Board that CRH securityholders vote in favour of the Arrangement Resolution;

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accept, approve, endorse, recommend or remain neutral with respect to, or propose publicly to accept, approve, endorse, recommend or remain neutral with respect to, any acquisition proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly disclosed acquisition proposal for a period of no more than five business days following the public disclosure thereof will not be considered to be in violation of such covenant, provided the CRH Board has affirmed its recommendation that CRH securityholders vote in favour of the Arrangement Resolution before the end of such five business day period (or in the event that the CRH meeting is scheduled to occur within such five business day period, not later than the third business day prior to the date of the CRH meeting); or

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accept, approve, endorse, recommend or execute or enter into, or publicly propose to accept, approve, endorse, recommend or execute or enter into, any agreement, understanding or arrangement (including any letter of intent or agreement in principle) that constitutes or would reasonably be expected to lead to an acquisition proposal, other than a confidentiality and standstill agreement in the form agreed by the Purchaser in connection with the execution of the Arrangement Agreement or providing for the payment of any break, termination or similar fees or expenses to any person in the event CRH completes the transactions contemplated thereby;

CRH is also required to immediately cease any existing discussions or negotiations with any person (other than the Purchaser) with respect to any potential acquisition proposal and, in connection therewith, CRH must discontinue access to any of its confidential information to all such persons.

Under the Arrangement Agreement, an “acquisition proposal” includes any offer, proposal or inquiry from any person or group of persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids), whether or not in writing and whether or not delivered to the CRH securityholders, after the date of the Arrangement Agreement (and excluding the transactions contemplated by the Arrangement Agreement and other than any transaction involving only CRH and/or one or more if its wholly owned subsidiaries) relating to:

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any direct or indirect sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets (including shares of subsidiaries of CRH) representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of CRH and its subsidiaries or of 20% or more of the voting, equity or other securities of CRH (or rights or interests therein or thereto);

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any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a person or group of persons beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of CRH;

•	any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up;

•	any exclusive license involving CRH or any of its subsidiaries that represents or constitutes 20% or more of the consolidated assets or revenues of CRH; or

•	any other similar transaction or series of transactions involving CRH or any of its subsidiaries.

Notwithstanding the restrictions described above, the CRH Board is permitted to (i) enter into, participate, facilitate and maintain discussions or negotiations, respond to enquiries, and otherwise cooperate or assist and (ii) provide copies of, access to or disclosure of information, properties, facilities, books or records of CRH or its subsidiaries in connection with an acquisition proposal, if and only if:

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the CRH Board has determined, acting in good faith and after consultation with its financial and legal advisors, that such acquisition proposal constitutes or could reasonably be expected to result in a

“superior proposal” (as further described below) and, after consulting with its outside legal counsel, engaging in such discussions or negotiations would not be inconsistent with its fiduciary duties;

•

such person was not restricted from making such acquisition proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the CRH any of its subsidiaries;

•	such acquisition proposal did not result from a breach by CRH of its obligations under the non-solicitation provisions of the Arrangement Agreement;

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before providing any such copies, access or disclosure, CRH enters into a confidentiality and standstill agreement with such person in the form agreed by the Purchaser in connection with the execution of the Arrangement Agreement and any such copies, access or disclosure provided to such person is substantially simultaneously provided to the Purchaser (if not previously provided); and

•	CRH promptly provides the Purchaser with:

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one business day’s prior written notice stating CRH’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure and the CRH Board has determined that taking such action is not inconsistent with its fiduciary duties; and

•	a true, complete and final executed copy of a confidentiality and standstill agreement, before providing any such copies, access or disclosure.

Under the Arrangement Agreement, a “superior proposal” is an unsolicited bona fide acquisition proposal made by a third party to CRH or the CRH shareholders in writing after the date of the Arrangement Agreement:

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to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, all of the CRH shares, or to purchase or otherwise acquire, directly or indirectly, all or substantially all of the assets of CRH;

•	that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal;

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that is not subject to any financing condition and in respect of which any required financing to complete such acquisition proposal has been demonstrated to be available at the time and on the basis set out therein to the satisfaction of the CRH Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel); and

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in respect of which the CRH Board determines in good faith that, (i) failure to recommend such acquisition proposal to its shareholders would be inconsistent with its fiduciary duties and (ii) which taking into account all of the terms and conditions of such acquisition proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion and taking into account the requirement of CRH to pay a termination fee to the Purchaser under the Arrangement Agreement), results in a transaction more favourable to CRH shareholders from a financial point of view than the Arrangement (including any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser in response to such acquisition proposal).

In connection with the foregoing, CRH represented and warranted that CRH has not waived any confidentiality, standstill or similar agreement or restriction applicable to another person to which CRH or any subsidiary thereof is a party, and agreed that:

•

CRH shall use commercially reasonable efforts to enforce each confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which CRH or any subsidiary thereof is a party; and

•	neither CRH, nor any subsidiary thereof, nor any of their respective representatives, have or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the

Purchaser’s sole and absolute discretion), release any person from, or waive, amend, suspend or otherwise modify such person’s obligations respecting CRH or its subsidiaries under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant.

CRH is further required to immediately provide notice to the Purchaser of any bona fide unsolicited acquisition proposal or any proposal or offer that could lead to an acquisition proposal, or any amendments to the foregoing, or any request for non-public information relating to CRH in connection with such an acquisition proposal or for access to the properties, books or records of CRH by any person that informs CRH or any member of the CRH Board that it is considering making, or has made, an acquisition proposal.

Change of CRH Board Recommendation; Termination in Connection with a Superior Proposal

The Arrangement Agreement generally requires the CRH Board to recommend that CRH securityholders vote in favour of the Arrangement Resolution. CRH has agreed that it will not (i) accept, approve or enter into any agreement with any person providing for or to facilitate any acquisition proposal, other than a confidentiality and standstill agreement as contemplated above, (ii) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser the recommendation of the CRH Board that CRH securityholders vote in favour of the Arrangement Resolution, or (iii) accept, approve or recommend any acquisition proposal, unless:

•	the person making proposal was not restricted from making such proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction;

•	such acquisition proposal did not result from a breach by CRH of its obligations under the non-solicitation provisions of the Arrangement Agreement;

•	the CRH Board acting in good faith, after consultation with its outside legal advisors, determines that the acquisition proposal constitutes a superior proposal;

•	the CRH meeting has not occurred;

•	CRH has complied with the non-solicitation provisions of the Arrangement Agreement;

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CRH has provided the Purchaser with a notice in writing that there is a superior proposal, together with the terms of such superior proposal, including the financial terms of such superior proposal (which will include the value ascribed to any non-cash consideration offered under such superior proposal, if applicable) and a copy of any proposed agreement relating to such superior proposal, not less than six business days prior to the latest of the proposed acceptance, approval, recommendation or execution of the proposed agreement relating to such superior proposal by the CRH Board;

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six business days shall have elapsed from the date the Purchaser received the foregoing notice and documentation from CRH and, if the Purchaser has proposed to amend the terms of the Arrangement in response thereto, the CRH Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal is a superior proposal compared to the proposed amendment to the terms of the Arrangement by the Purchaser;

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the CRH Board authorizes CRH to enter into a binding written agreement with respect to the superior proposal (other than a confidentiality and standstill agreement) and accordingly CRH terminates the Arrangement Agreement; and

•	CRH has paid or concurrently pays to the Purchaser a termination fee of $10 million.

During the six business day period referred to above, or such longer period as CRH may agree for such purpose, the Purchaser will have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement Agreement and the Arrangement, and CRH has agreed to reasonably co-operate with the Purchaser with respect thereto, including negotiating in good faith with the Purchaser to enable the Purchaser to make such adjustments to the terms and conditions of the Arrangement Agreement and the Arrangement as the Purchaser deems appropriate and as would enable the Purchaser to proceed with the Arrangement and any related transactions on such adjusted terms. The CRH Board will review any proposal by the Purchaser to amend the terms of the Arrangement in order to determine, in good faith in the exercise of its fiduciary duties, whether the Purchaser’s proposal to amend the Arrangement would result in the applicable acquisition proposal not being a superior proposal compared to the proposed amendment to the terms of the Arrangement. If the CRH Board determines that such acquisition proposal would cease to be a superior proposal, CRH will promptly so advise the Purchaser, and CRH and the Purchaser will amend the Arrangement Agreement to reflect such offer made by the Purchaser.

Each successive modification of any acquisition proposal constitutes a new acquisition proposal for the purposes of the foregoing provisions of the Arrangement Agreement. If CRH provides the Purchaser with the notice of an acquisition proposal on a date that is less than six business days prior to the CRH meeting, CRH may (and will at the request of the Purchaser) adjourn or postpone the CRH meeting to the latest date specified by either CRH or the Purchaser that, in either case, is not later than the earlier of (i) ten business days after the date on which CRH meeting was originally scheduled, and (ii) five business days prior to June 30, 2021, or such later date as may be agreed to in writing by the parties.

The CRH Board is required to promptly reaffirm its recommendation that CRH securityholders vote in favour of the Arrangement Resolution by press release after: (i) the determination by the CRH Board that any publicly announced acquisition proposal is not a superior proposal; or (ii) the determination by the CRH Board that a proposed amendment to the terms of the Arrangement would result in the publicly announced acquisition proposal not being a superior proposal, and the Purchaser has so amended the terms of the Arrangement. CRH is required to provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and must consider in good faith all reasonable amendments to such press release as requested by the Purchaser and its counsel.

The CRH Board is also required to reaffirm its recommendation that CRH securityholders vote in favour of the Arrangement Resolution at the Purchaser’s written request, which reaffirmation must be done promptly, and in any event within five business days of the request (or in the event that CRH Meeting is scheduled to occur within such five business day period, prior to the third business day prior to the date of CRH meeting).

Nothing in the Arrangement Agreement prevents the CRH Board from responding, through a directors’ circular or otherwise as required by applicable securities laws, to an acquisition proposal that it determines is not a superior proposal, or from changing its recommendation as a result of the Purchaser having suffered a Material Adverse Effect. In addition, nothing in Arrangement Agreement prevents the CRH Board from taking any action, including changing its recommendation, if the CRH Board, or from making any disclosure to any CRH securityholder, if the CRH Board, acting in good faith and upon the advice of its legal advisors, determines that the failure to take such action or make such disclosure would be inconsistent with the exercise of its fiduciary duties or such disclosure is otherwise required under applicable law (except that the CRH Board is not permitted to change its recommendation in response to an acquisition proposal other than as permitted above).

If prior to the effective time of the Arrangement, the CRH Board fails to recommend that CRH securityholders vote in favour of the Arrangement Resolution, or withdraws, amends, modifies or qualifies such recommendation in a manner adverse to the Purchaser, or fails to publicly reaffirm such recommendation within five business days (and in any case prior to the CRH meeting) after a request by the Purchaser to do so, the Purchaser will generally have a right to terminate the Arrangement Agreement and receive a termination fee of $10 million from CRH, as further described in “—Termination of the Arrangement Agreement,” beginning on page 91, and in “—Termination Fees,” on page 93.

CRH Meeting Covenants

CRH has agreed to convene and conduct the CRH meeting in accordance with the Interim Order, its organizational documents and applicable laws as soon as reasonably practicable following receipt of the Interim Order, and in any event on or before the May 31, 2021. Subject to the limited exceptions described under “—Change of CRH Board Recommendation; Termination in Connection with a Superior Proposal,” beginning on page 86, CRH is required to solicit proxies in favour of the Arrangement Resolution, against any resolution submitted by any other CRH shareholder, and take all other actions that are reasonably necessary or desirable to seek the requisite approval of the Arrangement Resolution from CRH shareholders and CRH securityholders.

CRH is generally not permitted to adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the CRH meeting without the prior written consent of the Purchaser, except (i) if CRH reasonably believes that it is necessary to postpone or adjourn the CRH meeting to ensure that any supplement or amendment to this proxy statement required by applicable law is provided to CRH securityholders within a reasonable amount of time in advance of the CRH meeting or (ii) if CRH will not have a sufficient number of securities represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CRH meeting, then CRH will have the right to, on one or more occasions, without the prior written consent of the Purchaser, postpone or adjourn the CRH meeting for the minimum duration necessary to remedy the circumstances giving rise to such adjournment or postponement. CRH may also postpone or adjourn the CRH meeting if CRH provides the Purchaser with the notice of an acquisition proposal on a date that is less than six business days prior to the CRH meeting, as described under “—Change of CRH Board Recommendation; Termination in Connection with a Superior Proposal,” beginning on page 86. CRH is not permitted to change the record date in connection with any adjournment or postponement of the CRH meeting unless required by law.

Tax Act Covenant

CRH and the WELL parties have agreed to make any amendment required to the Plan of Arrangement to allow WELL or any affiliate thereof to obtain the benefit of paragraph 88(1)(d) of the Tax Act, provided such amendment does not result in adverse consequences to CRH or any CRH securityholder.

Guarantee by WELL

In the Arrangement Agreement, WELL agreed to cause the Purchaser and Finco to carry out all of its obligations thereunder and under the financing agreements, as applicable, and unconditionally and irrevocably guaranteed in favour of CRH the due and punctual performance by the Purchaser and Finco of each of their respective covenants and obligations thereunder, including the obligation to pay the applicable consideration to CRH shareholders in accordance with the Arrangement Agreement, and the accuracy of the representations and warranties of the WELL parties provided therein. WELL, Finco and the Purchaser will be jointly and severally liable to CRH with respect to any breach by WELL, Finco or the Purchaser of its covenants and obligations or any inaccuracy of the representations and warranties of the WELL parties provided in the Arrangement Agreement.

Notice of Certain Events

During the period prior to the effective time of the Arrangement (or earlier termination of the Arrangement Agreement), each party to the Arrangement Agreement has agreed to give prompt notice to the others of the occurrence, or failure to occur, of any event or state of facts that would, or would be likely to:

•

cause any of the representations or warranties of such party contained in the Arrangement Agreement to be untrue or inaccurate in any material respect as of the effective time of the Arrangement (other than any event or state of facts resulting from the actions or omissions required under the Arrangement Agreement); or

•

result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party under the Arrangement Agreement prior to the effective time of the Arrangement.

Neither CRH nor the Purchaser may elect not to complete Arrangement pursuant to the conditions or termination rights arising from a breach of a representation or warranty of the other party or a failure by the other party to perform any covenant or agreement, and no termination fee will be payable as a result of such termination, unless the party intending to rely thereon has delivered a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, then provided that the other party is proceeding diligently to cure such matter and such matter is capable of being cured, such party may not terminate the Arrangement Agreement until the earlier of June 30, 2021 and the expiration of a period of ten business days from delivery of such notice to the breaching party.

Indemnification and Insurance

Prior to the completion of the Arrangement, CRH is required to purchase director and officer liability “run-off” insurance for the benefit of the former directors and officers of CRH for a period of not less than six years following the completion of the Arrangement no less favourable than the current CRH policy, and the Purchaser has agreed to maintain such policy in full force and effect and not to take any action to diminish the scope and extent of such insurance coverage for and throughout such period (provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to or after the effective time of the Arrangement and the cost of such policies may not exceed 300% of CRH’s current annual aggregate premium for policies currently maintained by CRH). The former officers and directors of CRH will be indemnified by the Purchaser and CRH in accordance with the terms of the articles of incorporation of CRH as currently constituted, in addition to the terms of any indemnity agreements entered into between CRH and such officers and directors, the terms of which agreements will be binding upon the Purchaser.

Other Covenants of CRH and the WELL Parties

The Arrangement contains certain other covenants and agreements of CRH and the WELL Parties, including covenants relating to:

•	obtaining the Interim Order and the Final Order, and the parties’ cooperation in connection therewith;

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notice by CRH of communications in opposition to the Arrangement or the exercise or withdrawal of dissent rights, review by the Purchaser of communications to CRH shareholders exercising dissent rights, and consent by the Purchaser to any settlements with respect to dissent rights;

•	the preparation and filing of this proxy statement;

•	the preparation of other filings and documents in connection with the Arrangement;

•	the issuance of certain announcements and shareholder communications;

•	access by the Purchaser and its representatives to certain information about CRH during the period prior to the effective time of the Arrangement (or earlier termination of the Arrangement Agreement);

•	actions by CRH to exempt certain dispositions of CRH shares (and derivative securities in respect thereof) under Rule 16b-3 promulgated under the Exchange Act;

•

cooperation by CRH to enable the delisting the CRH shares from the NYSE American and the TSX, the deregistration of CRH shares under the Exchange Act, and CRH’s ceasing to be a reporting issuer in Canada and promptly as practicable after the effective time of the Arrangement;

Conditions to the Arrangement

Mutual Conditions Precedent. The obligations of CRH and the WELL parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the effective time of the Arrangement, each of which may only be waived with the mutual consent of the parties:

•	the Arrangement Resolution having been approved and adopted by CRH shareholders and CRH securityholders at the CRH meeting in accordance with the Interim Order;

•

the Interim Order and the Final Order having been obtained on terms consistent with the Arrangement Agreement, and not set aside or modified in a manner unacceptable to CRH and the Purchaser, acting reasonably, on appeal or otherwise;

•

no act, action, suit, proceeding, objection or opposition having been taken or threatened in writing before or by any governmental authority, and no law or order (whether or not having the force of law and whether temporary, preliminary or permanent) having been enacted, promulgated, amended or applied, in either case, that enjoins, prevents, prohibits or makes illegal the consummation of the Arrangement;

•	the waiting period applicable to the Arrangement under the HSR Act having expired or been terminated; and

•	the Arrangement Agreement not having been terminated.

Additional Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the effective time of the Arrangement (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time):

•

(i) the representations and warranties of CRH relating to its corporate existence, good standing and power to enter into the Arrangement Agreement, the authorization of its execution of the Arrangement Agreement, and the capital structure of CRH being true and correct in all respects as of the date of the Arrangement Agreement and as of the effective date of the Arrangement as if made as of the effective date of the Arrangement; (ii) the representations and warranties of CRH relating to its subsidiaries being true and correct in all material respects as of the date of the Arrangement Agreement and as of the effective date of the Arrangement as if made as of the effective date of the Arrangement (disregarding for such purpose any materiality qualification therein); and (iii) all other representations and warranties of CRH set forth in the Arrangement Agreement being true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) as of the effective time of the Arrangement, as though made as of the effective time of the Arrangement (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect;

•

all covenants of CRH under the Arrangement Agreement to be performed on or before the effective time of the Arrangement which have not been waived by the Purchaser having been duly performed by CRH in all material respects;

•	no Material Adverse Effect with respect to CRH having occurred since the date of the Arrangement Agreement;

•	dissent rights having not been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding CRH shares;

•	the Purchaser having received a certificate or certificates of CRH, signed on behalf of CRH by a senior executive officer of CRH, confirming each of the foregoing; and

•

each director and officer of CRH that was the registered or beneficial holder of CRH securities as of the date of the Arrangement Agreement having entered into a voting agreement as described in “The Arrangement—Voting Agreements” on page 64, and:

•

all representations and warranties made by such directors and officers in the voting agreements being true and correct in all material respects, as if made on and as of the effective date of the Arrangement (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date);

•

such directors and officers having complied in all material respects with all covenants set forth in the voting agreements that are to be complied with on or before the effective date of the Arrangement;

•	the voting agreements having not been terminated; and

•	no event having occurred that, with notice or lapse of time or both, would give the Purchaser the right to terminate any of the voting agreements.

Additional Conditions Precedent to the Obligations of CRH. The obligation of CRH to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the effective time of the Arrangement (each of which is for the exclusive benefit of CRH and may be waived by CRH in whole or part at any time):

•

the representations and warranties of the Purchaser set forth in the Arrangement Agreement being true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) as though made on and as of the effective time of the Arrangement (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to prevent or materially delay the Purchaser’s ability to consummate the transaction contemplated by the Arrangement Agreement;

•

all covenants of the Purchaser under the Arrangement Agreement to be performed on or before the effective time of the Arrangement which have not been waived by CRH having been duly performed by the Purchaser in all material respects;

•	CRH having received a certificate or certificates of the Purchaser, signed on behalf of the Purchaser by a senior executive officer of the Purchaser, confirming each of the foregoing; and

•

the Purchaser having complied with its obligations with regard to depositing in escrow with the Depositary sufficient funds to satisfy the consideration payable to the CRH shareholders, and the Depositary having confirmed receipt thereof.

Termination of the Arrangement Agreement

The Arrangement Agreement may be terminated at any time prior to the effective time of the Arrangement (notwithstanding any approval of the Arrangement Agreement or the Arrangement Resolution by the CRH securityholders and/or by the Court, as applicable):

•	by mutual written agreement of CRH and the Purchaser;

•	by either CRH or the Purchaser, if:

•

the effective time of the Arrangement does not occur on or before June 30, 2021, except that the right to terminate in this manner is not available to a party whose failure to fulfill any of its obligations or breach any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the effective time of the Arrangement to occur by such date;

•

any law or order is enacted or made applicable that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins CRH or the Purchaser from consummating the Arrangement, and such applicable law or order has become final, binding and non-appealable, except that a party may not terminate the Arrangement Agreement in this manner if the enactment, making, enforcement or amendment of such law or order has been caused by, or is a result of, a breach by such party of any of its representation or warranties or the failure of such party to perform any of its covenants or agreements under the Arrangement Agreement and such party has not used its commercially reasonable efforts to, as applicable, prevent, appeal or overturn such law or order, or otherwise have it lifted or rendered non-applicable in respect of the Arrangement; or

•	the requisite CRH shareholder approval or CRH securityholder approval is not obtained at the CRH meeting in accordance with the Interim Order;

•	by the Purchaser, if:

•

prior to the effective time of the Arrangement, (i) except as permitted by the Arrangement Agreement, the CRH Board changes its recommendation (including if the CRH Board fails to recommend that CRH securityholders vote in favour of the Arrangement Resolution, or withdraws, amends, modifies or qualifies such recommendation in a manner adverse to the Purchaser, or fails to publicly reaffirm such recommendation within five business days (and in any case prior to the CRH meeting) after a request by the Purchaser to do so), unless the Purchaser has made a misrepresentation at the date of the Arrangement Agreement or breached a covenant of the Arrangement Agreement in such a manner that CRH would be entitled to terminate the Arrangement Agreement in accordance with its terms; (ii) the CRH Board or a committee thereof approves or recommends any other acquisition proposal; or (iii) CRH shall breaches the non-solicitation covenants in the Arrangement Agreement;

•

there is a breach of any representation or warranty or failure to perform any covenant or agreement set forth in the Arrangement Agreement on the part of CRH that would cause the applicable closing conditions with respect thereto or the parties’ mutual closing conditions not to be satisfied; or

•

the Purchaser has been notified in writing by CRH of a proposed agreement with respect to an acquisition proposal (other than a confidentiality and standstill agreement), and either: (i) the Purchaser does not deliver an amended Arrangement proposal within six business days of delivery of such proposed agreement to the Purchaser; or (ii) the Purchaser delivers an amended Arrangement proposal but the CRH Board determines, acting in good faith and in accordance with the terms of the Arrangement Agreement, that the acquisition proposal provided in the proposed agreement continues to be a superior proposal in comparison to the amended Arrangement terms offered by the Purchaser; and

•	by CRH, if:

•

there is a breach of any representation or warranty or failure to perform any covenant or agreement set forth in the Arrangement Agreement on the part of the Purchaser that would cause the applicable closing conditions with respect thereto or the parties’ mutual closing conditions not to be satisfied; or

•

prior to the approval of the Arrangement Resolution, the CRH Board authorizes CRH to enter into a binding written agreement with respect to a superior proposal (other than a confidentiality and standstill agreement), subject to compliance with the non-solicitation provisions in the Arrangement Agreement in all respects (but no such termination will be effective unless and until CRH pays to the Purchaser a termination fee of $10 million).

Any termination of the Arrangement Agreement resulting from a breach of a representation, warranty, covenant or agreement on the part of any party is subject to certain notice requirements and a cure opportunity, as further described in “—Notice of Certain Events,” beginning on page 88.

Termination Fees

The Arrangement Agreement provides that the Purchaser will pay a termination fee of $10 million to CRH if the Arrangement Agreement is terminated by CRH as a result of a breach of any representation or warranty or failure to perform any covenant or agreement set forth in the Arrangement Agreement on the part of the Purchaser that would cause the applicable closing conditions with respect thereto or the parties’ mutual closing conditions not to be satisfied.

The Arrangement Agreement provides that CRH will pay a termination fee of $10 million to the Purchaser if:

•

the Arrangement Agreement is terminated by the Purchaser prior to the CRH meeting as a result of (i) the CRH Board changing its recommendation, (ii) the CRH Board or a committee thereof approving or recommending any other acquisition proposal, or (iii) CRH breaching the non-solicitation covenants in the Arrangement Agreement (provided there is a material breach of the non-solicitation covenants);

•

the Arrangement Agreement is terminated by the Purchaser prior to the CRH meeting as a result of its receipt of notice of a proposed agreement with respect to an acquisition proposal (other than a confidentiality and standstill agreement), and the failure by Purchaser to deliver an amended Arrangement proposal within six business days thereafter that would cause such acquisition proposal to no longer be a superior proposal;

•	the Arrangement Agreement is terminated by CRH prior to approval of the Arrangement Resolution to enter into a binding written agreement with respect to a superior proposal;

•

the Arrangement Agreement is terminated by either party because the requisite CRH shareholder approval or CRH securityholder approval is not obtained at the CRH meeting in accordance with the Interim Order, but only if (i) prior to such termination, a bona fide acquisition proposal for CRH was publicly announced by any person other than the Purchaser and (ii) within twelve months following the date of such termination, CRH or one or more of its subsidiaries enters into a definitive agreement in respect of an acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal).

Amendment, Extension and Waiver

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable laws, the Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the CRH meeting but not later than the effective time of the Arrangement, be amended by mutual written agreement of CRH and the WELL parties, without further notice to or authorization on the part of the CRH securityholders. Any such amendment may, without limitation:

•	change the time for performance of any of the obligations or acts of the parties;

•	waive any inaccuracies or modify any representation or warranty contained therein or in any document delivered pursuant thereto;

•	waive compliance with or modify any of the covenants therein and waive or modify performance of any of the obligations of the parties; and

•	waive compliance with or modify any mutual closing conditions therein.

In addition, and without limiting the generality of the foregoing, CRH and the WELL parties have agreed that WELL may designate an alternative entity (in lieu of the Purchaser/Amalco) to be the acquiror of CRH in the Arrangement, provided that (i) such entity is a wholly owned subsidiary of the WELL (directly or indirectly), (ii) the substitution of such alternate party does not, in the opinion of CRH acting reasonably, result in adverse consequences to CRH or any CRH securityholder, and (iii) such alternate party is legally formed and CRH is notified of WELL’s intentions prior to the CRH meeting. In such event, some or all of the Purchaser’s and Amalco’s rights and obligations under the Arrangement Agreement, the Plan of Arrangement and the related financing arrangements described in this proxy statement may be assigned to such alternate party, and the Plan of Arrangement may be further amended to fully effect the foregoing.

Any party may (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive compliance, except as provided in the Arrangement Agreement, with any of the other party’s agreements or the fulfilment of any conditions to its own obligations contained in the Arrangement Agreement, or (c) waive inaccuracies in any of the other party’s representations or warranties contained in the Arrangement Agreement or in any document delivered by the other party. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

Injunctive Relief and Specific Performance

CRH and the WELL parties have agreed that, in the event of any breach or threatened breach of the Arrangement Agreement by a party, the non-breaching party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, which includes the right of CRH to cause the WELL parties, jointly and severally, to fully enforce the terms of the financing agreements, and the parties have agreed not to object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Subject to the terms of the Arrangement Agreement, such remedies will not be the exclusive remedies for any breach of the Arrangement Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

Governing Law; Waiver of Jury Trial

The Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of CRH and the WELL parties attorned to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to the Arrangement Agreement and the Arrangement and waived any defences to the maintenance of an action in the Courts of the Province of British Columbia. Each of the parties also waived any right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Arrangement Agreement or the transactions contemplated thereby or the actions of the parties in the negotiation, administration, performance and enforcement of the Arrangement Agreement.

DISSENT RIGHTS

The following is a summary of the provisions of the BCBCA relating to the dissent rights, appraisal rights or the dissent procedures. It is not a comprehensive statement of such rights and procedures and is qualified in its entirety by the reference to the full text of sections 237 to 247 of the BCBCA (which are attached to this proxy statement as Annex F), as modified by the Plan of Arrangement (which is attached to this proxy statement as Annex C]) and the Interim Order (which is attached to this proxy statement as Annex G). The Court hearing the application for the Final Order has the discretion to alter the dissent rights described herein based on the evidence presented at such hearing.

The statutory provisions dealing with the right of dissent are technical and complex. A registered CRH shareholder who intends to exercise the dissent rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order and seek legal advice. Failure to comply strictly with the provisions of the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order, and to adhere to the procedures established therein, may result in the loss of all rights thereunder.

Pursuant to the Interim Order, each registered CRH shareholder may exercise dissent rights in respect of the Arrangement under Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order or the Final Order. Registered CRH shareholders who duly and validly exercise such dissent rights (“Dissenting Shareholders”) and who:

•

are ultimately determined to be entitled to be paid fair value for the CRH shares in respect of which they have exercised dissent rights will not be entitled to any other payment or consideration (including any payment that would be payable under the Arrangement had such holders not exercised their dissent rights in respect of such CRH shares) and will be deemed to have irrevocably transferred such CRH shares to Amalco at the effective time of the Arrangement, without any further act or formality, free and clear of any liens; or

•

are ultimately not entitled, for any reason, to be paid fair value for the CRH shares in respect of which they have purported to exercise dissent rights will be deemed to have participated in the Arrangement on the same basis as a CRH shareholder that has not exercised dissent rights, and shall only be entitled to receive the consideration for their CRH shares provided for in the Arrangement Agreement, but in no case will the Purchaser, CRH or any other person be required to recognize such Dissenting Shareholders as CRH shareholders after the cancellation of the dissenting shares, which cancellation is to occur at the effective time of the Arrangement, and each Dissenting Shareholder will cease to be entitled to the rights of a CRH shareholder in respect of the dissenting shares in relation to which such Dissenting Shareholder has exercised dissent rights and the central securities register will be amended to reflect that such former holder is no longer the holder of such CRH shares as and from the effective time of the Arrangement.

Persons who are beneficial CRH shareholders who wish to dissent with respect to their CRH shares should be aware that only registered CRH shareholders are entitled to dissent with respect to them. A registered CRH shareholder such as an intermediary who holds CRH shares as nominee for beneficial CRH shareholders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial CRH shareholders with respect to the CRH shares held for such beneficial CRH shareholders. In such case, the Notice of Dissent (as defined below) should set forth the number of CRH shares it covers.

Pursuant to Section 238 of the BCBCA, every registered CRH shareholder who duly and validly dissents from the Arrangement Resolution in strict compliance with Sections 237 to 247 of the BCBCA will be entitled to be paid by Amalco the fair value of the CRH shares held by such Dissenting Shareholder determined as at the point in time immediately before the passing of the Arrangement Resolution.

To exercise dissent rights, a registered CRH shareholder must dissent with respect to all CRH shares in which the holder owns a beneficial interest. A registered CRH shareholder who wishes to dissent must deliver written notice of dissent (a “Notice of Dissent”) to CRH, c/o Blake, Cassels & Graydon LLP, Suite 2600 – 595 Burrard Street, Vancouver, BC, V7X 1L3 Attention: Alexandra Luchenko by 5:00 p.m. (Vancouver time) on April 14, 2021 (or the business day that is two business days immediately preceding the CRH meeting if it is not held on April 16, 2021), and such Notice of Dissent must strictly comply with the requirements of Section 242 of the BCBCA. Any failure by a CRH shareholder to fully comply may result in the loss of that holder’s dissent rights. Beneficial CRH shareholders who wish to exercise dissent rights must arrange for the registered CRH shareholder holding their CRH shares to deliver the Notice of Dissent.

The delivery of a Notice of Dissent does not deprive a Dissenting Shareholder of the right to vote at the CRH meeting on the Arrangement Resolution; however, a Dissenting Shareholder is not entitled to exercise the dissent rights with respect to any of his or her CRH shares if the Dissenting Shareholder votes in favour of the Arrangement Resolution. A vote against the Arrangement Resolution, whether in person or by proxy, does not constitute a Notice of Dissent.

A registered CRH shareholder that wishes to exercise dissent rights must prepare a separate Notice of Dissent for himself or herself, if dissenting on his or her own behalf, and for each other person who beneficially owns CRH shares registered in the Dissenting Shareholder’s name and on whose behalf the Dissenting Shareholder is dissenting, and must dissent with respect to all of the CRH shares registered in his or her name beneficially owned by the beneficial CRH shareholder on whose behalf he or she is dissenting. The Notice of Dissent must set out the number of CRH shares in respect of which the Notice of Dissent is to be sent (the “Notice Shares”) and:

•	if such CRH shares constitute all of the CRH shares of which the Dissenting Shareholder is the registered and beneficial owner, a statement to that effect;

•

if such CRH shares constitute all of the CRH shares of which the Dissenting Shareholder is both the registered and beneficial owner, but the Dissenting Shareholder owns additional CRH shares beneficially, a statement to that effect and the names of the registered CRH shareholders, the number of CRH shares held by such registered owners and a statement that written Notices of Dissent has or will be sent with respect to such CRH shares; or

•

if the dissent rights are being exercised by a registered owner who is not the beneficial owner of such CRH shares, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all CRH shares of the beneficial owner registered in such registered owner’s name.

If the Arrangement Resolution is approved by the CRH securityholders and if CRH notifies the Dissenting Shareholder of the Company’s intention to act upon the Arrangement Resolution, the Dissenting Shareholder is then required, within one month after CRH gives such notice, to send to CRH the certificates (if any) representing the Notice Shares and a written statement that requires CRH to purchase all of the Notice Shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by a registered CRH shareholder on behalf of a beneficial CRH shareholder), whereupon, subject to the provisions of the BCBCA relating to the termination of dissent rights, the CRH shareholder becomes a Dissenting Holder, and is bound to sell, and Amalco is bound to purchase, those CRH shares. Such Dissenting Holder may not vote or exercise or assert any rights of a CRH shareholder in respect of such Notice Shares, other than the rights set forth in Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order.

The Dissenting Shareholder and Amalco may agree on the payout value of the Notice Shares; otherwise, either party may apply to the Court to determine the fair value of the Notice Shares. There is no obligation on Amalco or CRH to make an application to the Court. After a determination of the payout value of the Notice

Shares, Amalco must then promptly pay that amount to the Dissenting Shareholder. There can be no assurance that the amount a Dissenting Shareholder may receive as fair value for its CRH Shares will be more than or equal to the consideration under the Arrangement.

A Dissenting Shareholder loses his or her dissent right if, before full payment is made for the Notice Shares, CRH abandons the corporate action that has given rise to the dissent right (namely, the Arrangement), a court permanently enjoins the action, or the Dissenting Shareholder withdraws the Notice of Dissent with CRH’s consent. When these events occur, CRH must return the share certificates (if any) to the Dissenting Shareholder and the Dissenting Shareholder regains the ability to vote and exercise shareholder rights.

In no circumstances will CRH, WELL, the Purchaser, Amalco or any other person be required to recognize a person as a Dissenting Holder: (i) unless such person is the holder of the CRH shares in respect of which dissent rights are purported to be exercised immediately prior to the effective time of the Arrangement; (ii) if such person has voted or instructed a proxyholder to vote the Notice Shares in favour of the Arrangement Resolution; or (iii) unless such person has strictly complied with the procedures for exercising dissent rights set out in Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order, and does not withdraw such person’s Notice of Dissent prior to the effective time of the Arrangement.

If a Dissenting Shareholder fails to strictly comply with the requirements of the dissent rights set out in the Interim Order, it will lose its dissent rights, CRH will return to the Dissenting Shareholder the certificates representing the Notice Shares that were delivered to CRH, if any, and if the Arrangement is completed, that Dissenting Shareholder will be deemed to have participated in the Arrangement on the same terms as a CRH shareholder.

If a Dissenting Shareholder strictly complies with the foregoing requirements of the dissent rights, but the Arrangement is not completed, CRH will return to the Dissenting Shareholder the certificates delivered to CRH by the Dissenting Shareholder, if any.

All Notices of Dissent to the Arrangement pursuant to Sections 237 to 247 of the BCBCA should be sent to CRH at:

Blake, Cassels & Graydon LLP

Attention: Alexandra Luchenko

Suite 2600 – 595 Burrard Street

Vancouver, BC V7X 1L3

The discussion above is only a summary of the dissent rights, which are technical and complex. A CRH shareholder who intends to exercise dissent rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order. Persons who are beneficial holders of CRH shares registered in the name of an intermediary such as a broker, custodian, nominee, other intermediary, or in some other name, who wish to dissent should be aware that only the registered owner of such CRH shares is entitled to dissent.

CRH suggests that any CRH shareholder wishing to avail themselves of the dissent rights seek their own legal advice as failure to comply strictly with the applicable provisions of the BCBCA, as modified by the Plan of Arrangement, Interim Order and the Final Order may result in the loss of all dissent rights. Dissenting Shareholders should note that the exercise of dissent rights can be a complex, time-consuming and expensive process.

For a general summary of certain income tax implications to a Dissenting Shareholder, see “The Arrangement—Material U.S. Federal Income Tax Consequences,” beginning on page 65, and “The Arrangement—Material Canadian Federal Income Tax Consequences,” beginning on page 68.

MARKET PRICE AND DIVIDEND DATA

Market Price of CRH Shares

The CRH shares trade on NYSE American under the symbol CRHM and on the TSX under the symbol CRH. As of March 17, 2021, there were 71,620,447 CRH shares issued and outstanding held by 18 registered CRH shareholders. Certain shares of our common stock are held in “street name” and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table shows the high and low sales prices on the NYSE American of one CRH share for the periods indicated:

	High	Low
Year ended December 31, 2019
First Quarter	$3.41	$2.53
Second Quarter	$3.11	$2.61
Third Quarter	$3.32	$2.62
Fourth Quarter	$3.75	$2.88
Year ended December 31, 2020
First Quarter	$4.43	$0.89
Second Quarter	$2.87	$1.16
Third Quarter	$2.87	$1.96
Fourth Quarter	$2.98	$1.95

The following table shows the high and low sales prices on the TSX of one CRH share for the periods indicated:

	High		Low
Year ended December 31, 2019
First Quarter	C$	4.53	C$	3.37
Second Quarter	C$	4.15	C$	3.51
Third Quarter	C$	4.43	C$	3.43
Fourth Quarter	C$	4.93	C$	3.78
Year ended December 31, 2020
First Quarter	C$	5.90	C$	1.26
Second Quarter	C$	3.85	C$	1.65
Third Quarter	C$	3.80	C$	2.72
Fourth Quarter	C$	3.92	C$	2.60

The closing sale price of CRH shares on the NYSE American on February 5, 2021, the last trading day prior to the announcement of the Arrangement, was $2.18 per CRH share. The $4.00 per CRH share to be paid for each CRH share in the Arrangement represents a premium of approximately 83% to the NYSE American closing price on February 5, 2021, and a premium of approximately 65% to the 90-calendar-day volume-weighted average price of CRH shares on the NYSE American through February 5, 2021. The closing sale price of CRH shares on the TSX on February 5, 2021, was C$2.78 per CRH share. The $4.00 per CRH share to be paid for each CRH share in the Arrangement, or C$5.1108 based on the Bank of Canada daily exchange rate on February 5, 2021, represents a premium of approximately 84% to the TSX closing price on February 5, 2021, and a premium of approximately 61% to the 90-calendar-day volume-weighted average price of CRH shares on the TSX through February 5, 2021. On March 17, 2021, the most recent practicable trading day before the date of this proxy statement, the closing sale price of CRH shares on the NYSE American was $3.93 per CRH share and on the TSX was C$4.88 per CRH share. You are encouraged to obtain current market quotations for CRH shares in connection with voting your CRH shares.

Dividends

We have not declared or paid any dividends on our outstanding common shares since our inception and we do not anticipate that we will do so in the foreseeable future. The declaration of dividends on the CRH shares is within the discretion of the CRH Board and will depend on the assessment of, among other factors, earnings, capital requirements and our operating and financial condition. At the present time, anticipated capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the further development of the business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of CRH shares as of March 17, 2021 (except as otherwise noted) and shows the number of CRH shares and percentage of outstanding CRH shares owned by:

•	each person or entity who is known by us to own beneficially 5% or more of the CRH shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person or entity who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares that a person would receive upon exercise of stock options or warrants, or upon conversion of convertible securities held by that person that are exercisable or convertible within 60 days of the determination date, which in the case of the following table is March 1, 2021. CRH shares issuable pursuant to exercisable or convertible securities are deemed to be outstanding for computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 71,620,447 CRH shares outstanding as of March 1, 2021. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all CRH shares shown as beneficially owned by them, and none of the CRH shares beneficially owned by our directors and executive officers was pledged.

Name and Address of Beneficial Owner	Beneficial Ownership
	Number of CRH Shares	Percentage of Class
Five Percent and Greater CRH shareholders:
Nantahala Capital Management, LLC(1)	6,892,005	9.6%
Beutel, Goodman & Company Ltd.(2)	5,348,770	7.5%
Magnetar Financial LLC(3)	4,920,270	6.9%
Directors and Named Executive Officers:
Richard Bear(4)	748,000	1.0%
Dr. David Johnson(5)	423,900	*
James Kreger(6)	96,088	*
Todd Patrick(7)	500,000	*
Ian Webb(8)	185,800	*
Dr. Tushar Ramani(9)	290,000	*
Brian Griffin	—	—
All executive officers and directors as a group (7 persons)	2,243,788	3.1%

*	Represents holdings of less than one percent of the outstanding CRH shares.
(1)

Based on information set forth in the Schedule 13G/A filed by Nantahala Capital Management, LLC with the SEC on February 16, 2021. Nantahala Capital Management, LLC reported that, as of December 31, 2020, it was deemed to have shared voting power and shared dispositive power for 6,892,005 CRH shares, all of which were held by funds and separately managed accounts under its control. Nantahala Capital Management, LLC further reported that, as the managing members of Nantahala Capital Management, LLC, each of Mr. Wilmot B. Harkey and Mr. Daniel Mack may also be deemed to be a beneficial owner of those shares. The address for Nantahala Capital Management, LLC is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(2)

Based on information set forth in the Schedule 13G filed by Beutel, Goodman & Company Ltd. with the SEC on February 11, 2021. Beutel, Goodman & Company Ltd. reported that, as of December 31, 2020, it was deemed to have sole voting power for 4,994,250 CRH shares and sole dispositive power for 5,348,770 CRH shares, all of which are owned by its investment advisory clients. The address for Beutel, Goodman & Company Ltd. is 20 Eglinton Avenue West, Suite 2000, Toronto, Ontario, M4R 1K8, Canada.

(3)

Based on information set forth in the Schedule 13D filed by Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Alec N. Litowitz (collectively, “Magnetar”) with the SEC on March 8, 2021. Magnetar reported that, as of March 4, 2020, each of Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Mr. Litowitz was deemed to have shared voting power and shared dispositive power for 4,920,270 CRH shares, all of which were held for the accounts of certain funds for which Magnetar Financial LLC serves as investment advisor. Magnetar further reported that Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial LLC, Supernova Management LLC is the general partner of Magnetar Capital Partners LP, and Mr. Litowitz is the manager of Supernova Management LLC. The address for Magnetar is 1603 Orrington Ave. Evanston, Illinois 60201.

(4)	Consists of 368,000 CRH shares, 350,000 vested CRH options, and 30,000 CRH RSUs vesting on March 17, 2021.
(5)	Consists of 423,900 CRH shares.
(6)	Consists of 76,088 CRH shares and 20,000 CRH RSUs vesting on March 17, 2021.
(7)	Consists of 495,313 CRH shares and 4,687 vested CRH options.
(8)	Consists of 160,800 CRH shares and 25,000 vested CRH options.
(9)	Consists of 125,000 vested CRH options, 125,000 CRH options vesting on April 8, 2021, and 40,000 CRH RSU’s vesting on March 17, 2021.

OTHER MATTERS

Other Matters for Action at the CRH Meeting

As of the date of this proxy statement, the CRH Board knows of no matters that will be presented for consideration at the CRH meeting other than as described in this proxy statement.

Future Shareholder Proposals

If the Arrangement is consummated, we will not have public CRH shareholders and there will be no public participation in any future meeting of CRH shareholders. However, if the Arrangement is not completed, we expect to hold a 2021 annual general meeting of CRH shareholders. The BCBCA and Rule 14a-8 promulgated under the Exchange Act provide that, in certain circumstances, eligible shareholders are entitled to submit to the Company notice of a matter that such shareholder proposes to raise at a meeting of shareholders. The final date by which we must receive such a proposal to be raised at our next annual general meeting of CRH shareholders, (i) if submitted pursuant to the BCBCA, is March 11, 2021 and (ii) if submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, is December 31, 2020. Any eligible CRH shareholder who may wish to exercise this right should carefully consider whether they are eligible to make such a proposal, and comply with the relevant provisions of the BCBCA and the rules and regulation of the SEC. Any CRH shareholder proposals to be considered timely for inclusion in the proxy statement for our next annual general meeting must be submitted in writing to CRH Medical Corporation, Suite 578 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Attention: Corporate Secretary.

Householding of CRH Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing an address by delivering a single proxy statement, as applicable, addressed to those shareholders, unless contrary instructions have been received. Accordingly, only one copy of this proxy statement is being delivered by CRH to CRH shareholders residing at the same address, unless CRH shareholders have notified CRH of their desire to receive multiple copies of this proxy statement. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that shareholders receive and lowers printing and mailing costs for companies.

If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact CRH at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon oral or written request to any CRH shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to CRH at Investor Relations, CRH Medical Corporation, Suite 578 – 999 Canada Place, Vancouver, British Columbia V6C 3E1 or by calling (339) 970-2846.

If you hold your shares in “street name” by a broker, bank or other nominee, please contract your broker, bank or other nominee for more information on their householding procedures.

Interest of Informed Persons in Material Transactions

Except as otherwise disclosed in this proxy statement, CRH is not aware of any director, executive officer or any person who, to the knowledge of the directors or officers of CRH, beneficially owns or controls or exercises discretion over CRH shares carrying more than 10% of the votes attached to the CRH shares, or any associate or affiliate of any of the foregoing, having any material interest, direct or indirect, in any transaction or proposed transaction since January 1, 2021, which has materially affected or would materially affect CRH or any of its subsidiaries.

Auditor of the Company

The Company’s auditor is KPMG LLP, Chartered Accountants, of Vancouver, British Columbia.

WHERE YOU CAN FIND MORE INFORMATION

CRH files annual, quarterly and current reports and other information with the SEC and with Canadian securities commissions. You can obtain free copies of the documents we file with the SEC through the SEC’s website at http://www.sec.gov and of the documents we file with Canadian securities commissions on the Canadian Securities Administrators’ website at http://www.sedar.com. You may also obtain copies of such documents without charge from CRH (excluding certain exhibits thereto) by requesting them in writing or by telephone at the following address and telephone number:

CRH Medical Corporation

Suite 578 – 999 Canada Place

Vancouver, British Columbia, Canada V6C 3E1

Attention: Investor Relations

Telephone: (604) 633-1440

You can also find copies of our filings with the SEC and the Canadian securities commissions, as well as other information about CRH, at https://investors.crhsystem.com. Information contained on the CRH website does not constitute part of this proxy statement and is not, and shall not be deemed to be, incorporated by reference into this proxy statement.

If you would like to request documents from us, please do so no later than five business days before the CRH meeting in order to receive timely delivery of those documents prior to the CRH meeting.

If you have more questions about the Arrangement or how to vote your CRH securities, or if you need additional copies of this proxy statement or the enclosed Form of Proxy, please contact our proxy solicitor, Laurel Hill by telephone at 1-877-452-7184 (North American Toll Free) or 1-416-304-0211 (Outside North America) or by email at assistance@laurelhill.com.

APPROVAL OF DIRECTORS

The undersigned hereby certifies that the contents and the sending of this proxy statement have been approved by the CRH Board.

DATED as of March 19, 2021

BY ORDER OF THE CRH BOARD OF DIRECTORS

By:	/s/ Ian Webb
Name: Ian Webb
Title: Lead Director

ANNEX A

ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION THAT:

1.

The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving CRH Medical Corporation (“CRH”), all as more particularly described and set forth in the proxy statement and management information circular (the “Circular”) of CRH dated March 19, 2021, accompanying the notice of this meeting (as the Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

2.

The plan of arrangement (the “Plan of Arrangement”), involving CRH and implementing the Arrangement, the full text of which is set out in Annex C to the Circular (as the Plan of Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

3.

The arrangement agreement (the “Arrangement Agreement”) between CRH, WELL Health Technologies Corp., WELL Health Acquisition Corp. and 1286392 B.C. Ltd., dated February 6, 2021, as amended by the amending agreement, dated March 18, 2021, and all the transactions contemplated therein, the actions of the directors of CRH in approving the Arrangement and the actions of the directors and officers of CRH in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

4.

Notwithstanding that this resolution has been passed (and the Arrangement approved) by the securityholders of CRH or that the Arrangement has been approved by the British Columbia Supreme Court, the directors of CRH are hereby authorized and empowered, without further notice to, or approval of, the securityholders of CRH:

(a)	to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

5.

Any director or officer of CRH is hereby authorized and directed for and on behalf of CRH to execute, whether under corporate seal of CRH or otherwise, and to deliver such records, documents and information as are necessary or desirable to the Registrar of Companies under the BCBCA in accordance with the Arrangement Agreement for filing.

6.

Any one or more directors or officers of CRH is hereby authorized, for and on behalf and in the name of CRH, to execute and deliver, whether under corporate seal of CRH or otherwise, all such agreements, forms waivers, notices, certificate, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a)	all actions required to be taken by or on behalf of CRH, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by CRH;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-1

ANNEX B

WELL HEALTH TECHNOLOGIES CORP.

AND

WELL HEALTH ACQUISITION CORP.

AND

1286392 B.C. LTD.

AND

CRH MEDICAL CORPORATION

ARRANGEMENT AGREEMENT

DATED FEBRUARY 6, 2021

B-i

B-ii

B-iii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated February 6, 2021,

AMONG:

WELL HEALTH TECHNOLOGIES CORP., a corporation existing under the Laws of the Province of British Columbia (the “Parent”)

- and -

WELL HEALTH ACQUISITION CORP., a corporation existing under the Laws of the Province of British Columbia (the “Purchaser”)

- and -

1286392 B.C. LTD., a corporation existing under the under the Laws of the Province of British Columbia (“Finco”)

- and -

CRH MEDICAL CORPORATION, a corporation existing under the Laws of the Province of British Columbia (“CRH,” and together with the Purchaser, Finco and the Parent, the “Parties” and each a “Party”)

RECITALS:

A.	The Purchaser desires to acquire all of the issued and outstanding CRH Shares (defined below).

B.

The Parties intend to carry out the transactions contemplated in this Agreement by way of an Arrangement under the provisions of the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time (the “BCBCA”).

C.

The Purchaser has entered into the CRH Voting Agreement with the Locked-up CRH Shareholders, pursuant to which each of the Locked-up CRH Shareholders has agreed to vote their CRH Securities in favour of the Arrangement Resolution on the terms and subject to the conditions set forth in the CRH Voting Agreements.

D

Concurrently with the execution and delivery of this Agreement, and as an inducement to CRH’s willingness to enter into this Agreement, the Parent and Finco have delivered to CRH a series of executed subscription agreements of Finco (the “Finco Subscription Agreements”) for the purchase of subscription receipts (the “Subscription Receipts”) by certain arm’s length third party investors for, in aggregate, C$300,000,000.

E.

The CRH Board has determined, after receiving independent financial and legal advice, that the Share Consideration to be received by CRH Shareholders pursuant to the Arrangement is fair and that the Arrangement is in the best interests of CRH, and the CRH Board has resolved to recommend that the CRH Securityholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“2014 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 19, 2014;

“2017 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 8, 2017, as amended with amendments approved by CRH Shareholders on June 11, 2020;

“Accounts Receivable” means all receivables of the Corporate Group as of the Calculation Time, determined on a gross basis in accordance with the past practice of the Corporate Group consistently applied;

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction involving only CRH and/or one or more if its wholly-owned Subsidiaries, any offer, proposal or inquiry from any Person or group of Persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids), whether or not in writing and whether or not delivered to the CRH Securityholders, after the date hereof relating to: (i) any direct or indirect sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets (including shares of Subsidiaries of CRH) representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of CRH and its Subsidiaries or of 20% or more of the voting, equity or other securities of CRH (or rights or interests therein or thereto); (ii) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of CRH; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up; (iv) any exclusive license involving CRH or any of its Subsidiaries that represents or constitutes 20% or more of the consolidated assets or revenues of CRH; or (v) any other similar transaction or series of transactions involving CRH or any of its Subsidiaries;

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, judicial or quasi-judicial inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, notice of assessment, notice of reassessment or investigation of any nature, civil, criminal, administrative, investigative, regulatory or otherwise, whether at law or in equity;

“Affiliate” has the meaning ascribed thereto in Section 1.3 of National Instrument 45-106 – Prospectus Exemptions;

“Agreement” means this arrangement agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, together with the CRH Disclosure Letter;

“Applicable Benefits Laws” means all applicable Laws relating to the Employee Plans;

“Arrangement” means the arrangement of CRH under Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the CRH Securityholders approving the Plan of Arrangement which is to be considered at the CRH Meeting and shall be substantially in the form and content of Schedule “B” hereto;

“BCBCA” has the meaning ascribed thereto in the Recitals;

“Books and Records” means the Financial Records, Business Data, and all other books, records, files and papers of CRH and its Subsidiaries including (a) all of the Corporate Group’s books of account, accounting records and other financial data and information, including copies of filed Tax Returns, assessments and reassessments for each of the financial years of the Corporate Group commencing after the Tax year ended eight years before the Effective Date; (b) the corporate records or similar of each Person in the Corporate Group; (c) drawings, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present and former customers and suppliers, personnel, employment, credit and pricing information formulae, business, engineering and consulting reports and research and development information of, or relating to, the Corporate Group or the business of the Corporate Group, and (d) all other books, documents, files, records, telephone call recordings, correspondence, data and information, financial or otherwise relating to the Corporate Group, that are in the possession or under the control of the Corporate Group, including all data and information stored electronically or on computer related media;

“Business Data” means (i) all business information and data of the Corporate Group (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is collected, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by Systems of any Person in the Corporate Group; and (ii) all Personal Information;

“Business Day” means any day, other than a Saturday, a Sunday, a statutory or civic holiday in Vancouver, British Columbia, or a federal holiday in the United States on which banks are required or authorized to close;

“Calculation Time” means 23:59 Pacific Standard Time on the day immediately preceding the Effective Date;

“Canadian Securities Administrators” has the meaning ascribed thereto in Section 4.1(pp);

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Commitment Letter” means the commitment letter dated February 4, 2021 among the Purchaser, Canadian Imperial Bank of Commerce and HSBC Bank Canada in connection with the Arrangement;

“Company Authorizations” has the meaning ascribed thereto in Section 4.1(m);

“Confidentiality Agreement” means the confidentiality agreement between the Purchaser and CRH dated December 15, 2020, as amended;

“Consent” means any consent, approval, permit, waiver, ruling, exemption or acknowledgement from any Person (other than CRH) which is provided for or required: (i) in respect of or pursuant to the terms of any Material Contract; or (ii) under any applicable Law, in either case in connection with the completion of the Arrangement on the terms contemplated in this Agreement and set forth in Schedule 4.1(d) of the CRH Disclosure Letter;

“Consideration” means collectively, the Share Consideration, the RSU Consideration and the Option Consideration;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which CRH or any of its Subsidiaries is a party or by which CRH or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

“Contractor” means any consultant, dependent contractor, independent contractor or other service provider providing services to CRH or any of its Subsidiaries and who is not an Employee;

“Corporate Group” means CRH and any Subsidiaries or other Persons listed at Schedule 4.1(g) of the CRH Disclosure Letter;

“Court” means the Supreme Court of British Columbia;

“COVID-19” means the coronavirus disease 2019 (dubbed as COVID-19), caused by the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and/or any evolutions thereof or any other virus or disease developing from or arising as a result of SARS-CoV-2 and/or COVID-19;

“CRH Board” means the board of directors of CRH as the same is constituted from time to time;

“CRH Board Recommendation” has the meaning ascribed therein in Section 2.4(a);

“CRH Change in Recommendation” has the meaning ascribed thereto in Section 9.2(a)(iii)(A);

“CRH Circular” means the notice of the CRH Meeting and accompanying proxy statement and management information circular of CRH, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference in, such proxy statement and management information circular, to be sent to the CRH Securityholders in connection with the CRH Meeting, as amended, supplemented or otherwise modified from time to time;

“CRH Constating Documents” means articles, certificate of incorporation, amalgamation, or continuation, as applicable, notice of articles, or other constating documents and all amendments thereto;

“CRH Disclosure Letter” means the disclosure letter executed by CRH and delivered to the Purchaser concurrently with the execution of this Agreement;

“CRH Meeting” means the special meeting of CRH Securityholders, including any adjournment or postponement thereof permitted pursuant to the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“CRH Option Plan” means the amended share option plan of CRH, originally approved by CRH Shareholders on June 8, 2009;

“CRH Optionholder” means a holder of CRH Options;

“CRH Options” means the Vested CRH Options and Unvested CRH Options;

“CRH Public Documents” means all forms, reports, schedules, statements and other documents filed or furnished by CRH since January 1, 2020 with the SEC and the Canadian Securities Administrators;

“CRH RSUs” means the outstanding share units granted under the CRH RSU Plans;

“CRH RSU Holder” means a holder of one or more CRH RSUs;

“CRH RSU Plans” means the 2017 CRH RSU Plan and 2014 CRH RSU Plan;

“CRH SEC Public Documents” means all CRH Public Documents filed or furnished by CRH with the SEC;

“CRH Securityholder Approval” has the meaning ascribed thereto in Section 2.2(c)(ii);

“CRH Securities” means collectively, the CRH Shares, CRH Options and CRH RSUs;

“CRH Securityholders” means the holders of one or more CRH Shares, CRH Options or CRH RSUs;

“CRH Shareholders” means the holders of one or more CRH Shares;

“CRH Shares” means the common shares in the capital of CRH, as constituted from time to time;

“CRH Termination Fee” has the meaning ascribed thereto in Section 9.3(b)(iii);

“CRH Termination Fee Event” has the meaning ascribed thereto in Section 9.3(c);

“CRH Voting Agreements” means the voting and support agreements entered into prior to or on the date hereof between the Purchaser and the Locked-up CRH Shareholders pursuant to which, among other things, such parties have agreed, subject to the terms and conditions of this Agreement, to vote all CRH Securities held by them in favour of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement and otherwise support the transactions contemplated by this Agreement;

“Debt Financing” means the debt financing pursuant to the Commitment Letter;

“Depositary” means any trust company, bank or other financial institution determined by the Purchaser, and consented to by CRH, acting reasonably, for the purpose of, among other things, exchanging certificates representing CRH Shares for the Share Consideration in connection with the Arrangement;

“Dissent Rights” means the rights of dissent exercisable by the CRH Shareholders in respect of the Arrangement described in Section 4.1(a) of the Plan of Arrangement;

“EDGAR” has the meaning ascribed thereto in Section 4.1(cc);

“Effective Date” means the effective date of the Arrangement, which shall be the first Business Day following the date on which all of the conditions precedent to the completion of the Arrangement contained in Article 7 have been satisfied or waived in accordance with this Agreement (other than those conditions which cannot, by their terms, be satisfied until the Effective Date, but subject to satisfaction or waiver of such conditions as of the Effective Date), or such other date as may be mutually agreed by the Parties;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Employee” means an individual who is employed by CRH as of the Effective Date whether on a full-time or part-time basis;

“Employee Plans” has the meaning set out in Section 4.1(gg)(i);

“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances;

“Financing Source” has the meaning ascribed thereto in Section 5.1(j);

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Fairly Disclosed” means information has been disclosed in the CRH Disclosure Letter in sufficient detail to enable the Purchaser to identify and make a reasonably informed assessment of the nature and scope of the fact, matter or circumstance so disclosed;

“Fairness Opinion” has the meaning ascribed thereto in Section 4.1(h);

“FDA” means the U.S. Food and Drug Administration, or any successor agency;

“FDA Laws” means all Laws applicable to the operation of CRH’s business related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use, handling and control, safety, efficacy, reliability or manufacturing of medical devices, including, without limitation (i) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. 301 et. seq.), (ii) the rules and regulations promulgated and enforced by FDA thereunder, including, as applicable, those requirements relating to the FDA’s Quality System Regulation contained in 21 C.F.R. Part 820, investigational use, premarket notification and premarket approval and applications to market new medical devices, the conduct of non-clinical laboratory studies, including FDA’s Good Laboratory Practices regulations contained in 21 C.F.R. Part 58, the development, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials, including FDA’s Good Clinical Practice regulations contained in 21 C.F.R. Parts 11, 50, 54, 56 and 812, the adverse event and malfunction reporting regulations of FDA and (iii) all comparable state, federal, provincial or foreign Laws relating to any of the foregoing;

“Fee” has the meaning ascribed thereto in Section 9.3(b)(i);

“Final Order” means the final order of the Court contemplated by Section 2.6 of this Agreement and made pursuant to Section 291 of the BCBCA, contemplated by Section 2.6 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, after a hearing considering, amongst other things, the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both CRH and the Purchaser, each acting reasonably);

“Financing Agreements” means the Finco Subscription Agreements and the Commitment Letter;

“Financial Advisor” means Canaccord Genuity LLC;

“Financial Records” means all of the books of account and other financial data and information of CRH and its Subsidiaries;

“Financial Statements” means the audited consolidated annual financial statements of CRH as at, and for the years ended, December 31, 2019 and December 31, 2018, including the notes thereto and the auditor’s report thereon, and the unaudited consolidated financial statements of CRH as at, and for the three (3), six (6) and nine (9) months ended, September 30, 2019, and September 30, 2020 including the notes thereto;

“Finco” has the meaning ascribed thereto in the Recitals;

“Finco Financing” means the private placement of Subscription Receipts of Finco pursuant to the Finco Subscription Agreements;

“Finco Subscription Agreements” has the meaning ascribed thereto in the Recitals;

“GAAP” means U.S. generally accepted accounting principles;

“Governmental Authority” means: (a) any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (b) any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government; (c) any court, tribunal, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association (including the TSX and the NYSE American);

“Governmental Programs” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, state Medicaid programs, TRICARE, and similar or successor programs) and any other similar federal, state, or local reimbursement or governmental program for which the federal, state or local government pays for the provision of health care services or goods;

“Hardware” means mainframes, personal computers, servers, encryption equipment, data storage equipment, network equipment, routers, semi-conductor chips, embedded software, and communication lines and other equipment;

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

“Health Care Laws” means those national, foreign, federal, state and local Laws, regulations, program instructions and guidance, judgments, decrees or orders that are generally applicable to pharmacies, laboratories, ambulatory surgery centers, surgery centers, hospitals, health care providers, physicians, clinicians, medical facilities and services and other entities similar to CRH’s business, CRH and the CRH Subsidiaries including, without limitation, (i) health care licensure, corporate practice of medicine doctrines and laws, permit, certificate of need, provider enrollment and credentialing, DEA registrations, CLIA certifications and/or registrations, and handling and disposal of bio-hazards and medical waste requirements separate and apart from Environmental Law and occupational safety and Health Care Law; (ii) Titles XI, XVIII, XIX and XXI and other relevant provisions of the Social Security Act, 42 U.S.C. ch. 7; (iii) the Federal Physician Self-Referral Law, 42 U.S.C. §1395nn and the regulations promulgated thereunder (the “Stark Law”); (iv) those relating to privacy, security, transmission, retention and storage of medical records, and protected or sensitive health information; (v) laws protecting alcohol and substance abuse treatment records, HIV/AIDs status and treatment records, genetic information, information about sexually transmitted or other communicable diseases, and psychotherapy records, and state privacy, security and data breach laws and any relevant laws relating to consents for these patient populations; (vi) regulation of ordering, prescribing, storing and distributing controlled substances and radioactive materials; (vii) regulation of advertising of physician, provider or health care items or services; (viii) pricing of health care pharmaceuticals, items and services, reporting of quality, utilization, and/or pricing of health care items or services, and/or mandated reporting of illnesses, diseases, and adverse events or incidents; (ix) enforceability of covenants not to compete against physicians, other health care providers and provider organizations; (x) standards of care, and malpractice or professional liability; (xi) those relating to the regulation of pharmaceutical products and medical devices, including, but not limited to, clinical trials, market approval, good manufacturing processes, labelling, off-label promotion and use, and reporting of adverse events; (xii) those governing governmental payment programs; (xiii) the Federal Anti-Kickback Statute, 42 U.S.C. §1320a-7b, and similar state provisions; (xiv) the Civil Monetary Penalties Laws, 42 U.S.C. §1320a-7a, and similar state provisions; (xv) the Federal Civil False Claims Act, 31 U.S.C. §§3729 et seq. and similar state provisions; (xvi) the Federal Criminal False Claims Act, 18 U.S.C. §287 and similar state provisions; (xvii) the False Statements Relating to Health Care Matters Act, 18 U.S.C. §1035, and similar state provisions; and (xviii) the Health Care Fraud Act, 18 U.S.C. §1347, and similar state provisions;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“HSR Approval” means the expiration or termination of the waiting period, including any extension thereof, in accordance with the HSR Act;

“Improvements” means all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situate on, in, under, over or forming part of, any real property;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Intellectual Property” means all rights to and interests in: (a) all business names, trade names, corporate names, telephone numbers, domain names, domain name registrations, website names and worldwide web addresses and other communications addresses, including the goodwill attaching to the foregoing, related to the business of CRH; (b) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application) related to the business of the Corporate Group; (c) all industrial designs and applications for and registration of industrial designs, design patents and industrial design registrations related to the business of the Corporate Group; (d) all trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks) and registrations and applications for registration of trade-marks and all trade dress, logos, slogans and brand names related to the business of the Corporate Group; (e) all works, copyright in all works (including software programs and databases) and database rights and registrations and applications for registrations of copyright related to the business of the Corporate Group, and (f) all rights and interests in and to processes, notebooks, customer lists, data, trade secrets, designs, know-how, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information related to the business of the Corporate Group;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the CRH Meeting as provided for in this Agreement, as the same may be amended by the Court with the consent of both CRH and the Purchaser, each acting reasonably;

“Knowledge” has the meaning ascribed thereto in Section 1.8;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees, directives, policies, ordinances, codes, executive orders or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Authority or self-regulatory authority (including the TSX and the NYSE American) and expressly includes all Health Care Laws and FDA Laws, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Leased Premises” means the real property that is leased, subleased, licensed to or otherwise occupied by, CRH including all Improvements situate on, in, under, over or forming part of such real property;

“Legal Proceeding” means any litigation, action, application, suit, investigation, hearing, claim, deemed complaint, grievance, civil, administrative, regulatory or criminal, arbitration proceeding or other similar proceeding, before or by any court or other tribunal or Governmental Authority and includes any appeal or review thereof and any application for leave for appeal or review;

“Licence” means any material licence, permit, authorization, approval or other evidence of authority issued or granted to, conferred upon, or otherwise created for, CRH by any Governmental Authority which is related to the business of CRH;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, in each case whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Locked-up CRH Shareholders” means each director and officer of CRH that, at the date hereof, is the registered or beneficial holder of CRH Shares, CRH Options or CRH RSUs;

“Mailing Deadline” means April 15, 2021;

“Matching Period” has the meaning ascribed thereto in Section 8.1(f)(vii);

“Material Adverse Effect” means any one or more changes, effects, events, occurrences, circumstances, or states of fact including any escalation in COVID-19 after the date hereof, either individually or in the aggregate, that (a) with respect to CRH, is, or would reasonably be expected to be, material and adverse to the assets, liabilities, business, operations, property, prospects, obligations or financial condition of CRH and its Subsidiaries, taken as a whole, other than changes, effects, events, occurrences, circumstances or states of fact resulting from: (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or the failure to take actions as a result of any terms or conditions set forth in this Agreement, including any loss of or change in the relationship with employees, customers, partners, licensees, licensors, suppliers or other persons having business relationships with CRH, (ii) changes affecting the healthcare industry generally, (iii) changes in the general political, economic, financial, currency exchange or market (including the capital, financial, credit or securities market) conditions, (iv) the commencement, continuation or escalation of any war, armed hostilities, acts of terrorism, earthquakes or similar catastrophes or the incurrence of any other calamity or crisis, (v) a change or proposed change in GAAP or applicable Law or the interpretation thereof, (vi) any action permitted or required to be taken by this Agreement, (vii) any failure to meet internal or public projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any reason (it being understood that the underlying cause or any such failure may be taken into account when determining whether a Material Adverse Effect has occurred unless otherwise excluded pursuant to the terms of this definition), (viii) any change in the market price or trading volume of any securities of CRH (it being understood that the underlying cause or any such failure may be taken into account when determining whether a Material Adverse Effect has occurred unless otherwise excluded pursuant to the terms of this definition), (ix) any action, omission, effect, change, event or occurrence taken, made, caused, requested or directed in writing by or on behalf of the Purchaser, or (x) any matter Fairly Disclosed in the CRH Disclosure Letter, but in the case of each of the foregoing (ii) through (v), only to the extent such matter does not have a material disproportionate effect on CRH and its Subsidiaries, taken as a whole, and (b) with respect to the Purchaser, would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the Purchaser’s ability to consummate the Arrangement;

“Material Contract” means any Contract: (i) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect; (ii) containing any rights on the part of any Person, including joint venture partners or entities, to acquire property rights from CRH or any of its Subsidiaries; (iii) in respect of which the applicable transaction has not yet been consummated for the acquisition or disposition of assets or securities or other equity interests of another Person; (iv) restricting the ability of CRH or any of its Subsidiaries to offer to purchase or purchase the assets or equity securities of another Person; (v) which entitles a party to rights of termination, the terms or conditions of which may or will be altered, or which entitle a party to any fee, payment, penalty or increased consideration, in each case as a result of the execution of this Agreement, the consummation of the transactions contemplated hereby or a “change in control” of CRH or any of its Subsidiaries; (vi) in respect of a partnership, joint venture or similar arrangement in which the interest of CRH and/or its Subsidiaries exceeds $150,000 (book value or fair market value); (vii) pursuant to which CRH or any of its Subsidiaries will, or would reasonably be expected to, expend more than an aggregate of $150,000 or receive or be entitled to receive revenue of more than $150,000 in either case in the next 12 months and is out of the ordinary course and not including agreements with an Employee or Contractor; (viii) relating directly or indirectly to the guarantee of any liabilities or obligations or to indebtedness (currently outstanding or which may become outstanding) for borrowed money; (ix) restricting the incurrence of indebtedness by CRH or any of its Subsidiaries or (including by requiring the granting of an equal and rateable Lien), the incurrence of any Liens on any properties or assets of CRH or any of its Subsidiaries, or restricting the payment of dividends by CRH or by any of its Subsidiaries; or (x) that limits or restricts in any material respect (A) the ability of CRH or any Subsidiary to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom CRH or any of its Subsidiaries may sell products or deliver services;

“Meeting Deadline” means May 31, 2021;

“NYSE American” means the NYSE American LLC;

“Option Consideration” means, in respect of each Vested CRH Option, a cash amount equal to the amount, if any, by which (i) the Share Consideration exceeds (ii) the exercise price payable under such Vested CRH Option by the holder thereof to acquire the CRH Share underlying such Vested CRH Option;

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority;

“ordinary course of business”, “ordinary course of business consistent with past practice”, or any similar reference, means, with respect to an action taken by a Person, that such action is consistent in nature and scope with the past practices of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“Outside Date” means June 30, 2021, or such later date as may be agreed to in writing by the Parties;

“Parent” has the meaning ascribed thereto in the Recitals;

“Parent Shares” means the common shares of the Parent, as constituted from time to time;

“Parties” means CRH and the Purchaser, and “Party” means either of them;

“Payout RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that will not be employed immediately after the Effective Time and the CRH RSUs issued pursuant to the 2014 CRH RSU Plan;

“Permit” means any license, permit, certificate, consent, order, grant, approval, agreement, certificate of need, classification, restriction, registration or other authorization of, from or required by any Governmental Authority;

“Permitted Liens” means the following Liens: (a) Liens for Taxes and utilities that in each case are not yet due or are not in arrears or that are being contested in good faith; (b) construction, mechanics’, carriers’, workers’, repairers’, storers’ or other similar Liens (inchoate or otherwise) if individually or in the aggregate they: (i) are not material; and (ii) arose or were incurred in the ordinary course of business; and (c) the Liens listed in Schedule 1.1 of the CRH Disclosure Letter;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

“Personal Information” means any factual or subjective information, recorded or not, about an employee, independent contractor, contractor, agent, consultant, officer, director, executive, client, customer or supplier of the Corporate Group who is a natural person, or about any other identifiable individual, including any record that can be manipulated, linked or matched by a reasonably foreseeable method to identify an individual, but does not include the name, title, business address or telephone number of an employee of any Person in the Corporate Group, or any definition provided to personal information, personal identifying information and personal health information under applicable Privacy Laws;

“Plan of Arrangement” means the plan of arrangement of CRH, substantially in the form of Schedule “A” hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order;

“Premises Lease” means a lease, an agreement to lease, a sublease, a licence agreement and an occupancy or other agreement under which CRH has the right, or CRH has granted to another Person the right to use or occupy any Leased Premises;

“Privacy Law” means each Law applicable to the collection, use, Processing, sharing, sale, retention, disposal, and security of Personal Information, including, without limitation: (i) the Personal Information

Protection and Electronic Documents Act (Canada), the Personal Health Information Protection Act (Ontario), the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Children’s Online Privacy Protection Act of 1998, and (ii) to the extent applicable, Laws and rules relating to Payment Card Industry Data Security Standards, biometrics, internet of things, direct marketing, e-mails, text messages, robocalls, or telemarketing;

“Privacy Requirements” means any of: (a) Privacy Laws; (b) the Corporate Group’s publicly available privacy policy(ies); and (c) all applicable contractual obligations relating to the collection, storage, safeguarding, use and onward transfer of all Personal Information;

“Processing” means any operation or set of operations which is performed upon the Personal Information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, or destruction;

“Proposed Agreement” has the meaning ascribed thereto in Section 8.1(f);

“Purchaser” has the meaning ascribed thereto in the Recitals;

“Purchaser Termination Fee” has the meaning ascribed thereto in Section 9.3(b)(ii);

“Purchaser Termination Fee Event” has the meaning ascribed thereto in Section 9.3(e);

“Registrar” means the Registrar of Companies appointed pursuant to Section 400 of the BCBCA;

“Regulatory Approvals” means those sanctions, rulings, consents, notices, orders, exemptions, Permits and other approvals (including the waiver or expiration, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time expires following the giving of notice without an objection being made) of Governmental Authorities;

“Replacement Options” means the options to purchase Parent Shares issued in exchange for each of the outstanding Unvested CRH Options at the Effective Time pursuant to the Plan of Arrangement;

“Replacement RSUs” means the restricted stock units to be issued by Parent in exchange for each of the Rollover RSUs at the Effective Time pursuant to the Plan of Arrangement;

“Restraint” has the meaning ascribed thereto in Section 7.1(c);

“Rollover RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that remains employed immediately after the Effective Time;

“RSU Consideration” means, in respect of each CRH RSU, US$4.00 in cash per CRH RSU;

“Sarbanes-Oxley Act” has the meaning ascribed thereto in Section 4.1(cc);

“SEC” means the U.S. Securities and Exchange Commission;

“SEC Clearance Event” means the event where either (i) the SEC staff has not notified CRH that it will review the CRH Circular within ten (10) days after the initial filing of the CRH Circular with the SEC or (ii) the SEC staff notifies CRH that it has completed its review of the CRH Circular;

“Section 3(a)(10) Exemption” has the meaning ascribed thereto in Section 2.2;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Laws” means the U.S. Securities Act of 1933, as amended, the Exchange Act and the Securities Act, with all other applicable state, federal and provincial securities laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time and the rules and policies of the TSX and NYSE American;

“Security Incident” means (a) any breach of the Corporate Group’s databases or Systems resulting from any virus, timer, clock, counter, time lock, time bomb, Trojan horse, worms, file infectors, or boot sector infectors, design, instruction, routine or surveillance Software, codes or routines, or any type of deficiency in the Corporate Group’s databases or Systems that resulted in: (i) erasure of data or programming; (ii) a Material Adverse Effect on the business of the Corporate Group, Personal Information or other data of the business of the Corporate Group; (iii) the Systems of the Corporate Group becoming inoperable or otherwise incapable of being used in the full manner for which such Systems were intended to be used; (iv) access to the Corporate Group’s databases or Systems in an unauthorized manner; or (v) the Systems or databases being exposed to any type of malware, ransomware or hacking attack; (b) a breach of the Corporate Group’s databases or Systems involving the loss, unauthorized access or disclosure of Personal Information; (c) a breach of the Corporate Group’s databases or Systems where the Corporate Group had to notify Persons or Governmental Authority in compliance with applicable Privacy Laws; or (d) a failure of the Corporate Group’s back-up data processing services;

“Share Consideration” means the consideration to be received by the CRH Shareholders pursuant to the Plan of Arrangement as consideration for their CRH Shares, consisting of US$4.00 in cash per CRH Share;

“Software” means computer programs, operating systems, applications, interfaces, applets, software scripts, macros, firmware, middleware, development tools and other codes, instructions or sets of instructions for computer Hardware or software, including SQL and other query languages, hypertext markup language, wireless markup language, xml and other computer markup languages, in object, Source Code or other code format;

“Source Code” means the human-readable form of a computer instruction, including related system documentation, applicable comments and procedural codes such as job control language;

“Subscription Receipts” has the meaning ascribed thereto in the Recitals;

“Subsidiary” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus Exemptions;

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal made by a third party to CRH or the CRH Shareholders in writing after the date hereof: (i) (A) to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, all of the CRH Shares, or (B) to purchase or otherwise acquire, directly or indirectly, all or substantially all of the assets of CRH (ii) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal; (iii) is not subject to any financing condition and in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to be available at the time and on the basis set out therein to the satisfaction of the CRH Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel); (iv) in respect of which the CRH Board determines in good faith that, (x) failure to recommend such Acquisition Proposal to its shareholders would be inconsistent with its fiduciary duties and (y) which taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion and taking into account the requirement of CRH to pay the CRH Termination Fee to the Purchaser), result in a transaction more favourable to its shareholders from a financial point of view than the Arrangement (including any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Subsection 8.1(g));

“Systems” means the Software, Hardware, firmware, networks, platforms, servers, interfaces, applications, websites and related information technology systems used by or on behalf of the Corporate Group;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes and all employment insurance, health insurance and Canada, Québec and other pension plan premiums or contributions imposed by any Governmental Authority;

“Tax Returns” includes all returns, reports, declarations, elections, designations, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Governmental Authority to be made, prepared or filed by Law in respect of Taxes;

“Third Party Payor Programs” means all third party payor programs, including any insurer programs, Governmental Programs, commercial payor programs, as well as managed care plans, health maintenance organization, any other private insurance program or administered self-funded employer or union plans, that has authorized CRH and any Subsidiary as a provider of health care items, services and goods to the members, beneficiaries, participants or the like thereof or to whom CRH or any Subsidiary has submitted a claim for healthcare items, goods and/or services;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

“Unvested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have not vested prior to the Effective Time;

“Vested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have vested prior to the Effective Time; and

“WELL Parties” means Purchaser, Finco and Parent.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	Date and Time for Any Action

(a)	If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

(b)	Unless specified otherwise, all references to time in this Agreement are to the local time in Vancouver, British Columbia.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement in respect of a Party shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature in respect of a Party required to be made shall be made in a manner consistent with GAAP consistently applied.

1.7	Subsidiaries

To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of CRH, each such provision shall be construed as a covenant by CRH to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action;

1.8	Knowledge

(a)	In this Agreement, references to the “knowledge of CRH,” “CRH’s knowledge” or “knowledge” (with reference to CRH) means the actual knowledge, after due inquiry, of Tushar Ramani and Richard Bear.

(b)

In this Agreement, references to the “knowledge of the Purchaser,” “Purchaser’s knowledge” or “knowledge” (with reference to the Purchaser) means the actual knowledge, after due inquiry, of Hamed Shahbazi and Eva Fong.

1.9	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	–	Plan of Arrangement
Schedule B	–	Arrangement Resolution

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

CRH and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2	Interim Order

As soon as reasonably practicable following an SEC Clearance Event and in any event in sufficient time to hold the CRH Meeting in accordance with Section 2.3, CRH shall apply to the Court in a manner acceptable to the Purchaser, acting reasonably, and prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the CRH Meeting and for the manner in which such notice is to be provided;

(b)	for confirmation of the record date for the CRH Meeting;

(c)	that the requisite approval for the Arrangement Resolution shall be:

(i)	66 2/3% of the votes cast on the Arrangement Resolution by the CRH Shareholders present in Person or by proxy at the CRH Meeting (“CRH Shareholder Approval”); and

(ii)

66 2/3% of the votes cast on the Arrangement Resolution by all of the CRH Shareholders, CRH Optionholders and CRH RSU Holders present in Person or by proxy at the CRH Meeting voting as a single class (such that any CRH Shareholder, CRH Optionholder and CRH RSU Holder is entitled to one vote for each CRH Share, CRH Option and CRH RSU held) (the “CRH Securityholder Approval”);

(d)	that, in all other respects, the terms, conditions and restrictions of the CRH Constating Documents, including quorum requirements and other matters, shall apply in respect of the CRH Meeting;

(e)	for the grant of Dissent Rights as contemplated in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)

that the CRH Meeting may be adjourned or postponed from time to time by CRH in accordance with the terms of this Agreement, or otherwise agreed to by the Parties, without the need for additional approval of the Court;

(h)	that the record date for CRH Securityholders entitled to notice of and to vote at the CRH Meeting will not change in respect of any adjournment(s) or postponement of the CRH Meeting; and

(i)	for such other matters as either the Purchaser or CRH may reasonably require, subject to obtaining the prior consent of the other, such consent not to be unreasonably withheld or delayed.

In the application for the Interim Order referred to in this Section 2.2, CRH shall inform the Court that the Parties intend to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act (the “Section 3(a)(10) Exemption”) for the issuance of Replacement Options and Replacement RSUs pursuant to the Arrangement and that, in connection therewith, the Court will be required to approve the substantive and procedural fairness of the terms and conditions of the Arrangement to each Person to whom Replacement Options and/or Replacement RSUs will be issued. Each Person to whom Replacement Options and/or Replacement RSUs will be issued on completion of the Arrangement will be given adequate notice in accordance with the Interim Order advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with adequate information to enable such Person to exercise such right.

2.3	CRH Meeting

Subject to the terms of this Agreement:

(a)

CRH agrees to convene and conduct the CRH Meeting in accordance with the Interim Order, the CRH Constating Documents articles and applicable Laws as soon as reasonably practicable following receipt of the Interim Order, and in any event on or before the Meeting Deadline. CRH agrees that it shall, in consultation with the Purchaser, fix and publish a record date for the purposes of determining the CRH Securityholders entitled to receive notice of and vote at the CRH Meeting in accordance with the Interim Order.

(b)

CRH will not propose or submit for consideration at the CRH Meeting any business other than the Arrangement, matters of procedure and any other matters required by applicable Laws to be voted on by the CRH Securityholders in connection with the Arrangement without the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(c)

CRH will advise the Purchaser as the Purchaser may reasonably request and at least on a daily basis on each of the last 10 Business Days prior to the date of the CRH Meeting as to the aggregate tally of the proxies received by CRH in respect of the Arrangement Resolution.

(d)

CRH will promptly advise the Purchaser of any substantive written communication received by CRH from or brought by (or threatened to be brought by) any Person in opposition to the Arrangement and/or any written notice of dissent or purported exercise by any CRH Shareholder of Dissent Rights received by CRH in relation to the Arrangement and any withdrawal of Dissent Rights received by CRH and will provide the Purchaser with reasonable opportunity to review and comment upon any written communications sent by or on behalf of CRH to any CRH Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement.

(e)

As soon as practical after the record date for the CRH Meeting, CRH will prepare or cause to be prepared by its transfer agent and provided to the Purchaser a list of the holders of CRH Shares, CRH Options and CRH RSUs, and will deliver to the Purchaser thereafter upon request supplemental lists setting out any changes thereto, all such deliveries to be in electronic format if available from CRH’s transfer agent.

(f)	CRH shall not settle or compromise or agree to settle or compromise with respect to any Dissent Rights without the prior written consent of the Purchaser.

(g)

CRH shall not, without the Purchaser’s consent, change the record date for the CRH Shareholders entitled to vote at the CRH Meeting in connection with any adjournment or postponement of the CRH Meeting unless required by Law.

(h)

CRH shall at the Purchaser’s written request, promptly, and in any event within five Business Days (or in the event that CRH Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of CRH Meeting), reaffirm the CRH Board Recommendation.

(i)

If the CRH Meeting is to be held during a Matching Period, CRH shall be entitled to, or shall, at the request of the Purchaser, adjourn or postpone the CRH Meeting to the latest date specified by either CRH or the Purchaser that, in either case, is not later than the earlier of (i) ten (10) Business Days after the date on which CRH Meeting was originally scheduled, and (ii) five (5) Business Days prior to the Outside Date;

(j)

CRH shall not adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the CRH Meeting without the prior written consent of the Purchaser, except (i) if CRH reasonably believes that it is necessary to postpone or adjourn the CRH Meeting to ensure that any supplement or amendment to the CRH Circular required by applicable Law is provided to CRH Securityholders within a reasonable amount of time in advance of the CRH Meeting or (ii) CRH will not have a sufficient number of securities represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CRH Meeting, CRH shall have the right to, on one or more occasions, without the prior written consent of the Purchaser, postpone or adjourn the CRH Meeting for the minimum duration necessary to remedy the circumstances giving rise to such adjournment or postponement.

2.4	CRH Circular

(a)

As promptly as reasonably practicable following the date hereof, CRH shall (i) prepare the CRH Circular together with any other documents required by applicable Laws to be sent to CRH Securityholders in connection with the CRH Meeting, and (ii) file the CRH Circular in preliminary form with the SEC. As promptly as reasonably practicable following an SEC Clearance Event and receipt of the Interim Order and in any event prior to the Mailing Deadline, CRH shall (x) file the CRH Circular in all jurisdictions where the same is required to be filed, and (y) mail the CRH Circular as required under applicable Laws and by the Interim Order. On the date of mailing thereof, the CRH Circular shall comply as to form in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the CRH Securityholders to form a reasoned judgement concerning the matters to be placed before them at the CRH Meeting. Without limiting the generality of the foregoing, the CRH Circular must include: (a) a copy of the Fairness Opinion; (b) a statement that the CRH Board has received the Fairness Opinion, and has unanimously, after receiving legal and financial advice, determined that the Arrangement Resolution is in the best interests of CRH and recommends that CRH Securityholders vote in favour of the Arrangement Resolution (the “CRH Board Recommendation”); and (c) a statement that each director and officer of CRH has agreed to vote all of such individual’s CRH Securities in favour of the Arrangement Resolution in accordance with the CRH Voting Agreements and against any resolution submitted by any Person that is inconsistent with the Arrangement. The CRH Circular shall also contain such information as may be required to allow the Parties to rely upon the Section 3(a)(10) Exemption with respect to the offer and sale of the Replacement Options and Replacement RSUs pursuant to the Arrangement.

(b)

Subject to Section 8.1, CRH shall (i) solicit proxies in favour of the Arrangement Resolution, against any resolution submitted by any other CRH Shareholder, including, if so requested by the Purchaser, using the services of dealers and proxy solicitation services selected by the Purchaser from the firms listed in Schedule 2.4(b) of the Disclosure Letter and permitting the Purchaser to otherwise assist CRH in such solicitation, and, notwithstanding any other provision of this Agreement, the costs and expenses associated with any such proxy solicitation required by the Purchaser shall be paid by the Purchaser, and take all other actions that are reasonably necessary or desirable to seek the CRH Shareholder Approval and CRH Securityholder Approval, (ii) recommend to holders of CRH Shares, CRH Options and CRH RSUs that they vote in favour of the Arrangement Resolution and (iii) not make a CRH Change in Recommendation.

(c)

The Purchaser will, in a timely and expeditious manner, furnish CRH with all such information regarding the Purchaser and its Affiliates as may reasonably be required to be included in the CRH Circular pursuant to applicable Laws.

(d)

The Purchaser shall be given a reasonable opportunity to review and comment on the CRH Circular prior to the CRH Circular being printed and filed with any Governmental Authority, and reasonable consideration shall be given to any comments made by the Purchaser, provided that all information relating solely to the Purchaser and its Affiliates included in the CRH Circular shall be in form and content satisfactory to the Purchaser, acting reasonably. CRH shall provide the Purchaser with final copies of the CRH Circular prior to the mailing thereof to the CRH Securityholders.

(e)

CRH and the Purchaser shall each promptly notify each other if at any time before the Effective Date either becomes aware that the CRH Circular contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the CRH Circular or that it otherwise requires an amendment or supplement under applicable Law and the Parties shall co-operate in the preparation of any amendment or supplement to the CRH Circular as required or appropriate, and CRH shall promptly mail or otherwise publicly disseminate any amendment or supplement to the CRH Circular to CRH Securityholders and, if required by the Court or applicable Laws, file the same with any applicable Governmental Authority and as otherwise required.

2.5	Preparation of Filings

The Purchaser shall cooperate with and assist CRH and use its reasonable commercial efforts in good faith to take, or cause to be taken, all reasonable actions, including by providing CRH, on a timely basis, any information reasonably required to be supplied by Purchaser in connection with the preparation of any Orders, registrations, Consents, filings, rulings, exemptions, no-action letters, circulars and approvals (other than Regulatory Approvals which shall be subject to Section 8.7) required in connection with this Agreement and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under this Agreement, the Arrangement and the Plan of Arrangement, and to

complete any of the transactions contemplated by this Agreement, including their obligations under applicable Laws. The Purchaser may elect to make such securities and other regulatory filings in the United States or other jurisdictions as may be reasonably necessary or desirable in connection with the completion of the Arrangement. CRH shall provide to the Purchaser all information regarding CRH and its Affiliates as reasonably required by applicable Securities Laws in connection with such filings.

2.6	Final Order

If (a) the Interim Order is obtained; and (b) the Arrangement Resolution is passed at the CRH Meeting by the CRH Securityholders as provided for in the Interim Order and as required by applicable Laws, subject to the terms and conditions of this Agreement, CRH shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order held as soon as reasonably practicable and, in any event, within five (5) Business Days following the approval of the Arrangement Resolution at the CRH Meeting provided however that should Court operations again become restricted due to the COVID-19 pandemic the foregoing date may be extended until the earlier of (a) the date that is ten (10) Business Days after the date on which the Court grants a telephonic or other remote means of hearing the motion for the Final Order, and (b) the earliest possible date on which the Court grants a hearing date for the motion for the Final Order once it resumes normal operations.

2.7	Court Proceedings

In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, CRH shall diligently pursue, and cooperate with the Purchaser in diligently pursuing, the Interim Order and the Final Order and CRH will provide the Purchaser and its legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by the Purchaser for inclusion in such material, prior to the service and filing of that material, will provide the Purchaser with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and will give reasonable consideration to all such comments. Subject to the terms of this Agreement, the Purchaser will cooperate with and assist CRH in seeking the Interim Order and the Final Order, including by providing CRH on a timely basis any information reasonably required to be supplied by the Purchaser in connection therewith. CRH will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, CRH will not object to legal counsel to the Purchaser making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, acting reasonably, provided that CRH is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. Subject to applicable Law, CRH will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.7 or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed provided that nothing herein shall require the Purchaser to agree or consent to any increased purchase price or other consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement. CRH shall also provide to the Purchaser on a timely basis copies of any notice of appearance or other Court documents served on CRH in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by CRH indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. CRH will use commercially reasonable efforts to oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, the Purchaser.

2.8	Effective Date

From and after the Effective Time, the Plan of Arrangement will have all of the effect provided by applicable Law, including the BCBCA. The closing of the Arrangement will take place at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia at 10:00 a.m. (Vancouver time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.9	Payment of Share Consideration

The Purchaser will, following receipt by CRH of the Final Order and in any event prior to or at the Effective Time, deposit, or cause to be deposited, in escrow with the Depositary sufficient funds to satisfy the Share Consideration payable to the CRH Shareholders pursuant to the Plan of Arrangement (other than CRH Shareholders exercising Dissent Rights and who have not withdrawn their notice of objection).

2.10	Treatment of Convertible Securities

Subject to the terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:

(a)	all outstanding Unvested CRH Options shall cease to represent an option or other right to acquire CRH Shares and shall be exchanged at the Effective Time for Replacement Options;

(b)	all outstanding Rollover RSUs shall be exchanged at the Effective Time for Replacement RSUs; and

(c)

all Payout RSUs and all Vested CRH Options will be deemed to be fully vested and exercisable, and shall, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the Option Consideration (if any) in respect of such CRH Option or equal to the RSU Consideration (if any) in respect of such CRH RSU net of any applicable withholding tax.

2.11	Announcement and Shareholder Communications

The Purchaser and CRH shall each publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Purchaser and CRH, the text and timing of each Party’s announcement to be approved by the other Party in advance, acting reasonably. The Purchaser and CRH shall co-operate in the preparation of presentations, if any, to CRH Securityholders regarding the transactions contemplated by this Agreement, and no Party shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed) or (b) make any filing with any Governmental Authority with respect thereto without prior consultation with the other Party; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Party and a reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

2.12	Withholding Taxes

The Purchaser, CRH and the Depositary, as applicable, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends, interest or other amounts payable to any Person such amounts as the Purchaser, CRH or the Depositary is required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate Governmental Authority.

2.13	U.S. Securities Matters

The Arrangement shall be structured and executed such that, assuming the Court considers the fairness of the terms and conditions of the Arrangement and grants the Final Order, the issuance of the Replacement Options and the Replacement RSUs under the Arrangement will not require registration under the U.S. Securities Act, in reliance upon the Section 3(a)(10) Exemption. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement as set forth in this Section 2.13.

Each CRH Optionholder entitled to receive Replacement Options will be advised that the Replacement Options issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the Section 3(a)(10) Exemption, but that such exemption does not exempt the issuance of securities upon the exercises of such Replacement Options; therefore, the underlying Parent Shares issuable upon the exercise of the Replacement Options, if any, cannot be issued in the United States or to a person in the United States in reliance upon the Section 3(a)(10) Exemption and the Replacement Options may only be exercised pursuant to an effective registration statement or pursuant to a then available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

ARTICLE 3

GUARANTEE BY PARENT

The Parent hereby covenants and agrees in favour of CRH to cause the Purchaser and Finco to carry out all of its obligations hereunder and under the Financing Agreements, as applicable. The Parent unconditionally and irrevocably guarantees in favour of CRH the due and punctual performance by the Purchaser and Finco of each of their respective covenants and obligations hereunder, including the obligation to pay the Consideration in accordance with this Agreement, and the accuracy of the representations and warranties of the WELL Parties provided herein. The Parent, Finco and the Purchaser shall be jointly and severally liable to CRH with respect to any breach by the Parent, Finco or Purchaser of its covenants and obligations hereunder or any inaccuracy of the representations and warranties of the WELL Parties provided herein. Additionally, the Parent hereby covenants and agrees in favour of CRH to provide for the issuance of the Parent Shares, Replacement Options and Replacement RSUs in accordance with the terms of this Agreement and the Plan of Arrangement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF CRH

4.1	Representations and Warranties.

Except as disclosed in the CRH Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made), CRH hereby represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)

Existence, Power and Authority. CRH and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. CRH has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments.

(b)

Authorization by CRH. The execution and delivery of this Agreement and all other agreements and instruments to be executed by CRH as contemplated herein and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CRH.

(c)

No Conflicts. To the knowledge of CRH, the execution, delivery and performance of this Agreement by CRH and the completion (with any required Consents and Regulatory Approvals and the giving of any required notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(i)

a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of: (A) the notice of articles or articles of CRH or (B) any Material Contract or Licence;

(ii)	the creation or imposition of any Lien, except for Permitted Liens, on any of the material assets of CRH; or

(iii)	the violation of any applicable Law;

except, in the case of clauses (i)(B), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)

Approvals and Consents. Except as are set out in Schedule 4.1(d) of the CRH Disclosure Letter, to the knowledge of CRH, no Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority or Consent of any other Person is required to be obtained or made by CRH in connection with the execution and delivery of, and performance by CRH of its obligations under, this Agreement or the consummation of the transactions contemplated hereby.

(e)

Enforceability of CRH’s Obligations. This Agreement constitutes the valid and binding obligation of CRH enforceable against CRH in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. CRH is not an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent Person as a result of the closing of the Arrangement.

(f)

Capitalization and Listing. The information set out in Schedule 4.1(f) of the CRH Disclosure Letter concerning the authorized, issued and outstanding CRH Shares, CRH Options and CRH RSUs is true and complete as at the date hereof. The CRH Shares are listed on the TSX and the NYSE American, and are not listed or quoted on any market other than the TSX and NYSE American. There are no shareholders’ agreements governing the affairs of CRH or the relationship, rights and duties of its shareholders, nor, to the knowledge of CRH, are there any voting trusts, pooling arrangements or other similar agreements with respect to the ownership or voting of any shares of CRH. Except as disclosed in the CRH Disclosure Letter, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would entitle any Person to purchase or otherwise acquire any shares or other securities of CRH including any securities convertible into or exchangeable or exercisable for shares or other securities of CRH.

(g)

Subsidiaries. Except as set forth in Schedule 4.1(g) of the CRH Disclosure Letter, CRH does not have any Subsidiaries or any material direct or indirect equity interest in any other Person. CRH is the registered and beneficial holder of the issued and outstanding shares of each of the Subsidiaries as set forth in Schedule 4.1(g) of the CRH Disclosure Letter with good and marketable title thereto, free and clear of all Liens, except for Permitted Liens. Except as disclosed in Schedule 4.1(g) of the CRH Disclosure Letter, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would entitle any Person to purchase or otherwise acquire any shares or other securities of the Subsidiaries of CRH, including any securities convertible into or exchangeable or exercisable for shares or other securities of the Subsidiaries of CRH.

(h)	Fairness Opinion. The CRH Board has received the oral opinion (the “Fairness Opinion”) of the Financial Advisor, to the effect that, as of the date of such opinion, subject to the assumptions and limitations set out therein, the Share Consideration to be received by the CRH Shareholders in connection with the transactions contemplated by the Arrangement is fair, from a financial point of view, to the CRH Shareholders. The CRH Board, after consultation with its financial and legal advisors has determined that the Arrangement is in the best interests of CRH and is fair to the CRH Shareholders and accordingly has resolved unanimously to recommend to the CRH Shareholders that they vote in favour of the Arrangement Resolution. The CRH Board has approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement.

(i)

Qualification to Do Business. Except as set forth in Schedule 4.1(i) of the CRH Disclosure Letter, each member of the Corporate Group: (a) has all necessary corporate power, authority, and capacity to carry on its business as it is now being carried on and to own or lease its assets as now owned or leased; and (b) is registered or otherwise qualified to do business in each jurisdiction where such qualification is necessary due to its activities, in each case in all material respects.

(j)

Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods to which they relate (except, in the case of any unaudited Financial Statements, for the absence of footnotes and customary period end adjustments). The balance sheets contained in the Financial Statements fairly present the financial position of CRH on a consolidated basis as of their respective dates and the statements of earnings and retained earnings contained in the Financial Statements fairly present the revenues, earnings and results of operations for the periods indicated. The Financial Statements are accurate and complete in all material respects.

(k)

Off-Balance Sheet Arrangements. Except as described in the CRH SEC Public Documents filed as of the date of this Agreement, neither CRH nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among CRH or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(l)

Internal Controls. CRH maintains a process of internal control over financial reporting (as such term is defined in National Instrument 52-109 and Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and has otherwise complied with National Instrument 52-109 and Rule 13a-15 of the Exchange Act. Since December 31, 2017, neither CRH nor any of its Subsidiaries nor, to CRH’s knowledge, any director, officer, employee, auditor, accountant or representative of CRH or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CRH or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CRH or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the CRH Board. Based on its most recent evaluation of its internal control over financial reporting prior to the date of this Agreement, management of CRH has disclosed to the CRH’s auditors and the audit committee of the CRH Board (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by CRH and its Subsidiaries that is reasonably likely to adversely affect in any material respect CRH’s ability to record, process, summarize and report financial information and (ii) any known fraud that involves CRH’s management or other employees who have a significant role in the preparation of financial statements for CRH and its Subsidiaries or the internal control over financial reporting utilized by CRH and its Subsidiaries.

(m)	Disclosure Controls and Procedures. Except as set forth in Schedule 4.1(m) of the CRH Disclosure Letter, CRH maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the

Exchange Act) that are designed to ensure that all information (both financial and non-financial) required to be disclosed by CRH in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CRH’s management as appropriate to allow timely decisions regarding required disclosure.

(n)

Material Licences and Permits. Schedule 4.1(n) of the CRH Disclosure Letter lists all material Licences and Permits required to operate CRH’s business. To the knowledge of CRH, such Licences and Permits are the only licences, permits, approvals or evidences of authority of any Governmental Authority required for the operation of its business and are held by CRH free and clear of any and all Liens (collectively, the “Company Authorizations”). CRH is conducting its business in all material respects in accordance with all terms and conditions of the Licences and Permits. To the knowledge of CRH, all the Licences and Permits are valid and are in full force and effect, and no Person has threatened in writing to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any Licence or Permit.

(o)

Assets. CRH is the legal and beneficial owner of and has good and marketable title to, or holds a valid and enforceable leasehold interest in or Licence to use, all personal property and other assets indicated in the Financial Statements, including all tangible and intangible assets necessary to carry on the business of the Corporate Group as it is currently carried on. CRH does not own or hold, and has never owned or held, registered or beneficial fee simple, freehold or leasehold title to any real property and is not subject or party to any agreement or option to own freehold title to any real property or any interest in real property other than its interest as lessee under any Premises Leases. The machinery, equipment and other items of tangible personal property currently owned or leased by the Corporate Group, together with all other assets of the Corporate Group, are sufficient for the continued conduct of CRH’s business after the closing of the Arrangement in substantially the same manner as conducted before the closing of the Arrangement and constitute all of the rights, property and assets necessary to conduct the CRH’s business as currently conducted.

(p)

Material Contracts. Schedule 4.1(p) of the CRH Disclosure Letter lists or identifies all Material Contracts. To the knowledge of CRH, neither itself nor any other party to any Material Contract is in default under any Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would, to the knowledge of CRH, constitute a default under any Material Contract by CRH or any other party to any Material Contract. To the knowledge of CRH, each Material Contract is in full force and effect and CRH is entitled to the full benefit and advantage of each Material Contract in accordance with its terms. The Corporate Group has not received any written notice of a default under any Material Contract or of a dispute between any member of the Corporate Group and any other Person in respect of any Material Contract. To the knowledge of CRH, the completion of the transactions contemplated by this Agreement will not afford any party to any of the Material Contracts the right to terminate any Material Contract nor will the completion of such transactions result in any additional or more onerous obligation on the Purchaser under any Material Contract.

(q)

Corporate Records. Except as set forth in Schedule 4.1(q) of the CRH Disclosure Letter, the minute books of CRH and other corporate records made available to the Purchaser for review have been maintained in accordance with applicable Laws in all material respects. Except as set forth in Schedule 4.1(q) of the CRH Disclosure Letter, all corporate proceedings and actions reflected in the minute books of CRH have been conducted or taken in compliance with applicable Laws and the articles of CRH.

(r)	No Liabilities. Except as disclosed in Schedule 4.1(r) of the CRH Disclosure Letter, CRH has no liabilities that would be required to be recorded under GAAP except for:

(i)	liabilities reflected or reserved against in the Financial Statements;

(ii)	liabilities disclosed in, or related to, this Agreement; or

(iii)	liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Financial Statements which would not have a Material Adverse Effect on CRH.

(s)

Books and Records. CRH has made available to the Purchaser all Books and Records. All material financial transactions of CRH have been accurately recorded in the Financial Records in accordance with generally accepted accounting principles and the Financial Records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of CRH as of and to the date hereof. No Books and Records are in the possession or control of, recorded, stored, maintained by, or otherwise dependent on, any other Person.

(t)	Leased Premises.

(i)	Schedule 4.1(t) of the CRH Disclosure Letter lists all of the Premises Leases and sets out, in respect of each Premises Lease the municipal address and applicable unit or premises leased.

(ii)

Each Premises Lease is valid and subsisting, in full force and effect, unamended by any oral or written agreement that could materially interfere with the use of any Leased Premises as currently used, and CRH is entitled to the full benefit and advantage of each Premises Lease in accordance with its terms. To the knowledge of CRH, each Premises Lease is in good standing and there has not been any default by any party under any Premises Lease nor is there any material dispute between CRH and any landlord or tenant under any Premises Lease.

(iii)

A true copy of each Premises Lease has been delivered to the Purchaser. There are no arrears of rent or other material defaults under any Premises Lease nor, to the knowledge of CRH, are there any disputes between the parties thereto.

(iv)	None of the Premises Leases has been assigned by CRH in favour of any Person.

(v)	The current uses of each property subject to a Premises Lease comply with applicable Law in all material respects.

(u)	Intellectual Property.

(i)

Schedule 4.1(u)(i) of the CRH Disclosure Letter lists all of the registrations and applications for registration of the Intellectual Property and all common law trade-marks currently used by CRH included in the Intellectual Property. All of the registrations and applications for registration of the Intellectual Property are valid and subsisting, in good standing and are recorded in the name of CRH. CRH has not received written notice that any application for registration of any Intellectual Property has been rejected, withdrawn or opposed.

(ii)

CRH is the only owner of the Intellectual Property and is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. To the knowledge of CRH, no Person has any right, title or interest in any of the Intellectual Property and all such Persons have waived their moral rights in any copyright works within the Intellectual Property. CRH has maintained all registrations that it deems necessary or desirable to protect its rights in the Intellectual Property, acting reasonably.

(iii)

Schedule 4.1(u)(iii) of the CRH Disclosure Letter includes a reference to all Legal Proceedings relating to the Intellectual Property which, to the knowledge of CRH, are currently outstanding or threatened in writing.

(iv)

All of CRH’s permissions and licences to use the Intellectual Property of other Persons (including software and computer programs but excluding Intellectual Property that is licensed pursuant to license agreements for standard “shrink wrapped, off the shelf,” commercially available, third party products used by CRH) are disclosed in Schedule 4.1(u)(iv) of the CRH Disclosure Letter. CRH has not permitted or licensed any Person to use any of the Intellectual Property except as disclosed in Schedule 4.1(u)(iv) of the CRH Disclosure Letter. Each licence referred to in Schedule 4.1(u)(iv) of the CRH Disclosure Letter is in full force and effect and, to the knowledge of CRH, neither CRH nor any licensor or licensee is in default of its obligations thereunder in any material respect.

(v)

Except as set out in Schedule 4.1(u)(v) of the CRH Disclosure Letter, to the knowledge of CRH, no Person has challenged the validity of any of the registrations or applications for registration of the Intellectual Property or CRH’s rights to any of the Intellectual Property.

(vi)

To the knowledge of CRH, neither the use of the Intellectual Property nor the conduct of its business has infringed or currently infringes upon the intellectual property rights of any other Person nor has CRH received any written notice of infringement nor are there any facts that could reasonably be expected to form the basis of Legal Proceedings which could constitute a bona fide claim for infringement as such.

(vii)	Except as set out in Schedule 4.1(u)(vii) of the CRH Disclosure Letter, to the knowledge of CRH, no other Person has infringed CRH’s rights to the Intellectual Property in any material respect.

(viii)	Except as set forth in Schedule 4.1(u)(viii) to the CRH Disclosure Letter, there is no prohibition or restriction by any Governmental Authority on the use of the Intellectual Property.

(v)

Brokers. Except as set forth in Schedule 4.1(v) to the CRH Disclosure Letter, none of CRH, or any of its officers, directors or Employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

(w)

Reporting Issuer Status. As of the date hereof, CRH is a reporting issuer not in default (or the equivalent) under the securities laws of each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

(x)	Stock Exchange Compliance. CRH is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and NYSE American.

(y)

Public Filings. The documents comprising the CRH Public Documents, as at the respective dates they were filed, or, if amended, as of the date of such amendment, and with respect to any information incorporated by reference into them, as of the date of such information, (i) complied in all material respects with applicable Securities Laws and, where applicable, the rules and policies of the NYSE American and TSX and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) no representation is made by CRH with respect to information contained in the CRH Circular or other filings made in connection with the transactions contemplated by this Agreement that was supplied by Purchaser or any of its Affiliates (or their representatives) for inclusion or incorporation by reference therein and (B) no representation is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by CRH or any of its Subsidiaries to the SEC for the purpose of complying with Regulation FD promulgated under the Exchange Act; provided that such financial projections and/or forward-looking statements were honestly made in good faith based on available information at the relevant time. CRH is up-to-date in all material forms, reports, statements and documents, including financial statements and management’s discussion and analysis, required to be filed by CRH under applicable Securities Laws and the rules and policies of the NYSE American and TSX.

(z)

Compliance with Laws. The business of CRH and of each of its Subsidiaries has been since January 1, 2016, and is currently being, conducted in compliance in all material respects with all applicable Laws, and none of CRH or any of its Subsidiaries has received any notice of any alleged non-compliance or violation in any material respect of any such Laws.

(aa)	Compliance with Health Care Laws.

(i)

CRH and its Subsidiaries and each physician, nurse practitioner, physician assistant and other individual who holds or is required to hold a Permit from any board or other Governmental Authority relating to the provision of professional services employed or engaged by it or any of its Subsidiaries (each, a “Healthcare Provider”) is, and at all times during the ten (10)-year period preceding the date hereof, has been, in material compliance with, and no material violation exists under, any Health Care Laws. No Action or, to CRH’s Knowledge, investigation has been filed, commenced or, to CRH’s Knowledge threatened against CRH, any of its Subsidiaries or, to CRH’s Knowledge, any Healthcare Provider alleging any failure so to comply in any material respect, and no Subsidiary or, to CRH’s Knowledge, Healthcare Provider has received any written or oral notice from any Governmental Authority or agent thereof of any alleged violation of, default under or any citation for noncompliance with any applicable Health Care Laws. To CRH’s Knowledge, there are no facts, events, circumstances or conditions that would reasonably be expected to form the basis for any Action by a Governmental Authority against it or any Subsidiary relating to or arising under any Health Care Law. Neither CRH nor any Subsidiary has received any written or oral notice of and is not the subject of any Action or, to CRH’s Knowledge, investigation with respect to, any violation of, or any obligation to take remedial action under, applicable Health Care Laws. Neither CRH nor any Subsidiary has received any written or, to CRH’s Knowledge, oral notice from any Governmental Authority of any pending, active or threatened Actions involving CRH or any Subsidiary or to CRH’s Knowledge, any Healthcare Provider with respect to any applicable Health Care Laws prohibiting, governing, regulating or relating to fee-splitting, self-referrals or payment or receipt of kickbacks in return for or to induce referrals.

(ii)

CRH and each Subsidiary possesses all required Permits related to applicable Health Care Laws and all accreditations by Governmental Authorities or accreditation organizations for the services provided by the business held or operated by CRH, any Subsidiary or any Healthcare Provider; each of the Permits and accreditations is, and at all times during the six (6)-year period preceding the date hereof, has been, in full force and effect, and, to CRH’s Knowledge, no restriction, suspension or cancellation thereof is threatened. No other Permits or accreditations are required to be held by CRH, any Subsidiary or any Healthcare Provider to comply with any applicable Health Care Laws with respect to the services provided by the businesses. There has been no cancellation or revocation, violation of or default under any Permit or accreditation, no Subsidiary has received any written or oral notice of and is not the subject of any Action or, to CRH’s Knowledge, investigation with respect to, any violation of, or any obligation to take remedial action under Permits relating to Health Care Laws.

(iii)	At all times since January 1, 2016:

(A)

CRH, each Subsidiary and each Healthcare Provider has held: (A) the requisite provider or supplier number(s) to bill the Medicare program and the Medicaid program in the state or states in which such Person operates or provides services and all other Third Party Payor Programs that such Person bills as a participating or in network provider, and (B) where required to bill any Third Party Payor Programs, a National Provider Identification number issued by the National Plan & Provider Enumeration System;

(B)

neither CRH nor any Subsidiary nor, any of their respective directors, managers, officers, employees, contractors, agents or Healthcare Providers has received any written notice from a Third Party Payor Program, Governmental Authority or agent thereof that there is any audit, claim review, investigation or other Action pending or threatened that would reasonably be expected to result in: (A) a revocation, suspension, termination, probation, restriction, limitation or non-renewal of any supplier or provider number of CRH, any Subsidiary or any Healthcare Provider; (B) the exclusion or suspension from any Third Party

Payor Program of CRH, any Subsidiary or any of their respective directors, managers, officers, employees, agents or Healthcare Providers or (C) the repayment, refunding or recoupment of payments made by Third Party Payor Programs to CRH, any Subsidiary or any Healthcare Provider, other than, in the case of this clause (C), notices in respect of claims that do not exceed $15,000 in the aggregate;

(C)

all claims that have been submitted by or on behalf of CRH and its Subsidiaries and each Healthcare Provider have been submitted in material compliance with applicable Health Care Laws and agreements with Third Party Payor Programs, and neither CRH, any Subsidiary or Healthcare Provider in connection with such Person’s activities has or has had any refund, overpayment, discount or adjustment liability under any Third Party Payor Program other than any refund, overpayment, discount or adjustment occurring as a result of any audits or reviews occurring in the ordinary course;

(D)

any research involving human subjects conducted by CRH, any Subsidiary or any Healthcare Provider has been conducted (A) in compliance with all applicable Health Care Laws and (B) in compliance with the applicable Contract with the sponsor of such research; and

(E)	each of CRH and its Subsidiaries maintains a compliance program(s) to monitor compliance with applicable Health Care Laws.

(iv)

Each such Contract with a Third Party Payor Program (i) is, and at all times during the six (6)-year period preceding the date hereof or the term of such Contract, if shorter, has been, in full force and effect and is a valid, legal and binding agreement of, and enforceable against, the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity. To CRH’s Knowledge, (A) no Subsidiary or any of their respective equityholders, directors, managers, officers, employees, contractors, agents or Healthcare Providers has received any written or oral notice from any Third Party Payor Programs of any pending or threatened investigations or surveys, (B) no Third Party Payor Program intends to cancel, suspend or terminate its relationship with any Subsidiary or any Healthcare Provider employed or engaged by any Subsidiary, and (C) there are no facts, circumstances events or conditions that would reasonably be expected to result in any such cancellation, suspension or termination.

(v)

Neither CRH, nor any Subsidiary nor, to CRH’s Knowledge, any Healthcare Provider employed or engaged by it or the Subsidiaries has ever been a party to or bound by any order, individual integrity agreement, corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement or similar agreement with any Governmental Authority.

(vi)

To CRH’s Knowledge, no Person has filed or has threatened to file against any CRH, any Subsidiary or any Healthcare Provider employed or engaged by it or the Subsidiaries, an action under any federal or state whistleblower statute, including the False Claims Act, 31 U.S.C. §§ 3729-3733.

(bb)	FDA Regulatory Compliance.[1]

(i)	Since January 1, 2019, CRH and all CRH products have been in material compliance with all applicable FDA Laws.

(ii)

Except as disclosed in Schedule 4.1(bb)(ii) to the CRH Disclosure Letter, since January 1, 2019, CRH has not received any written notice from any Governmental Authority asserting noncompliance with any FDA Law, including any warning or untitled letter, notice of violation, notice of inspectional observations, Form FDA-483, or similar letter or written notice. Since January 1, 2019, CRH has not been subject to any enforcement, regulatory or administrative

[1]	Subject to ongoing review by regulatory specialists.

proceedings initiated by any Governmental Authority and, to CRH’s knowledge, no such enforcement, regulatory or administrative proceeding has been threatened.

(iii)

Except as disclosed in Schedule 4.1(bb)(iii) to the CRH Disclosure Letter, since January 1, 2019, no product distributed or sold by or on behalf of CRH has been seized, detained, withdrawn, voluntarily or involuntarily recalled, or subject to a suspension of manufacturing, and there are no facts or circumstances reasonably likely to cause a market withdrawal, recall, seizure, detention, or suspension of the manufacturing, marketing or distribution, of any such product.

(iv)

Since January 1, 2019, all preclinical and clinical investigations sponsored or conducted by or on behalf of CRH have been and are being conducted in material compliance with all applicable FDA Laws, applicable research protocols, institutional review board or other ethics committee requirements, and federal and state Laws relating to patient privacy requirements or restricting the use and disclosure of individually identifiable health information. CRH has not received any written notice that any Governmental Authority or institutional review board or independent ethics committee has initiated, or threatened to initiate, any action to suspend, terminate, delay, or otherwise restrict any clinical trial sponsored or conducted by or on behalf of CRH.

(v)

Since January 1, 2019, neither CRH, nor to CRH’s knowledge, any officer, director employee or agent of CRH has (i) made any materially false statement on, or material omission from, any notifications, applications, approvals, reports and other submission to any Governmental Authority; or (ii) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Authority to invoke any similar policy.

(vi)

Since January 1, 2019, neither CRH, nor to CRH’s knowledge, any officer, director, employee, or agent of CRH, has been (i) debarred by the FDA under 21 U.S.C. § 335a, (ii) excluded from U.S. health care programs pursuant to 42 U.S.C. §1320(a)-7 and related regulations, or (iii) excluded or debarred under any applicable Laws by any Governmental Authority. Neither CRH, nor to the CRH’s knowledge, any officer, director, employee or agent of CRH, has engaged in any conduct that would reasonably be expected to result in such a debarment or exclusion.

(cc)

SEC Filings. CRH has timely filed with or furnished to, as applicable, the SEC the CRH SEC Public Documents. To the extent that any CRH SEC Public Documents available on the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”) contains redactions pursuant to a request for confidential treatment or otherwise, CRH has made available to the Purchaser the full text of all such CRH SEC Public Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the CRH SEC Public Documents complied as to form in all material respects with the applicable requirements of the U.S. Securities Act of 1933, as amended, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such CRH SEC Public Documents. To the knowledge of CRH, none of the CRH SEC Public Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the CRH SEC Public Documents. None of the Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(dd)

Sarbanes-Oxley and NYSE American Compliance. Each of the principal executive officer and the principal financial officer of CRH (or each former principal executive officer and each former principal financial officer of CRH, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CRH SEC Public Documents, and the statements contained in such certifications are true and accurate in all material respects. Except as set forth and described in Schedule 4.1(dd), CRH is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NYSE American.

(ee)

Legal Proceedings. Except as set forth and described in Schedule 4.1(ee) of the CRH Disclosure Letter, there is no Legal Proceeding in progress, pending or threatened in writing against or affecting CRH, its business or any of its material assets, which Legal Proceeding involves the possibility of any damages not fully covered by insurance. Except as set forth and described in Schedule 4.1(ee) of the Disclosure Letter, to the knowledge of CRH, there is no Order outstanding against and affecting CRH, its business or any of its material assets.

(ff)	Employment Matters.

(i)

Schedule 4.1(ff)(i) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each non anesthesia provider Employee’s name, job title, date of hire, status as full- or part-time, annual salary or wage rates, annual bonus percentage, any other material compensation paid since the beginning of the most recently completed fiscal year. Except as set out in Schedule 4.1(ff)(i) of the CRH Disclosure Letter, no Employee is on short-term or long-term disability leave, extended absence or receiving benefits pursuant to any applicable Law, and specifies the last date of active employment, type of leave and expected date of return to work (if known).

(ii)

Schedule 4.1(ff)(ii) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each Employee who provides anesthesia service’s name, total amount paid by CRH for work completed from January 1, 2020 through January 31, 2021, contract date with CRH or any of its Subsidiaries and location of services.

(iii)

Schedule 4.1(ff)(iii) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each Contractor providing anesthesia services engaged by CRH or its Subsidiaries and compensated under tax legislation on Form 1099, the total amount paid by CRH for work completed from January 1, 2020 through January 31, 2021, contract date with CRH or any of its Subsidiaries and location of services. Each Contractor who is disclosed in the CRH Disclosure Letter has been properly classified as an independent contractor, is subject to a written agreement and neither CRH nor any of its Subsidiaries has received any notice from any Governmental Authority disputing such classification.

(iv)

Neither CRH nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to the misclassification of any person as an independent contractor rather than as an Employee, or as eligible or not eligible for overtime pay, or for participation in or exclusion from any Employee Plan, or with respect to any temporary employees.

(v)

CRH is not a party to or bound by, either directly or by operation of applicable Law, any collective bargaining agreement, labour contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication to any labour union in respect of or affecting Employees or independent contractors, CRH is not currently engaged in any labour negotiation, nor, to the knowledge of CRH, is CRH subject to any union organization effort.

(vi)

Except as set out in Schedule 4.1(ff)(vi) of the CRH Disclosure Letter, CRH is not a party to any Legal Proceeding under any applicable Law relating to Employees or former Employees, nor, to the knowledge of CRH, is there a basis for any such Legal Proceeding under any such Laws.

(vii)

CRH has not engaged in any unfair labour practice nor is there any pending or, to the knowledge of CRH, threatened complaint in writing regarding any alleged unfair labour practice or other Legal Proceeding relating to Employees or former Employees.

(viii)

There is no strike, labour dispute, work slow-down or stoppage pending or, to the knowledge of CRH threatened against CRH nor has there been any such strike, labour dispute, work slow-down or stoppage within the last three years.

(ix)	There is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the knowledge of CRH, threatened against CRH.

(x)

Except as set out in Schedule 4.1(ff)(x) of the CRH Disclosure Letter, CRH has not paid nor will it be required to pay any bonus, fee, distribution, remuneration or other compensation or benefit to any Person (other than salaries, wages or bonuses paid or payable to Employees in the ordinary course of business) as a result of the entering into, or consummation of the transactions contemplated by, this Agreement.

(xi)

CRH is and has been operated in compliance, in all material respects, with all applicable Laws respecting employment, employment practices and standards, terms and conditions of employment, wages and hours (including overtime), pay equity, human rights, employment discrimination, accessibility, reasonable accommodation, leaves of absence, occupational health and safety, immigration, labour relations, workers’ compensation, classification of workers as employees and independent contractors collection and payment of Taxes, closures and lay-offs.

(xii)

To the knowledge of CRH, all Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. CRH has complied with the Worker Adjustment and Retraining Notification Act (“WARN Act”) and it has no plans to undertake any action that would trigger the WARN Act.

(xiii)

All amounts due or accrued on or prior to the date hereof for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits payable in respect of each Employee and Contractor have either been paid in full or are accurately reflected in the Books and Records.

(gg)	Employee Plans.

(i)

Schedule 4.1(gg)(i) of the CRH Disclosure Letter sets forth a true, complete, up-to-date and accurate list of all Employee benefit, welfare, bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, and every other written or oral benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by CRH or any Affiliate of CRH for the benefit of the Employees or former Employees and their dependants or beneficiaries at any time in the last three (3) years or as provided by any collective agreement to which CRH is a party or by which it is, or was at any time in the last five years, bound or with respect to which CRH participates or has any actual or potential liability or obligations, other than plans established pursuant to statute (collectively the “Employee Plans”). CRH has made available to Purchaser current, true, correct and complete copies of each Employee Plan (as applicable, and including any subsequent amendments or changes), including without limitation the plan document, trust agreement, summary plan description, latest available favorable determination or opinion letter from the Internal Revenue Service (“IRS”), and most recently filed Form 5500 with all schedules, and for any Employee Plan not set forth in writing, a written description of all material terms thereof.

(ii)

All of the Employee Plans have been established, registered, sponsored, qualified, funded, invested and administered in all material respects in accordance with, and are in good standing under, all Applicable Benefits Laws. None of the Employee Plans enjoys any special Tax status under Applicable Benefits Law, nor have any advance Tax rulings been sought or received in respect of the Employee Plans.

(iii)

No Employee Plan is, and CRH does not have any liability with respect to: an “employee pension benefit plan”, a “multiemployer plan”, a “multiple employer plan”, a “multiple employer welfare arrangement”, a “registered pension plan” or a “retirement compensation arrangement” within the meaning of Applicable Benefits Laws. No Employee Plan provides for post-employment or post-retirement health, life or other welfare benefits to Employees or former Employees (or their beneficiaries or dependents).

(iv)

Each Employee Plan that is intended to qualify under Code Section 401(a) so qualifies and can rely on a current favorable determination or opinion letter from the IRS as to its qualified status and, to the knowledge of CRH, no event has occurred with respect to any such Employee Plan which would reasonably be expected to result in the revocation or loss of such qualified status.

(v)	No amendments have been made to any Employee Plan and no amendments or improvements to any Employee Plan will be made or promised prior to Effective Date.

(vi)

All of the material obligations of CRH regarding the Employee Plans have been satisfied and, to the knowledge of CRH, there are no outstanding defaults or violations by any party thereto and no Taxes, penalties or fees are owing or exigible under any of the Employee Plans other than in the ordinary course of business.

(vii)	All contributions or premiums required to be made by CRH under the terms of each Employee Plan or by Applicable Benefits Laws have, to the knowledge of CRH, been made.

(viii)

To the knowledge of CRH, no Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending, threatened or anticipated investigation, examination or other Legal Proceeding initiated by any Governmental Authority or by any other Person (other than routine claims for benefits), and, to the knowledge of CRH, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other Legal Proceeding or to affect the registration of any Employee Plan required to be registered.

(ix)

Except as disclosed in Schedule 4.1(gg)(ix) of the CRH Disclosure Letter, neither the execution of this Agreement nor the completion of the transactions contemplated hereby will constitute an event under any Employee Plan that will result in any material payment (whether of severance pay or otherwise), acceleration of material payment or vesting of material benefits, forgiveness of material indebtedness, vesting, distribution, material restriction on funds, material increase in benefits or obligation to fund material benefits with respect to any Employee. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or together with any other event or transaction) will not result in any “excess parachute payments” (as such term is defined in Section 280G of the Code) or in the imposition of Tax under Section 4999 of the Code.

(x)

All data necessary to administer each Employee Plan is in the possession of CRH and is in a form which is sufficient for the proper administration of such Employee Plan in accordance with its terms and all applicable Laws and such data is complete and correct.

(hh)

Non-Arm’s Length Transactions. CRH has not, in the twelve (12) months prior to the date of this Agreement, acquired any asset from a Person with whom it was not dealing at arm’s length, or disposed of anything to a Person with whom CRH was not dealing at arm’s length, for proceeds less than the fair market value.

(ii)	Insurance.

(i)

CRH maintains insurance with reputable and sound insurers covering the business and assets of CRH in such amounts and against such losses and claims as are generally maintained for comparable businesses and properties. To the knowledge of CRH, each of such insurance policies is valid, subsisting and in good standing and there is no material default thereunder and CRH is entitled to all rights and benefits thereunder.

(ii)	Schedule 4.1(ii)(ii) of the CRH Disclosure Letter sets forth and describes all material pending claims under any insurance policies.

(jj) Tax Matters.

(i)

Each of CRH and its Subsidiaries has duly and in a timely manner made or prepared all Tax Returns required to be made or prepared by it, and duly and in a timely manner filed all Tax Returns required to be filed by it with the appropriate Governmental Authority, such Tax Returns were complete and correct in all material respects and each of CRH and its Subsidiaries has paid all Taxes, other than late payment of such Taxes which, individually or in the aggregate, would not have a Material Adverse Effect, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it and each of CRH and its Subsidiaries has provided adequate accruals in accordance with GAAP in the Financial Statements for any Taxes of each of CRH and its Subsidiaries for the period covered by such Financial Statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business.

(ii)

Each of CRH and its Subsidiaries has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such Taxes or other amounts required by Law to be remitted by it.

(iii)

Each of CRH and its Subsidiaries has duly and timely collected all amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial Taxes and state and local Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority such amounts required by Law to be remitted by it.

(iv)

Except as set out in Schedule 4.1(jj)(iv) of the Disclosure Letter, to the knowledge of CRH, there are no proceedings, investigations, audits or claims now pending or threatened against CRH or any of its Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(v)	For the purposes of the Tax Act CRH is resident in Canada.

(vi)	There are no Liens for Taxes upon any properties or assets of CRH or any of its Subsidiaries (other than Permitted Liens).

(vii)

Neither CRH nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Date as a result of any of the following being made or entered into prior to the Effective Date: (i) change in method of Tax accounting; (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law); or (iii) an election pursuant to Section 965(h) of the Code.

(viii)

Neither CRH nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such agreements or arrangements exclusively between or among CRH and/or its Subsidiaries or (ii) customary provisions contained in commercial agreements entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes).

(ix)

Neither CRH nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code filing a consolidated U.S. federal income Tax Return, or any other affiliated, consolidated, combined, unitary or similar group (other than a group the common parent of which is CRH or any of its Subsidiaries) for purposes of filing Tax Returns or paying Taxes; or (ii) has any material liability for Taxes of any Person (other than CRH and its

Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or non-U.S. Law), as a transferee or successor or otherwise.

(x)

Within the past two years, neither CRH nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code.

(xi)

Neither CRH nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous provision of state, local or non-U.S. Law).

(xii)	The CRH Shares are not “taxable Canadian property” within the meaning of the Tax Act.

(kk)

No Material Adverse Change. Except as set out in Schedule 4.1(kk) of the CRH Disclosure Letter, since the date of the most recent Financial Statements until the date hereof, there has been no Material Adverse Effect.

(ll)

Corrupt Practices Legislation. None of CRH, any of its Subsidiaries or, to the knowledge of CRH, any representative of CRH or any of its Subsidiaries, has taken, committed to take or been alleged to have taken any action that would cause CRH or any of its Subsidiaries to be in violation of the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States) and the U.K. Bribery Act of 2010 or similar Laws (collectively, “Corrupt Practices Legislation”). None of CRH or any of its Subsidiaries has received any notice alleging that CRH, any of its Subsidiaries or any representative of CRH or any of its Subsidiaries has violated any Corrupt Practices Legislation and, to the knowledge of CRH, no condition or circumstances exist (including any ongoing Legal Proceeding) that would form the basis for any such allegations.

(mm)

Money Laundering. The operations of CRH and each of its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements and money laundering or similar Laws (collectively, “Money Laundering Laws”). None of CRH or any of its Subsidiaries has received any notice alleging that CRH, any of its Subsidiaries or any representative of CRH or any of its Subsidiaries has violated any Money Laundering Laws and, to the knowledge of CRH, no condition or circumstances exist (including any ongoing Legal Proceeding) that would form the basis for any such allegations.

(nn)

Funds Available. CRH has sufficient funds available to pay the CRH Termination Fee in the event of a CRH Termination Fee Event and all other fees and expenses for which CRH is responsible under the terms of this Agreement.

(oo)

Absence of Certain Changes or Events. Since the date of the most recent Financial Statements until the date hereof, CRH has carried on its business in the ordinary course of business and, in particular, but without limitation, has not:

(i)	amended CRH’s notice of articles or articles adopted or filed in connection with the creation, formation or organization of CRH;

(ii)	directly or indirectly, declared, set aside for payment or paid any dividend or made any other payment or distribution on or in respect of any of the CRH Shares;

(iii)	redeemed, purchased, retired or otherwise acquired, directly or indirectly, any of the CRH Shares other than in accordance with CRH’s normal course issuer bids;

(iv)

other than in accordance with the CRH Option Plan and the CRH RSU Plans, issued or sold any shares or other securities of CRH or issued, sold or granted any option, warrant or right to purchase any shares or other securities of CRH or issued any security convertible into shares, granted any registration rights or otherwise made any change to CRH’s authorized or issued share capital;

(v)	disposed of or revalued any material assets, except sales of assets in the ordinary course of business and as set out in Schedule 4.1(oo)(v) of the CRH Disclosure Letter;

(vi)	made any material change in its accounting principles, policies, practices or methods;

(vii)

made any material change in its cash management practices and its policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible accounts, accrual of Accounts Receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(viii)

incurred or assumed any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, except unsecured current liabilities incurred in the ordinary course of business;

(ix)	mortgaged, pledged, granted a security interest in or otherwise created a Lien on any of its material assets, except for Permitted Liens;

(x)	entered into any Material Contract or any other transaction that is, in either case, not in the ordinary course of business;

(xi)

terminated, cancelled, modified or amended in any respect or taken or failed to take any action which would entitle any party to any Material Contract to terminate, cancel, modify or amend any Material Contract;

(xii)	cancelled or waived any material debt, claim or other right;

(xiii)

given or agreed to give or become a party to or bound by any guarantee, surety or indemnity in respect of indebtedness or other obligations or liabilities of any other Person or become a party to any other commitment by which CRH is, or is contingently, responsible for such indebtedness or other liability or obligation;

(xiv)

made any material capital expenditure or authorized any material capital expenditure or made any material commitment for the purchase, construction or improvement of any material capital assets except in the ordinary course of business;

(xv)	terminated, transferred or modified, or granted any rights under, any Intellectual Property;

(xvi)

adopted, modified, or terminated any: (i) employment, severance, retention or other agreement with any current or former, officer or director; (ii) Employee Plan; or (iii) collective bargaining agreement, in each case, whether written or oral, unless it has received the prior written consent of the Purchaser;

(xvii)

there has not been, with respect to CRH or any Subsidiary, any (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or in the ordinary course of business or as required by applicable Law; (ii) change in the terms of employment for any employee or any termination of any employees, other than as provided for in any written agreements or in the ordinary course of business or as required by applicable Law; or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(xviii)	entered into a new line of business or abandoned or discontinued any existing lines of business;

(xix)

adopted any amalgamation, arrangement, reorganization, liquidation or dissolution or the commencement of any proceedings by CRH or any Subsidiary or its or their creditors seeking to adjudicate such Person as bankrupt or insolvent, to make a proposal with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, arrangement or compromise of debts or similar laws, or to appoint a trustee, receiver, receiver-manager, agent, custodian or similar official for such Person or for any substantial part of its assets;

(xx)	acquired by amalgamation or arrangements with, or by purchase of a substantial portion of the assets or shares of, or by any other manner, any business or any Person or any division thereof;

(xxi)

taken any action to make, change or rescind any tax election, amend any Tax Return or take any position on any Tax Return, taken any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset or attribute of CRH or any Subsidiary; or

(xxii)	agreed, committed or entered into any understanding to take any actions enumerated in paragraphs (i) to (xxi) of this Section 4.1(oo).

(pp)

Disclosure Documents. The CRH Circular to be filed by CRH with the SEC and the relevant Canadian securities regulatory authorities (the “Canadian Securities Administrators”), and any other filing by CRH with the Canadian Securities Administrators or the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, as may be amended or supplemented, will not, at the date it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the CRH Circular or any other document required to be mailed to the CRH Securityholders under applicable Securities Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the CRH Securityholders or at the time of the CRH Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. CRH will cause each of the CRH Circular and each related filing of CRH with the SEC and the Canadian Securities Administrators to comply as to form, in all material respects, with the applicable requirements of Securities Laws and the Interim Order as of the date of such filing. Notwithstanding the foregoing, (i) no representation is made by CRH with respect to information contained in the CRH Circular or such related filings if such information was supplied by Purchaser or any of its Affiliates (or their representatives) for inclusion or incorporation by reference therein and (ii) no representation is made as to the accuracy of any financial projections or forward-looking statements.

(qq)	Privacy Matters.

(i)	To CRH’s knowledge, the Corporate Group is conducting its business in compliance with all Privacy Requirements.

(ii)

The Corporate Group has established and has materially complied at all times with a written information security program (the “Information Security Program”) that complies with Privacy Requirements and: (i) includes administrative, technical and physical safeguards designed to protect the security and integrity of any Personal Information controlled, possessed or processed by it; (ii) includes commercially reasonable business continuity and disaster recovery plans and procedures, and has arranged for back-up data processing services adequate to meet its data processing needs in the event that the material databases or Systems of the Corporate Group are rendered temporarily or permanently inoperative as a result of a natural or other disaster; and (iii) is reasonably designed to protect against Security Incidents.

(iii)

Except as disclosed in Schedule 4.1(qq)(iii) of the CRH Disclosure Letter, the Corporate Group has not: (i) suffered a Security Incident; (ii) been required to notify any Person or Governmental Authority of any Security Incident; or (iii) been materially adversely affected by any Security Incident, denial-of-service or other attack designed to interrupt operations or to interrupt access to the Corporate Group’s Systems.

(iv)	Except as disclosed in Schedule 4.1(qq)(iv) of the CRH Disclosure Letter, to CRH’s Knowledge, the Corporate Group has not: (i) received a written notice (including any enforcement notice),

letter, or complaint from a Governmental Authority or any Person alleging non-compliance with any Privacy Requirements nor has the Corporate Group been subject to litigation relating to compliance with any Privacy Requirements or its Processing of Personal Information, or (ii) been subject to any regulatory inquiries, audits, orders, or enforcement actions from any Governmental Authority regarding potential non-compliance with any Privacy Requirements.

(rr)

No Additional Representations and Warranties. CRH acknowledges and agrees that, except for the representations and warranties explicitly set forth in Article 4, Purchaser does not make or has made, and CRH has not relied on, any other express or implied representation or warranty at law or in equity with respect to the Purchaser.

4.2	Survival of Representations and Warranties

The representations and warranties of CRH contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	Representations and Warranties

The WELL Parties, jointly and severally, hereby represent and warrant to CRH as follows, and acknowledges that CRH is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)

Existence; Power and Authority. Each of the WELL Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the WELL Parties has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments.

(b)

Authorization by WELL Parties. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of each of the WELL Parties.

(c)

No Conflicts. The execution, delivery and performance of this Agreement by each of the WELL Parties and the completion (with any required Consents and Regulatory Approvals) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(i)

a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of: (A) the articles or by-laws of the Purchaser or (B) of any Material Contract to which the Purchaser is a party; or

(ii)	the violation of any applicable Law;

except, in the case of clause (i)(B) or (ii), as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)

Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of each of the WELL Parties enforceable against each of the WELL Parties in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(e)

Financial Capacity. The Purchaser’s obligations under this Agreement are not subject to any conditions regarding its or any other Person’s ability to obtain financing. The Purchaser will have, on or prior to the Effective Date, sufficient funds to enable the Purchaser to pay in full the Consideration at the Effective Time.

(f)

Legal Proceedings. There is no Legal Proceeding in progress, pending or, to the knowledge of the Purchaser, threatened against or affecting any of the WELL Parties, their business or any of their respective material assets that has a Material Adverse Effect. There is no Order outstanding against and affecting any of the WELL Parties, their business or any of its material assets that has a Material Adverse Effect.

(g)

Security Ownership. Neither the Purchaser, the Parent nor any of their Affiliates or any other Person acting jointly or in concert with any of them, beneficially owns or controls, or will prior to the Effective Date beneficially own or control, any CRH Securities.

(h)	WTO or Trade Agreement Investor. Each of the WELL Parties is a Canadian or a WTO-Investor within the meaning of the Investment Canada Act.

(i)

Purchaser Information. None of the information supplied or to be supplied by the Purchaser or any of its Affiliates (or their representatives) for inclusion in the CRH Circular or, if applicable, any other filing by CRH with the SEC or Canadian Securities Administrators, in each case, as may be amended or supplemented, will, at the time it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the CRH Circular or any other document required to be mailed to the CRH Securityholders under applicable Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the CRH Securityholders or at the time of the CRH Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j)

Financing Agreements. Purchaser has delivered to CRH true and complete copies of: (i) the Finco Subscription Agreements; and (ii) the Commitment Letter, in each case from the parties identified therein (collectively, the “ Financing Sources”) to provide financing to the applicable WELL Party in the amounts set forth therein. The Financing Agreements have not been amended or modified and the commitments contained in such Financing Agreements have not been withdrawn, terminated or rescinded in any material respect. Assuming the funding of financing in accordance with the terms of the Financing Agreements, the net proceeds committed to be delivered pursuant to the Financing Agreements, together with Purchaser’s available cash and cash equivalents on hand will provide all of the funds necessary for Purchaser to, on and as of the Effective Date, consummate the Arrangement and the transactions contemplated by this Agreement, including to pay the Consideration. Assuming due authorization, execution and delivery by the parties thereto (other than the applicable WELL Party), the Financing Agreements are a valid and binding obligation of the applicable WELL Party and are in full force and effect (subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and to general principles of equity). There is no material default or material breach under the Financing Agreements by the applicable WELL Party, or, to the knowledge of Purchaser, any other parties thereto. No event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of the applicable WELL Party or, to the knowledge of Purchaser, any other parties thereto, under the Financing Agreements. Purchaser has no knowledge of any facts or circumstances or any reason to believe that any facts or circumstances exist that would be reasonably likely to result in any of the conditions set forth in the Financing Agreements not being satisfied or the funding contemplated in the Financing Agreements not being made available on the Effective Date. The Financing Agreements are not subject to any conditions precedent to the obligations of the parties thereunder to make the full amount of the financings contemplated therein available at the closing at the Arrangement, or any contingencies that would permit the parties thereto to reduce the amount of financing to be provided thereunder, other than as expressly set forth therein. There are no side letters, arrangements or other Contracts to which a WELL Party is a party which could reasonably be expected to adversely affect the availability of the financing under the Financing Agreements, other than as expressly set forth in the Financing Agreements.

(k)

No Additional Representations and Warranties. The Purchaser acknowledges and agrees that, except for the representations and warranties explicitly set forth in Article 4, neither CRH nor any of its Subsidiaries (or any of their respective representatives) makes or has made, and Purchaser has not relied on, any other express or implied representation or warranty at law or in equity with respect to CRH or any of its Subsidiaries.

5.2	Survival of Representations and Warranties

Except for the representations and warranties expressly contained in Section 5.1 the Purchaser has not made nor makes any other express or implied representation or warranty. The representations and warranties of the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 6

COVENANTS

6.1	Covenants of CRH Regarding the Conduct of Business

CRH covenants and agrees that, prior to the Effective Date, unless the Purchaser shall otherwise consent (such consent not to be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by this Agreement:

(a)

CRH shall conduct its business and maintain its facilities in the ordinary course of business consistent with past practice, in compliance with applicable Laws, and will use commercially reasonable efforts to preserve intact its present business organization, goodwill, Employees, business relationships (including with customers, suppliers, distributors, licensors, partners and other Persons with which CRH or any of its Subsidiaries has material business relations) and its assets and properties and to perform and comply with all of its obligations under the Material Contracts;

(b)	without limiting the generality of Section 6.1(a), CRH shall not, directly or indirectly:

(i)

issue, sell, grant, award, pledge, dispose of, encumber or agree to issue, sell, grant, award, pledge, dispose of or encumber any CRH Shares, CRH Options, CRH RSUs or any warrants, calls, conversion privileges or rights of any kind to acquire any CRH Shares or other securities, other than (A) pursuant to the exercise of CRH Options and the vesting, in accordance with their terms, of CRH RSUs outstanding on the date hereof and (B) pursuant to the terms of existing contractual commitments that have been Fairly Disclosed in the CRH Disclosure Letter;

(ii)

except in the ordinary course of business consistent with past practice, sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of CRH or any interest in any assets of CRH having a value greater than $100,000 in the aggregate;

(iii)	amend or propose to amend the CRH Constating Documents or the terms of any securities of CRH in any way;

(iv)	split, combine or reclassify, redeem, purchase or offer to purchase or reduce the stated capital of any CRH Shares or other securities of CRH;

(v)	declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any CRH Shares;

(vi)	reorganize, amalgamate or merge CRH or any Subsidiary of CRH with any other Person;

(vii)

other than investments made in the ordinary course of CRH’s business consistent with past practice, acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any Person, or make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of any property or assets of any other Person for an amount greater than $100,000 in the aggregate;

(viii)	enter into any joint venture or similar agreement, arrangement or relationship, except as are set out in Schedule 6.1(b)(viii) of the CRH Disclosure Letter;

(ix)

except in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person or make any loans or advances;

(x)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of CRH or any of its Subsidiaries;

(xi)

sell, lease, dispose of, voluntarily lose the right to use, license or otherwise dispose of or transfer any assets of CRH or of any of its Subsidiaries or any interest in any assets of CRH and its Subsidiaries other than assets and inventory disposed of in the ordinary course consistent with past practice, except as are set out in Schedule 6.1(b)(xi) of the CRH Disclosure Letter;

(xii)

make any capital expenditure or commit to do so, other than (A) in the ordinary course consistent with past practice and (B) any capital expenditures agreed to by the Purchaser prior to the date hereof (as included in the CRH Disclosure Letter) provided that in the case of capital expenditures expended to address emergencies or other urgent matters involving the potential loss or damage to property or personal safety, the Purchaser’s consent shall not be required where it cannot be received in a reasonably expedient manner;

(xiii)

pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

(xiv)

waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of business consistent with past practice, (i) any existing contractual rights in respect of any material assets, (ii) any material Permit, lease or concession or a Material Contract or other document, or (iii) any other material legal rights or claims;

(xv)

waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing licence, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

(xvi)

make any loans, advances or capital contributions to, or investments in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any other Person other than to any amounts to a Subsidiary in the ordinary course of business, other than in respect of financings in the ordinary course consistent with past practice;

(xvii)

prepay any long-term indebtedness before its scheduled maturity or create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof in any amount, other than (i) for operating costs and other costs incurred in the ordinary course consistent with past practice; (ii) to pay legal fees and financial advisory fees to the

Financial Advisor and other costs in respect of the Arrangement; or (iii) any other capital expenditures not prohibited by Section 6.1(b)(xii);

(xviii)	grant any Lien (other than Permitted Liens) on any assets of the CRH or its Subsidiaries other than in the ordinary course consistent with past practice;

(xix)

enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments other than in the ordinary course consistent with past practice;

(xx)

except as set out in Schedule 6.1(b)(xx) of the CRH Disclosure Letter, make any bonus or profit sharing distribution or similar payment of any kind (including any grants of CRH Options or CRH RSUs), except as may be required by the terms of any written employment Contract and Employee Plans in place as of the date hereof;

(xxi)	make any material change in the CRH’s methods of accounting, except as required by GAAP or pursuant to written instructions, comments or orders of a Governmental Authority;

(xxii)	commence any litigation or waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations in excess of an amount of $100,000 in the aggregate;

(xxiii)

abandon or fail to diligently pursue any application for any material Company Authorizations, leases, permits or registrations or take any action, or fail to take any action, that would reasonably be expected to lead to the termination of any material Company Authorizations, leases, permits or registrations;

(xxiv)	enter into or amend any Contract with any broker, finder or investment banker; or

(xxv)

increase the benefits payable or to become payable to its directors and advisors nor materially increase the benefits payable or to become payable to its officers, enter into or materially modify any employment, severance, or similar agreements or arrangements with, or grant any material bonuses, salary increases, severance or termination pay to, any officer of CRH or member of the CRH Board, other than as required pursuant to the terms of agreements already entered into or in the ordinary course of business consistent with past practice; or

(xxvi)

in the case of Employees who are not officers of CRH or members of the CRH Board, take any action, other than in the ordinary course of business consistent with past practice, with respect to the grant of any material bonuses, salary increases, severance or termination pay or with respect to any material increase of benefits payable in effect on the date hereof;

(c)

CRH shall not establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers, current or former employees of CRH or any Person providing management services to CRH;

(d)

CRH shall use all reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums as are in full force and effect;

(e)	CRH shall:

(i)

provide the Purchaser with prompt written notice of any change or any condition, event, circumstance or development which, when considered either individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect;

(ii)

provide any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement;

(iii)

provide, unless prohibited by Law, any notice or other communication from any Governmental Authority in connection with this Agreement or the Arrangement (and contemporaneously provide a copy of any such written notice or communication to the Purchaser);

(iv)

provide any material filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting CRH, its Subsidiaries or that relate to this Agreement or the Arrangement; and

(v)

not enter into or renew any Contract (A) containing (1) any material limitation or restriction on the ability of CRH or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to engage in any type of activity or business, (2) any material limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of CRH or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, is or would be conducted or (3) any material limitation or restriction on the ability of CRH or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

(f)	CRH shall:

(i)	duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;

(ii)	timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it to the extent due and payable;

(iii)	not make or rescind any material express or deemed election relating to Taxes;

(iv)	not make a request for a Tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)	not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes for an amount greater than $100,000; and

(vi)

not file any amended Tax Return involving a material amount of additional Taxes or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2019, except as may be required by applicable Laws; and

(g)	CRH shall not authorize or propose, or enter into or modify any Contract to do any of the matters prohibited by the other subsections of this Section 6.1.

6.2	Covenants of CRH Relating to the Arrangement

CRH shall perform all obligations required to be performed by CRH under this Agreement, co-operate with the Purchaser in connection therewith and do all such other acts and things as may be necessary in order to consummate and make effective the transactions contemplated in this Agreement and, without limiting the generality of the foregoing or the obligations of CRH in Article 2 of this Agreement, CRH shall:

(a)	perform in all material respects all of the obligations required to be performed by it pursuant to Article 2 of this Agreement;

(b)	use its commercially reasonable efforts to obtain and assist the Purchaser in obtaining all required Regulatory Approvals;

(c)

use its commercially reasonable efforts to obtain as soon as practicable following execution of this Agreement all Consents (provided, that, except as otherwise expressly set forth in this Agreement, no such consents, approvals or notices shall be conditions to the consummation of the transactions contemplated hereby);

(d)	use reasonable commercial efforts to obtain CRH Voting Agreements executed by any CRH Shareholder who holds greater than 5% of the issued and outstanding CRH Shares;

(e)

use commercially reasonable efforts to defend all lawsuits or other legal regulatory or other proceedings against CRH and effect all necessary or advisable registrations, filings and submissions of information required by Governmental Authorities from CRH and its Subsidiaries relating to the Arrangement;

(f)	promptly address and remedy, to Purchaser’s satisfaction, any identified failure of CRH or any of its Subsidiaries to be in compliance with applicable Laws (if any non-compliance is so identified);

(g)

use commercially reasonable efforts to, upon reasonable consultation with the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(h)

use commercially reasonable efforts to obtain and deliver to the Purchaser at the Effective Time evidence reasonably satisfactory to the Purchaser of the resignation, effective as of the Effective Time, of those directors of CRH and its subsidiaries designated by the Purchaser to CRH prior to the Effective Time;

(i)

not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(j)	use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order.

6.3	Covenants of the Purchaser Relating to the Arrangement

(a)

The Purchaser shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by the Purchaser or any Subsidiary of the Purchaser under this Agreement, co-operate with CRH in connection therewith, and do all such other acts and things as may be necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing or the obligations in Section 2.5 of this Agreement, the Purchaser shall, and where appropriate shall cause each Purchaser Subsidiary to:

(i)	perform in all material respects all of the obligations required to be performed by it pursuant to Article 2 of this Agreement;

(ii)	use its commercially reasonable efforts to obtain and assist CRH in obtaining all required Regulatory Approvals;

(iii)

use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Purchaser challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iv)

use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the financings set forth in the Financing Agreements, as promptly as practicable after the date hereof, on or substantially on the terms set forth therein, including: (i) complying on a timely basis with their respective obligations under the Financing Agreements, (ii) satisfying on a timely basis (or seeking a waiver of) all conditions to the funding contained in the Financing Agreements that are within their respective reasonable control, and (iii) consummating the Finco Financing (including by instructing the parties to the Finco Subscription Agreements to provide the funding, on the terms and subject to the conditions set forth therein, prior to the closing of the Arrangement);

(v)

if for any reason all or any portion of the Finco Financing or Debt Financing becomes unavailable on the terms and conditions of the Financing Agreements or from the Financing Sources, Purchaser shall as soon as reasonably practicable notify CRH and use its reasonable commercial efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative equity financing in connection with the transactions contemplated hereby from alternative sources as promptly as practicable following the occurrence of such event and in an amount sufficient to (x) consummate the Arrangement upon the terms contemplated by this Agreement. If any such alternative financing is obtained, Purchaser shall as soon as reasonably practicable notify CRH thereof;

(vi)

Purchaser shall give CRH prompt written notice of (i) any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to any Financing Agreement; (ii) the receipt of any notice or written communication from any party to any Financing Agreement or other definitive agreement or document related to the Finco Financing or Debt Financing with respect to any actual or threatened material breach, default, withdrawal, termination or repudiation of any provision of such Financing Agreement; (iii) any material dispute or disagreement between or among a WELL Party and any of the other parties to any Financing Agreement related to the Finco Financing or Debt Financing; and (iv) Purchaser becoming aware of any fact, circumstance, event or other reason that would reasonably be expected to result in Finco or the Purchaser, as applicable, not being able to timely obtain all or any portion of the Finco Financing or Debt Financing on the terms, in the manner or from the Financing Sources contemplated by the Financing Agreements. Purchaser shall keep CRH informed on a reasonably current basis in reasonable detail of the Finco Financing and Debt Financing and as soon as reasonably practicable provide to CRH copies of any material amendments related to the Finco Financing and Debt Financing; and

(vii)	use commercially reasonable efforts to satisfy all conditions precedent in this Agreement.

6.4	Covenant Relating to CRH Options

The Parties acknowledge and agree that to the extent that an amount is paid to a CRH Optionholder that holds Vested CRH Options on the surrender or termination of his, her or its CRH Options in connection with the transactions contemplated hereby, or pursuant to the Plan of Arrangement:

(a)

CRH will elect under subsection 110(1.1) of the Tax Act, in prescribed form, in respect of such CRH Options that neither CRH, nor any person who does not deal at arm’s length with CRH, will deduct in computing income for the purposes of the Tax Act, any amount in respect of such payment made to a CRH Optionholder; and

(b)	CRH will provide such CRH Optionholder with evidence in writing of such election under subsection 110(1.1) of the Tax Act.

6.5 Covenant Relating to Tax Act

The Parties covenant and agree to make any amendment required to the Plan of Arrangement to allow the Parent or any Affiliate of the Parent to obtain the benefit of paragraph 88(1)(d) of the Tax Act, provided such amendment does not result in adverse consequences to CRH or any CRH Securityholder.

ARTICLE 7

CONDITIONS

7.1	Mutual Conditions Precedent

The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived with the mutual consent of the Parties:

(a)	the Arrangement Resolution shall have been approved and adopted by the CRH Shareholders and the CRH Securityholders at the CRH Meeting in accordance with the Interim Order;

(b)

the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to CRH and the Purchaser, acting reasonably, on appeal or otherwise;

(c)

no act, action, suit, proceeding, objection or opposition shall have been taken or threatened in writing before or by any Governmental Authority and no Law or Order (whether or not having the force of Law and whether or not temporary, preliminary or permanent) shall have been enacted, promulgated, amended or applied, in either case, that enjoins, prevents, prohibits or makes illegal the consummation of the Arrangement (each a “Restraint”).

(d)

all Regulatory Approvals set forth on Schedule 7.1(d) of the Disclosure Letter shall have been obtained or made and shall be in full force and effect, and any applicable waiting periods in respect thereof shall have expired or been terminated; and

(e)	this Agreement shall not have been terminated.

7.2	Additional Conditions Precedent to the Obligations of the Purchaser

The obligation of the Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time):

(a)

(i) the representations and warranties of CRH set forth in Sections 4.1(a), 4.1(b) and 4.1(f) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date; (ii) the representations and warranties of CRH set forth in Section 4.1(g) shall be true and correct in all material respects (disregarding for such purposes any materiality or Material Adverse Effect qualification contained in any such representation or warranty) as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date; and all other representations and warranties of CRH set forth in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect, and the Purchaser shall have received a certificate of CRH addressed to the Purchaser and dated the Effective Date, signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)

all covenants of CRH under this Agreement to be performed on or before the Effective Time which have not been waived by the Purchaser shall have been duly performed by CRH in all material respects and the Purchaser shall have received a certificate of CRH addressed to the Purchaser and dated the Effective Date, signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

since the date of this Agreement, there shall not have occurred a Material Adverse Effect, and the Purchaser shall have received a certificate signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability) to such effect;

(d)

Dissent Rights have not been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding CRH Shares and the Purchaser shall have received a certificate signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability) to such effect;

(e)	the Locked-up CRH Shareholders shall have entered into the CRH Voting Agreements, and:

(i)

all representations and warranties made by Locked-up CRH Shareholders in the CRH Voting Agreements shall be true and correct in all material respects, as if made on and as of the Effective Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date);

(ii)	the Locked-up CRH Shareholders shall have complied in all material respects with all covenants set forth in the CRH Voting Agreements that are to be complied with on or before the Effective Date;

(iii)	the CRH Voting Agreements shall not have been terminated; and

(iv)	no event shall have occurred that, with notice or lapse of time or both, would give the Purchaser the right to terminate any of the CRH Voting Agreements.

7.3	Additional Conditions Precedent to the Obligations of CRH

The obligation of CRH to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of CRH and may be waived by CRH in whole or part at any time):

(a)

the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) in all respects as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to prevent or materially delay the Purchaser’s ability to consummate the transaction contemplated by this Agreement, and CRH shall have received a certificate signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability) to this effect;

(b)

all covenants of the Purchaser under this Agreement to be performed on or before the Effective Time which have not been waived by CRH shall have been duly performed by the Purchaser in all material respects and CRH shall have received a certificate of the Purchaser, addressed to CRH and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability), confirming the same as of the Effective Date; and

(c)	the Purchaser shall have complied with its obligations under Section 2.9 and the Depositary shall have confirmed receipt of the Share Consideration.

7.4	Satisfaction of Conditions

The conditions precedent set out in Sections 7.1, 7.2 and 7.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

7.5	Financing Condition

Purchaser acknowledges that it is not a condition to closing of the Arrangement or any of its obligations under this Agreement that the WELL Parties obtain financing pursuant to any or all of the Financing Agreements or from any other source for or related to any of the transactions contemplated by this Agreement.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1	Non-Solicitation

(a)

Except as expressly provided in this Section 8.1, CRH shall not, directly or indirectly, through any officer, director, employee, advisor (including any financial or other advisor), representative, agent or otherwise and shall not permit any Person to:

(i)

make, solicit, assist, initiate, encourage, engage in, respond to or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, Books and Records of the CRH or any Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or offers relating to any Acquisition Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by a Person other than the Purchaser pursuant to this Agreement to do or seek to do any of the foregoing;

(ii)

enter into or otherwise engage in any discussions or negotiations regarding, or furnish any information relating to CRH or any of its Subsidiaries or offer or provide access to the business, properties, assets, Books and Records of CRH or any of its Subsidiaries, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt to make or complete any Acquisition Proposal, provided that, for greater certainty, CRH may advise any Person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the CRH Board has so determined;

(iii)	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to the Purchaser, the CRH Board Recommendation;

(iv)

accept, approve, endorse, recommend or remain neutral with respect to, or propose publicly to accept, approve, endorse, recommend or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced, or otherwise publicly disclosed Acquisition Proposal for a period of no more than five (5) Business Days following such public announcement or disclosure will not be considered to be in violation of this Section 8.1 provided the CRH Board has affirmed the CRH Board Recommendation before the end of such five Business Day period (or in the event that the CRH Meeting is scheduled to occur within such five (5) Business Day period, not later than the third Business Day prior to the date of the CRH Meeting)); or

(v)

accept, approve, endorse, recommend or execute or enter into, other than a confidentiality and standstill permitted by and in accordance with Section 8.1(e) or publicly propose to accept, approve, endorse, recommend or execute or enter into any agreement, understanding or arrangement (including any letter of intent or agreement in principle) that constitutes or would reasonably be expected to lead to an Acquisition Proposal, other than a confidentiality and standstill agreement permitted by and in accordance with Section 8.1(e) or providing for the payment of any break, termination or similar fees or expenses to any Person in the event CRH completes the transactions contemplated hereby, provided, however, that nothing contained in this Section 8.1(a) or any other provision of this Agreement shall prevent the CRH Board from, and the CRH Board shall be permitted to (i) enter into,

participate, facilitate and maintain discussions or negotiations with, or respond to enquiries from, and otherwise cooperate with or assist and (ii) provide copies of, access to or disclosure of information, properties, facilities, books or records of CRH or its Subsidiaries, if and only if:

(A)

the CRH Board has determined, acting in good faith and after consultation with its financial and legal advisors, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and, after consulting with its outside legal counsel, engaging in such discussions or negotiations would not be inconsistent with its fiduciary duties;

(B)

such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the CRH any of its Subsidiaries;

(C)	such Acquisition Proposal did not result from a breach by CRH of its obligations under this Section 8.1;

(D)

before providing any such copies, access or disclosure, CRH enters into a confidentiality and standstill agreement with such Person substantially in the form set out in Schedule 8.1(a)(v)(D) of the CRH Disclosure Letter and any such copies, access or disclosure provided to such Person shall have already been (or substantially simultaneously be) provided to the Purchaser; and

(E)	CRH promptly provides the Purchaser with:

(I)

one Business Day’s prior written notice stating CRH’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure and the CRH Board has determined that taking such action is not inconsistent with its fiduciary duties; and

(II)

before providing any such copies, access or disclosure, CRH provides the Purchaser with a true, complete and final executed copy of the confidentiality and standstill agreement referred to in Section 8.1(e); and

(b)

CRH shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Purchaser) with respect to any potential Acquisition Proposal and, in connection therewith, CRH will discontinue access to any of its confidential information to all such Persons (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise in connection with a transaction involving CRH similar to that contemplated hereby, except as otherwise contemplated by this Section 8.1). As soon as possible following the execution of this Agreement CRH shall request, and use commercially reasonable efforts to require, to the extent that it is entitled to do so, (i) the return or destruction of all copies of any confidential information regarding the CRH or any Subsidiary provided to any Person who could reasonably be expected to make an Acquisition Proposal other than the Purchaser and its affiliates, or (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding CRH or any Subsidiary, using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(c)

CRH represents and warrants that CRH has not waived any confidentiality, standstill or similar agreement or restriction applicable to another Person to which CRH or any Subsidiary is a party, and further covenants and agrees that (a) CRH shall use commercially reasonable efforts to enforce each confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which CRH or any Subsidiary is a party, and (b) neither CRH, nor any Subsidiary or any of their respective representatives have or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting CRH, or any of its Subsidiaries, under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which CRH or any Subsidiary is a party (it being acknowledged by the Purchaser that the automatic termination or release of any such agreement, restriction or covenant as a result of entering into this Agreement shall not be a violation of this Section 8.1(c)).

(d)

CRH shall immediately provide notice to the Purchaser of any bona fide unsolicited Acquisition Proposal or any proposal or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for non-public information relating to CRH in connection with such an Acquisition Proposal or for access to the properties, books or records of CRH by any Person that informs CRH or any member of the CRH Board that it is considering making, or has made, an Acquisition Proposal. Such notice to the Purchaser shall be made, from time to time, at first orally and then promptly (and in any event within twenty-four (24) hours) in writing and shall indicate the identity of the Person making such proposal or contact, all material terms thereof and such other details of the proposal or contact known to CRH and shall include a copy of any such proposal, offer or request or any amendment to any of the foregoing. CRH shall keep the Purchaser promptly and fully informed of the status, including any change to the material terms, of any such Acquisition Proposal, offer or request and will respond promptly to all inquiries by the Purchaser with respect thereto.

(e)

If the CRH Board receives a request for material non-public information from a Person who proposes to CRH a bona fide unsolicited written Acquisition Proposal and the requirements in Section 8.1(a)(v) are satisfied; then in such case, CRH may provide such Person with access to information regarding CRH, subject to the execution of a confidentiality and standstill agreement in the form provided for in Schedule 8.1(a)(v)(D) of the CRH Disclosure Letter.

(f)

CRH agrees that it will not accept, approve or enter into any agreement (a “Proposed Agreement”), other than a confidentiality agreement as contemplated by Section 8.1(e), with any Person providing for or to facilitate any Acquisition Proposal unless:

(i)

the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction;

(ii)	such Acquisition Proposal did not result from a breach by CRH of its obligations under this 8.1;

(iii)	the CRH Board acting in good faith after consultation with its outside legal advisors, determines that the Acquisition Proposal constitutes a Superior Proposal;

(iv)	the CRH Meeting has not occurred;

(v)	CRH has complied with Sections 8.1(a) through 8.1(e) inclusive;

(vi)

CRH has provided the Purchaser with a notice in writing that there is a Superior Proposal together with the terms of such Superior Proposal, including the financial terms of such Superior Proposal (which shall include if applicable, the value ascribed to any non-cash consideration offered under such Superior Proposal) and a copy of any Proposed Agreement relating to such Superior Proposal, such documents to be so provided to the Purchaser not less than six Business Days prior to the latest of the proposed acceptance, approval, recommendation or execution of the Proposed Agreement by the CRH Board;

(vii)

six Business Days (a “Matching Period”) shall have elapsed from the date the Purchaser received the notice and documentation referred to in Section 8.1(f)(vi) from CRH and, if the Purchaser has proposed to amend the terms of the Arrangement in accordance with Section 8.1(g), the CRH Board shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of the Arrangement by the Purchaser;

(viii)	CRH concurrently terminates this Agreement pursuant to Section 9.2(a)(iv)(B); and

(ix)	CRH has previously, or concurrently will have, paid to the Purchaser the CRH Termination Fee;

and CRH further agrees that it will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser the CRH Board Recommendation, nor accept, approve or recommend any Acquisition Proposal unless the requirements of this Section 8.1(f)(i) through 8.1(f)(ix) have been satisfied.

(g)

CRH acknowledges and agrees that, during the six Business Day periods referred to in Sections 8.1(f)(vi) and 8.1(f)(vii) or such longer period as CRH may agree for such purpose, the Purchaser shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the Arrangement and CRH shall reasonably co-operate with the Purchaser with respect thereto, including negotiating in good faith with the Purchaser to enable the Purchaser to make such adjustments to the terms and conditions of this Agreement and the Arrangement as the Purchaser deems appropriate and as would enable the Purchaser to proceed with the Arrangement and any related transactions on such adjusted terms. The CRH Board will review any proposal by the Purchaser to amend the terms of the Arrangement in order to determine, in good faith in the exercise of its fiduciary duties, whether the Purchaser’s proposal to amend the Arrangement would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Arrangement. If the CRH Board determines that such Acquisition Proposal would cease to be a Superior Proposal, CRH shall promptly so advise the Purchaser and CRH and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(h)

The CRH Board shall promptly reaffirm its recommendation of the Arrangement by press release after: (x) the determination by the CRH Board that any publicly announced Acquisition Proposal is not a Superior Proposal; or (y) the determination by the CRH Board that a proposed amendment to the terms of the Arrangement would result in the Acquisition Proposal which has been publicly announced not being a Superior Proposal, and the Purchaser has so amended the terms of the Arrangement. CRH shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall consider in good faith all reasonable amendments to such press release as requested by the Purchaser and its counsel.

(i)

Nothing in this Agreement shall prevent the CRH Board from responding, through a directors’ circular or otherwise as required by applicable Securities Laws, to an Acquisition Proposal that it determines is not a Superior Proposal, or from making a CRH Change in Recommendation as a result of the Purchaser having suffered a Material Adverse Effect. For greater certainty, issuance of any “stop, look and listen” communication by or on behalf of CRH pursuant to Rule 14d-9(f) under the Exchange Act shall not be considered a CRH Change in Recommendation, or any other notice to any Person, and shall not require compliance with the procedures set forth in Section 2.3 or Article 8 hereof. Further, nothing in this Agreement shall prevent the CRH Board from taking any action, including making a CRH Change in Recommendation, or from making any disclosure to any CRH Securityholder if the CRH Board, acting in good faith and upon the advice of its legal advisors, shall have first determined that the failure to take such action or make such disclosure would be inconsistent with the exercise of its fiduciary duties or such disclosure is otherwise required under applicable Law, provided the CRH Board shall not be permitted to make a CRH Change in Recommendation in response to an Acquisition Proposal other than as permitted by Section 8.1.

(j)	CRH acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 8.1.

(k)

If CRH provides the Purchaser with the notice of an Acquisition Proposal contemplated in this Section 8.1 on a date that is less than six Business Days prior to the CRH Meeting, CRH may adjourn the CRH Meeting as provided in Section 2.3(i).

8.2	Access to Information; Confidentiality

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, CRH shall, and shall cause its representatives to afford to the Purchaser and to representatives of the Purchaser such access as the Purchaser may reasonably require at all reasonable times (so long as such access does not unreasonably interfere with the operations of CRH and its Subsidiaries), including for the purpose of facilitating integration business planning, to its officers, employees, agents, properties, books, records and contracts, and shall furnish the Purchaser with all data and information as the Purchaser may reasonably request. Information furnished pursuant to this Section 8.2 shall be subject to the terms and conditions of the Confidentiality Agreement. Notwithstanding the foregoing, Purchaser shall not have access to any books, records and other information the disclosure of which (A) would, in CRH’s good faith opinion, result in the loss of attorney-client privilege with respect to such books, records and other information; or (B) would violate (x) Law or (y) any obligation of CRH, that is in existence as of the date hereof or comes into existence after the date hereof in the ordinary course of business, to a third party with respect to confidentiality, if CRH shall have used commercially reasonable efforts to obtain the consent of such third party to such disclosure.

8.3	Notices of Certain Events

(a)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

(i)

cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect as of the Effective Time (provided that this clause (i) shall not apply in the case of any event or state of facts resulting from the actions or omissions of a Party which are required under this Agreement); or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder prior to the Effective Time,

provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving that notice.

(b)

No Party may elect not to complete the transactions contemplated hereby pursuant to the conditions set forth herein or any termination right arising therefrom under Section 9.2(a)(iii)(B) or Section 9.2(a)(iv)(A) and no Fee is payable as a result of such termination pursuant to Section 9.3 unless, prior to the Effective Date, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Arrangement Agreement until the earlier of the Outside Date and the expiration of a period of ten (10) Business Days from delivery of such notice to the breaching Party.

8.4	Insurance and Indemnification

(a)

Prior to the completion of the Arrangement, CRH shall purchase director and officer liability “run-off” insurance for the benefit of the former directors and officers of CRH for a period of not less than six years following the completion of the Arrangement no less favourable than the current CRH policy and the Purchaser agrees to maintain such policy in full force and effect and not to take any action to diminish the scope and extent of such insurance coverage for and throughout such period; provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to or after the Effective Time and provided further that the cost of such policies shall not exceed 300% of CRH’s current annual aggregate premium for policies currently maintained by CRH. The former officers and directors of CRH shall be indemnified by the Purchaser and CRH in accordance with the terms of the articles of incorporation of CRH as currently constituted, in addition to the terms of any indemnity agreements entered into between CRH and such officers and directors, the terms of which agreements shall be binding upon the Purchaser.

(b)

The provisions of this Section 8.4 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, CRH hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 8.4 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

8.5	Section 16 Matters

Prior to the Effective Time, CRH shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of CRH Shares (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Arrangement by each director or officer of CRH who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CRH immediately prior to the Effective Time.

8.6	Stock Exchange Delisting: Deregistration

To the extent requested by the Purchaser, prior to the Effective Time, CRH shall cooperate with the Purchaser and use its reasonable commercial efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the TSX or the NYSE American, as applicable, to enable the delisting by CRH of the CRH Shares from the TSX and the NYSE American and the deregistration of the CRH Shares under the Exchange Act and CRH’s ceasing to be a reporting issuer in Canada as promptly as practicable after the Effective Time.

8.7	Reasonable Commercial Efforts

(a)

Subject to the terms and conditions of this Agreement, each party will use its reasonable commercial efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including preparing and filing as promptly as practicable all documentation to effect all necessary or appropriate filings, Consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, or cause to be made:

(i)	within 10 Business Days of the date hereof, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby;

(ii)	as soon as practicable after the date hereof, all other filings and authorizations required under applicable Law in connection with the transactions contemplated hereby.

(b)

Each party agrees to supply, as promptly as reasonably practicable, and subject to appropriate confidentiality measures, any information and documentary material that may be reasonably required by the other party in order to make the filings required by this Section 8.7, and such additional information and documentary material that may be requested by a Governmental Authority under applicable Law in connection with the transactions contemplated hereby and use its reasonable commercial efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 8.7 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations or approvals, as applicable, as required under applicable Law as soon as reasonably practicable.

(c)

For greater certainty, in furtherance of and without limiting any of the Purchaser’s obligations under this Section 8.7, the Purchaser shall use its reasonable commercial efforts to avoid the entry of or have lifted, vacated, reversed or terminated any impediment to closing of the Arrangement so as to enable the parties to consummate the transactions contemplated herein prior to the Outside Date, including by proposing, negotiating, agreeing to or effecting, by undertakings, commitments, consent agreement, hold separate agreement or otherwise, (i) the sale, divestiture, licensing or disposition of all or any part of the businesses, equity or assets (whether tangible or intangible) of Purchaser and its respective Affiliates and Subsidiaries or, after the consummation of the transactions contemplated herein, CRH and its Subsidiaries, (ii) the termination or assignment of any existing relationships, contractual rights, licenses, or obligations, or the entry into or amendment of any arrangements, (iii) the taking of any action that, after consummation of the transactions contemplated herein, would limit the freedom of action of, or impose any other requirement on, Purchaser with respect to the operation of one or more of the businesses, or the assets, of CRH and its Subsidiaries and Purchaser and its Subsidiaries or (v) any other remedial action whatsoever that may be necessary in order to obtain any Regulatory Approval which is or may become required to be obtained by Purchaser, CRH or their respective Subsidiaries to consummate the transactions contemplated herein prior to the Outside Date (any of the foregoing, a “Remedial Action”); provided, however, that the Purchaser and its Affiliates shall not be required, in order to obtain any Regulatory Approval or in connection with any other matters referred to in this Section 8.7, propose, negotiate, agree to or effect any Remedial Action if such Remedial Action, individually or in the aggregate, would reasonably be expected to materially impair the benefits being realized by Purchaser and its Affiliates from the transactions contemplated herein.

(d)

Each of the Purchaser, on the one hand, and CRH, on the other hand, shall, in connection with the efforts referenced in Section 8.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated hereby, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit, subject to appropriate confidentiality measure, the other party to review any filing, submission, communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Authority and to the extent permitted by such Governmental Authority, give the other party the opportunity to attend and participate in such meetings and conferences.

(e)

Notwithstanding anything to the contrary in this Agreement, in no event (i) will CRH or any Subsidiary of CRH subject itself or any other Person to any regulatory requirement without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), or (ii) will the Purchaser, CRH or any of their respective Subsidiaries be obligated to subject itself to any regulatory requirement unless such regulatory requirement is conditioned upon, and only effective as of, the closing of the Arrangement.

(f)

The Purchaser agrees that, from the date hereof to the Effective Time it shall not take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Purchaser to consummate the transactions contemplated by this Agreement (provided that the foregoing shall not require the Purchaser to waive any condition to its obligations hereunder), or require the Purchaser to waive, or prohibit the Purchaser from exercising, any of its rights granted hereunder.

ARTICLE 9

TERM, TERMINATION, AMENDMENT AND WAIVER

9.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

9.2	Termination

(a)

This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Arrangement Resolution by the CRH Securityholders and/or by the Court, as applicable):

(i)	by mutual written agreement of CRH and the Purchaser;

(ii)	by either CRH or the Purchaser, if:

(A)

the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date;

(B)

after the date hereof, there shall be enacted or made applicable any Law or Order that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins CRH or the Purchaser from consummating the Arrangement and such applicable Law or Order shall have become final, binding and non-appealable, provided that a Party may not terminate this Arrangement pursuant to this Section 9.2(a)(ii)(B) if the enactment, making, enforcement or amendment of such Law or Order has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Arrangement pursuant to this Section 9.2(a)(ii)(B) has used its commercially reasonable efforts to, as applicable, prevent, appeal or overturn such Law or Order, or otherwise have it lifted or rendered non-applicable in respect of this Arrangement; or

(C)	CRH Shareholder Approval or the CRH Securityholder Approval shall not have been obtained at the CRH Meeting in accordance with the Interim Order;

(iii)	by the Purchaser, if:

(A)

prior to the Effective Time: (1) except as permitted by Section 8.1(a)(iv), the CRH Board fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to the Purchaser or fails to publicly reaffirm the CRH Board Recommendation within five (5) Business Days (and in any case prior to the CRH Meeting) after having been requested in writing by the Purchaser to do so, in a manner adverse to the Purchaser (a “CRH Change in Recommendation”) unless the Purchaser shall have made a misrepresentation at the date hereof or breached a covenant, in each case under this Agreement in such a manner that CRH would be entitled to terminate this Agreement in accordance with Section 9.2(a)(iv)(A); (2) the CRH Board or a committee thereof shall have approved or recommended any Acquisition Proposal; or (3) CRH shall have breached Section 8.1;

(B)

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of CRH set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.1, 7.2(a) or 7.2(b) not to be satisfied and such conditions are incapable of being satisfied within the period set forth in Section 8.3(b) and provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Section 7.2(a) or Section 7.2(b) not to be satisfied; or

(C)

the Purchaser has been notified in writing by CRH of a Proposed Agreement in accordance with Section 8.1(f), and either: (i) the Purchaser does not deliver an amended Arrangement proposal within six Business Days of delivery of the Proposed Agreement to the Purchaser; or (ii) the Purchaser delivers an amended Arrangement proposal pursuant to Section 8.1(g) but the CRH Board determines, in accordance with Section 8.1(f), that the Acquisition Proposal provided in the Proposed Agreement continues to be a Superior Proposal in comparison to the amended Arrangement terms offered by the Purchaser;

(iv)	by CRH, if

(A)

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.1, 7.3(a) or 7.3(b) not to be satisfied and such conditions are incapable of being satisfied within the period set forth in Section 8.3(b) and provided that CRH is not then in breach of this Agreement so as to cause any condition in Section 7.3(a) or Section 7.3(b) not to be satisfied; or

(B)

prior to the approval of the Arrangement Resolution, the CRH Board authorizes CRH to enter into a binding written agreement with respect to a Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 8.1(e)), subject to compliance with Section 8.1 in all respects and provided that no termination under this Section 9.2(a)(iv)(B) shall be effective unless and until CRH shall have paid to the Purchaser the CRH Termination Fee required to be paid pursuant to Section 9.3.

(b)

The Party desiring to terminate this Agreement pursuant to this Section 9.2 (other than pursuant to Section 9.2(a)(i)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)

If this Agreement is terminated pursuant to this Section 9.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that the provisions of this Section 9.2(c) and Sections 9.3, 10.1, 10.3, 10.4, 10.6 and 10.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement (in accordance with the terms thereof) shall survive any termination hereof.

9.3	Termination Fees

(a)

Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses.

(b)	For the purposes of this Agreement:

(i)	“Fee” means a (A) the Purchaser Termination Fee or (B) the CRH Termination Fee;

(ii)	“Purchaser Termination Fee” means $10,000,000; and

(iii)	“CRH Termination Fee” means $10,000,000.

(c)	For the purposes of this Agreement, “CRH Termination Fee Event” means the termination of this Agreement:

(i)	by the Purchaser pursuant to Section 9.2(a)(iii)(A) (provided that there is a material breach of Section 8.1) or Section 9.2(a)(iii)(C), in either such case prior to the CRH Meeting;

(ii)	by CRH pursuant to Section 9.2(a)(iv)(B); or

(iii)	by either Party pursuant to Section 9.2(a)(ii)(C), but only if, in such termination event, (x) prior to such termination, a bona fide Acquisition Proposal for CRH shall have been publicly announced by any Person other than the Purchaser and (y) within twelve months following the date of such termination, CRH or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal).

(d)	If a CRH Termination Fee Event occurs CRH shall pay the CRH Termination Fee to the Purchaser by wire transfer of immediately available funds, as follows:

(i)

if the CRH Termination Fee is payable pursuant to Section 9.3(c)(iii), the CRH Termination Fee shall be payable concurrently upon the earlier of the entering into of the applicable agreement referred to therein or upon the consummation of the Acquisition Proposal referred to therein;

(ii)	if the CRH Termination Fee is payable pursuant to Section 9.3(c)(i), the CRH Termination Fee shall be payable within two (2) Business Days following such termination; or

(iii)	if the CRH Termination Fee is payable pursuant to Section 9.3(c)(ii), the CRH Termination Fee shall be payable prior to or simultaneously with such termination.

(e)	For the purposes of this Agreement, “Purchaser Termination Fee Event” means the termination of this Agreement by CRH pursuant to Section 9.2(a)(iv)(A).

(f)

If a Purchaser Termination Fee Event occurs, the Purchaser shall pay the Purchaser Termination Fee by wire transfer of immediately available funds within two (2) Business Days following such termination.

(g)

Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party acknowledges that: (i) without limiting the right of a party to seek a remedy pursuant to section 10.4 as an alternative to terminating this Agreement as contemplated in this Section 9.3; and (ii) in the event a Party terminates this Agreement as contemplated in this Section 9.3, all of the payment amounts set out in this Section 9.3 are payments of liquidated damages which are a genuine pre-estimate of the damages which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of CRH and the Purchaser irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that, upon any termination of this Agreement under circumstances where CRH or the Purchaser is entitled to a Fee and such Fee is paid in full, CRH or the Purchaser, as the case may be, shall be precluded from any other remedy against the other Party at Law or in equity or otherwise (including, without limitation, an Order for specific performance), and shall not seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby, provided, however that payment by a Party of a Fee shall not be in lieu of any damages or any other payment or remedy available in the event of any fraud or willful or intentional breach by such Party of any of its obligations under this Agreement.

9.4	Amendment

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the CRH Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the CRH Securityholders, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

9.5	Waiver

Any Party may (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 10

GENERAL PROVISIONS

10.1	Privacy

Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information. The Purchaser shall not disclose Personal Information to any Person other than to its advisors who are evaluating and advising on the transactions contemplated by this Agreement. If the Purchaser completes the transactions contemplated by this Agreement, the Purchaser shall not, following the Effective Date, without the consent of the individuals to whom such Personal Information relates or as permitted or required by applicable Privacy Law, use or disclose Personal Information:

(a)	for purposes other than those for which such Personal Information was collected by CRH prior to the Effective Date; and

(b)	which does not relate directly to the carrying on of the business of CRH or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

Each Party shall protect and safeguard the Personal Information against unauthorized collection, use or disclosure. Each Party shall cause its advisors to observe the terms of this Section 10.1 and to protect and safeguard Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Party all Personal Information regarding such first Party in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with each Party’s usual backup procedures.

10.2	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses

(or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to the Purchaser or the Parent:

c/o WELL Health Technologies Corp.

200-322 Water Street

Vancouver, British Columbia V6B 1B6

Attention:          Hamed Shahbazi and Atoussa Mahmoudpour

Email:                hamed.shahbazi@well.company;

atoussa.mahmoudpour@well.company

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000, 79 Wellington Street West

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:           Cheryl Reicin and Janan Paskaran

Email:                 creicin@torys.com; jpaskaran@torys.com

(b)	if to CRH:

CRH Medical Corporation

Suite 578–999 Canada Place

World Trade Center

Vancouver, BC

V6C 3E1

Attention:              Tushar Ramani

Email:                     tramani@crhmedcorp.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street

P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver, BC V7X 1L3

Attention:            Andrew J. McLeod

Facsimile:            (604) 631-3309

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave., N.W.

Washington, D.C. 20005

Attention:            Richard Oliver

Facsimile:            (202) 371-7248

10.3	Governing Law; Waiver of Jury Trial

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.4	Injunctive Relief

Subject to Section 9.3, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, which shall include the right of CRH to cause the WELL Parties, jointly and severally, to fully-enforce the terms of the Financing Agreements, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Subject to Section 9.3, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties hereto acknowledge and agree that CRH shall be entitled to specific performance to cause a WELL Party to enforce the terms of the Financing Agreements, including by requiring a WELL Party to file, initiate and litigate, as applicable, one or more actions, suits or proceedings against the Financing Sources thereunder in order to fully enforce such Financing Sources’ obligations, and the rights of any WELL Party, thereunder.

10.5	Time of Essence

Time shall be of the essence in this Agreement.

10.6	Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto and the CRH Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement and any of the rights, interests or obligations hereunder and thereunder may not be assigned by either of the Parties without the prior written consent of the other Party.

10.7	No Liability

No director or officer of the Purchaser shall have any personal liability whatsoever to CRH under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchaser. No director or officer of CRH shall have any personal liability whatsoever to the Purchaser under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of CRH.

10.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.9	Counterparts, Execution

This Agreement may be executed in more than one counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Purchaser and CRH have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WELL HEALTH TECHNOLOGIES CORP.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

WELL HEALTH ACQUISITION CORP.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

1286392 B.C. LTD.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

CRH MEDICAL CORPORATION

By:	/s/ Todd Patrick
Name: Todd Patrick
Title: Director

[Signature Page – Arrangement Agreement]

AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of March 18, 2021

AMONG:

WELL HEALTH TECHNOLOGIES CORP., a corporation existing under the Laws of the Province of British Columbia (the “Parent”)

- and -

WELL HEALTH ACQUISITION CORP., a corporation existing under the Laws of the Province of British Columbia (the “Purchaser”)

- and -

1286392 B.C. LTD., a corporation existing under the under the Laws of the Province of British Columbia (“Finco”)

- and -

CRH MEDICAL CORPORATION, a corporation existing under the Laws of the Province of British Columbia (“CRH,” and together with the Purchaser, Finco and the Parent, the “Parties” and each a “Party”)

WHEREAS the Parties entered into an arrangement agreement dated February 6, 2021 (the “Arrangement Agreement”);

AND WHEREAS pursuant to Section 9.4 of the Arrangement Agreement and Section 6.1 of the Plan of Arrangement attached as Schedule “A” thereto, the Parties wish to amend the Arrangement Agreement by entering into this Amending Agreement;

AND WHEREAS capitalized terms used but not defined herein have the meanings given to them in the Arrangement Agreement; and

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the Parties, the Parties covenant and agree as follows:

1.	Governing Law

This Amending Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein.

2.	Amendment

The Arrangement Agreement is hereby amended as follows:

I.	By deleting Section 2.2(c) in its entirety and replacing it with the following:

(c)	that the requisite approval for the Arrangement Resolution shall be:

(i)	66 2/3% of the votes cast on the Arrangement Resolution by the CRH Shareholders present in person or by proxy at the CRH Meeting (“CRH Shareholder Approval”);

(ii)

66 2/3% of the votes cast on the Arrangement Resolution by all of the CRH Shareholders, CRH Optionholders and CRH RSU Holders present in person or by proxy at the CRH Meeting voting as a single class (such that any CRH Shareholder, CRH Optionholder and CRH RSU Holder is entitled to one vote for each CRH Share, CRH Option and CRH RSU held) (the “CRH Securityholder Approval”); and

(iii)

a simple majority of the votes cast on the Arrangement Resolution by the CRH Shareholders present in person or by proxy at the CRH Meeting after excluding the votes of those Persons whose votes are required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

II.	By renumbering Section 9.5 as Section 9.6 and adding the following as the new Section 9.5:

9.5 Further	Amendment

In addition, and without limiting the generality of the foregoing Section 9.4, CRH and the WELL Parties agree that the Parent may designate an alternative entity to be the acquiror of CRH, provided such entity is a wholly-owned subsidiary of the Parent (directly or indirectly) and that (a) the substitution of such alternate party does not, in the opinion of CRH acting reasonably, result in adverse consequences to CRH or any CRH Securityholder; and (b) such alternate party is legally formed and CRH is notified of the Parent’s intentions prior to the CRH Meeting.

The Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement is hereby amended to reflect the amendments set out in the marked version attached as Exhibit “A” attached hereto.

3.	Further Assurances

The Parties hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be necessary and advisable to give effect to the foregoing.

4.	Acknowledgement

The Parties acknowledge that except as otherwise expressly indicated herein, the Arrangement Agreement shall continue unamended and without novation and remain in full force and effect and, except as amended and supplemented by this Amending Agreement.

5.	Enurement

This Amending Agreement shall enure to the benefit of and shall be binding upon the Parties and their respective successors and permitted assigns in accordance with the Arrangement Agreement.

6.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amending Agreement by facsimile transmission or by sending a scanned copy by electronic mail shall be as effective as delivery of a manually executed counterpart of this Amending Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have executed this Amending Agreement as of the date and year first above written.

WELL HEALTH TECHNOLOGIES CORP.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

WELL HEALTH ACQUISITION CORP.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

1286392 B.C. LTD.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

CRH MEDICAL CORPORATION

By:	/s/ Todd Patrick
Name: Todd Patrick
Title: Director

Signature Page to Amending Agreement

EXHIBIT A

SCHEDULE A

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“2014 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 19, 2014;

“2017 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 8, 2017, as amended with amendments approved by CRH Shareholders on June 11, 2020;

“Amalco” means the entity formed on the amalgamation of Finco and Purchaser pursuant to Section 3.1(b) hereto;

“Amalco Shares” means the common shares in the capital of Amalco;

“Arrangement” means the arrangement of CRH under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.4 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated as of February 6, 2021 between the Purchaser and CRH, as amended, amended and restated or supplemented prior to the Effective Date;

“Arrangement Resolution” means the special resolution of the CRH Securityholders approving the Plan of Arrangement which is to be considered at the CRH Meeting;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means any day, other than a Saturday, a Sunday, a statutory or civic holiday in Vancouver, British Columbia, or a federal holiday in the United States on which banks are required or authorized to close;

“Contractor” means any consultant, dependent contractor, independent contractor or other service provider providing services to CRH or any of its Subsidiaries and who is not an Employee;

“Court” means the Supreme Court of British Columbia;

“CRH” means CRH Medical Corporation, a corporation existing under the BCBCA;

“CRH Meeting” means the special meeting of CRH Securityholders, including any adjournment or postponement thereof permitted pursuant to the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“CRH Option Plan” means the amended stock option plan of CRH, originally approved by CRH Shareholders on June 8, 2009;

“CRH Optionholder” means a holder of CRH Options;

“CRH Options” means the Vested CRH Options and Unvested CRH Options;

“CRH RSU Holder” means a holder of CRH RSUs;

“CRH RSUs” means the outstanding share units granted under the CRH RSU Plans;

“CRH RSU Plans” means the 2017 CRH RSU Plan and the 2014 CRH RSU Plan;

“CRH Securityholders” means the holders of one or more CRH Shares, CRH Options or CRH RSUs;

“CRH Shareholders” means the holders of CRH Shares;

“CRH Shares” means the common shares in the capital of CRH, as constituted from time to time;

“Depositary” means Computershare Trust Company of Canada;

“Dissent Rights” shall have the meaning ascribed thereto in Section 4.1(a);

“Dissenting Shareholder” means a registered holder of CRH Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their CRH Shares;

“Dissenting Shares” means CRH Shares held by a Dissenting Shareholder who has demanded and perfected Dissent Rights in respect of the CRH Shares in accordance with the Interim Order and who, as of the Effective Time has not effectively withdrawn or lost such Dissent Rights;

“Effective Date” means the date that CRH and the Purchaser agree in writing to be the date upon which the Arrangement becomes effective;

“Effective Time” means with respect to: (i) the step described in Section 3.1(a), the time that the Subscription Receipts are converted into the Finco Shares pursuant to the Finco Subscription Receipt Agreement, (ii) with respect to the step described in Section 3.1(b), the time that the amalgamation application in respect of the step described in Section 3.1(b) is filed with the Registrar, and (iii) with respect to all other circumstances, the time on the Effective Date as CRH and the Purchaser agree to in writing;

“Employee” means an individual who is employed by CRH as of the Effective Date whether on a full-time or part-time basis;

“Exchange Ratio” means 0.652;

“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, after a hearing considering, amongst other things, the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both CRH and the Purchaser, each acting reasonably);

“Final Proscription Date” shall have the meaning ascribed thereto in Section 5.4;

“Finco” means 1286392 B.C. Ltd., a corporation existing under the BCBCA;

“Finco Shares” means the common shares of Finco, as constituted from time to time;

“Finco Subscription Agreements” means the subscription agreements of Finco for the purchase of the Subscription Receipts by certain arm’s length third party investors;

“Finco Subscription Receipt Agreement” means the subscription receipt agreement dated ● between Finco and the Subscription Receipt Agent providing for the terms and conditions of the Subscription Receipts;

“Former CRH Optionholders” means, at and following the Effective Time, the registered holders of CRH Options immediately prior to the Effective Time;

“Former CRH RSU Holders” means, at and following the Effective Time, the registered holders of CRH RSUs immediately prior to the Effective Time;

“Former CRH Shareholders” means, at and following the Effective Time, the registered holders of CRH Shares immediately prior to the Effective Time;

“Interim Order” means the interim order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the CRH Meeting as provided for in this Agreement, as the same may be amended by the Court with the consent of both CRH and the Purchaser, each acting reasonably;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees, directives, policies, ordinances, codes, executive orders or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Authority or self-regulatory authority (including the TSX and the NYSE American) and expressly includes all Health Care Laws and FDA Laws, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal to be forwarded by CRH to Former CRH Shareholders together with the CRH Circular or such other equivalent form of letter of transmittal acceptable to the Purchaser acting reasonably;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Option Consideration” means, in respect of each Vested CRH Option, a cash amount equal to the amount, if any, by which (i) the Share Consideration exceeds (ii) the exercise price payable under such Vested CRH Option by the holder thereof to acquire the CRH Share underlying such Vested CRH Option;

“Parent” means WELL Health Technologies Corp., a corporation existing under the BCBCA;

“Parent Shares” means the common shares of the Parent, as constituted from time to time;

“Parent LTIP” means the omnibus equity plan of the Parent approved by shareholders of the parent on September 30, 2020;

“Parties” means CRH and the Purchaser, and “Party” means either of them;

“Payout RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that will not be employed immediately after the Effective Time and the CRH RSUs issued pursuant to the 2014 CRH RSU Plan;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

“Purchaser” means WELL Health Acquisition Corp., a corporation existing under the BCBCA;

“Purchaser Shares” means the common shares of the Purchaser, as constituted from time to time;

“Registrar” means the Registrar of Companies appointed pursuant to Section 400 of the BCBCA;

“Replacement Options” means the options to purchase Parent Shares to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Unvested CRH Options at the Effective Time pursuant to Section 3.1(~~c~~d) hereto;

“Replacement Option In-The Money Amount” in respect of a Replacement Option means the amount, if any, by which the total fair market value (determined immediately after the Effective Time) of the Parent Shares that a holder is entitled to acquire on exercise of the Replacement Option at and from the Effective Time exceeds the amount payable to acquire such shares;

“Replacement RSUs” means the restricted stock units to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Rollover RSUs at the Effective Time pursuant to Section 3.1(~~d~~e) hereto;

“Rollover RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that remains employed immediately after the Effective Time;

“RSU Consideration” means, in respect of each CRH RSU, US$4.00 in cash per CRH RSU;

“Share Consideration” means the consideration to be received by the CRH Shareholders pursuant to this Plan of Arrangement as consideration for each CRH Share, consisting of US$4.00 in cash per CRH Share;

“Subscription Receipt Agent” means Computershare Trust Company of Canada;

“Subscription Receipts” means the subscription receipts of Finco that have been issued pursuant to the Finco Subscription Receipt Agreement;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Unvested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have not vested on or prior to the Effective Date;

“Unvested CRH Option In-The Money Amount” in respect of a CRH Option means the amount, if any, by which the total fair market value (determined immediately before the Effective Time) of the CRH Shares that a holder is entitled to acquire on exercise of the Unvested CRH Option, if vested, immediately before the Effective Time exceeds the amount payable to acquire such shares; and

“Vested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have vested on or prior to the Effective Date.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3	Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful currency of Canada.

1.7	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Vancouver, British Columbia unless otherwise stipulated herein.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect

At the Effective Time, this Plan of Arrangement will become effective and shall be binding on: (i) CRH; (ii) the Purchaser; (iii) Finco; (iv) the Parent; (v) all registered and beneficial holders of CRH Shares (including Dissenting Shareholders); (iv) all holders of CRH Options and CRH RSUs; (v) all holders of Subscription Receipts; (vi) all registered and beneficial holders of Finco Shares; (vii) the registrar and transfer agent of CRH; (viii) the Depositary; (ix) the Subscription Receipt Agent; and (x) all other Persons at and after the Effective Time without any further act or formality required on the part of any Person.

ARTICLE 3

ARRANGEMENT

3.1	Arrangement

At the Effective Time, except as otherwise noted herein, the following shall occur and shall be deemed to occur sequentially, in the following order:

(a)	With respect to the Subscription Receipts:

(i)

each Subscription Receipt will, without payment of any additional consideration and without further action on the part of the holder thereof, be deemed to be converted into one Finco Share in accordance with the Finco Subscription Receipt Agreement;

(ii)

the holder of a Subscription Receipt will cease to be the holder thereof or to have any rights as a holder in respect of such Subscription Receipt or under the Finco Subscription Receipt Agreement in accordance with the Finco Subscription Agreement.

(b)	Finco and the Purchaser shall be amalgamated and continued as one corporation under the BCBCA in accordance with the following:

(i)	Effect of Amalgamation. Finco and the Purchaser shall amalgamate and continue as one corporation, in accordance with the following:

(A)	the property of each amalgamating corporation shall continue to be the property of Amalco;

(B)	Amalco shall continue to be liable for the obligations of each amalgamating corporation;

(C)	any existing cause of action, claim or liability to prosecution of an amalgamating corporation shall be unaffected;

(D)	any civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against Amalco; and

(E)	a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against Amalco; and

(F)	the Notice of Articles and Articles of the Purchaser shall be deemed to be the Notice of Articles and Articles of Amalco.

(ii)

Inconsistency with Laws. To the extent any of the provision of this Plan of Arrangement is deemed to be inconsistent with applicable Laws, this Plan of Arrangement shall be automatically adjusted to remove such inconsistency;

(iii)	Exchange and Cancellation of Shares. On the amalgamation:

(A)

each Finco Share (other than Finco Shares held by the Parent) will be exchanged, without any act or formality on the part of the holder thereof, into one Parent Share, and the name of each such holder will be removed from the register of holders of Finco Shares and added to the register of holders of Parent Shares;

(B)	each Finco Share held by the Parent will be cancelled without any payment of capital in respect thereof; and

(C)

each Purchaser Share will be exchanged, without any act or formality on the part of the holder thereof, into one (1) fully paid and non-assessable Amalco Share, and the name of each such holder will be removed from the register of holders of Purchaser Shares and added to the register of holders of Amalco Shares.

(c)	With respect to the CRH Shares:

(i)

each CRH Share in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights shall be directly transferred and assigned by such Dissenting Shareholder to Amalco (free and clear of any Liens) in exchange for consideration determined and payable in accordance with Article 4 hereof;

(ii)

each CRH Share (other than any CRH Shares in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights) shall be deemed to be transferred and assigned to Amalco (free and clear of any Liens) in exchange for the Share Consideration, subject to Article 5 hereof; and

(iii)	at the same time as the steps in Section 3.1(c)(i) and Section 3.1(c)(ii), with respect to each CRH Share:

(A)

the registered holder thereof shall cease to be the registered holder of such CRH Share and the name of such registered holder shall be removed from the register of CRH Shareholders as of the Effective Time;

(B)

the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such CRH Share in accordance with Section 3.1(c)(i) or Section 3.1(c)(ii) hereto, as applicable; and

(C)	Amalco will be the holder of all of the outstanding CRH Shares and the register of CRH Shareholders shall be revised accordingly.

(~~c~~d)	With respect to the CRH Options:

(i)

each Vested CRH Option granted and outstanding immediately prior to the Effective Time will be deemed to be fully vested and exercisable, and shall, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the Option Consideration (if any) in respect of such CRH Option, net of any applicable withholding tax;

(ii)

each Unvested CRH Option outstanding immediately prior to the Effective Time shall be ~~exchanged~~ acquired by the Parent in exchange for a Replacement Option to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such Unvested CRH Option immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of an Parent Share on any particular exercise of Replacement Options, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. The exercise price per Parent Share subject to a Replacement Option shall be an amount equal to the quotient of: (A) the exercise price per CRH Share subject to each such Unvested CRH Option immediately before the Effective Time; divided by (B) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Options shall be rounded up to the nearest whole cent. Each such Replacement Option shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such Unvested CRH Option and shall provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement Option equivalent to the accelerated vesting provided for in the CRH Option Plan. Each Unvested CRH Option so assigned shall thereafter be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of an Unvested CRH Option for a Replacement Option. Therefore, in the event that the Replacement Option In-The Money Amount in respect of a Replacement Option exceeds the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the

Replacement Option at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the Replacement Option In-The Money Amount in respect of the Replacement Option does not exceed the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option and the ratio of the amount payable to acquire such shares to the value of such shares to be acquired shall be unchanged;

(iii)

the holder of a CRH Option will cease to be the holder thereof or to have any rights as a holder in respect of such CRH Option or under the CRH Option Plan and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH Option; and

(iv)	the CRH Option Plan will be cancelled.

(~~d~~e)	With respect to the CRH RSUs:~~;~~

(i)

each Payout RSU granted and outstanding immediately prior to the Effective Time will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the RSU Consideration in respect of such CRH RSU, net of any applicable withholding tax;

(ii)

each Rollover RSU outstanding immediately prior to the Effective Time shall be ~~exchanged~~ acquired by the Parent in exchange for a Replacement RSU to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such CRH RSU immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of a Parent Share on any particular settlement of CRH RSUs, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. Each Replacement RSU shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such CRH RSU, except to provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement RSU equivalent to the accelerated vesting provided for in the 2017 CRH RSU Plan and thereupon the CRH RSU so assigned shall be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a CRH RSU issued pursuant to the 2017 CRH RSU Plan for Replacement RSUs. Therefore, in the event that the value of the Replacement RSUs exceeds the CRH RSUs for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the Replacement RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the value of the Replacement RSUs not exceed the value of the CRH RSUs;

(iii)

a CRH RSU Holder will cease to be the holder thereof or to have any rights as a holder in respect of such CRH RSU or under the CRH RSU Plans and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH RSU; and

(iv)	the CRH RSU Plans will be cancelled.

~~(e)~~	~~With respect to the CRH Shares:~~

~~(i)~~

~~each CRH Share in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights shall be directly transferred and assigned by such Dissenting Shareholder to Amalco (free and clear of any Liens) in exchange for consideration determined and payable in accordance with Article 5 hereof;~~

~~(ii)~~

~~each CRH Share (other than any CRH Shares in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights) shall be deemed to be transferred and assigned to Amalco (free and clear of any Liens) in exchange for the Share Consideration, subject to Article 5 hereof; and~~

~~(iii)~~	~~at the same time as the steps in Section 3.1(e)(i) and Section 3.1(e)(ii), with respect to each CRH Share:~~

~~(A)~~

~~the registered holder thereof shall cease to be the registered holder of such CRH Share and the name of such registered holder shall be removed from the register of CRH Shareholders as of the Effective Time;~~

~~(B)~~

~~the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such CRH Share in accordance with Section 3.1(e)(i) or Section 3.1(e)(ii) hereto, as applicable; and~~

~~(C)~~	~~Amalco will be the holder of all of the outstanding CRH Shares and the register of CRH Shareholders shall be revised accordingly.~~

3.2	U.S. Securities Act Exemption

Notwithstanding any provision herein to the contrary, the Parties agree that this Plan of Arrangement will be carried out with the intention that all Replacement Options and Replacement RSUs issued on completion of this Plan of Arrangement will be issued in reliance on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by section 3(a)(10) thereof.

ARTICLE 4

DISSENT RIGHTS

4.1	Rights of Dissent

(a)

Pursuant to the Interim Order, registered CRH Shareholders may exercise rights of dissent (“Dissent Rights”) under Section 238 of the BCBCA and in the manner set forth in sections 237 to 247 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order, with respect to CRH Shares in connection with the Arrangement, provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered CRH Shareholders to the Arrangement and exercise of Dissent Rights must be received by CRH not later than 5:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the CRH Meeting or any date to which the CRH Meeting may be postponed or adjourned and provided further that registered CRH Shareholders who exercise such Dissent Rights and who:

(i)

are ultimately entitled to be paid fair value by ~~CRH~~ Amalco for their CRH Shares, less any applicable withholding tax, the amount to which the dissenting CRH Shareholder is entitled to be paid for their CRH Shares in respect of which Dissent Rights are validly exercised in accordance with Section 245 of the BCBCA and will be deemed to have irrevocably transferred such CRH Shares to Amalco in consideration of such value; and

(ii)

are ultimately not entitled, for any reason, to be paid fair value for their CRH Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of CRH Shares and shall be entitled to receive only the consideration contemplated in Section 3.1 hereof that such holder would have received pursuant to the Arrangement if such CRH Shareholder had not exercised Dissent Rights;

(b)

In no circumstances shall CRH, ~~the Purchaser~~Amalco or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of those CRH Shares in respect of which such rights are sought to be exercised; and

(c)	For greater certainty, in no case shall CRH, ~~the Purchaser~~Amalco or any other Person be required to recognize Dissenting Shareholders as holders of CRH Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the register of CRH Shares as of the Effective Time. For greater certainty, CRH Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Arrangement Resolution shall not be entitled to exercise Dissent Rights; and

(d)

In addition to any other restrictions set forth in the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) CRH Optionholders; (ii) CRH RSU Holders; and (iii) holders of CRH Shares who vote or have instructed a proxyholder to vote such CRH Shares in favour of the Arrangement Resolution.

ARTICLE 5

CERTIFICATES AND PAYMENTS

5.1	Payments of Consideration

(a)

At or before the Effective Time, the Purchaser will deposit or cause to be deposited with the Depositary, in escrow for the benefit of the CRH Shareholders, cash in an aggregate amount equal to the payment obligations contemplated by Section 3.1 (calculated without reference to whether any CRH Shareholders have exercised or may exercise Dissent Rights). The cash so deposited will be held in an interest bearing account and any interest earned on such funds will be for the account of the Purchaser or its successor.

(b)

As soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented outstanding CRH Shares that were transferred under Section 3.1(~~e~~c), together with a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require and such other documents and instruments as would have been required to effect such transfer under the BCBCA, the Securities Transfer Act (British Columbia) and the articles of CRH after giving effect to Section 3.1(~~e~~c) the former holder of such CRH Shares will be entitled to receive the cash payment or payments which such former holder is entitled to receive pursuant to Section 3.1(~~e~~c) less any amounts withheld pursuant to Section 5.3 and any certificate so surrendered will forthwith be cancelled.

(c)

Subject to Section 5.4, until surrendered as contemplated by this Section 5.1, each certificate which immediately prior to the Effective Time represented CRH Shares will be deemed after the Effective Time to represent only the right to receive from the Depositary upon such surrender a cash payment in lieu of such certificate as contemplated in Section 5.1(b) less any amounts withheld pursuant to Section 5.3.

(d)	CRH and the Purchaser will cause the Depositary, as soon as a former holder of CRH Shares becomes entitled to a net cash payment in accordance with Section 5.1(b), to:

(i)	forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address specified in the Letter of Transmittal;

(ii)	if requested by such former holder in the Letter of Transmittal, make available at the offices of the Depositary specified in the Letter of Transmittal for pick-up by such former holder; or

(iii)

if the Letter of Transmittal neither specifies an address as described in Section 5.1(d)(i) nor contains a request as described in Section 5.1(d)(ii), forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address of such former holder as shown on the applicable securities register maintained by or on behalf of CRH immediately prior to the Effective Time;

a cheque representing the net cash payment, if any, payable to such former holder in accordance with the provisions hereof.

(e)

No former holder of CRH Shares shall be entitled to receive any consideration with respect to such CRH Shares other than any cash payment to which such former holder of CRH Shares, as applicable, is entitled to receive pursuant to this Section 5.1 and, for greater certainty, no such former holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(f)

Until such time as a former holder of CRH Shares that were acquired by the Purchaser pursuant to Section 3.1(~~e~~c) complies with the provisions of Section 5.1(b), the cash payment to which such former holder is entitled will, subject to Section 5.2, be paid to and held by the Depositary, to be held in trust for such former holder for delivery to such former holder, without interest, upon deposit with the Depositary of the documentation required pursuant to Section 5.1(b).

5.2	Lost Certificates

If any certificate that, immediately prior to the Effective Time, represented one or more outstanding CRH Shares that were exchanged for the Share Consideration in accordance with Section 3.1 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate the Share Consideration that such holder is entitled to receive in accordance with Section 3.1 hereof. When authorizing such delivery of Share Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Share Consideration is to be delivered shall, as a condition precedent to the delivery of such Share Consideration, give a bond satisfactory to the Purchaser and the Depositary in such amount as the Purchaser and the Depositary may direct, or otherwise indemnify the Purchaser and the Depositary in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made against the Purchaser or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles and notice of articles of the Purchaser.

5.3	Withholding Rights

The Parent, the Purchaser, Amalco, CRH and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends, interest or other amounts payable to any Person such amounts as the Parent, the Purchaser, Amalco, CRH or the Depositary is required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate Governmental Authority.

5.4	Limitation and Proscription

To the extent that a Former CRH Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the “Final Proscription Date”), then the Share Consideration that such Former CRH Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the Share Consideration to which such Former CRH Shareholder was entitled shall be delivered to the Purchaser by the Depositary.

5.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.6	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all CRH Shares, CRH Options, CRH RSUs and Subscription Receipts issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of CRH Shares, CRH Options, CRH RSUs and Subscription Receipts, the Purchaser, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any CRH Shares, CRH Options, CRH RSUs and Subscription Receipts shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

The Purchaser and CRH reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by the Purchaser and CRH; (iii) filed with the Court and, if made following the CRH Meeting, approved by the Court; and (iv) communicated to holders or former holders of CRH Shares and Subscription Receipts if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by CRH at any time prior to the CRH Meeting provided that the Purchaser shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the CRH Meeting (other than as may be required under the Interim Order or as may affect the rights of a holder of Subscription Receipts), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the CRH Meeting shall be effective only if: (i) it is consented to in writing by each of the Purchaser and CRH; (ii) it is filed with the Court and (iii) if required by the Court, it is consented to by CRH Securityholders and/or the holders of Subscription Receipts voting in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by the Purchaser, provided that it concerns a matter that, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Former CRH Shareholder, Former CRH Optionholder, former holder of Subscription Receipts or Former CRH RSU Holder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

ANNEX C

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“2014 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 19, 2014;

“2017 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 8, 2017, as amended with amendments approved by CRH Shareholders on June 11, 2020;

“Amalco” means the entity formed on the amalgamation of Finco and Purchaser pursuant to Section 3.1(b) hereto;

“Amalco Shares” means the common shares in the capital of Amalco;

“Arrangement” means the arrangement of CRH under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.4 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated as of February 6, 2021 between the Purchaser and CRH, as amended, amended and restated or supplemented prior to the Effective Date;

“Arrangement Resolution” means the special resolution of the CRH Securityholders approving the Plan of Arrangement which is to be considered at the CRH Meeting;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means any day, other than a Saturday, a Sunday, a statutory or civic holiday in Vancouver, British Columbia, or a federal holiday in the United States on which banks are required or authorized to close;

“Contractor” means any consultant, dependent contractor, independent contractor or other service provider providing services to CRH or any of its Subsidiaries and who is not an Employee;

“Court” means the Supreme Court of British Columbia;

“CRH” means CRH Medical Corporation, a corporation existing under the BCBCA;

“CRH Meeting” means the special meeting of CRH Securityholders, including any adjournment or postponement thereof permitted pursuant to the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“CRH Option Plan” means the amended stock option plan of CRH, originally approved by CRH Shareholders on June 8, 2009;

“CRH Optionholder” means a holder of CRH Options;

“CRH Options” means the Vested CRH Options and Unvested CRH Options;

“CRH RSU Holder” means a holder of CRH RSUs;

“CRH RSUs” means the outstanding share units granted under the CRH RSU Plans;

“CRH RSU Plans” means the 2017 CRH RSU Plan and the 2014 CRH RSU Plan;

“CRH Securityholders” means the holders of one or more CRH Shares, CRH Options or CRH RSUs;

“CRH Shareholders” means the holders of CRH Shares;

“CRH Shares” means the common shares in the capital of CRH, as constituted from time to time;

“Depositary” means Computershare Trust Company of Canada;

“Dissent Rights” shall have the meaning ascribed thereto in Section 4.1(a);

“Dissenting Shareholder” means a registered holder of CRH Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their CRH Shares;

“Dissenting Shares” means CRH Shares held by a Dissenting Shareholder who has demanded and perfected Dissent Rights in respect of the CRH Shares in accordance with the Interim Order and who, as of the Effective Time has not effectively withdrawn or lost such Dissent Rights;

“Effective Date” means the date that CRH and the Purchaser agree in writing to be the date upon which the Arrangement becomes effective;

“Effective Time” means with respect to: (i) the step described in Section 3.1(a), the time that the Subscription Receipts are converted into the Finco Shares pursuant to the Finco Subscription Receipt Agreement, (ii) with respect to the step described in Section 3.1(b), the time that the amalgamation application in respect of the step described in Section 3.1(b) is filed with the Registrar, and (iii) with respect to all other circumstances, the time on the Effective Date as CRH and the Purchaser agree to in writing;

“Employee” means an individual who is employed by CRH as of the Effective Date whether on a full-time or part-time basis;

“Exchange Ratio” means 0.652;

“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, after a hearing considering, amongst other things, the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both CRH and the Purchaser, each acting reasonably);

“Final Proscription Date” shall have the meaning ascribed thereto in Section 5.4;

“Finco” means 1286392 B.C. Ltd., a corporation existing under the BCBCA;

“Finco Shares” means the common shares of Finco, as constituted from time to time;

“Finco Subscription Agreements” means the subscription agreements of Finco for the purchase of the Subscription Receipts by certain arm’s length third party investors;

“Finco Subscription Receipt Agreement” means the subscription receipt agreement dated ● between Finco and the Subscription Receipt Agent providing for the terms and conditions of the Subscription Receipts;

“Former CRH Optionholders” means, at and following the Effective Time, the registered holders of CRH Options immediately prior to the Effective Time;

“Former CRH RSU Holders” means, at and following the Effective Time, the registered holders of CRH RSUs immediately prior to the Effective Time;

“Former CRH Shareholders” means, at and following the Effective Time, the registered holders of CRH Shares immediately prior to the Effective Time;

“Interim Order” means the interim order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the CRH Meeting as provided for in this Agreement, as the same may be amended by the Court with the consent of both CRH and the Purchaser, each acting reasonably;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees, directives, policies, ordinances, codes, executive orders or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Authority or self-regulatory authority (including the TSX and the NYSE American) and expressly includes all Health Care Laws and FDA Laws, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal to be forwarded by CRH to Former CRH Shareholders together with the CRH Circular or such other equivalent form of letter of transmittal acceptable to the Purchaser acting reasonably;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Option Consideration” means, in respect of each Vested CRH Option, a cash amount equal to the amount, if any, by which (i) the Share Consideration exceeds (ii) the exercise price payable under such Vested CRH Option by the holder thereof to acquire the CRH Share underlying such Vested CRH Option;

“Parent” means WELL Health Technologies Corp., a corporation existing under the BCBCA;

“Parent Shares” means the common shares of the Parent, as constituted from time to time;

“Parent LTIP” means the omnibus equity plan of the Parent approved by shareholders of the parent on September 30, 2020;

“Parties” means CRH and the Purchaser, and “Party” means either of them;

“Payout RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that will not be employed immediately after the Effective Time and the CRH RSUs issued pursuant to the 2014 CRH RSU Plan;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

“Purchaser” means WELL Health Acquisition Corp., a corporation existing under the BCBCA;

“Purchaser Shares” means the common shares of the Purchaser, as constituted from time to time;

“Registrar” means the Registrar of Companies appointed pursuant to Section 400 of the BCBCA;

“Replacement Options” means the options to purchase Parent Shares to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Unvested CRH Options at the Effective Time pursuant to Section 3.1(d) hereto;

“Replacement Option In-The Money Amount” in respect of a Replacement Option means the amount, if any, by which the total fair market value (determined immediately after the Effective Time) of the Parent

Shares that a holder is entitled to acquire on exercise of the Replacement Option at and from the Effective Time exceeds the amount payable to acquire such shares;

“Replacement RSUs” means the restricted stock units to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Rollover RSUs at the Effective Time pursuant to Section 3.1(e) hereto;

“Rollover RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that remains employed immediately after the Effective Time;

“RSU Consideration” means, in respect of each CRH RSU, US$4.00 in cash per CRH RSU;

“Share Consideration” means the consideration to be received by the CRH Shareholders pursuant to this Plan of Arrangement as consideration for each CRH Share, consisting of US$4.00 in cash per CRH Share;

“Subscription Receipt Agent” means Computershare Trust Company of Canada;

“Subscription Receipts” means the subscription receipts of Finco that have been issued pursuant to the Finco Subscription Receipt Agreement;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Unvested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have not vested on or prior to the Effective Date;

“Unvested CRH Option In-The Money Amount” in respect of a CRH Option means the amount, if any, by which the total fair market value (determined immediately before the Effective Time) of the CRH Shares that a holder is entitled to acquire on exercise of the Unvested CRH Option, if vested, immediately before the Effective Time exceeds the amount payable to acquire such shares; and

“Vested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have vested on or prior to the Effective Date.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3	Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful currency of Canada.

1.7	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Vancouver, British Columbia unless otherwise stipulated herein.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect

At the Effective Time, this Plan of Arrangement will become effective and shall be binding on: (i) CRH; (ii) the Purchaser; (iii) Finco; (iv) the Parent; (v) all registered and beneficial holders of CRH Shares (including Dissenting Shareholders); (iv) all holders of CRH Options and CRH RSUs; (v) all holders of Subscription Receipts; (vi) all registered and beneficial holders of Finco Shares; (vii) the registrar and transfer agent of CRH; (viii) the Depositary; (ix) the Subscription Receipt Agent; and (x) all other Persons at and after the Effective Time without any further act or formality required on the part of any Person.

ARTICLE 3

ARRANGEMENT

3.1	Arrangement

At the Effective Time, except as otherwise noted herein, the following shall occur and shall be deemed to occur sequentially, in the following order:

(a)	With respect to the Subscription Receipts:

(i)

each Subscription Receipt will, without payment of any additional consideration and without further action on the part of the holder thereof, be deemed to be converted into one Finco Share in accordance with the Finco Subscription Receipt Agreement;

(ii)

the holder of a Subscription Receipt will cease to be the holder thereof or to have any rights as a holder in respect of such Subscription Receipt or under the Finco Subscription Receipt Agreement in accordance with the Finco Subscription Agreement.

(b)	Finco and the Purchaser shall be amalgamated and continued as one corporation under the BCBCA in accordance with the following:

(i)	Effect of Amalgamation. Finco and the Purchaser shall amalgamate and continue as one corporation, in accordance with the following:

(A)	the property of each amalgamating corporation shall continue to be the property of Amalco;

(B)	Amalco shall continue to be liable for the obligations of each amalgamating corporation;

(C)	any existing cause of action, claim or liability to prosecution of an amalgamating corporation shall be unaffected;

(D)	any civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against Amalco; and

(E)	a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against Amalco; and

(F)	the Notice of Articles and Articles of the Purchaser shall be deemed to be the Notice of Articles and Articles of Amalco.

(ii)

Inconsistency with Laws. To the extent any of the provision of this Plan of Arrangement is deemed to be inconsistent with applicable Laws, this Plan of Arrangement shall be automatically adjusted to remove such inconsistency;

(iii)	Exchange and Cancellation of Shares. On the amalgamation:

(A)

each Finco Share (other than Finco Shares held by the Parent) will be exchanged, without any act or formality on the part of the holder thereof, into one Parent Share, and the name of each such holder will be removed from the register of holders of Finco Shares and added to the register of holders of Parent Shares;

(B)	each Finco Share held by the Parent will be cancelled without any payment of capital in respect thereof; and

(C)

each Purchaser Share will be exchanged, without any act or formality on the part of the holder thereof, into one (1) fully paid and non-assessable Amalco Share, and the name of each such holder will be removed from the register of holders of Purchaser Shares and added to the register of holders of Amalco Shares.

(c)	With respect to the CRH Shares:

(i)

each CRH Share in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights shall be directly transferred and assigned by such Dissenting Shareholder to Amalco (free and clear of any Liens) in exchange for consideration determined and payable in accordance with Article 4 hereof;

(ii)

each CRH Share (other than any CRH Shares in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights) shall be deemed to be transferred and assigned to Amalco (free and clear of any Liens) in exchange for the Share Consideration, subject to Article 5 hereof; and

(iii)	at the same time as the steps in Section 3.1(c)(i) and Section 3.1(c)(ii), with respect to each CRH Share:

(A)

the registered holder thereof shall cease to be the registered holder of such CRH Share and the name of such registered holder shall be removed from the register of CRH Shareholders as of the Effective Time;

(B)	the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such

CRH Share in accordance with Section 3.1(c)(i) or Section 3.1(c)(ii) hereto, as applicable; and

(C)	Amalco will be the holder of all of the outstanding CRH Shares and the register of CRH Shareholders shall be revised accordingly.

(d)	With respect to the CRH Options:

(i)

each Vested CRH Option granted and outstanding immediately prior to the Effective Time will be deemed to be fully vested and exercisable, and shall, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the Option Consideration (if any) in respect of such CRH Option, net of any applicable withholding tax;

(ii)

each Unvested CRH Option outstanding immediately prior to the Effective Time shall be acquired by the Parent in exchange for a Replacement Option to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such Unvested CRH Option immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of an Parent Share on any particular exercise of Replacement Options, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. The exercise price per Parent Share subject to a Replacement Option shall be an amount equal to the quotient of: (A) the exercise price per CRH Share subject to each such Unvested CRH Option immediately before the Effective Time; divided by (B) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Options shall be rounded up to the nearest whole cent. Each such Replacement Option shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such Unvested CRH Option and shall provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement Option equivalent to the accelerated vesting provided for in the CRH Option Plan. Each Unvested CRH Option so assigned shall thereafter be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of an Unvested CRH Option for a Replacement Option. Therefore, in the event that the Replacement Option In-The Money Amount in respect of a Replacement Option exceeds the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the Replacement Option at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the Replacement Option In-The Money Amount in respect of the Replacement Option does not exceed the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option and the ratio of the amount payable to acquire such shares to the value of such shares to be acquired shall be unchanged;

(iii)

the holder of a CRH Option will cease to be the holder thereof or to have any rights as a holder in respect of such CRH Option or under the CRH Option Plan and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH Option; and

(iv)	the CRH Option Plan will be cancelled.

(e)	With respect to the CRH RSUs:

(i)

each Payout RSU granted and outstanding immediately prior to the Effective Time will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the RSU Consideration in respect of such CRH RSU, net of any applicable withholding tax;

(ii)

each Rollover RSU outstanding immediately prior to the Effective Time shall be acquired by the Parent in exchange for a Replacement RSU to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such CRH RSU immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of a Parent Share on any particular settlement of CRH RSUs, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. Each Replacement RSU shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such CRH RSU, except to provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement RSU equivalent to the accelerated vesting provided for in the 2017 CRH RSU Plan and thereupon the CRH RSU so assigned shall be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a CRH RSU issued pursuant to the 2017 CRH RSU Plan for Replacement RSUs. Therefore, in the event that the value of the Replacement RSUs exceeds the CRH RSUs for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the Replacement RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the value of the Replacement RSUs not exceed the value of the CRH RSUs;

(iii)

a CRH RSU Holder will cease to be the holder thereof or to have any rights as a holder in respect of such CRH RSU or under the CRH RSU Plans and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH RSU; and

(iv)	the CRH RSU Plans will be cancelled.

3.2	U.S. Securities Act Exemption

Notwithstanding any provision herein to the contrary, the Parties agree that this Plan of Arrangement will be carried out with the intention that all Replacement Options and Replacement RSUs issued on completion of this Plan of Arrangement will be issued in reliance on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by section 3(a)(10) thereof.

ARTICLE 4

DISSENT RIGHTS

4.1	Rights of Dissent

(a)

Pursuant to the Interim Order, registered CRH Shareholders may exercise rights of dissent (“Dissent Rights”) under Section 238 of the BCBCA and in the manner set forth in sections 237 to 247 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order, with respect to CRH Shares in connection with the Arrangement, provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered CRH Shareholders to the Arrangement and exercise of Dissent Rights must be received by CRH not later than 5:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the CRH Meeting or any date to which the CRH Meeting may be postponed or adjourned and provided further that registered CRH Shareholders who exercise such Dissent Rights and who:

(i)

are ultimately entitled to be paid fair value by Amalco for their CRH Shares, less any applicable withholding tax, the amount to which the dissenting CRH Shareholder is entitled to be paid for their CRH Shares in respect of which Dissent Rights are validly exercised in accordance with Section 245 of the BCBCA and will be deemed to have irrevocably transferred such CRH Shares to Amalco in consideration of such value; and

(ii)

are ultimately not entitled, for any reason, to be paid fair value for their CRH Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of CRH Shares and shall be entitled to receive only the consideration contemplated in Section 3.1 hereof that such holder would have received pursuant to the Arrangement if such CRH Shareholder had not exercised Dissent Rights;

(b)

In no circumstances shall CRH, Amalco or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of those CRH Shares in respect of which such rights are sought to be exercised; and

(c)

For greater certainty, in no case shall CRH, Amalco or any other Person be required to recognize Dissenting Shareholders as holders of CRH Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the register of CRH Shares as of the Effective Time. For greater certainty, CRH Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Arrangement Resolution shall not be entitled to exercise Dissent Rights; and

(d)

In addition to any other restrictions set forth in the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) CRH Optionholders; (ii) CRH RSU Holders; and (iii) holders of CRH Shares who vote or have instructed a proxyholder to vote such CRH Shares in favour of the Arrangement Resolution.

ARTICLE 5

CERTIFICATES AND PAYMENTS

5.1	Payments of Consideration

(a)

At or before the Effective Time, the Purchaser will deposit or cause to be deposited with the Depositary, in escrow for the benefit of the CRH Shareholders, cash in an aggregate amount equal to the payment obligations contemplated by Section 3.1 (calculated without reference to whether any CRH Shareholders have exercised or may exercise Dissent Rights). The cash so deposited will be held in an interest bearing account and any interest earned on such funds will be for the account of the Purchaser or its successor.

(b)

As soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented outstanding CRH Shares that were transferred under Section 3.1(c), together with a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require and such other documents and instruments as would have been required to effect such transfer under the BCBCA, the Securities Transfer Act (British Columbia) and the articles of CRH after giving effect to Section 3.1(c) the former holder of such CRH Shares will be entitled to receive the cash payment or payments which such former holder is entitled to receive pursuant to Section 3.1(c) less any amounts withheld pursuant to Section 5.3 and any certificate so surrendered will forthwith be cancelled.

(c)

Subject to Section 5.4, until surrendered as contemplated by this Section 5.1, each certificate which immediately prior to the Effective Time represented CRH Shares will be deemed after the Effective Time to represent only the right to receive from the Depositary upon such surrender a cash payment in lieu of such certificate as contemplated in Section 5.1(b) less any amounts withheld pursuant to Section 5.3.

(d)	CRH and the Purchaser will cause the Depositary, as soon as a former holder of CRH Shares becomes entitled to a net cash payment in accordance with Section 5.1(b), to:

(i)	forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address specified in the Letter of Transmittal;

(ii)	if requested by such former holder in the Letter of Transmittal, make available at the offices of the Depositary specified in the Letter of Transmittal for pick-up by such former holder; or

(iii)

if the Letter of Transmittal neither specifies an address as described in Section 5.1(d)(i) nor contains a request as described in Section 5.1(d)(ii), forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address of such former holder as shown on the applicable securities register maintained by or on behalf of CRH immediately prior to the Effective Time;

a cheque representing the net cash payment, if any, payable to such former holder in accordance with the provisions hereof.

(e)

No former holder of CRH Shares shall be entitled to receive any consideration with respect to such CRH Shares other than any cash payment to which such former holder of CRH Shares, as applicable, is entitled to receive pursuant to this Section 5.1 and, for greater certainty, no such former holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(f)

Until such time as a former holder of CRH Shares that were acquired by the Purchaser pursuant to Section 3.1(c) complies with the provisions of Section 5.1(b), the cash payment to which such former holder is entitled will, subject to Section 5.2, be paid to and held by the Depositary, to be held in trust for such former holder for delivery to such former holder, without interest, upon deposit with the Depositary of the documentation required pursuant to Section 5.1(b).

5.2	Lost Certificates

If any certificate that, immediately prior to the Effective Time, represented one or more outstanding CRH Shares that were exchanged for the Share Consideration in accordance with Section 3.1 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate the Share Consideration that such holder is entitled to receive in accordance with Section 3.1 hereof. When authorizing such delivery of Share Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Share Consideration is to be delivered shall, as a condition precedent to the delivery of such Share Consideration, give a bond satisfactory to the Purchaser and the Depositary in such amount as the Purchaser and the Depositary may direct, or otherwise indemnify the Purchaser and the Depositary in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made against the Purchaser or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles and notice of articles of the Purchaser.

5.3	Withholding Rights

The Parent, the Purchaser, Amalco, CRH and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends, interest or other amounts payable to any Person such amounts as the Parent, the Purchaser, Amalco, CRH or the Depositary is required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate Governmental Authority.

5.4	Limitation and Proscription

To the extent that a Former CRH Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the “Final Proscription Date”), then the Share Consideration that such Former CRH Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the Share Consideration to which such Former CRH Shareholder was entitled shall be delivered to the Purchaser by the Depositary.

5.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.6	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all CRH Shares, CRH Options, CRH RSUs and Subscription Receipts issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of CRH Shares, CRH Options, CRH RSUs and Subscription Receipts, the Purchaser, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any CRH Shares, CRH Options, CRH RSUs and Subscription Receipts shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

The Purchaser and CRH reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by the Purchaser and CRH; (iii) filed with the Court and, if made following the CRH Meeting, approved by the Court; and (iv) communicated to holders or former holders of CRH Shares and Subscription Receipts if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by CRH at any time prior to the CRH Meeting provided that the Purchaser shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the CRH Meeting (other than as may be required under the Interim Order or as may affect the rights of a holder of Subscription Receipts), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the CRH Meeting shall be effective only if: (i) it is consented to in writing by each of the Purchaser and CRH; (ii) it is filed with the Court and (iii) if required by the Court, it is consented to by CRH Securityholders and/or the holders of Subscription Receipts voting in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by the Purchaser, provided that it concerns a matter that, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Former CRH Shareholder, Former CRH Optionholder, former holder of Subscription Receipts or Former CRH RSU Holder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

ANNEX D

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”) is made the          day of                , 2021, between:

The person executing this Agreement as “the Holder” (the “Holder”)

- and -

WELL Health Acquisition Corp., a corporation subsisting under the laws of British Columbia (the “Purchaser”).

WHEREAS the Holder is the owner of, or has the power to control or direct, the common shares (the “Subject Shares”) of CRH Medical Corporation (the “Company”) and the incentive securities (including CRH RSUs and CRH Options) (the “Subject Incentive Securities” and collectively with the Subject Shares, the “Subject Securities”) of the Company, as applicable, listed in Schedule A hereto; provided that, for greater certainty, the term “Subject Shares” shall include any Shares (as defined below) issuable upon the exercise of any Subject Incentive Securities;

AND WHEREAS the Purchaser is concurrently herewith entering into an arrangement agreement (the “Arrangement Agreement”) with the Company which provides for, among other things, the Purchaser acquiring all of the issued and outstanding common shares (the “Shares”) in the capital of the Company by way of an arrangement under the provisions of the Business Corporations Act (British Columbia) (the “Arrangement”) pursuant to which the holders of the Shares shall be entitled to receive US$4.00 in cash in exchange for each Share held;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Holder, among other things, to vote or cause to be voted the Subject Shares in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein;

AND WHEREAS the Purchaser is relying on the covenants, representations and warranties of the Holder set forth in this Agreement in connection with the Purchaser’s execution and delivery of the Arrangement Agreement;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained, the parties hereto agree as set out herein.

ARTICLE 1

INTERPRETATION

1.1	All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement.

1.2	All references herein to the Arrangement Agreement or any portion thereof refer to the Arrangement Agreement as it may be amended or modified from time to time subsequent to the date hereof.

ARTICLE 2

CERTAIN COVENANTS OF THE HOLDER

2.1	The Holder hereby covenants and irrevocably agrees that he or she shall, from the date hereof until the termination of this Agreement:

(a)

not, directly or indirectly, (i) solicit, assist, initiate, encourage or knowingly facilitate any inquiries, proposals or offers regarding, constituting or that may reasonably be expected to lead to any Acquisition Proposal, (ii) engage in any discussions or negotiations with any Person regarding, constituting or that may reasonably be expected to lead to any Acquisition Proposal, (iii) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement or undertaking related to any Acquisition Proposal, (iv) provide any confidential information relating to the Company to any person or group in connection with any Acquisition Proposal, or (v) otherwise co-operate in any way with any effort or attempt by any other person or group to do or seek to do any of the foregoing;

(b)

immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any person or group or any agent or representative of any person or group conducted before the date of this Agreement with respect to any Acquisition Proposal;

(c)	to not, without the prior written consent of the Purchaser, requisition or join in the requisition of any meeting of the Shareholders for the purpose of considering any resolution;

(d)

not, except with the prior written consent of the Purchaser, option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein, to any person or group or agree to do any of the foregoing; provided that, the Holder may exercise or surrender and terminate the Subject Incentive Securities in accordance with the terms and subject to the conditions of the Arrangement Agreement and the Holder may authorize the Company to (i) withhold Shares that may otherwise be due to the Holder pursuant to the exercise of the Subject Incentive Securities; and (ii) sell any such Shares to fund employee withholding taxes which must be remitted by the Company with respect to the exercise or settlement of the Subject Incentive Securities; and

(e)

not grant or agree to grant any proxy, power of attorney or other right to vote the Subject Shares, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this Agreement or with respect to any annual business to be considered at the CRH Meeting.

2.2

The Holder irrevocably consents to the details of this Agreement being set out in the news release of the Company with respect to the Arrangement and in the CRH Circular and this Agreement being made publicly available, including by filing on SEDAR. Otherwise, each of the Purchaser and the Holder shall consult with the other before making any public disclosure or announcement of or pertaining to this Agreement, and any such disclosure or announcement shall be mutually satisfactory to both such parties hereto, acting reasonably; provided that this Section 2.2 shall not apply to any disclosure or announcement pertaining to this Agreement which a party is advised by legal counsel is required to be made by Laws, stock exchange rules or policies of regulatory authorities having jurisdiction and which the other party after reasonable notice will not consent to.

2.3

If the Holder acquires any additional Shares, CRH RSUs or CRH Options following the date hereof, the Holder acknowledges that such additional Shares shall be deemed to be Subject Shares and such Shares and Subject Incentive Securities, CRH RSUs or CRH Options collectively shall be deemed to be Subject Securities, in each case for purposes of this Agreement, and the Holder shall abide by the terms of this Agreement in respect of such Shares and Subject Incentive Securities.

2.4

To the extent applicable, the Holder irrevocably agrees to take all required action to provide for the exercise, surrender or termination of the Subject Incentive Securities in accordance with the terms and conditions of the Arrangement Agreement.

ARTICLE 3

AGREEMENT TO VOTE

3.1	The Holder hereby irrevocably covenants and agrees that from the date hereof until the termination of this Agreement:

(a)	to vote or to cause to be voted the Subject Shares at the CRH Meeting (or any adjournment or postponement thereof) in favour of the Arrangement including, without limitation, the Arrangement Resolution and any other matter that would reasonably be expected to facilitate the Arrangement;

(b)

to vote or cause to be voted the Subject Shares held by the Holder against any matter that would reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement at any meeting of the Shareholders called for the purpose of considering same;

(c)	if the Holder is the holder of record of the Subject Shares, no later than five (5) Business Days prior to the date of the CRH Meeting, the Holder shall:

(i)

deliver or cause to be delivered to the Company, with a copy to the Purchaser concurrently, a duly executed proxy or proxies in respect of such Subject Shares directing the holder of such proxy or proxies to vote in favour of the Arrangement including, without limitation, the Arrangement Resolution and/or any matter set forth on such proxy that would reasonably be expected to facilitate the Arrangement; or

(ii)

vote all of the Subject Shares electronically and to provide written confirmation of same to the Company and the Purchaser, in favour of the Arrangement including, without limitation, the Arrangement Resolution and/or any matter that would reasonably be expected to facilitate the Arrangement.

(d)

if the Holder is the beneficial owner of the Subject Shares, no later than five (5) Business Days prior to the date of the CRH Meeting, the Holder shall deliver or cause to be delivered, a duly executed voting instruction form to the intermediary through which the Holder holds its beneficial interest in the Subject Shares, (provided that if the Holder is a non-objecting beneficial owner, such voting instructions shall be delivered directly to the Company), with written confirmation to the Company and the Purchaser concurrently, instructing that the Subject Shares be voted at the CRH Meeting in favour of the Arrangement including, without limitation, the Arrangement Resolution and/or any matter that would reasonably be expected to facilitate the Arrangement; and

(e)	such proxy or proxies in Section 3.1(c) shall name those individuals as may be designated by the Company in the CRH Circular and shall not be revoked without the written consent of the Purchaser.

For the avoidance of doubt, if the Holder is the beneficial owner but not the holder of record of the Subject Shares, the Holder will be deemed to satisfy its obligations under this Section 3.1 to vote or to cause to be voted the Subject Shares, if he or she duly instructs that the Subject Shares be voted in the applicable manner.

3.2	The Holder irrevocably covenants and agrees that the Holder will not:

(a)

exercise any rights of dissent or appraisal provided under any Laws or otherwise in connection with the Arrangement and not exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws to delay or prevent the Arrangement; or

(b)

make any statements against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suits or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement.

ARTICLE 4

FIDUCIARY OBLIGATIONS

4.1

Notwithstanding any other provision of this Agreement, the Purchaser hereby agrees and acknowledges that the Holder is bound hereunder solely in his or her capacity as a securityholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Holder in his or her capacity as a director or officer of the Company. Nothing in this Agreement shall: (a) limit or affect any actions or omissions taken by the Holder in his or her capacity as a director or officer of the Company, including in exercising rights under the Arrangement Agreement and no such actions or omissions shall be deemed a breach of this Agreement or (b) be construed to prohibit, limit or restrict the Holder from fulfilling his or her fiduciary duties as a director or officer of the Company. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of the Company or any of their respective subsidiaries, as applicable.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

5.1

The Holder represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon these representations and warranties in connection with the entering into of this Agreement and the Arrangement Agreement:

(a)	the Holder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of his or her obligations under this Agreement;

(b)

this Agreement has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation, enforceable by the Purchaser against the Holder in accordance with its terms, subject however, to limitations imposed by Law in connection with bankruptcy, insolvency or similar proceedings and to the extent that the award of equitable remedies such as specific performance and injunction is within the discretion of the court from which they are sought;

(c)

the consummation by the Holder of the transactions contemplated hereby will not constitute a violation or a default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Holder is a party or by which the Holder is bound;

(d)

the Holder is either (i) the legal and beneficial owner of record, or (ii) the beneficial owner exercising control and direction over (but not the holder of record of), the Subject Securities as listed in Schedule A, in each case, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever;

(e)

the Holder has the sole right to vote all the Subject Shares and has not previously granted or agreed to grant any proxy other than pursuant to this Agreement or other right to vote any of the Subject Shares in respect of any meeting of Shareholders which is currently in force, and has not entered into a voting trust, vote pooling or other agreement with respect to his or her right to vote, call meetings of Shareholders or give consents or approvals of any kind as to the Subject Shares;

(f)

no individual or entity has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from the Holder of any of the Subject Securities or any interest therein or right thereto, including without limitation any right to vote, except the Purchaser pursuant to this Agreement and the Company in respect of the Subject Incentive Securities pursuant to their terms;

(g)

the Subject Securities are the only securities of the Company or its subsidiaries owned, directly or indirectly, or over which control or direction is exercised, by the Holder and the Holder has no agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Holder of additional securities of the Company other than the Subject Incentive Securities;

(h)	the Holder has had adequate opportunity to obtain independent legal advice with respect to this Agreement and fully understands the terms contained in this Agreement; and

(i)

there are no legal proceedings in progress or pending before any Governmental Authority or, to the knowledge of the Holder, threatened against the Holder that would adversely affect in any manner the ability of the Holder to enter into this Agreement and to perform his or her obligations hereunder.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1

The Purchaser represents and warrants to the Holder as follows and acknowledges that the Holder is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement:

(a)

the Purchaser is validly subsisting under the laws of British Columbia and has the requisite corporate power and authority to conduct its business as it is now being conducted and to enter into this Agreement and the Arrangement Agreement and to perform its obligations hereunder and thereunder;

(b)

the execution and delivery of this Agreement and the Arrangement Agreement by the Purchaser and the performance by it of its obligations hereunder and thereunder have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and the Arrangement Agreement and the performance of its obligations hereunder and thereunder;

(c)

this Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Holder, constitutes a legal, valid and binding obligation, enforceable by the Holder against the Purchaser in accordance with its terms, subject, however, to limitations imposed by Law in connection with bankruptcy, insolvency or similar proceedings and to the extent that the award of equitable remedies such as specific performance and injunction is within the discretion of the court from which they are sought;

(d)

the consummation by the Purchaser of the transactions contemplated hereby and under the Arrangement Agreement will not constitute a violation of a default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound; and

(e)

there are no legal proceedings in progress or pending before any Governmental Authority or, to the knowledge of the Purchaser, threatened against the Purchaser or its affiliates that would adversely affect in any manner the ability of the Purchaser to enter into this Agreement and to perform its obligations hereunder or under the Arrangement Agreement.

ARTICLE 7

TERMINATION

7.1	This Agreement shall automatically terminate upon the earliest of:

(a)	the occurrence of a CRH Change in Recommendation;

(b)	termination of the Arrangement Agreement in accordance with its terms; and

(c)	the Effective Time.

7.2	This Agreement may also be terminated on the date upon which the Purchaser and the Holder mutually agree, with the consent of the Company, to terminate this Agreement.

7.3	This Agreement may be terminated by Holder if:

(a)	any of the representations and warranties of the Purchaser contained herein is untrue or inaccurate in any material respect; or

(b)	there is passed any applicable Laws that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited.

7.4

In the case of termination of this Agreement pursuant to Section 7.1, 7.2 or 7.3 this Agreement shall terminate and be of no further force or effect. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any breach of this Agreement by the party prior to such termination.

ARTICLE 8

GENERAL

8.1

The Holder and the Purchaser shall, from time to time, promptly execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out the intent of this Agreement.

8.2

This Agreement shall not be assignable by any party without the prior written consent of the other parties. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

8.3	Time shall be of the essence of this Agreement.

8.4	Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if in writing, delivered or sent by telecopier or facsimile transmission:

(a)	in the case of the Holder, at the address set forth in Schedule A hereto;

(b)	in the case of the Purchaser:

c/o WELL Health Technologies Corp.

200-322 Water Street

Vancouver, British Columbia V6B 1B6

Attention:      Hamed Shahbazi and Atoussa Mahmoudpour

Email:            hamed.shahbazi@well.company;

atoussa.mahmoudpour@well.company

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000, 79 Wellington Street West

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:    Cheryl Reicin and Janan Paskaran

Email:          creicin@torys.com; jpaskaran@torys.com

(c)

at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section and if so given shall be deemed to have been received on the date of such delivery or sending (or, if such day is not a Business Day, on the next following Business Day).

8.5

This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the Holder and the Purchaser each irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

8.6

Each of the parties hereto agrees with the others that: (a) money damages would not be a sufficient remedy for any breach of this Agreement by any of the parties; (b) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to seek equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (c) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. Such remedies shall not be deemed to be exclusive remedies for the breach of this Agreement but shall be in addition to all other remedies at law or in equity.

8.7	This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

8.8

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Voting and Support Agreement as of the date first written above.

WELL HEALTH ACQUISITION CORP.

By:
Name:
Title:

AS THE HOLDER

Name:

Signature Page to Voting Support Agreement

SCHEDULE A TO THE VOTING AND SUPPORT AGREEMENT

OWNERSHIP OR CONTROL/DIRECTION OF SUBJECT SHARES AND

SUBJECT INCENTIVE SECURITIES

Name	Address	Shares	Ownership of Shares	CRH RSUs	CRH Options

Details of whether the securities are owned of record or beneficially or otherwise controlled or directed are to be included.

ANNEX E

Canaccord Genuity LLC 99 High Street Suite 1200 Boston, MA USA 02110 cgf.com

February 4, 2021

The Special Committee of the Board of Directors

CRH Medical Corporation

Suite 619 – 999 Canada Place, World Trade Center

Vancouver, BC V6C 3E1

Canada

To the Special Committee of the Board of Directors:

Canaccord Genuity LLC (“Canaccord Genuity” or “we”) understands that CRH Medical Corporation (“CRH” or the “Company”) intends to enter into a definitive arrangement agreement to be dated February 6, 2021 (the “Arrangement Agreement”) with WELL Health Acquisition Corp. and/or one of its affiliates (“Purchaser”), providing for, among other things, the acquisition by Purchaser of all of the issued and outstanding common shares of CRH (the “CRH Common Shares”) from the holders of such CRH Common Shares (collectively, the “CRH Shareholders”) on a fully-diluted basis, for total aggregate cash consideration of $4.00USD per CRH Common Share, in accordance with the terms and conditions of a plan of arrangement (the “Arrangement”) carried out under the provisions of section 288 of the Business Corporations Act (British Columbia).

In addition, we also understand that: (i) each fully vested issued and outstanding stock option of CRH (collectively, the “Vested Options”) will be exchanged pursuant to the Arrangement for a cash payment by CRH equal to the consideration to be received by CRH Shareholders less the applicable exercise price in respect of such Vested Option, (ii) each unvested issued and outstanding stock option of CRH (collectively, the “Unvested Options” and together with the Vested Options, the “CRH Options”) will be exchanged pursuant to the Arrangement for a replacement stock option of WELL Health Technologies Corp., (iii) each restricted stock unit of CRH held by each employee, contractor or director of CRH that will not remain employed immediately after the effective time of the Arrangement and those issued pursuant to the 2014 CRH RSU Plan (collectively, the “Payout RSUs”) will be exchanged pursuant to the Arrangement for a cash payment by CRH equal to $4.00USD; and (iv) each restricted stock unit of CRH held by each employee, contractor or director of CRH that remains employed immediately after the effective time of the Arrangement (collectively, the “Rollover RSUs” and together with the Payout RSUs, the “CRH RSUs”) will be exchanged pursuant to the Arrangement for a replacement RSU of WELL Health Technologies Corp.

We further understand that CRH expects to hold a meeting of CRH securityholders for the purpose of obtaining the requisite securityholder approval for the Arrangement, consisting of: (i) 66 2/3% of the votes cast on the Arrangement resolution by holders of CRH Common Shares; and (ii) 66 2/3% of the votes cast on the Arrangement resolution by CRH Shareholders and holders of CRH Options and CRH RSUs (voting together as a single class). The Company has retained Canaccord Genuity to prepare and deliver to the Special Committee Canaccord Genuity’s opinion (the “Opinion”) as to the fairness of the consideration payable pursuant to the Arrangement, from a financial point of view, to the holders of CRH Common Shares. Canaccord Genuity understands that the Opinion will be for the use of the Special Committee and will be one factor, among others, that the Special Committee will consider in determining whether to approve or recommend the Arrangement.

All dollar amounts herein are expressed in US dollars, unless otherwise indicated.

Engagement

Canaccord Genuity was formally engaged by the Company through an agreement between the Company and Canaccord Genuity (the “Engagement Agreement”) dated January 30, 2021. The terms of the Engagement Agreement provide that Canaccord Genuity is to be paid certain fees due upon delivery of the Opinion, no part of which is contingent upon the Opinion being favourable or upon success of the Arrangement. In addition, the Company has agreed to reimburse Canaccord Genuity for its reasonable out-of-pocket expenses and to indemnify Canaccord Genuity in respect of certain liabilities that might arise in connection with its engagement.

Relationship with Interested Parties

Canaccord Genuity is not an insider, associate, or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Company or Purchaser. Canaccord Genuity has not been engaged to provide any financial advisory services, have not acted as lead or co-lead manager on any offering of securities of the Company, Purchaser or their respective affiliates during the 24 months preceding the date on which Canaccord Genuity was first contacted by the Company in respect of the Arrangement, other than services provided under the Engagement Agreement or described herein. In particular, Canaccord Genuity and the Company entered into an engagement letter on January 19, 2019 with respect to certain financial advisory services to be provided by Canaccord Genuity, which engagement letter was subsequently terminated effective April 17, 2020.

In addition, Canaccord Genuity and its affiliates act as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have long or short positions in the securities of the Company, Purchaser or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it receives or may receive commission(s). As an investment dealer, Canaccord Genuity and its affiliates conduct research on securities and may, in the ordinary course of their business, provide research reports and investment advice to their clients on investment matters, including with respect to the Company, Purchaser and the Arrangement. In addition, Canaccord Genuity and its affiliates may, in the ordinary course of their business, provide other financial services to the Company, Purchaser or any of their respective associates or affiliates, including financial advisory, investment banking and capital market activities such as raising debt or equity capital.

Credentials of Canaccord Genuity

Canaccord Genuity is an independent investment bank providing a full range of corporate finance, merger and acquisition, financial restructuring, sales and trading, and equity research services. Canaccord Genuity has professionals and offices across Canada, as well as in the United States, Europe and Australia. The Opinion expressed herein represents the opinion of Canaccord Genuity and the form and content herein have been approved for release by a committee of its managing directors, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters.

Scope of Review

Canaccord Genuity has not been asked to, nor does Canaccord Genuity offer an opinion as to the terms of the Arrangement (other than in respect of the fairness, from a financial point of view, of the consideration to be received by the holders of CRH Common Shares) or the form of agreements or documents related to the Arrangement.

In arriving at its Opinion, Canaccord Genuity has reviewed, analysed, considered and relied upon (without attempting to independently verify the completeness or accuracy thereof) or carried out, among other things, the following:

1.	execution copy of the Arrangement Agreement (including accompanying disclosure schedules) to be dated February 6, 2021;

2.	the Company’s audited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended December 31, 2019 and December 31, 2018;

3.

the Company’s unaudited interim condensed consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended September 30, 2020 and September 30, 2019, June 30, 2020 and June 30, 2019, March 31, 2020 and March 31, 2019;

4.

recent press releases, material change reports and other publicly-available documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) at the website maintained by the SEC at www.sec.gov;

5.	discussions with the Company’s senior management concerning the Company’s financial condition, the industry and its future business prospects;

6.

financial results and projections provided by the Company’s management for the fiscal years 2020 through 2025, ending December 31, respectively, and discussions surrounding longer-term business and growth prospects, including capital requirements to achieve said growth prospects;

7.	certain other internal financial, operational and corporate information prepared or provided by the Company’s senior management;

8.	discussions with the Company’s legal counsel relating to legal matters including with respect to the Arrangement Agreement;

9.	select public market trading statistics and relevant financial information in respect of the Company, as well as other comparable public entities considered by Canaccord Genuity to be relevant;

10.

representations contained in certificates, addressed to Canaccord Genuity and dated the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which this Opinion is based and certain other matters; and

11.	such other corporate, industry and financial market information, investigations and analyses as Canaccord Genuity considered necessary or appropriate at the time and in the circumstances.

Canaccord Genuity has not, to the best of its knowledge, been denied access by the Company to any information requested by Canaccord Genuity. Canaccord Genuity did not meet with the auditor of the Company and has assumed the accuracy, completeness and fair presentation of, and has relied upon, without independent verification, the consolidated financial statements of the Company and the reports of the auditors therein.

Prior Valuations

The Company has represented to Canaccord Genuity that there have not been any prior valuations (as defined in Multilateral Instrument 61-101 – Protection of Minority Shareholders in Special Transactions) of the Company or its material assets or its securities in the past three years.

Assumptions and Limitations

The Opinion is subject to the assumptions, explanations and limitations set forth herein.

Canaccord Genuity has not prepared a formal valuation or appraisal of the Company, or any of its securities or assets and the Opinion should not be construed as such. Canaccord Genuity has, however, conducted such analyses as it considered necessary at the time and in the circumstances. In addition, the Opinion is not, and should not be construed as, advice as to the price at which any securities of the Company may trade at any future date. We are not legal, tax or accounting experts, have not been engaged to review any legal, tax or accounting aspects of the Arrangement and express no opinion concerning any legal, tax or accounting matters concerning the Arrangement. Without limiting the generality of the foregoing, Canaccord Genuity has not reviewed and is not opining upon the tax treatment under the Arrangement.

As provided for in the Engagement Agreement, Canaccord Genuity has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, documents, advice, opinions or representations, whether in written, electronic or oral form, obtained by it from public sources, provided to it by the Company and its associates, affiliates, consultants and advisors (collectively, the “Information”), and we have assumed that this Information did not omit to state any material fact or any fact necessary to be stated to make such Information not misleading. The Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, we have not attempted to verify independently the completeness, accuracy and fair presentation of any of the Information. With respect to the financial projections provided to Canaccord Genuity used in the analysis supporting the Opinion, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of management of the Company, as to the matters covered thereby and which, in the opinion of the Company are (and were at the time of preparation and continue to be) reasonable in the circumstances. By rendering the Opinion we express no view as to the reasonableness of such forecasts, projections, estimates or the assumptions on which they are based.

In preparing the Opinion, Canaccord Genuity has made several assumptions, including that all of the conditions required to implement the Arrangement will be met, that the final version of the Arrangement Agreement (the “Transaction Agreement”) will be identical to the most recent draft thereof reviewed by us, that all of the representations and warranties contained in the Transaction Agreement are true and correct as of the date hereof and that the Arrangement will be completed substantially in accordance with its terms and all applicable laws and the accompanying circular sent to CRH securityholders in connection with the Arrangement will disclose all material facts relating to the Arrangement and will satisfy all applicable legal requirements.

Senior management of the Company have represented to Canaccord Genuity in certificates delivered as of the date hereof, among other things, that (i) to the best of their knowledge, information and belief, the Information provided to Canaccord Genuity by the Company or its affiliates or its or their representatives for the purpose of preparing the Opinion (the “Company Information”), did not and does not omit to state a material fact in relation to the Company and its affiliates or the Arrangement necessary to make the Company Information not misleading in light of the circumstances under which the Company Information was presented; (ii) the Company Information was, at the date the information was provided to Canaccord Genuity, and, to the best of their knowledge, information and belief, is at the date hereof, complete, true and correct in all material respects and did not and does not contain any untrue statement of a material fact in respect of the Company and its affiliates or the Arrangement; (iii) since the dates on which the Company Information was provided to Canaccord Genuity, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (whether accrued, absolute, contingent or otherwise), business, operations or prospects of the Company and its affiliates and no material change has occurred in the Company Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion; and (iv) any portions of the Company Information which constitute forecasts, projections or other future-oriented financial information in respect of the Company and its affiliates have been prepared using assumptions which are (and were at the time of preparation) and continue to be reasonable, having regard to the Company’s industry, business, financial condition, plans and prospects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such Company Information (as of the date of the preparation thereof) not misleading in light of the circumstances in which such Company Information was provided to Canaccord Genuity.

The Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of the date hereof and the conditions and prospects, financial and otherwise, of the Company and its subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to Canaccord Genuity in discussions with management of the Company. In its analyses and in preparing the Opinion, Canaccord Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, which Canaccord Genuity believes to be reasonable and appropriate in the exercise of its professional judgement, many of which are beyond the control of Canaccord Genuity or any party involved in the Arrangement.

The Opinion has been provided to the Special Committee (solely in its capacity as such) for its sole use and benefit and only addresses the fairness, from a financial point of view, of the consideration to be received by the holders of CRH Common Shares under the Arrangement. The Opinion may not be relied upon by any other person or entity (including, without limitation, securityholders, creditors or other constituencies of the Company) or used for any other purpose or published without the prior written consent of Canaccord Genuity, provided that Canaccord Genuity consents to the inclusion of the Opinion in its entirety and a summary thereof (provided such summary is in a form acceptable to Canaccord Genuity) in the notice of meeting and management information circular of the Company to be mailed to CRH securityholders in connection with seeking their approval of the Arrangement and to the filing thereof, as necessary, by the Company on SEDAR or with the SEC and with the securities commissions or similar securities regulatory authorities in Canada and the United States.

The Opinion does not constitute a recommendation as to how the Board of Directors (or any director), the Special Committee, management or any securityholder should vote or otherwise act with respect to any matters relating to the Arrangement, or whether to proceed with the Arrangement or any related transaction. The Opinion does not address the relative merits of the Arrangement as compared to other transactions or business strategies that might be available to the Company. In considering fairness from a financial point of view, Canaccord Genuity considered the Arrangement from the perspective of holders of CRH Common Shares generally and did not consider the specific circumstances of any particular holder of CRH Common Shares, including with regard to income tax considerations. The Opinion is given as of the date hereof, and Canaccord Genuity disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come, or be brought, to the attention of Canaccord Genuity after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Opinion after the date hereof, including, without limitation, the terms and conditions of the Arrangement, or if Canaccord Genuity learns that the Information relied upon in rendering the Opinion was inaccurate, incomplete or misleading in any material respect, Canaccord Genuity reserves the right to change, modify or withdraw the Opinion.

Canaccord Genuity believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of an Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

Conclusion

Based upon and subject to the foregoing, and such other matters as Canaccord Genuity considered relevant, Canaccord Genuity is of the opinion that, as of the date hereof, the consideration to be received under the Arrangement by the holders of CRH Common Shares is fair, from a financial point of view, to the holders of CRH Common Shares.

Yours truly,

CANACCORD GENUITY LLC

ANNEX F

DISSENT PROVISIONS

Pursuant to the Interim Order, registered CRH shareholders have the right to dissent in respect of the Arrangement. Such right of dissent is described in the proxy statement. The full text of Division 2 (Dissent Proceedings) of Part 8 (Proceedings) of the BCBCA is set forth below.

DIVISION 2 OF PART 8 OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1)	A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

(iii)	without limiting subparagraph (i), in the case of a benefit company, to alter the company’s benefit provision;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;
(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(1.1)

A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2)	A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)

any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1)

If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)

If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)

If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241

If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,
(a)

if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)

The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1)

A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)

Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)

Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)

determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)

pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)

the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)

if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246

The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;
(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247	If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)

the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

ANNEX G

No.
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING

CRH MEDICAL CORPORATION

and WELL HEALTH TECHNOLOGIES CORP.

CRH MEDICAL CORPORATION

PETITIONER

ORDER MADE AFTER APPLICATION

BEFORE	)	10/Mar/2021
)
)

ON THE APPLICATION of the Petitioner, CRH Medical Corporation (“CRH”) for an Interim

Order pursuant to its Petition filed on March 8, 2021.

☒

without notice coming on for hearing by MS Teams at Vancouver, British Columbia on March 10, 2021, and on hearing Alexandra Luchenko, counsel for the Petitioner and upon reading the Petition herein, the Affidavit of Richard Bear sworn on March 8, 2021 (the “Bear Affidavit”) and the Affidavit of Lisa Kung sworn on March 8, 2021, all filed herein (the (“Kung Affidavit”); and upon being advised that it is the intention of WELL Health Technologies Corp. (“WELL”) to rely upon Section 3(a)(10) of the United States Securities Act of 1933 (the “1933 Act”) as a basis for an exemption from the registration requirements of the 1933 Act with respect to securities of WELL issued in exchange for certain CRH Securities (as defined below) under the proposed Plan of Arrangement based on the Court’s approval of the Arrangement and determination that the Arrangement is procedurally and substantively fair and reasonable to those CRH Securityholders (as defined below) that will receive securities of WELL pursuant to the Arrangement;

THIS COURT ORDERS THAT:

DEFINITIONS

1.                As used in this Interim Order, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the Preliminary Proxy Statement (the “Circular”) attached as Exhibit “A” to the Kung Affidavit.

MEETING

2.                Pursuant to Sections 186, 288, 289, 290 and 291 of the Business Corporations Act, S.B.C., 2002, c. 57, as amended (the “BCBCA”), CRH is authorized and directed to call, hold and conduct a special meeting of the holders of shares of CRH (“CRH Shares”, the holders of which are “CRH Shareholders”), holders of outstanding options to purchase CRH Shares and holders of outstanding shares units with respect to CRH shares (collectively, the “CRH Securities”, the holders of which are “CRH Securityholders”) to be held at 9:00 a.m. (Vancouver time) on April 16, 2021 (the “Meeting”), via the Lumi platform at

https://web.lumiagm.com/?fromUrl=281719465:

(a)

to consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”) of the CRH Securityholders approving an arrangement (the “Arrangement”) under Division 5 of Part 9 of the BCBCA, the full text of which is set forth in Appendix “C” to the Circular;

(b)

to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement; and

(c)	to transact such further or other business, including amendments to the foregoing, as may properly be brought before the Meeting or any adjournment or postponement thereof.

3.                The Meeting will be called, held and conducted in accordance with the BCBCA, the articles of CRH and the Circular subject to the terms of this Interim Order, and any further order of this Court, and the rulings and directions of the Chair of the Meeting, such rulings and directions not to be inconsistent with this Interim Order.

ADJOURNMENT

4.                Notwithstanding the provisions of the BCBCA and the articles of CRH, and subject to the terms of the Arrangement Agreement, CRH, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the CRH Securityholders respecting such adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements will be given by news release, newspaper advertisement, or by notice sent to CRH Securityholders by one of the methods specified in paragraph 9 of this Interim Order.

5.                The Record Date (as defined in paragraph 7 below) will not change in respect of any adjournments or postponements of the Meeting.

AMENDMENTS

6.                Prior to the Meeting, CRH is authorized to make such amendments, revisions or supplements to the proposed Arrangement and the Plan of Arrangement, in accordance with the terms of the Arrangement Agreement, without any additional notice to the CRH Securityholders, and the Arrangement and Plan of Arrangement as so amended, revised and supplemented will be the Arrangement and Plan of Arrangement submitted to the Meeting, and the subject of the Arrangement Resolution.

RECORD DATE

7.                The record date for determining the CRH Securityholders entitled to receive notice of, attend and vote at the Meeting will be close of business on March 17, 2021 (the “Record Date”).

NOTICE OF MEETING

8.                The Circular is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of Section 290(1)(a) of the BCBCA, and CRH will not be required to send to the CRH Securityholders any other or additional statement pursuant to Section 290(1)(a) of the BCBCA.

9.                The Circular, the form of proxy, letter of transmittal and election form, and the Notice of Hearing of Petition (collectively referred to as the “Meeting Materials”), in substantially the same form as contained in Exhibits “A” and “B” of the Kung Affidavit and Exhibit “A” of the

Bear Affidavit, as applicable, with such deletions, amendments or additions thereto as counsel for CRH may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Interim Order, will be sent to:

(a)

The CRH Securityholders, with the exception of non-registered CRH Shareholders, as they appear on the central securities register of CRH or the records of its registrar and transfer agent as at the close of business on the Record Date, but not to Shareholders who CRH, on two consecutive occasions, have sent a record but had such record returned because the shareholder could not be located, the Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, delivery or transmittal and the date of the Meeting, by one or more of the following methods:

(i)	by prepaid ordinary or air mail addressed to the CRH Securityholders at their addresses as they appear in the applicable records of CRH or its registrar and transfer agent as at the Record Date;

(ii)	by delivery in person or by courier to the addresses specified in paragraph 9 (a)(i) above; or

(iii)

by email or facsimile transmission to any CRH Securityholders who has previously identified himself, herself or itself to the satisfaction of CRH acting through its representatives, who requests such email or facsimile transmission and the in accordance with such request;

(b)

in the case of non-registered CRH Shareholders, by providing copies of the Meeting Materials to intermediaries and registered nominees for sending to such beneficial owners in accordance with the procedures prescribed by National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Meeting; and

(c)

the directors and auditors of CRH by mailing the Meeting Materials by prepaid ordinary mail, or by email or facsimile transmission, to such persons at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing or transmittal;

and substantial compliance with this paragraph will constitute good and sufficient notice of the Meeting.

10.                Accidental failure of or omission by CRH to give notice to any one or more CRH Securityholder or any other persons entitled thereto, or the non-receipt of such notice by one or more CRH Securityholder or any other persons entitled thereto, or any failure or omission to give such notice as a result of events beyond the reasonable control of CRH (including, without limitation, any inability to use postal services), will not constitute a breach of this Interim Order or a defect in the calling of the Meeting, and will not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of CRH, then it will use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

11.                Provided that notice of the Meeting is given and the Meeting Materials are provided to the CRH Securityholders and other persons entitled thereto in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the meeting is waived.

DEEMED RECEIPT OF NOTICE

12.                The Meeting Materials will be deemed, for the purposes of this Interim Order, to have been served upon and received:

(a)	in the case of mailing pursuant to paragraph 9(a)(i) above, the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)

in the case of delivery in person pursuant to paragraph 9(a)(ii) above, the day following personal delivery or, in the case of delivery by courier, the day following delivery to the person’s address in paragraph 9 above; and

(c)	in the case of any means of transmitted, recorded or electronic communication pursuant to paragraph 9(a)(iii) above, when dispatched or delivered for dispatch.

UPDATING MEETING MATERIALS

13.                Notice of any amendments, updates or supplement to any of the information provided in the Meeting Materials may be communicated to the CRH Securityholders or other persons entitled thereto by news release, newspaper advertisement or by notice sent to the CRH

Securityholders or other persons entitled thereto by any of the means set forth in paragraph 9 of this Interim Order, as determined to be the most appropriate method of communication by the Board of Directors of CRH.

QUORUM AND VOTING

14.                The quorum required at the Meeting will be two CRH Shareholders, or one or more proxyholders representing two CRH Shareholders, or one CRH Shareholder and a proxyholder representing another CRH Shareholder and in any such case, such CRH Shareholders or proxyholders in attendance at the Meeting must hold or represent in the aggregate at least 25% of the eligible vote.

15.                The vote required to pass the Arrangement Resolution will be:

(a)	the affirmative vote of at least two-thirds of the votes cast by CRH Shareholders, present in person or represented by proxy and entitled to vote at the Meeting;

(b)

the affirmative vote of at least two-thirds of the votes cast by CRH Securityholders, present in person or represented by proxy and entitled to vote at the Meeting, voting together as one class on the basis of one vote per CRH Security held; and

(c)

the affirmative vote of a simple majority of the votes cast by CRH Shareholders present in person or represented by proxy and entitled to vote at the Meeting, excluding votes cast by those persons whose votes must be excluded pursuant to

Multilateral Instrument 61-101 – Protection of Minority Security holders in Special Transactions.

16.                In all other respects, the terms, restrictions and conditions set out in the articles of CRH will apply in respect of the Meeting.

PERMITTED ATTENDEES

17.                The only persons entitled to attend the Meeting will be (i) the CRH Securityholders or their respective proxyholders as of the Record Date, (ii) CRH’s directors, officers, auditors and advisors, (iii) representatives of WELL, and (iv) any other person admitted on the invitation of the Chair of the Meeting or with the consent of the Chair of the Meeting, and the only persons entitled to be represented and to vote at the Meeting will be the CRH Securityholders as at the close of business on the Record Date, or their respective proxyholders.

SCRUTINEERS

18.                Representatives of CRH’s registrar and transfer agent (or any agent thereof) are authorized to act as scrutineers for the Meeting.

SOLICITATION OF PROXIES

19.                CRH is authorized to use the form of proxy and letter of transmittal and election form in connection with the Meeting, in substantially the same form as attached as Exhibit “B” to the Kung Affidavit and CRH may in its discretion waive generally the time limits for deposit of proxies by CRH Securityholders if CRH deems it reasonable to do so. CRH is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

20.                The procedure for the use of proxies at the Meeting will be as set out in the Meeting Materials. CRH may in its discretion waive the time limits for the deposit of proxies by CRH Securityholders if CRH deems it advisable to do so, such waiver to be endorsed on the proxy by the initials of the Chair of the Meeting.

DISSENT RIGHTS

21.                Each registered CRH Shareholder will have the right to dissent in respect of the Arrangement Resolution in accordance with the provisions of Sections 237-247 of the BCBCA, as modified by the terms of this Interim Order, the Plan of Arrangement and the Final Order.

22.                Registered CRH Shareholders will be the only CRH Shareholders entitled to exercise rights of dissent. A beneficial holder of CRH Shares registered in the name of a broker, custodian, trustee, nominee or other intermediary who wishes to dissent must make arrangements for the registered CRH Shareholder to dissent on behalf of the beneficial holder of CRH Shares or, alternatively, make arrangements to become a registered CRH Shareholder.

23.                In order for a registered CRH Shareholder to exercise such right of dissent (the “Dissent Right”):

(a)

a Dissenting CRH Shareholder must deliver a written notice of dissent which must be received by CRH c/o Blake, Cassels & Graydon LLP, Suite 2600 – 595 Burrard Street, Vancouver, BC, V7X 1L3 Attention: Alexandra Luchenko by 5:00 p.m. (Vancouver time) on April 14, 2021 or, in the case of any adjournment or

postponement	of the Meeting, the date which is two business days prior to the date of the Meeting; a vote against the Arrangement Resolution or an abstention will not constitute written notice of dissent;

(b)	a Dissenting CRH Shareholder must not have voted his, her or its CRH Shares at the Meeting, either by proxy or in person, in favour of the Arrangement Resolution;

(c)	a Dissenting CRH Shareholder must dissent with respect to all of the CRH Shares held by such person; and

(d)	the exercise of such Dissent Right must otherwise comply with the requirements of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, this Interim Order and the Final Order.

24.                Notice to the CRH Shareholders of their Dissent Right with respect to the Arrangement Resolution will be given by including information with respect to the Dissent Right in the Circular to be sent to CRH Shareholders in accordance with this Interim Order.

25.                Subject to further order of this Court, the rights available to the CRH Shareholders under the BCBCA and the Plan of Arrangement to dissent from the Arrangement will constitute full and sufficient Dissent Rights for the CRH Shareholders with respect to the Arrangement.

APPLICATION FOR FINAL ORDER

26.                Upon the approval, with or without variation, by the CRH Securityholders of the Arrangement, in the manner set forth in this Interim Order, CRH may apply to this Court for, inter alia, an order:

(a)	pursuant to BCBCA Sections 291(4)(a) and 295, approving the Arrangement; and

(b)

pursuant to BCBCA Section 291(4)(c) declaring that the terms and conditions of the Arrangement, and the exchange of securities to be effected by the Arrangement, are procedurally and substantively fair and reasonable to those CRH Securityholders that will receive securities of WELL pursuant to the Arrangement.

(collectively,	the “Final Order”),

and the hearing of the Final Order will be held on April 20, 2021 at 9:45 a.m. (Vancouver time) at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the hearing of the Final Order can be heard, or at such other date and time as this Court may direct.

27.                The form of Notice of Hearing of Petition attached to the Bear Affidavit as Exhibit “A” is hereby approved as the form of Notice of Proceedings for such approval. Any CRH Securityholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, subject to the terms of this Interim Order.

28.                Any CRH Securityholder seeking to appear at the hearing of the application for the Final Order must:

(a)

file and deliver a Response to Petition (a “Response”) in the form prescribed by the Supreme Court Civil Rules, and a copy of all affidavits or other materials upon which they intend to rely, to the Petitioner’s solicitors at:

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Suite 2600, Three Bentall Centre

595 Burrard Street, PO Box 49314

Vancouver, BC V7X 1L3

Attention: Alexandra Luchenko

by or before 4:00 p.m. (Vancouver time) on April 16, 2021.

29.                Sending the Notice of Hearing of Petition and this Interim Order in accordance with paragraph 9 of this Interim Order will constitute good and sufficient service of this proceeding and no other form of service need be made and no other material need be served on persons in respect of these proceedings. In particular, service of the Petition herein and the accompanying Affidavit and additional Affidavits as may be filed, is dispensed with.

30.                In the event the hearing for the Final Order is adjourned, only those persons who have filed and delivered a Response in accordance with this Interim Order need be provided with notice of the adjourned hearing date and any filed materials.

VARIANCE

31.                CRH will be entitled, at any time, to apply to vary this Interim Order or for such further order or orders as may be appropriate.

32.                To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the BCBCA, applicable Securities Laws or the articles of CRH, this Interim Order will govern.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS INTERIM ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of lawyer for Petitioner
Alexandra Luchenko

BY THE COURT

REGISTRAR

ANNEX H

No. S-212118

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT,

S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING

CRH MEDICAL CORPORATION

and WELL HEALTH TECHNOLOGIES CORP.

CRH MEDICAL CORPORATION

PETITIONER

NOTICE OF HEARING OF PETITION

To:              The holders of shares of CRH Medical Corporation (“CRH”), holders of outstanding options to purchase CRH Shares and holders of outstanding shares units with respect to CRH shares (collectively, the “CRH Securityholders”)

NOTICE IS HEREBY GIVEN that a Petition has been filed by the Petitioner, CRH in the Supreme Court of British Columbia (the “Court”) for approval of a plan of arrangement (the “Arrangement”), pursuant to the Business Corporations Act, S.B.C., 2002, c. 57, as amended (the “BCBCA”);

AND NOTICE IS FURTHER GIVEN that by an Interim Order Made After Application, pronounced by the Court on March 10, 2021, the Court has given directions as to the calling of a special meeting of the CRH Securityholders, for the purpose of, among other things, considering, and voting upon the special resolution to approve the Arrangement;

AND NOTICE IS FURTHER GIVEN that an application for a Final Order approving the Arrangement and for a determination that the terms and conditions of the Arrangement and the exchange of CRH common shares for cash and CRH share units and options for cash or comparable securities of WELL Health Technologies Corp., as applicable, to be effected thereby are procedurally and substantively fair and reasonable to the CRH Securityholders, and shall be made before the presiding Judge in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia on April 20, 2021 at 9:45 am (Vancouver time), or as soon thereafter as counsel may be heard (the “Final Application”).

AND NOTICE IS FURTHER GIVEN that the Final Order approving the Arrangement will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof with respect to securities of WELL Health Technologies Corp. issued in exchange for certain CRH share units and options under the Arrangement.

IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Petition (“Response”) in

H-1

the form prescribed by the Supreme Court Civil Rules, together with any affidavits and other material on which that person intends to rely at the hearing of the Final Application, and delivered a copy of the filed Response, together with all affidavits and other material on which such person intends to rely at the hearing of the Final Application, including an outline of such person’s proposed submissions, to the Petitioner at its address for delivery set out below by or before 4:00 p.m. (Vancouver time) on April 16, 2021.

The Petitioner’s address for delivery is:

BLAKE, CASSELS & GRAYDON LLP

Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, B.C. V7X 1L3

Attention: Alexandra Luchenko

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of “Response” as aforesaid. You may obtain a form of “Response” at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.

AT THE HEARING OF THE FINAL APPLICATION the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.

IF YOU DO NOT FILE A RESPONSE and attend either in person or by counsel at the time of such hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Arrangement is approved, it will significantly affect the rights of the CRH Securityholders.

A copy of the said Petition and other documents in the proceeding will be furnished to any CRH Securityholders upon request in writing addressed to the solicitors of the Petitioner at the address for delivery set out above.

Date: March 10, 2021	“Alexandra Luchenko”
Signature of lawyer for Petitioner
Alexandra Luchenko

H-2

ANNEX I

INFORMATION CONCERNING WELL

NOTICE TO READER	I-2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	I-2
DOCUMENTS INCORPORATED BY REFERENCE	I-4
SUMMARY DESCRIPTION OF BUSINESS	I-7
CONSOLIDATED CAPITALIZATION	I-12
DESCRIPTION OF WELL SHARES	I-12
PRIOR SALES	I-13
TRADING PRICE AND VOLUME	I-15
RISK FACTORS	I-15
INTEREST OF EXPERTS	I-22

NOTICE TO READER

The information concerning WELL in this Annex I is being provided by WELL to CRH securityholders to comply with certain Canadian securities laws. Any information incorporated by reference into this Annex I from documents filed by WELL with the securities commissions or similar regulatory authorities in Canada is so incorporated by reference solely for purposes of Canadian securities laws, and not for purposes of U.S. securities laws.

Unless the context indicates otherwise, capitalized terms which are used in this Annex I and not otherwise defined in this Annex I have the meanings given to such terms under the heading “About this Proxy Statement” or elsewhere in this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this Annex I and the documents incorporated by reference herein may constitute forward-looking statements, forward-looking information, future-oriented financial information or financial outlooks (collectively, “forward-looking information”) within the meaning of applicable U.S. and Canadian securities legislation. Such forward-looking information is based upon WELL’s and its management’s current internal predictions, expectations, beliefs, plans, projections, objectives, goals, strategies, assumptions, priorities, intentions or estimates. Forward-looking information can often be identified by forward-looking words or phrases such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “schedules”, “forecasts”, “budgets”, “proposes”, or variations or comparable language of such words, and phrases or statements stating that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” occur, be taken or be achieved or other connotations or such words or phrases or other similar expressions concerning matters that are not historical facts. Forward-looking information may also include, without limitation, any statement relating to future events, conditions or circumstances. WELL cautions the reader not to place undue reliance upon any such forward-looking information.

Forward-looking information does not constitute historical fact but rather reflects the current expectations of WELL regarding future results or events based on information that is currently available. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the results, performance, achievements, predictions, forecasts, projections and other forward-looking information will not occur or will differ materially from such anticipated results, performance, achievements, predictions, forecasts, projections or other forward-looking information. Forward-looking information in this Annex I includes, but is not limited to, statements with respect to:

•	WELL’s expectations as to the successful closing of the Arrangement;

•	WELL’s expectations as to the effect of the COVID-19 pandemic on its business and operations;

•	WELL’s expectations regarding its revenue, expenses and operations;

•	WELL’s anticipated cash needs and its needs for additional financing;

•	WELL’s planned integration of its various acquisitions;

•	WELL’s plan for future mergers and acquisitions, including its strategy to consolidate and modernize primary healthcare assets;

•	WELL’s plans for and timing of expansion of its services;

•	WELL’s future growth plans, including its plans to make acquisitions of additional healthcare clinics and digital technologies;

•	WELL’s strategy to make acquisitions which assist in obtaining cost efficiencies and improvements through shared services and synergies;

•	WELL’s ability to attract new customers and develop and maintain relationships with existing customers;

•

the ability of WELL to acquire or develop, introduce and implement new products as well as enhancements or improvements for existing products that respond, in a timely fashion, to customer/product requirements and rapid technological change;

•	WELL’s ability to identify, attract, hire, train, motivate and retain personnel;

•	WELL’s technology and data, and expected uses and benefits, including planned strategies to leverage technological assets and capabilities to modernize clinical operations to benefit customers;

•	general economic, business and political conditions;

•	stock market volatility;

•	anticipated costs and ability to achieve goals, including the ability and costs necessary to make strategic acquisitions and planned expansions of products and services;

•	the impact of any changes in the laws and regulations in the jurisdictions in which WELL operates;

•	WELL’s competitive position and its expectations regarding competition;

•

WELL’s reliance on digital and internet technologies to conduct and expand its operations, including reliance on information technology to process, transmit and store sensitive and confidential data, and the resulting exposure of WELL and/or its customers to risks related to cybersecurity;

•

WELL’s reliance on open source software products developed by third parties over whom WELL has no control and the accompanying risk that such components may infringe on the intellectual property rights of others and thereby expose WELL to infringement claims and liability in connection with the use of these open source software components; and

•	anticipated trends and challenges in WELL’s business and the markets in which it operates.

Although WELL believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. WELL cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither WELL nor any other person assumes responsibility for the accuracy or completeness of the forward-looking information. Some of the risks and other factors, some of which are beyond WELL’s control, which could cause results to differ materially from those expressed in the forward-looking information contained in this Annex I, include, but are not limited to, those set forth under “Risk Factors” in this Annex I and in the AIF (as defined herein).

Forward looking statements are based on a number of material factors and assumptions, including:

•	satisfaction of all conditions of the proposed Arrangement and receipt of all necessary approvals;

•	that future revenue, operations and financial metrics of WELL will continue to grow in accordance with management’s expectations and the execution of its business strategy;

•	that WELL is able to obtain future capital as and when required on reasonable commercial terms;

•	that WELL is able to execute on its business strategy;

•

there being no material variations in the legislation and regulation of health care and health care professionals in Canada and the regulation of electronic medical records as it affects the business of WELL;

•	that WELL continues to be able to identify, negotiate and close on acquisition targets on commercially reasonable terms;

•	that operating expenses, including general and administrative expenses, will continue in accordance with management’s expectations;

•	that WELL is able to attract and retain skilled personnel in terms of management, health care professionals and administrative personnel;

•	there being no material adverse changes to the access and cost of open software products developed by third parties that are utilized by WELL; and

•	general economic and financial market conditions.

While WELL considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. Actual results may vary from such forward-looking information for a variety of reasons, including but not limited to risks and uncertainties disclosed in this Annex I and the documents incorporated by reference herein. See “Risk Factors”.

The forward-looking information contained in this Annex I is presented as of the date of this proxy statement and, accordingly, is subject to change after such date. Forward-looking information is disclosed for the purpose of providing information about management’s current expectations and plans and allowing investors and others to gain a better understanding of WELL’s operating environment. WELL does not intend or undertake to publicly update any forward-looking information included in this Annex I, whether as a result of new information, future events or otherwise, except in accordance with applicable Canadian securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Annex I from documents filed with the securities commissions or similar regulatory authorities in Canada. WELL is permitted to “incorporate by reference” such information, which means that WELL can disclose important information to you by incorporating certain documents into this Annex I. Information that is incorporated by reference is an important part of this Annex I. Copies of WELL’s documents incorporated by reference may be obtained on request without charge from the Chief Financial Officer of WELL by telephone 604-628-7266, and are also accessible at www.sedar.com.

The following documents of WELL, which have been filed with the applicable securities commissions or similar regulatory authorities in Canada, are incorporated by reference into this Annex I:

•	the annual information form of WELL dated May 6, 2020 for the year ended December 31, 2019 (the “AIF”);

•	the audited consolidated financial statements of WELL for the year ended December 31, 2020, together with the auditor’s report thereon and the notes thereto;

•	WELL’s management’s discussion and analysis for the year ended December 31, 2020;

•	the management information circular dated August 31, 2020 in respect of WELL’s annual general and special meeting of shareholders held on September 30, 2020; and

•	WELL’s material change reports dated:

•	February 26, 2021 with respect to WELL’s completion of its previously announced offering of subscription receipts for gross proceeds of $302.5 million;

•	February 16, 2021 with respect to WELL entering into the Arrangement Agreement to acquire all of the issued and outstanding shares of CRH;

•	October 27, 2020 with respect to WELL’s completion of its previously announced bought deal public offering of WELL shares for gross proceeds of $80,512,650;

•	October 5, 2020 with respect to WELL entering into an agreement for a bought deal public offering of WELL shares for gross proceeds of $70,011,000;

•	September 30, 2020 with respect to the completion of WELL’s previously announced private placement offering of WELL shares for aggregate gross proceeds of $23,000,000;

•	September 2, 2020 with respect to WELL’s entry into a share purchase agreement with Circle Medical Technologies, Inc. dated August 31, 2020;

•	July 31, 2020 with respect to the grant of 363,845 restricted share units, 136,923 performance share units and 255,000 stock options;

•

July 31, 2020 with respect to the notice of conversion of WELL’s 8% unsecured convertible debentures due June 30, 2024 and the notice of conversion of WELL’s 10% unsecured convertible debentures due March 31, 2025;

•

July 31, 2020 with respect to the formation of its new business unit, WELL Health Digital Apps Inc. (“WDHA”), the appointment of Shervin Bakhtiari as general manager of WDHA, and the appointment of Michael Goodman as Head of Acquisitions in Eastern Canada;

•	May 28, 2020 with respect to completion of its previously announced bought deal public offering of WELL shares for gross proceeds of $14,375,460;

•	May 6, 2020 with respect to WELL’s completion of an indirect acquisition of the issued and outstanding shares of Oscarservice Inc. dba Trinity Healthcare Technologies;

•	May 6, 2020 with respect to WELL’s entry into a share purchase agreement with MedBASE Software Inc. on February 12, 2020;

•	May 6, 2020 with respect to the grant of 1,162,806 restricted share units, 136,545 performance share units and 765,000 stock options;

•	May 5, 2020 with respect to WELL entering into an agreement for a bought deal public offering of WELL shares for gross proceeds of $12,500,400;

•	May 4, 2020 with respect to WELL’s wholly-owned subsidiary WELL EMR Group Inc.’s completion of an acquisition of the issued and outstanding shares of MedBASE Software Inc.;

•	April 27, 2020 with respect to the appointment of Tara McCarville to WELL’s Board of Directors and the resignation of Peter Maclean from WELL’s Board of Directors;

•	April 8, 2020 with respect to WELL’s completion of its strategic investment in Insig Corporation, and in particular the share exchange announced on March 26, 2020;

•	March 31, 2020 with respect to WELL’s filing of its 2019 annual audited consolidated financial statements and management’s discussion and analysis for the 12- month period ended December 31, 2019;

•	March 23, 2020 with respect to the TSX’s acceptance of WELL’s Notice of an Intention to Make a Normal Course Issuer Bid;

•	March 16, 2020 with respect to WELL’s completion of the previously announced second tranche of $1.0 million private placement of convertible debentures;

•

March 13, 2020 with respect to an increase of WELL’s previously announced private placement of convertible debentures by $1.0 million to $11.0 million and the closing of the previously announced first tranche of $10.0 million non-brokered private placement of convertible debentures;

•	March 12, 2020 with respect to WELL’s partnership with McMaster University and the Public Health Agency of Canada;

•

March 12, 2020 with respect to WELL entering into an agreement with an investor relating to a non-brokered private placement offering of senior unsecured convertible debentures in the aggregate principal amount of $10.0 million;

•	March 3, 2020 with respect to WELL’s launch of WELL Health VirtualClinic+; and

•	January 9, 2020 with respect to WELL’s receipt of final approval from the TSX to list its outstanding WELL shares on the TSX and delist from the TSX Venture Exchange (the “TSX-V”).

Any material change reports (excluding confidential material change reports), annual information forms, interim consolidated financial statements and related management’s discussion and analysis, annual audited consolidated financial statements (including the independent auditor’s report thereon) and related management’s discussion and analysis, business acquisition reports, information circulars and certain other disclosure documents, of the type referred to in section 11.1 of Form 44-101F1, filed by WELL with any securities commissions or similar regulatory authority in Canada after the date of this Annex I and prior to the CRH meeting are deemed to be incorporated by reference into this Annex I.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Annex I is deemed to be modified or superseded, for purposes of this Annex I, to the extent that a statement contained in this Annex I or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Annex I modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Annex I.

SUMMARY DESCRIPTION OF BUSINESS

Corporate Structure

WELL was incorporated under the Business Corporations Act (British Columbia) on November 23, 2010 under the name “Movarie Capital Ltd.”. On June 1, 2017, WELL changed its name to “Wellness Lifestyles Inc.” and WELL’s trading symbol changed from “MOV” to “WELL”. On July 13, 2018, WELL changed its name to “WELL Health Technologies Corp.”

WELL’s head office is located at Suite 200, 322 Water Street, Vancouver, British Columbia V6B 1B6, and its registered and records office is located at 800 — 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

WELL is a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec and New Brunswick. The WELL shares are listed under the symbol “WELL” on the TSX.

As of the date of this proxy statement, WELL had the following direct and indirect wholly-owned and majority-owned operating subsidiaries:

Subsidiaries	Jurisdiction of Incorporation	Ownership Percentage	Direct or Indirect Ownership
WELL Health Clinic Network Inc.	British Columbia	100%	Direct
WELL EMR Group Inc.	British Columbia	100%	Direct
WELL Digital Health Apps Inc.	British Columbia	100%	Direct
WELL Health Allied Care Inc.	British Columbia	100%	Direct
Cycura Data Protection Corp.	British Columbia	100%	Direct
SleepWorks Medical Inc. (“SleepWorks”)	Canada	51%	Direct
Spring Medical Centre Ltd. (“Spring Medical”)	British Columbia	51%	Direct
Armin Ghayyur Physiotherapist Corporation (“Easy Allied”)	British Columbia	51%	Direct
DoctorCare Inc. (“DoctorCare”)	Ontario	100%	Indirect
2497790 Ontario Inc.	Ontario	100%	Direct
2520236 Ontario Inc.	Ontario	100%	Direct
10639958 Canada Inc.	Ontario	100%	Indirect
INSIG Corporation (“Insig”)	Canada	100%	Direct
Source 44 Consulting Incorporated (“Source 44”)	Ontario	100%	Direct
Circle Medical Technologies, Inc. (together with Circle Medical Group and Circle Medical Canada, (“Circle Medical”)	Delaware	70%	Direct
Circle Medical Group of California (“Circle Medical Group”)	California	70%	Direct
Circle Medical Technologies (Canada) Inc. (“Circle Medical Canada”)	Quebec	70%	Direct
ExcelleMD Inc. (“ExcelleMD”)	Quebec	100%	Direct
VirtuelMED Inc. (“VirtuelMED”)	Quebec	100%	Direct
Société Patricia Côté M.D. Inc.	Quebec	100%	Direct
Adracare Inc. (“Adracare”)	Ontario	100%	Direct
Open Health Software Solutions Inc. (“OpenHealth”)	Canada	100%	Direct

On January 1, 2021, WELL amalgamated Indivica Inc (“Indivica”), Vivikoo and Oscarservice Inc. dba Trinity Health Technologies (“THT”) into WELL EMR Group Inc., and transferred its majority interests in SleepWorks and Spring Medical into WELL Allied Health Care Inc. and WELL Health Clinical Network Inc., respectively. WELL also completed the acquisition of Adracare and OpenHealth.

On February 6, 2021, WELL entered into the Arrangement Agreement with CRH, WELL Health Acquisition Corp., a wholly owned subsidiary of WELL, and 1286392 B.C. Ltd, a wholly owned subsidiary of WELL.

Subject to the terms and conditions of the Arrangement Agreement, WELL (through its subsidiaries) will acquire all of the issued and outstanding CRH shares, pursuant to a plan of arrangement to be approved by the Supreme Court of British Columbia in accordance with Section 288 of the Business Corporations Act (British Columbia). If the Arrangement is completed, CRH shareholders will be entitled to receive US$4.00 in cash (without interest and less any applicable withholding taxes) for each CRH share that they own immediately prior to completion of the Arrangement. See “Unaudited Pro Forma Consolidated Information” in this Annex.

WELL intends to finance the Arrangement through a combination of equity and debt financing. Currently with the execution of the Arrangement Agreement, WELL entered into subscription agreements with a group of institutional and individual investors as part of a private placement of subscription receipts, for a total of $302.5M. Each such subscription receipt entitles the holder thereof to one WELL share upon the satisfaction of certain conditions related to the completion of the Arrangement. In addition, WELL has entered into a commitment letter with certain banks in which WELL will be provided with a credit facility to partially fund the Arrangement, contingent on certain conditions related to the completion of the Arrangement being satisfied.

Description of the Business

WELL is an omni-channel digital health company whose aim is to positively impact health outcomes by leveraging technology to empower and support patients and doctors. WELL operates 20 healthcare clinics located in British Columbia, 5 medical clinics in the province of Quebec and 2 medical clinics in the state of California, provides digital Electronic Medical Records (“EMR”) software and services to over 2,200 medical clinics with over 10,700 medical practitioners across Canada, operates telehealth services in Canada and the United States, and is a provider of digital health applications, billing and cybersecurity related technology solutions. WELL’s overarching goal is to consolidate and modernize primary healthcare assets using digital technologies and processes that improve patient experience, operational efficiency and overall care performance.

WELL is an acquisitive company that follows a disciplined and accretive capital allocation strategy. WELL’s strategy for maximizing income potential from its health clinics is based on its mergers and acquisitions (“M&A”) strategy and shared services approach which includes, but is not limited to, acquiring additional primary health clinics, obtaining cost efficiencies and improvements through synergies (derived via scale enhancements as well as technology improvements) and providing digitally enabled healthcare through technologies such as telemedicine. WELL continues to evaluate and seek additional clinical and digital health related acquisitions.

For the 12-months ended December 31, 2020, WELL generated $50.2M in annual revenue, consisting of $36.7M of patient services revenue, $12.3M of software services revenue, and $1.2M of cybersecurity services revenue.

	For the 12-months ended December 31, 2020	For the 12-months ended December 31, 2019
Public insured clinical	$29,504,625	$26,522,147
Other clinical	$7,243,503	$3,783,212
Total Clinical services	$36,748,128	$30,305,359
Software and services	$12,340,394	$2,505,423
Cybersecurity services	$1,151,727	—
Total Revenue	$50,240,249	$32,810,782

Public insured clinical services refers to revenue generated for providing publicly accessible healthcare services that is reimbursed by the provincial health authorities. WELL directly bills the provincial healthcare ministry (e.g. MSP in British Columbia or OHIP in Ontario) on a fee-for-service basis. WELL then remunerates the physicians with approximately 70% of their billings for their services provided as independent contractors to WELL. Meanwhile, non-insured clinical services are not eligible for reimbursement by provincial health authorities, and as such are sometimes charged directly to patients and/or third parties. Other clinical services include services such as medical legal reports, health assessments, Spring Medical allied health services, Easy Allied and SleepWorks related revenue.

Software and services revenue is based on: (i) monthly recurring revenue contracts with WELL’s EMR clients and one-time services such as the sale of products and services, implementation and training; (ii) telehealth services revenue from Circle Medical, WELL’s virtual health marketplace called Tia Health and monthly recurring revenue from WELL’s VirtualClinic+ telehealth platform for medical practitioners; (iii) digital app revenue associated with WELL’s apps.health marketplace; (iv) billing as a service revenue from DoctorCare; and (v) starting in first quarter 2021, will include Adracare’s software and telehealth related revenue.

Cybersecurity services revenue is based on services provided to third party companies on cybersecurity protection and patient data privacy solutions.

WELL Health Clinic Network

WELL currently owns and operates a network of 20 medical clinics in the province of British Columbia, 5 medical clinics in the province of Quebec and 2 medical clinics in the state of California. WELL wholly-owns 24 of these clinics and is a majority owner in three of these clinics, Spring Medical and Circle Medical. WELL is focused on providing patient care and healthcare services at these facilities, with the support of doctors, within the context of the publicly accessible healthcare services that are reimbursed by the provincial health authorities. To the extent there are services rendered by WELL that are not eligible for reimbursement, such services are charged directly to patients and/or third parties.

WELL has been an active acquirer of medical clinic related assets in British Columbia and elsewhere. WELL acquired two networks of clinics in 2018: six clinics in February 2018 and thirteen clinics in November 2018. WELL opened a new clinic in March 2020 called the “DermLab” in North Vancouver, B.C. which specializes in delivery of dermatology and cosmetic related medical services.

WELL completed two majority ownership acquisitions in 2019: a 51% majority stake ownership in SleepWorks in October 2019 and a 51% majority stake ownership in Spring Medical in December 2019.

On November 1, 2020, WELL completed a majority ownership acquisition of 51% of Easy Allied. Easy Allied is comprised of a mobile network of health experts focused on the fields of physiotherapy, occupational therapy, kinesiology and clinical counselling. Easy Allied is expected to deliver care services to patients through access to WELL’s clinics and technology.

WELL completed a majority ownership acquisition of approximately 70% of Circle Medical on November 13, 2020, which operates two medical clinics in the San Francisco Bay Area.

WELL completed its acquisition of ExcelleMD and VirtuelMED on December 8, 2020. ExcelleMD is a Montreal based omni-channel healthcare company providing both virtual and in-person care via its five multi-disciplinary clinics. VirtuelMED is the virtual care platform that ExcelleMD practitioners have been utilizing to provide telehealth services to their B2B customers.

WELL EMR Group

As of the date of this Annex I, WELL believes it is the third largest EMR vendor in Canada, providing digital EMR software and services to over 2,200 medical clinics across Canada. WELL EMR Group is the provider of OSCAR Pro, an EMR platform based on McMaster University’s popular web-based open source OSCAR EMR system (OSCAR is an acronym for “Open Source Clinical Application Resource”). Management believes that a robust, secure, flexible EMR system is the backbone of a medical services network upon which WELL can then launch other digital technology to doctors and patients such as new patient engagement and telemedicine applications.

WELL’s growth in the EMR market has been primarily driven by nine EMR related acquisitions.

WELL completed four digital EMR related acquisitions in 2019: NerdEMR Services Ltd. (“NerdEMR”) in January 2019, OSCARprn — Treatment Solutions Ltd. (“OSCARprn”) in June 2019, Kela Atlantic Inc. dba KAI Innovations (“KAI Innovations”) in July 2019 and OSCARwest EMR Services (“OSCARwest”) in December 2019.

WELL completed three digital EMR related acquisitions in 2020: THT in February 2020, MedBASE in May 2020 (which was dissolved in the same year after all of its assets were transferred into WELL EMR Group Inc.) and Indivica in June 2020. In addition, WELL also successfully transitioned all clinics from ClearMedica Corporation (“ClearMedica”) in the fourth quarter of 2020 through a customer purchase agreement.

On January 1, 2021, WELL completed the acquisition of OpenHealth and also announced WELL has entered into a customer purchase agreement with a non-OSCAR EMR provider to migrate its clinics and physicians onto WELL’s EMR network.

On March 7, 2021, WELL entered into a share purchase agreement to acquire Intrahealth Systems Limited (“Intrahealth”). Intrahealth is an enterprise class EMR provider that supports a myriad of healthcare settings including health authorities, hospitals, public health outpatient centres, community health, home care, ambulatory care and diverse health care professionals. The acquisition of Intrahealth is expected to be completed in the second quarter of 2021.

WELL Digital Health Apps

WELL Digital Health Apps is a single entity encompassing all of WELL’s digital health assets, including WELL’s telehealth service, recently launched apps.health marketplace and digital health related investments.

On March 2, 2020, WELL announced the launch of VirtualClinic+. VirtualClinic+ is a digital health communications platform that connects patients to physicians through video, phone and secure messaging. VirtualClinic+ is fully integrated with the OSCAR EMR system to ensure a seamless experience for physicians offering telehealth.

Between May and September 2020, WELL made an aggregate investment of $280,000 in Phelix Al Inc. via convertible promissory notes. Phelix Al Inc. is a Toronto based digital health company that provides artificial intelligence (Al) powered clinical assistant tools. Phelix allows healthcare clinics to automate key workflows and administration tasks.

On September 30, 2020, WELL launched apps.health, a digital health app marketplace for EMR users. Its mission is to connect healthcare professionals with new and pioneering solutions or “apps” which integrate securely and seamlessly with a clinic’s EMR software. apps.health currently features approximately 20 digital health applications provided by 12 app publishers.

On November 12, 2020, WELL announced it had acquired Insig, a Canadian leader in telehealth services. Previous to the acquisition, WELL had also entered into a strategic alliance agreement with Insig which allows it to commercialize the Insig platform on a private label basis under the VirtualClinic+ brand.

On December 3, 2020, WELL announced it had acquired a minority interest in Simpill Health Group Inc. (“Pillway”), a full-service digital pharmacy that also provides e-prescription products and services. WELL plans to add a new Pillway “App” to its app.health marketplace.

On January 1, 2021, WELL completed its acquisition of Adracare. Adracare is an omni-channel practice management platform serving healthcare practitioners in five countries. Adracare’s largest customer sectors include mental health, medicinal cannabis and physical therapy. Adracare provides secure clinic management, telehealth and practice management software related services.

On February 3, 2021, WELL completed an investment into Twig Fertility Co., a reproductive start-up looking to create the next generation fertility care in mid-town Toronto in Q3 of 2021.

On March 1, 2021, WELL converted the outstanding principal and accrued interest of convertible promissory notes into common shares of Phelix.ai. WELL also subscribed for additional shares of Phelix.ai.

Cycura Data Protection Corp.

On August 1, 2020, WELL completed its acquisition of the Services Division of Cycura Inc., a leader in providing top-tier cybersecurity services. WELL retained the Cycura brand and formed a new business unit Cycura Data Protection Corp. (“Cycura”). Cycura provides cybersecurity protection and patient data privacy solutions across all of WELL’s business units. In addition, Cycura continues to service its existing customers across a broad array of industries including healthcare clients. This acquisition has elevated WELL’s overall cybersecurity and risk assessment program.

On December 1, 2020, WELL completed its acquisition of Source 44 Consulting Incorporated, a provider of cybersecurity services and related solutions to businesses. Source 44 provides a wide array of cybersecurity services including managed network and vulnerability services, risk assessments, penetration testing and cybersecurity audits, in addition to deploying network and security related products and solutions for businesses. Source 44 is situated in the Cycura Data Protection Corp. business unit.

DoctorCare

On November 1, 2020, WELL completed its acquisition of DoctorCare which serves as a new business unit that focuses on the North American medical billing and back-office marketplace. DoctorCare is a provider of “Billing as a Service” outsourcing services to over 2,000 doctors across Canada. DoctorCare’s solutions and services are designed to help doctors ensure they are minimizing errors, ensuring compliance, improving patient care and growing their practice. DoctorCare is already integrated with WELL’s OSCAR Pro EMR and is featured on WELL’s app.health marketplace.

Future Growth

WELL’s goals for 2021 are to: (i) achieve organic growth across all of its operating business units; (ii) follow a disciplined acquisition and capital allocation strategy; (iii) increase operating cash flows by optimizing costs and the digitization of clinical assets; and (iv) to increase market share of its digital health related products and virtual care programs. Key growth strategies include:

•	attracting and retaining patients and physicians by improving the patient and physician experience;

•	introducing new insured and non-insured services to WELL’s primary health care facilities;

•	migrating non-OSCAR EMR customers onto WELL’s OSCAR Pro service;

•	increasing the number of healthcare related digital applications available on the apps.health marketplace;

•	expanding market share of WELL’s telehealth programs including Tia Health, VirtualClinic+, VirtuelMED, Adracare and Circle Medical;

•	growing DoctorCare billing services revenue across North America; and

•	cross-selling cybersecurity related services across all of WELL’s business units and customers.

WELL continues to have a strong pipeline of potential acquisition targets to drive its inorganic growth strategy. WELL’s acquisition strategy continues to be based on executing on a disciplined and accretive capital allocation program. Due to COVID-19, WELL has increased its investment focus on technologies and services that can be provided remotely such as EMR and telehealth related businesses while maintaining focus on clinical practices that are more tech enabled.

CONSOLIDATED CAPITALIZATION

The following table sets out the consolidated capitalization of WELL as of December 31, 2020 and as of the date of the Annex I. Except as otherwise set forth in this Annex I, there have been no material changes in the consolidated share and loan capital of WELL since December 31, 2020, the date of WELL’s most recent audited consolidated financial statements.

	As at December 31, 2020	As at the date of this Annex I
WELL shares
WELL shares	162,998,852	163,278,243
Other securities exercisable or convertible into WELL shares
stock options(1)	6,974,099	6,974,099
restricted share units (“WELL RSUs”)(2)	3,564,497	3,564,497
performance share units (“WELL PSUs”)(3)	719,729	719,729
agent’s warrants(4)	119,656	—
subscription receipts(5)	—	30,867,324
Total WELL shares on a fully-diluted basis	174,376,833	205,403,892

(1)	Each stock option represents the right to purchase, once vested, one Well share.
(2)

The WELL RSUs were granted to certain employees, consultants, officers and a director of WELL pursuant to WELL’s Long-Term Performance Incentive Plan prior to September 30, 2020 and Omnibus Equity Incentive Plan effective September 30, 2020. Each WELL RSU represents the right to receive, once vested, one WELL share.

(3)

The WELL PSUs were granted to certain employees and consultants pursuant to WELL’s Long-Term Performance Incentive Plan prior to September 30, 2020 and Omnibus Equity Incentive Plan effective September 30, 2020. Each WELL PSU represents the right to receive, once vested and performance criteria are met, one WELL share.

(4)

Each agent’s warrant entitles the holder to purchase one WELL share at exercise prices ranging from $0.30 to $1.45 per share until their respective expiry dates, which range from December 13, 2020 to February 13, 2021. As of the date of this Annex I, all warrants have been fully exercised.

(5)

Each subscription receipt entitles the holder to receive one WELL share upon certain conditions related to the completion of the Arrangement being satisfied, pursuant to the applicable subscription agreements.

DESCRIPTION OF WELL SHARES

Authorized Share Capital

WELL is authorized to issue an unlimited number of WELL shares, of which as at the date of this Annex I, 163,278,243 WELL shares are outstanding.

WELL shares

Holders of WELL shares are entitled to receive notice of any meetings of shareholders of WELL and to attend and to cast one vote per WELL share at all such meetings. Holders of WELL shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the WELL shares entitled to vote in any election of directors may elect all directors standing for election. Holders of WELL shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by WELL’s Board of

Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of WELL are entitled to receive on a pro rata basis the net assets of WELL after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of WELL shares with respect to dividends or liquidation. The WELL shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

PRIOR SALES

The following table sets out the details concerning the WELL shares, and securities convertible into WELL shares, issued by WELL during the 12-month period prior to the date of this proxy statement:

Date of Issue/Grant	Price/Exercise Price per WELL Share	Type of Securities	Number of Securities	Reason for Issuance
March 2, 2020	$0.95	WELL shares	20,833	exercise of warrants
March 2, 2020	$0.43	WELL shares	20,000	exercise of stock options
March 25, 2020	$0.30	WELL shares	21,901	exercise of warrants
April 1, 2020	$1.37	WELL shares	24,141	acquisition related/time-based earn-out
April 13, 2020	—	WELL shares	388,669	conversion of RSUs
May 4, 2020	$1.45	WELL shares	139	exercise of warrants
May 4, 2020	$0.95	WELL shares	337	exercise of warrants
May 4, 2020	$1.87	WELL shares	10,298	acquisition related/time-based earn-out
May 11, 2020	$1.45	WELL shares	7,506	exercise of warrants
May 22, 2020	$2.20	WELL shares	6,534,300	public offering
May 25, 2020	$0.30	WELL shares	10,950	exercise of warrants
May 25, 2020	$0.95	WELL shares	33,710	exercise of warrants
May 25, 2020	$1.45	WELL shares	14,643	exercise of warrants
May 26, 2020	$0.95	WELL shares	337	exercise of warrants
June 1, 2020	$0.43	WELL shares	5,000	exercise of stock options
June 1, 2020	$3.10	WELL shares	500,000	acquisition related
June 4, 2020	$0.39	WELL shares	243,750	exercise of stock options
June 10, 2020	$1.45	WELL shares	418	exercise of warrants
June 25, 2020	$1.45	WELL shares	13,946	exercise of warrants
July 17, 2020	$1.45	WELL shares	140	exercise of warrants
July 17, 2020	$0.95	WELL shares	675	exercise of warrants
July 17, 2020	$0.30	WELL shares	150,000	exercise of warrants
July 31, 2020	$0.30	WELL shares	296,688	exercise of warrants
August 4, 2020	$3.16	WELL shares	6,089	acquisition related/time-based earn-out
August 13, 2020	$0.30	WELL shares	852	exercise of warrants
August 13, 2020	$0.95	WELL shares	8,006	exercise of warrants
August 13, 2020	$1.45	WELL shares	209	exercise of warrants
August 21, 2020	—	WELL shares	583,415	conversion of RSU/PSUs
Oct 16, 2019 —Aug 31, 2020	—	WELL shares	15,835,218	conversion of convertible debentures
September 15, 2020	$1.45	WELL shares	178,940	exercise of warrants
September 15, 2020	$0.95	WELL shares	3,337	exercise of warrants
September 15, 2020	$1.42	WELL shares	80.000	exercise of stock options
September 15, 2020	$0.43	WELL shares	8,750	exercise of stock options
September 29, 2020	$4.77(1)	WELL shares	4,821,803	private placement

Date of Issue/Grant	Price/Exercise Price per WELL Share	Type of Securities	Number of Securities	Reason for Issuance
October 22, 2020	$6.75	WELL shares	11,927,800	public offering
October 27, 2020	$0.95	WELL shares	10,350	exercise of warrants
November 2, 2020	$7.86	WELL shares	255,056	acquisition related
November 2, 2020	$6.21	WELL shares	3,092	acquisition related/time-based earn-out
November 13, 2020	$4.77	WELL shares	2,487,712	acquisition related
November 18, 2020	$0.30-$1.45	WELL shares	33,865	exercise of warrants
December 1, 2020	$7.47	WELL shares	281,124	acquisition related
December 11, 2020	$0.95	WELL shares	1,011	exercise of warrants
December 8, 2020	$6.905	WELL shares	325,850	acquisition related
December 11, 2020	$0.43-$1.42	WELL shares	34,375	exercise of stock options
December 21, 2020	—	WELL shares	275,848	conversion of RSUs
December 21, 2020	$0.39-$0.43	WELL shares	229,300	exercise of stock options
December 29, 2020	—	WELL shares	54,429	conversion of PSUs
January 19, 2021	$0.30-$1.45	WELL shares	111,623	exercise of warrants
January 25, 2021	$1.45	WELL shares	5,021	exercise of warrants
February 1, 2021	$6.43	WELL shares	2,989	acquisition related/time-based earn-out
February 9, 2021	from $0.30-$1.45	WELL shares	3,012	exercise of warrants
March 15, 2021	$7.91(2)	WELL shares	156,746	acquisition related
May 5, 2020	$2.24(2)	stock options	765,000	stock option grant
July 31, 2020	$3.25(2)	stock options	255,000	stock option grant
December 8, 2020	$6.94(2)	stock options	105,000	Stock option grant
May 5, 2020	$2.06(4)	WELL RSUs	1,162,806	RSU grant
July 31, 2020	$3.25(2)	WELL RSUs	363,845	RSU grant
December 8, 2020	$6.94(2)	WELL RSUs	1,039,171	RSU grant
May 5, 2020	$2.06(4)	WELL PSUs	136,545	PSU grant
July 31, 2020	$3.25 (2)	WELL PSUs	136,923	PSU grant
December 8, 2020	$6.94(2)	WELL PSUs	291,786	PSU grant
March 12, 2020	$2.30	convertible debentures	10,000(5)	private placement
March 16, 2020	$2.30	convertible debentures	1,000(6)	private placement
February 17, 2021	$9.80	subscription receipts	30,867,324(7)	private placement

(1)	20-day volume weighted average trading price of the WELL shares on the TSX from the date of issuance.
(2)	5-day volume weighted average trading price of the WELL shares on the TSX from the date of issuance.
(3)	Closing price of the WELL shares on the TSX-V on the date of issuance.
(4)	10-day volume weighted average trading price of the WELL shares on the TSX from the date of issuance.
(5)

Convertible into 4,347,826 WELL shares at a price of $2.30 per share until the maturity date of March 31, 2025. As at August 31, 2020, all of the outstanding principal amount of the convertible debentures was converted into 4,347,826 WELL shares.

(6)

Convertible into 434,782 WELL shares at a price of $2.30 per share until the maturity date of March 31, 2025. As at August 31, 2020, all of the outstanding principal amount of the convertible debentures was converted into 434,782 WELL shares.

(7)	Convertible into 30,867,324 WELL shares concurrently with completion of the Arrangement.

TRADING PRICE AND VOLUME

The WELL shares are listed on the TSX under the trading symbol “WELL”. The following table sets forth the reported intraday high and low prices and the trading volume for the WELL shares on the TSX, on a monthly basis for the 12-month period prior to the date of this Annex I:

Month	High ($)(1)	Low ($)(1)	Volume(2)
March 2020	1.79	1.20	8,067,639
April 2020	2.37	1.51	7,699,666
May 2020	3.75	2.05	26,912,607
June 2020	3.02	2.50	10,558,732
July 2020	3.79	2.83	12,733,975
August 2020	5.32	3.80	24,189,999
September 2020	7.44	5.06	31,964,066
October 2020	8.70	6.70	27,976,455
November 2020	8.27	6.51	29,154,991
December 2020	8.44	6.75	20,437,415
January 2021	8.25	7.30	14,820,216
February 2021	9.84	7.46	27,795,641
March 1-17, 2021	9.13	7.01	13,263,179

(1)	High and low daily trading prices in the month.
(2)	Total volume traded in the month.

RISK FACTORS

Investors should carefully consider the risks set out below and other information contained in or incorporated by reference in this Annex I, including those risks contained in the AIF under the heading “Risk Factors”. The operations of WELL are highly speculative and notably involve risks inherent to WELL’s capacity to successfully implement its solutions with the customers it is currently servicing and its ability to market such solutions. The risks and uncertainties set out below and the additional risks and uncertainties incorporated by reference herein are not the only ones facing WELL. Additional risks and uncertainties not currently known to WELL, or that WELL currently deems immaterial, may also impair WELL’s operations. If any of the risks actually occur, WELL’s business, operating results and financial condition. As a result, the trading price of the WELL shares could decline and investors could lose part or all of their investment. WELL’s business is subject to significant risks and past performance is no guarantee of future performance.

Possible Failure to Realize Anticipated Benefits of the Arrangement

A variety of factors, including those risk factors set forth in this proxy statement and the documents incorporated by reference herein, may adversely affect WELL’s ability to achieve the anticipated benefits of the Arrangement. A failure to realize the anticipated benefits of the Arrangement could have a material adverse effect on WELL’s business and operations.

WELL May be Required to Pay the Purchaser Termination Fee if It is Unable to Secure Sufficient Funding to Complete the Arrangement

WELL requires financing to complete the Arrangement. The completion of the Arrangement is not conditioned upon WELL’s receipt of financing. Under the Arrangement Agreement, WELL is required to use its commercially reasonable efforts to take all necessary actions to obtain the Finco financing and debt financing as outlined in this Proxy Statement. If for any reason WELL is unable to obtain the necessary funding through the

Finco financing or debt financing, WELL is required under the Arrangement Agreement to use reasonable commercial efforts to obtain alternative financing. WELL may be unable to obtain alternative financing with terms satisfactory to WELL. If WELL is unable to obtain sufficient alternative financing, it may be unable to complete the Arrangement, and would be required to pay to CRH the Purchaser termination fee of US$10 million, which could have a material adverse effect on WELL’s business, operating results and financial condition.

Additional financing

WELL may require additional capital in the future and no assurance can be given that such capital will be available on terms acceptable to WELL or at all. WELL anticipates that the currently available funds of WELL will be sufficient to finance its operations for 12 months. Accordingly, depending on its ability to achieve the goals set out in its business plan, WELL may need to raise further equity and/or debt financing to fund its operations and execute on its business plan. The success and the pricing of any such equity and/or debt financing will be dependent upon the prevailing market conditions at that time. If additional capital is raised by an issue of securities, this may have the effect of diluting shareholders’ interests in WELL. Any debt financing, if available, may involve financial covenants which limit WELL’s operations. If WELL requires additional capital and is unable to obtain it, there may be a possibility that it will not be able to fund its operations and execute on its business plan, which would have a materially adverse effect on its business, operating results and financial condition.

Market price of securities

There can be no assurance that an active market for the WELL shares will be sustained in the future. Securities of small-cap and mid-cap companies have experienced substantial volatility in the recent past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The price of the WELL shares is also likely to be significantly affected by WELL’s financial condition or results of operations as reflected in its financial statements. Other factors unrelated to the performance of WELL that may have an effect on the price of the WELL shares include the following: the extent of analytical coverage available to investors concerning the business of WELL may be limited if investment banks with research capabilities do not follow WELL’s securities; lessening in trading volume and general market interest in WELL’s securities may affect an investor’s ability to trade significant numbers of WELL shares; the size of WELL’s public float may limit the ability of some institutions to invest in WELL’s securities; and a substantial decline in the price of the WELL shares that persists for a significant period of time could cause WELL’s securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.

As a result of any of these factors, the market price of the WELL shares at any given point in time may not accurately reflect the long-term value of WELL. Class action litigation often has been brought against companies following periods of volatility in the market price of their securities. WELL may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Dilution to WELL shares

The increase in the number of WELL shares to be issued on exercise as at the date of the Annex I (including stock options, RSUs, PSUs and subscription receipts) or issued subsequently may have a depressive effect on the price of the WELL shares.

Negative cash flow

WELL reported negative cash flow from operating activities of $5.38M from continuing operations for the year ended December 31, 2020. It is anticipated that WELL will continue to report negative operating cash flow in future periods, likely until the end of 2021. Management anticipates that it has sufficient working capital to fund its negative operating cash flow for the next 12 month period but if there is a shortfall for any reason, WELL may be required to raise more financing. Under such circumstances, WELL will have less available funds for future acquisitions.

The COVID-19 pandemic and other general risks and uncertainty related to natural disasters, pandemics or other catastrophic events

Catastrophic events in general can have a material impact on the potential continuity of the business. The continued spread of COVID-19 globally could adversely affect our patient care operations, as healthcare providers may have heightened exposure to COVID-19 if an outbreak occurs in their geography. WELL’s ability to provide health care services may be adversely affected or disrupted as a result of changing patient intake patterns and needs as well as reduced availability of physicians and/or support staff. Further, the COVID-19 outbreak could result in adverse effects on our business and operations due to prioritization of clinic resources toward the outbreak or if quarantines and/or restrictions (such as travel restrictions) impede physician, staff or patient movement or interrupt healthcare services. In addition, WELL relies on third-party service providers to assist them in managing, monitoring and otherwise carrying out aspects of its business and operations, and the outbreak may affect their ability to devote sufficient time and resources to our programs or to travel to sites to perform work for WELL. WELL’s third-party contract supplier organizations’ ability to deliver on a timely basis our required medical and other supplies such as personal protective equipment may also be limited or affected materially. Such events may result in a period of business disruption, reduced operations, any of which could materially affect our business, financial condition and results of operations. WELL’s ability to serve patients remotely via telehealth services could be affected by technology vulnerabilities and/or glitches that could impede the ability for physicians and patients to access and/or utilize the software reliably.

The spread of COVID-19, which has caused a broad impact globally, may materially affect WELL economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing WELL’s ability to access capital, which could in the future negatively affect our liquidity.

The global outbreak of COVID-19 continues to evolve rapidly. The extent to which COVID-19 may impact WELL’s business, operations and financial performance will depend on future developments, including but not limited to, matters such as (a) the duration and/or severity of the outbreak, (b) government policies, restrictions and requirements as it relates to social distancing, forced quarantines and other requirements, (c) non-governmental influences or challenges such as the failure of banks and/or (d) any kind of ripple effect caused by the substantial economic damage that can be inflicted on society by a pandemic like COVID-19 such as lawlessness. The ultimate long-term impact of COVID-19 is highly uncertain and cannot be predicted with confidence.

Cybersecurity

WELL relies on digital and internet technologies to conduct and expand its operations, including reliance on information technology to process, transmit and store sensitive and confidential data, including protected health information, personally identifiable information, and proprietary and confidential business performance data. As a result, WELL and/or its customers are exposed to risks related to cybersecurity. Such risks may include unauthorized access, use, or disclosure of sensitive information (including confidential patient health records), corruption or destruction of data, or operational disruption resulting from system impairment (e.g., malware). Third parties to whom WELL outsources certain functions, or with whom their systems interface, are also subject to the risks outlined above and may not have or use appropriate controls to protect confidential information. A breach or attack affecting a third-party service provider or partner could harm WELL’s business even if WELL does not control the service that is attacked.

WELL’s operations depend, in part, on how well it protects networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to damage to hardware, computer viruses, hacking and theft. WELL’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. A compromise of WELL’s information technology or confidential information, or that of WELL’s patients and third parties with whom WELL interacts, may result in negative consequences, including the inability to process patient transactions, reputational harm affecting patient and/or investor confidence, potential liability under privacy, security, consumer protection or other applicable laws, regulatory penalties and additional regulatory scrutiny, any of which could have a material adverse effect on WELL’s business, financial position, results of operations or cash flows. As WELL has access to sensitive and confidential information, including personal information and personal health information, and since WELL may be vulnerable to material security breaches, theft, misplaced, lost or corrupted data, programming errors, employee errors and/or malfeasance (including misappropriation by departing employees), there is a risk that sensitive and confidential information, including personal information and personal health information, may be disclosed through improper use of WELL’s systems, software solutions or networks or that there may be unauthorized access, use, disclosure, modification or destruction of such information. WELL’s on-going risk and exposure to these matters is partially attributable to, among other things, the evolving nature of these threats. As a result, cybersecurity and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage, malfunction, human error, technological error or unauthorized access is a priority. As cyber threats continue to evolve, WELL may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Business concentration by region

WELL processes a significant amount of transactions and earns a majority revenue stream from two geographic locations, the Provinces of British Columbia and Ontario, Canada. If economic, regulatory, legislative, or other factors affecting WELL’s business were to adversely change, then the revenues of WELL would be negatively impacted.

WELL is reliant on its key personnel

WELL’s success depends substantially on its small number of officers and executives, including Hamed Shahbazi as CEO and Chairman, Eva Fong as CFO, Amir Javidan as COO, Dr. Michael Frankel as WELL’s Chief Medical Officer, Atoussa Mahmoudpour as WELL’s Chief Legal Officer and other key employees and leaders. If WELL should lose the services of one or more key members of its executive committee, its ability to implement its business plan could be severely impaired. WELL’s executives and/or workforce is susceptible to COVID-19 related infections and other related concerns.

Use of open source software

WELL’s operations depend, in part, on how it makes use of certain open source software products, such as those utilized by WELL EMR Group Inc. These open source software products are developed by third parties over whom WELL has no control. WELL has no assurances that the open source components do not infringe on the intellectual property rights of others. WELL could be exposed to infringement claims and liability in connection with the use of these open source software components, and WELL may be forced to replace these components with internally developed software or software obtained from another supplier, which may increase its expenses. WELL has conducted no independent investigation to determine whether the sources of the open source software have the rights necessary to permit WELL to use this software free of claims of infringement by third parties. The developers of open source software may be under no obligation to maintain or update that software, and WELL may be forced to maintain or update such software itself or replace such software with internally developed software or software obtained from another supplier, which may increase its expenses. Making such replacements could also delay enhancements to WELL’s services. Certain open source software licenses provide that the licensed software may be freely used, modified and distributed to others provided that any modifications made to such software, including the source code to such modifications, are also made available under the same terms and conditions. As a result, any modifications WELL makes to such software may be made available to all downstream users of the software, including its competitors. Open source software licenses may require WELL to make source code for the derivative works available to the public. In the event that WELL inadvertently use open source software without the correct license form, or a copyright holder of any open source software were to successfully establish in court that WELL had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public. WELL could also incur costs associated with litigation or other regulatory penalties as a result.

WELL relies on third parties to provide some of its services and its business will be harmed if it is unable to provide these services in a cost-effective manner

WELL relies heavily on third parties such as its IT and EMR vendors and partners, medical supplies vendors to provide some of its goods and services. If these third parties were unable or unwilling to provide these goods and services in the future due to COVID-19 or other events that cause an anomalous in supply or demand of such goods and services, WELL would need to obtain such goods or services from other providers if they are available. This could cause WELL to incur additional costs or cause material interruptions to its business until these goods and services are replaced if possible.

Acquisitions and integration of new businesses create risks and may affect operating results

WELL may acquire additional businesses. WELL’s M&A strategy involves a number of risks related to the realization of synergies and overall integration of WELL’s operations, including but not limited to, human resources, company culture, product pricing, information technology, data integrity, information systems, business processes and financial management. COVID-19 may affect the ability of WELL to find new attractive acquisition opportunities and/or could impact WELL’s ability to execute on the integration of pending acquisition opportunities. There is no guarantee WELL will be able to complete any of the acquisitions it has currently announced, or acquisitions that it may announce in the future, and the completion of any such current or future proposed acquisitions are subject to the risks and uncertainties described in this section and elsewhere in this Annex I.

General healthcare regulation

Healthcare service providers in Canada are subject to various governmental regulation and licensing requirements and, as a result, WELL’s businesses operate in an environment in which government regulations and funding play a key role. The level of government funding directly reflects government policy related to healthcare spending, and decisions can be made regarding such funding that are largely beyond the businesses’ control. Any change in governmental regulation, delisting of services, and licensing requirements relating to healthcare services, or their interpretation and application, could adversely affect the business, financial condition and results of operations of these business units. In addition, WELL could incur significant costs in the course of complying with any changes in the regulatory regime. Non-compliance with any existing or proposed laws or regulations could result in audits, civil or regulatory proceedings, fines, penalties, injunctions, recalls or seizures, any of which could adversely affect the reputation, operations or financial performance of WELL. See the risk factor under the heading “The COVID-19 Pandemic and other General risks and uncertainty related to natural disasters, pandemics or other catastrophic events” above for additional commentary on the potential adverse effects of regulation within the context of COVID-19.

Uncertainty of liquidity and capital requirements

The future capital requirements of WELL will depend on many factors, including all matters relating to COVID-19 (see the risk factor under the heading “The COVID-19 Pandemic and other General risks and uncertainty related to natural disasters, pandemics or other catastrophic events” above for more information), the number and size of acquisitions consummated (if any), rate of growth of its client base, the costs of expanding into new markets (if any), the growth of the market for healthcare services and the costs of administration. In order to meet such capital requirements, WELL may consider additional public or private financing (including the incurrence of debt and the issuance of additional WELL shares) to fund all or a part of a particular venture, which could entail dilution of current investors’ interest in WELL. There can be no assurance that additional funding will be available or, if available, that it will be available on acceptable terms. If adequate funds are not available, WELL may have to reduce substantially or otherwise eliminate certain expenditures. There can be no assurance that WELL will be able to raise additional capital if its capital resources are depleted or exhausted. Further, due to regulatory impediments and lack of investor appetite, the ability of WELL to issue additional WELL shares or other securities exchangeable for or convertible into WELL shares to finance acquisitions may be restricted.

Reliance on physicians and other healthcare professionals

WELL relies heavily on the availability of physicians and other healthcare professionals to provide services at its facilities. If physicians and other healthcare professionals were unable or unwilling to provide these services in the future due to any sort of reason including infection due to COVID-19, this would cause interruptions in WELL’s business until mitigated accordingly. As such, vacancies and disabilities relating to WELL’s current medical staff may cause interruptions in WELL’s business and result in lower revenues.

As WELL expands its operations, it may encounter difficulty in securing the necessary professional medical and skilled support staff to support its expanding operations. There is currently a shortage of certain medical physicians in Canada and this may affect WELL’s ability to hire physicians and other healthcare practitioners in adequate numbers to support its growth plans, which may adversely affect the business, financial condition and results of operations.

Confidentiality of personal and health information

WELL and its subsidiaries’ employees and consultants have access, in the course of their duties, to personal information of clients of WELL and specifically their medical histories. There can be no assurance that WELL ‘s existing policies, procedures and systems will be sufficient to address the privacy concerns of existing and future clients whether or not such a breach of privacy were to have occurred as a result of WELL’s employees or arm’s length third parties. If a client’s privacy is violated, or if WELL is found to have violated any law or regulation, it could be liable for damages or for criminal fines and/or penalties.

Directors and officers may have conflicts of interest

Certain of the directors and/or officers of WELL may also serve as directors and/or officers of other companies and consequently there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers involving WELL are being made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of WELL.

WELL needs to comply with financial reporting and other requirements as a public company

WELL is subject to reporting and other obligations under applicable Canadian securities laws and TSX rules, including National Instrument 52-109. These reporting and other obligations place significant demands on WELL’s management, administrative, operational and accounting resources. Moreover, any failure to maintain effective internal controls could cause WELL to fail to meet its reporting obligations or result in material misstatements in its consolidated financial statements. If WELL cannot provide reliable financial reports or prevent fraud, its reputation and operating results could be materially harmed, which could also cause investors to lose confidence in WELL’s reported financial information, which could result in a lower trading price of its securities. Management does not expect that WELL’s disclosure controls and procedures and internal controls over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that its objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of some persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. Material disruption caused by events of COVID-19 on the business could adversely affect WELL’s ability to meet its financial reporting obligations.

Reliance on third parties for real estate that WELL operates in

WELL acts both as a tenant, sub-tenant and a sub-landlord within the context of the commercial spaces that it operates in. WELL does not own real property. There is a risk that these leases may not be renewed at the end of term, and a risk that an alternative location cannot be found. Moreover, these leased properties are managed by third parties and as such there is no assurance that they will be managed and maintained to meet any required environmental and safety standards. There are a number of risks related to COVID-19 such as WELL’s sub-tenants not paying rent and/or deferring rents and other lease obligations.

Technological change

WELL operates in a highly competitive environment where its software and other products and services are subject to rapid technological change and evolving industry standards. WELL’s future success partly depends on its ability to acquire, design and produce new products and services, deliver enhancements to its existing products and services, accurately predict and anticipate evolving technology and respond to technological advances in its industry and its customers’ increasingly sophisticated needs.

Potential for software system, database or network related failures or defects

WELL relies on software systems, databases and networks to process, transmit and store digital information. WELL also relies on technological solutions from a number of vendors and business units to effectively work together in order deliver its digital solutions and services to its customers. A software bug, failure or defect may negatively impact software systems, databases and networks from operating properly which could result in the inability of our customers from receiving our products for an indeterminate period of time.

Stock market volatility

There can be no assurance that an active and liquid market for the WELL shares will develop and investors may find it difficult to resell the WELL shares. The market price of the WELL shares may be subject to wide fluctuations in response to many factors, including variations in the operating results of WELL and its subsidiaries, divergence in financial results from analysts’ expectations, changes in earnings estimates by stock market analysts, changes in the business prospects for WELL and its subsidiaries, general economic conditions, legislative changes, and other events and factors outside of WELL’s control. In addition, stock markets have from time-to-time experienced extreme price and volume fluctuations, which could adversely affect the market price for the WELL shares. As WELL operates a highly accretive M&A program with acquisitions partly funded by the WELL shares, a decline in WELL’s share price could adversely affect WELL’s pace of acquisitions and M&A activity.

INTEREST OF EXPERTS

PricewaterhouseCoopers LLP, Chartered Professional Accountants, are WELL’s auditors and have issued an opinion with respect to WELL’s consolidated financial statements as at and for the year ended December 31, 2020. PricewaterhouseCoopers LLP report that they are independent of WELL in accordance with the Chartered Professional Accountants of British Columbia Code of Professional Conduct.

WELL HEALTH TECHNOLOGIES CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS AT DECEMBER 31, 2020

(UNAUDITED)

	C$ WELL AS REPORTED	C$ CRH AS REPORTED	C$ TOTAL ADJUSTMENTS	C$ PRO FORMA TOTAL	Notes
ASSETS
Current
Cash and cash equivalents	86,890,268	4,990,622	(894,175)	90,986,715	2 (a) (b) (e)
Restricted cash	4,169,384	—	—	4,169,384
Accounts and other receivables	8,654,192	29,695,446	—	38,349,638
Income tax receivable	0	3,745,765	—	3,745,765
Inventory and work in progress	1,267,701	—	—	1,267,701
Current portion of lease receivable	282,364	—	—	282,364
Other current assets	2,114,197	1,730,160	—	3,844,357

Total current assets	103,378,106	40,161,993	—	142,645,924
Financial assets at fair value through profit or loss	303,871	—	—	303,871
Investment accounted for using the equity method	5,041,960	—	—	5,041,960
Property and equipment	20,891,586	1,517,150	—	22,408,736
Intangible assets	131,345,762	173,669,755	320,353,203	625,368,720	2 (f)
Lease receivable	1,520,521	—	—	1,520,521
Equity investment	—	132,642	—	132,642
Deferred tax assets	—	26,045,064	75,266	26,120,330	2 (g)
Other non-current assets	246,464	2,653,714	—	2,900,178

TOTAL ASSETS	262,728,270	244,180,318	319,534,294	826,442,882

LIABILITIES AND EQUITY
Current
Accounts payable and accrued liabilities	6,261,541	8,941,763	23,669,641	38,872,945	2 (c) (d)
Unearned revenue	2,899,501	—	—	2,899,501
Current tax liabilities	—	959,355	—	959,355
Current portion of lease liability	2,617,735	346,922	—	2,964,657
Contract payable—CMS Advancement	—	2,419,830	—	2,419,830
Member Loan	—	155,967	—	155,967
Other current liabilities	10,856,172	2,160,452	—	13,016,624

Total current liabilities	22,634,949	14,984,289	—	61,288,879
Lease liability	19,249,339	1,059,957	—	20,309,296
Notes Payable and bank indebtedness	—	89,888,703	69,261,297	159,150,000	2 (e)
Other non-current liabilities	1,868,312	3,354,012	—	5,222,324

Total liabilities	43,752,600	109,286,961	—	245,970,499

Equity
Share capital	231,885,350	72,897,402	229,602,598	534,385,350	2 (a) (f) (g), 4(a)
Contributed surplus	6,374,164	10,697,701	(10,697,701)	6,374,164	2 (f)
Accumulated other comprehensive income (loss)	(68,654)	(85,014)	85,014	(68,654)	2 (f)
Deficit	(20,823,239)	(15,113,447)	7,613,445	(28,323,241)	2 (c) (f)

Equity attributable to owners of WELL Health Technologies Corp.	217,367,621	68,396,642	—	512,367,619
Non-controlling interests	1,608,049	66,496,715	—	68,104,764

Total equity	218,975,670	134,893,357	—	580,472,383

TOTAL EQUITY AND LIABILITIES	262,728,270	244,180,318	319,534,294	826,442,882

WELL HEALTH TECHNOLOGIES CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

	C$ WELL AS REPORTED	C$ CRH AS REPORTED	C$ TOTAL ADJUSTMENTS	C$ PRO FORMA TOTAL	Notes
Revenue	32,810,782	159,739,220	0	192,550,002
Expenses
Cost of sales (excluding depreciation and amortization)	(21,821,367)	(79,943,081)	0	(101,764,448)
General and administrative	(11,984,190)	(12,564,469)	0	(24,548,659)
Depreciation and amortization	(2,155,046)	(46,453,535)	0	(48,608,581)
Stock-based compensation	(2,935,912)	(1,296,330)	(211,151)	(4,443,393)	3 (b)

Income (Loss) before interest, time-based earn-out, income tax, other income, special warrants related expenses and share of profit (loss) of associates	(6,085,733)	19,481,805	(211,151)	13,184,921
Interest income	241,402	0	0	241,402
Interest expense	(1,446,057)	(4,973,770)	(3,155,099)	(9,574,926)	3 (a)
Time-based earn-out expense	(948,603)	(3,796,532)	0	(4,745,135)
Income tax recovery (expense)	(35,235)	(2,158,947)	873,755	(1,320,427)	3 (a)
Special warrants related expenses	243,450	0	0	243,450
Other income	236,862	0	0	236,862

Net profit (loss) before share of profit (loss) of associates	(7,793,914)	8,552,556	(2,492,495)	(1,733,853)

Share of profit (loss) of associates	—	2,344,590	—	2,344,590

Net profit (loss) for the period	(7,793,914)	10,897,146	(2,492,495)	610,737

Net profit (loss) attributable to:
Owners of WELL Health Technologies Corp.	(7,818,749)	5,003,957	(2,492,495)	(5,307,287)
Non-controlling interests	24,835	5,893,189	—	5,918,024

	(7,793,914)	10,897,146	(2,492,495)	610,737
Other comprehensive income (loss)

Exchange difference on translation of foreign operations	—	—	—	—

Total comprehensive income (loss) for the period	(7,793,914)	10,897,146	(2,492,495)	610,737

Total comprehensive income (loss) attributable to:
Owners of WELL Health Technologies Corp.	(7,818,749)	5,003,957	(2,492,495)	(5,307,287)
Non-controlling interests	24,835	5,893,189	—	5,918,024

	(7,793,914)	10,897,146	(2,492,495)	610,737
Income (Loss) per share for the period attributable to owners of WELL Health Technologies Corp.
Basic and diluted	(0.08)	0.07	—	(0.04)
Weighted average number of common shares outstanding	96,919,161	71,536,310	30,867,324	127,786,485	4 (b)

WELL HEALTH TECHNOLOGIES CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	C$ WELL AS REPORTED	C$ CRH AS REPORTED	C$ TOTAL ADJUSTMENTS	C$ PRO FORMA TOTAL	Notes
Revenue	50,240,249	142,429,958	0	192,670,207
Expenses
Cost of sales (excluding depreciation and amortization)	(29,024,783)	(78,188,747)	0	(107,213,530)
General and administrative	(22,376,825)	(15,126,252)	0	(37,503,077)
Depreciation and amortization	(4,270,370)	(54,543,128)	0	(58,813,498)
Stock-based compensation	(4,974,781)	(3,634,951)	(28,325)	(8,638,057)	3 (b)

Income (Loss) before interest, time-based earn-out, income tax, other income, gain in fair value of investments, exchange difference, impairment of intangible assets, and share of profit (loss) of associates	(10,406,510)	(9,063,120)	(28,325)	(19,497,955)
Interest income	454,379		0	454,379
Interest expense	(1,934,647)	(3,094,489)	(2,018,538)	(7,047,674)	3 (a)
Time-based earn-out expense	(1,863,794)	208,739	0	(1,655,055)
Income tax recovery (expense)	4,362,391	10,119,440	474,212	14,956,043	3 (a)
Gain in fair value of investments	6,904,815	—	0	6,904,815
Impairment of intangible assets	—	(36,231,282)	0	(36,231,282)
Exchange difference	(196,434)	—	0	(196,434)
Other income	55,852	7,301,056	0	7,356,908

Net profit (loss) before share of profit (loss) of associates	(2,623,948)	(30,759,656)	(1,572,651)	(34,956,255)

Share of profit (loss) of associates	(586,705)	22,022	—	(564,683)

Net profit (loss) for the period	(3,210,653)	(30,737,634)	(1,572,651)	(35,520,938)

Net profit (loss) attributable to:
Owners of WELL Health Technologies Corp.	(3,686,464)	(32,834,739)	(1,572,651)	(38,093,854)
Non-controlling interests	475,811	2,097,105	—	2,572,916

	(3,210,653)	(30,737,634)	(1,572,651)	(35,520,938)

Other comprehensive income (loss)

Exchange difference on translation of foreign operations	(132,651)	—	—	(132,651)

Total comprehensive income (loss) for the period	(3,343,304)	(30,737,634)	(1,572,651)	(35,653,589)

Total comprehensive income (loss) attributable to:
Owners of WELL Health Technologies Corp.	(3,778,884)	(32,834,739)	(1,572,651)	(38,186,274)
Non-controlling interests	435,580	2,097,105	—	2,532,685

	(3,343,304)	(30,737,634)	(1,572,651)	(35,653,589)
Income (Loss) per share for the period attributable to owners of WELL Health Technologies Corp.
Basic and diluted	(0.03)	(0.46)	—	(0.23)
Weighted average number of common shares outstanding	133,911,242	71,558,371	30,867,324	164,778,566	4 (b)

WELL Health Technologies Corp.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited, in Canadian dollars unless otherwise stated)

1)	BASIS OF PRESENTATION

WELL Health Technologies Corp. (“WELL”) is a Vancouver based company focused on consolidating and modernizing clinical and digital assets within the healthcare sector.

The pro forma financial statements have been prepared to reflect:

•

An agreement with CRH Medical Corporation (“CRH”) to acquire all the issued and outstanding common shares of CRH pursuant to a Plan of Arrangement under the Business Corporations Act (British Columbia) (the “Agreement”).

They have been prepared from information derived from and should be read in conjunction with:

•	The audited consolidated financial statements of WELL, together with the accompanying notes thereto, as at and for the years ended December 31, 2020 and 2019.

•	The audited consolidated financial statements of CRH, together with the accompanying notes thereto, as at and for the years ended December 31, 2020 and 2019.

The pro forma consolidated financial statements have been prepared by management based on the principles of International Financial Reporting Standards (“IFRS”). The pro forma consolidated balance sheet gives effect to the transactions and assumptions described herein as if they had occurred on December 31, 2020 and the pro forma consolidated statement of operations give effect to such transactions and assumptions as if they had occurred on January 1, 2019. The pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future.

It is the recommendation of management that this financial information should be read in conjunction with the financial statements and notes referenced above. Accounting policies used in preparation of the pro forma consolidated statements are in accordance with those disclosed in WELL’s audited consolidated financial statements for the years ended December 31, 2020 and 2019, as applicable.

2)	PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated balance sheet gives effect to the transaction and adjustments as if they had occurred on December 31, 2020, as well as the following:

Acquisition of CRH

a.	Completed bought deal equity financing by WELL by the issuance of 30,867,324 shares at C$9.80 per share, with gross proceeds of C$302.5 million,

b.	Payment of cash in the aggregate amount of approximately US$293 million in settlement of the outstanding shares and other equity instruments of CRH,

c.

Transaction costs of CRH is estimated at US$12.7 million (C$16.2 million) mainly related to costs directly attributable to the transaction and include contractual bankers’ fees and liquidity payment to the CRH CEO, accrued as of December 31 as accounts payable and accrued liabilities,

d.	Transaction costs of WELL is estimated at C$7.5 million accrued as of December 31 as accounts payable and accrued liabilities,

WELL Health Technologies Corp.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited, in Canadian dollars unless otherwise stated)

e.	Draw-down of CRH’s credit facility in the estimated amount of US$55 million; and

f.	WELL will account for the acquisition using the acquisition method of accounting per IFRS.

C$
Cash and cash equivalents	4,990,622
Accounts and other receivables	29,695,446
Income tax receivable	3,745,765
Other current assets	1,730,160
Property and equipment	1,517,150
Intangible assets	173,669,755
Deferred tax assets	26,120,330
Other non-current assets	2,786,356
Accounts payable and accrued liabilities	(25,111,402)
Current tax liabilities	(959,355)
Current portion of lease liability	(346,922)
Contract payable—CMS Advancement	(2,419,830)
Member Loan	(155,967)
Other current liabilities	(2,160,452)
Lease liability	(1,059,957)
Notes Payable and bank indebtedness	(89,888,703)
Other non-current liabilities	(3,354,012)
Non-controlling interests	(66,496,715)

Net assets acquired	47,718,749
Goodwill	320,353,203

Purchase consideration	372,655,472

The above preliminary purchase price and recognized amounts of identifiable assets acquired and liabilities assumed has been determined from information that is available to the management of WELL at this time and incorporates estimates, many of which are significant. The amounts are at provisional estimates of fair value, which approximate the previously reported carrying values by CRH.

The acquisition accounting will be finalized after all actual results have been obtained and the final fair values of the assets and liabilities have been determined. The estimated costs of the transaction incurred by CRH are expected to be C$16.2 million and are included in the adjustment to accounts payable and accrued liabilities. The purchase price equation is based on a cash consideration of approximately US$293 (C$373) million. The excess of the purchase consideration over the acquisition date fair values assigned to the identified assets and liabilities resulting in goodwill. Other identifiable intangible assets arising from the acquisition may be determined and expect to include at least similar intangible assets to those reported by CRH, the fair value of which are expected to be at least the carrying value reported above and are provisional estimates only.

g.	Other US GAAP/IFRS adjustments of CRH balance sheet

Differences between US GAAP and IFRS in the treatment of stock units and stock-based compensation and its associated deferred income tax effects is approximately US$59,000 (C$75,000), and share capital impact is approximately US$909,000 (C$1.2 million).

WELL Health Technologies Corp.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited, in Canadian dollars unless otherwise stated)

h.	US$/C$ conversion was at 1.2732, the exchange rate as at December 31, 2020 from Bank of Canada.

3)	PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated statement of operations gives effect to the transaction, with assumptions and adjustments as if they occurred on January 1, 2019.

a.	Increase in interest expense as a result of the credit facility draw-down and its associated tax impacts.

b.	US GAAP/IFRS differences in stock-based compensation.

c.	US$/C$ conversion at 1.3269 and 1.3415 for the fiscal year 2019 and 2020 respectively, the average US$/C$ exchange rates for the two respective years from Bank of Canada.

4)	SHARE CAPITAL

a.	A continuity of pro forma consolidated share capital of WELL as of December 31, 2020 is provided below:

	Shares	$
Balance, December 31, 2020	162,998,852	231,885,350
Shares issued under Bought Deal financing to effect the acquisition	30,867,324	302,500,000

Total Pro forma, December 31, 2020	193,866,176	534,385,350

b.	Pro forma net loss per share

Pro forma per share amounts are based on historical weighted average number of WELL shares outstanding for the applicable period, adjusted for the share issuance of 30,867,324 units as noted in Note 4(a) above.

CRH MEDICAL CORPORATION Computershare 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number ----Fold Form of Proxy-Special Meeting to be held on April 16, 2021 at 9:00 a.m., Pacific Time This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. ---- Fold Proxies submitted must be received by 9:00 a.m., Pacific Time, on April 14, 2021. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Virtually Attend the Meeting " Call the number listed BELOW from a touch tone " Go to the following web site: " You can attend the meeting virtually by visiting telephone. www.investorvote.com the URL provided on the back of this proxy " Smartphone? 1-866-732-VOTE (8683) Toll Free Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We being holder(s) of securities of CRH Medical Corporation (the “Corporation”) hereby appoint: Dr. Tushar Ramani, or failing this person, Mr. Richard Bear, or failing this person, Mr. Todd Patrick, or failing this person, Mr. Ian Webb (the “Management Nominees”) OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Note: If completing the appointment box above YOU MUST go to http:// www.computershare.com/CRHMedical and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of the Corporation to be held online at https:// web.lumiagm.com/281719465 on April 16, 2021 at 9:00 a.m., Pacific Time, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Against Fold 1. Arrangement Resolution To consider and, if deemed advisable, to pass, with or without variation, a special resolution approving an arrangement (the “Arrangement”) involving the Corporation, WELL Health Technologies Corp., WELL Health Acquisition Corp. and 1286392 B.C. Ltd. under Division 5 of Part 9 of the Business Corporations Act (British Columbia), the full text of which is set forth in Annex A to the accompanying proxy statement and management information circular of the Corporation. For Against 2. Compensation Proposal To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CRH’s named executive officers in connection with the Arrangement. Signature of Proxyholder Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.